                                              Filed Pursuant to Rule 424B(5)
                                              Registration File No.: 333-64765

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 7, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 29, 1998)


                                  $776,136,000

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   Depositor

                         NATIONAL REALTY FINANCE L.C.
                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                      and
                     BRIDGER COMMERCIAL REALTY FINANCE LLC
                             Mortgage Loan Sellers
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C2

                                --------------
     The Commercial Mortgage Pass-Through Certificates, Series 1999-C2 will consist of 18 classes of certificates. Only the classes described in the following table are offered by this prospectus supplement. An additional 11 classes of certificates are not offered by this prospectus supplement. All of the Series 1999-C2 Certificates will represent beneficial ownership interests in a trust fund whose principal assets consist of a pool of 241 fixed rate mortgage loans secured by first liens on 269 commercial and multifamily residential properties.
--------------------------------------------------------------------------------

                                                                                                                 CERTIFICATE
                          INITIAL CLASS                                                                          RATING (6)
                           CERTIFICATE         INITIAL PASS-        SCHEDULED FINAL        WEIGHTED AVERAGE   -----------------
                       BALANCE (+ / -- 5%)      THROUGH RATE     DISTRIBUTION DATE (1)       LIFE (YEARS)      MOODY'S     S&P
                       -------------------      ------------     ---------------------       ------------      -------     ---
Class A-1 .........        $230,000,000            (2)%             June 15, 2008               5.692            Aaa       AAA
Class A-2 .........        $399,650,000            (2)%             April 15, 2009              9.379            Aaa       AAA
Class B ...........        $ 41,540,000            (3)%             April 15, 2009              9.711            Aa2       AA+
Class C ...........        $ 45,913,000            (3)%              May 15, 2009               9.775             A2        A
Class D ...........        $ 13,118,000            (3)%             June 15, 2009               9.850             A3        A-
Class E ...........        $ 30,610,000            (4)%             June 15, 2009               9.878            Baa2      BBB
Class F ...........        $ 15,305,000            (5)%             April 15, 2010              9.988            Baa3      BBB-

--------------------------------------------------------------------------------
(1) The "Scheduled Final Distribution Date" with respect to any class of certificates is the Distribution Date on which the related certificate balance or notional balance would be reduced to zero, based upon the assumptions set forth herein.

(2) The Pass-Through Rates for the Class A-1 and Class A-2 Certificates for each Distribution Date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that the Pass-Through Rates will not exceed the Weighted Average Net Mortgage Rate.

(3) Initial Pass-Through Rate. The Class B, Class C and Class D Certificates accrue interest at the Weighted Average Net Mortgage Rate, less %, % and %, respectively.

(4) Initial Pass-Through Rate. The Class E Certificates accrue interest at the Weighted Average Net Mortgage Rate, less %.

(5) Initial Pass-Through Rate. The Class F Certificates accrue interest at the Weighted Average Net Mortgage Rate, less %.

(6)   The Rated Final Distribution Date is June 16, 2031.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-19 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

     The Series 1999-C2 Certificates will represent interests in the trust fund only and will not represent an interest in or obligations of the above named persons or in any other party. The Series 1999-C2 Certificates and the mortgage loans are not insured or guaranteed by any governmental agency or any other person.

                                --------------
PRUDENTIAL SECURITIES                                GREENWICH NATWEST

                                 JULY   , 1999

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
         Commercial Mortgage Pass-Through Certificates, Series 1999-C2
                      Geographic Overview of Mortgage Pool


IDAHO
5 properties
$19,258,284
2.20% of total

WYOMING
1 property
$2,796,884
0.32% of total

MISSOURI
2 properties
$8,969,969
1.03% of total

IOWA
1 property
$6,367,553
0.73% of total

ILLINOIS
1 property
$1,086,058
0.12% of total

WISCONSIN
2 properties
$4,815,665
0.55% of total

MICHIGAN
6 properties
$9,284,172
1.06% of total

INDIANA
13 properties
$23,135,155
2.65% of total

OHIO
20 properties
$35,187,894
4.02% of total

PENNSYLVANIA
17 properties
$46,595,319
5.33% of total

NEW YORK
20 properties
$81,923,831
9.37% of total

NEW HAMPSHIRE
4 properties
$23,654,485
2.70% of total

MAINE
3 properties
$2,622,128
0.30% of total

MASSACHUSETTS
7 properties
$26,861,061
3.07% of total

CONNECTICUT
4 properties
$11,648,615
1.33% of total

NEW JERSEY
6 properties
$23,178,390
2.65% of total

DELAWARE
1 property
$1,150,115
0.13% of total

MARYLAND
7 properties
$35,022,379
4.00% of total

VIRGINIA
1 property
$1,795,528
0.21% of total

DISTRICT OF COLUMBIA
1 property
$2,278,281
0.26% of total

NORTH CAROLINA
3 properties
$17,758,904
2.03% of total

WEST VIRGINIA
1 property
$17,536,726
2.01% of total

SOUTH CAROLINA
1 property
$1,895,613
0.22% of total

GEORGIA
8 properties
$29,841,213
3.41% of total

TENNESSEE
5 properties
$11,558,426
1.32% of total

FLORIDA
25 properties
$49,151,322
5.62% of total

KENTUCKY
1 property
$1,496,807
0.17% of total

ALABAMA
4 properties
$4,426,527
0.51% of total

LOUISIANA
4 properties
$13,981,438
1.60% of total

ARKANSAS
1 property
$6,469,716
0.74% of total

OKLAHOMA
2 properties
$3,706,926
0.42% of total

TEXAS
12 properties
$27,771,947
3.18% of total

KANSAS
4 properties
$9,643,469
1.10% of total

COLORADO
8 properties
$15,037,019
1.72% of total

ARIZONA
12 properties
$63,555,147
7.27% of total

UTAH
2 properties
$3,616,134
0.41% of total

HAWAII
1 property
$5,203,290
0.59% of total

CALIFORNIA
34 properties
$175,543,355
20.07% of total

NEVADA
8 properties
$23,589,552
2.70% of total

OREGON
3 properties
$5,815,946
0.67% of total

WASHINGTON
8 properties
$19,291,481
2.21% of total


[ ] (is less than or equal to) 1.00%
     of Cut-off Date Balance

[ ]  1.01 - 5.00%
     of Cut-off Date Balance

[ ]  5.01 - 10.00%
     of Cut-off Date Balance

[ ]  (greater than) 10.00%
     of Cut-off Date Balance



PERCENT OF CUT-OFF DATE BALANCE BY PROPERTY TYPE

Office                  14.19%
Hotel-Full Service       8.22%
Industrial               7.27%
Mixed Use                4.04%
Hotel-Limited Service    3.16%
Other                    5.72%
Retail                  31.51%
Housing Related         25.88%

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     General information about mortgage pass-through certificates we might offer publicly is contained in the accompanying prospectus, some of which may not apply to the Series 1999-C2 Certificates or the particular classes of Series 1999-C2 Certificates being offered. This prospectus supplement describes the specific terms of the series of mortgage pass-through certificates being offered to you.

     IF WE DESCRIBE TERMS OF THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED HEREBY DIFFERENTLY IN THIS PROSPECTUS SUPPLEMENT THAN WE DO IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT RATHER THAN ON THE MORE GENERAL INFORMATION IN THE PROSPECTUS. HOWEVER, YOU SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TOGETHER, BECAUSE NEITHER ONE BY ITSELF PROVIDES COMPLETE INFORMATION ABOUT THE SERIES OF MORTGAGE PASS-THROUGH CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

     Sometimes the discussion of a particular topic in this prospectus supplement or in the prospectus relates to a separate discussion in another section of this prospectus supplement or in the prospectus. We make cross-references to other sections of this prospectus supplement and the prospectus whenever we believe that they will enhance your understanding of the topic under discussion. The Table of Contents of this prospectus supplement and the Table of Contents included in the accompanying prospectus list the pages on which these captions are located.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statements contained in this prospectus supplement to reflect any change in our expectation with respect to the subject of such forward-looking statements or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Significant Definitions" beginning on page S-105 in this prospectus supplement and under the caption "Index of Significant Definitions" beginning on page 87 in the accompanying prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement (including this prospectus supplement and the prospectus) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"), as amended. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the prospectus, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and such exhibits can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov). Certain documents filed with the Commission by or on behalf of the trust fund are incorporated by reference herein. See "Incorporation of Certain Information by Reference" in the prospectus.

                            ---------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                       PROSPECTUS SUPPLEMENT



Important Notice about Information Presented
   in this Prospectus Supplement and the
   Accompanying Prospectus .......................   S-3
Where You Can Find More Information ..............   S-3
Summary ..........................................   S-5
Risk Factors .....................................   S-19
Description of the Mortgage Pool .................   S-36
Changes in Mortgage Pool Characteristics .........   S-48
Prudential Securities Secured Financing
   Corporation ...................................   S-57
Prudential Securities Credit Corp. ...............   S-57
Mortgage Loan Sellers ............................   S-57
Description of the Certificates ..................   S-61
Yield and Maturity Considerations ................   S-73
Master Servicer and Special Servicer .............   S-80
The Pooling and Servicing Agreement ..............   S-80
Material Federal Income Tax Consequences .........   S-98
ERISA Considerations .............................   S-100
Legal Investment .................................   S-103
Plan of Distribution .............................   S-103
Use of Proceeds ..................................   S-104
Legal Matters ....................................   S-104
Ratings ..........................................   S-104
Index of Terms for Prospectus Supplement .........   S-105
Annex A--Mortgage Loan Characteristics ...........   A-1
Annex B--Additional Step Loan and Interest
   Only Loan Characteristics .....................   B-1
Annex C--Affiliated Borrowers ....................   C-1
Annex D--Form of Statement to
   Certificateholders ............................   D-1
Annex E--Exceptions to Mortgage Loan
   Representations and Warranties ................   E-1
Annex F--Structural and Collateral Term Sheet
   and Top Ten Loan Descriptions .................   F-1

                                   PROSPECTUS

Prospectus Supplement ...............................   2
Additional Information ..............................   2
Incorporation of Certain Information by
   Reference ........................................   2
Reports .............................................   3
Summary of Prospectus ...............................   7
Risk Factors ........................................   12
The Depositor .......................................   19
Use of Proceeds .....................................   19
Description of the Certificates .....................   19
The Mortgage Pools ..................................   25
Servicing of the Mortgage Loans .....................   29
Credit Enhancement ..................................   36
Certain Legal Aspects of the Mortgage Loans .........   39
Material Federal Income Tax Consequences ............   55
State and Other Tax Considerations ..................   81
ERISA Considerations ................................   81
Legal Investment ....................................   83
Plan of Distribution ................................   85
Legal Matters .......................................   86
Financial Information ...............................   86
Rating ..............................................   86
Index of Significant Definitions ....................   87

                                    SUMMARY

     This Summary includes selected information from this prospectus supplement. It does not contain all of the information you need to consider in deciding whether to buy any class of the Offered Certificates. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


                         OVERVIEW OF THE CERTIFICATES



                                                                           APPROXIMATE
              INITIAL CERTIFICATE                      APPROXIMATE        PERCENTAGE OF
              BALANCE OR NOTIONAL   RATINGS (1)   PERCENTAGE OF CUT-OFF   SUBORDINATED
    CLASS           BALANCE         MOODY'S/S&P        DATE BALANCE        SECURITIES
    -----           -------         -----------        ------------        ----------
 Offered Certificates
 CLASS A-1        $230,000,000     Aaa/AAA                 26.30%             28.00%
 CLASS A-2        $399,650,000     Aaa/AAA                 45.70%             28.00%
 CLASS B          $ 41,540,000     Aa2/AA+                  4.75%             23.25%
 CLASS C          $ 45,913,000     A2/A                     5.25%             18.00%
 CLASS D          $ 13,118,000     A3/A--                   1.50%             16.50%
 CLASS E          $ 30,610,000     Baa2/BBB                 3.50%             13.00%
 CLASS F          $ 15,305,000     Baa3/BBB--               1.75%             11.25%
 Private Certificates (not offered hereby)
 CLASS A-EC(2)    $874,522,722     Aaa/AAAr                  N/A                N/A
 CLASS G          $ 15,307,000     Ba1/BB+                  1.75%              9.50%
 CLASS H          $ 19,674,000     NR(3)/BB+                2.25%              7.25%
 CLASS J          $  6,559,000     NR(3)/BB                 0.75%              6.50%
 CLASS K          $  6,559,000     NR(3)/BB--               0.75%              5.75%
 CLASS L          $ 17,491,000     NR(3)/B+                 2.00%              3.75%
 CLASS M          $  4,373,000     NR(3)/B                  0.50%              3.25%
 CLASS N          $  8,746,000     B3/NR(3)                 1.00%              2.25%
 CLASS O          $ 19,677,722     NR(3)/NR(3)              2.25%              0.00%

--------
(1) Ratings are by Moody's Investors Service, Inc. ("Moody's") and Standard & Poors Ratings Services ("S&P"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address: the likelihood or frequency of prepayments (both voluntary and involuntary), the possibility that you might suffer a lower than expected yield, the likelihood of receipt of Prepayment Premiums or Yield Maintenance Charges, any allocation of Prepayment Interest Shortfalls, or the likelihood of collection by the Master Servicer of Default Interest.

(2) Interest only strip with a notional balance ("Notional Balance") equal to the aggregate of the Certificate Balances for Classes A-1 through O.

(3)   Rating not obtained by the Depositor from such Rating Agency.


     The Class R-I and Class R-II Certificates are not represented in this table and are not offered hereby.

                                                       EXPECTED
                                    WEIGHTED     AMORTIZATION PERIOD
                                  AVERAGE LIFE       (MONTH/YEAR)
    CLASS     PASS-THROUGH RATE    (YEARS) (1)           (1)
    -----     -----------------    -----------           ---
 Offered Certificates
 Class A-1            (2)              5.692         8/1999 - 6/2008
 Class A-2            (2)              9.379         6/2008 - 4/2009
 Class B              (3)              9.711         4/2009 - 4/2009
 Class C              (3)              9.775         4/2009 - 5/2009
 Class D              (3)              9.850         5/2009 - 6/2009
 Class E              (4)              9.878         6/2009 - 6/2009
 Class F              (5)              9.988         6/2009 - 4/2010
 Private Certificates (not offered hereby)
 Class A-EC           (6)              9.063               N/A
 Class G                              11.482         4/2010 -  4/2011
 Class H                              11.861         4/2011 -  7/2011
 Class J                              12.616         7/2011 - 10/2012
 Class K                              13.475        10/2012 -  5/2013
 Class L                              14.197         5/2013 -  3/2014
 Class M                              15.216         3/2014 -  4/2015
 Class N                              16.757         4/2015 -  5/2017
 Class O                              19.812         5/2017 -  9/2023

--------
(1) Assumes a prepayment scenario of 0% CPR, with each ARD Loan prepaying in full on the related Anticipated Repayment Date, and no defaults. See "Yield and Maturity Considerations--Weighted Average Life" herein.

(2) The Pass-Through Rates for the Class A-1 and Class A-2 Certificates for each Distribution Date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that the Pass-Through Rates will not exceed the Weighted Average Net Mortgage Rate.

(3) Initial Pass-Through Rate. The Pass-Through Rate for the Class B, Class C and Class D Certificates will be a per annum rate equal to the Weighted
      Average Net Mortgage Rate, less    %,    % and    %, respectively.

(4)   Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate, less    %.

(5)   Initial Pass-Through Rate. The Pass-Through Rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate, less    %.

(6) Initial Pass-Through Rate. The related Pass-Through Rate will be a per annum rate equal to a fraction, (a) the numerator of which is the excess of (i) the Weighted Average Net Mortgage Rate multiplied by the Class A-EC Notional Balance over (ii) the weighted averages of the Pass-Through Rates of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates multiplied by the sum of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificate Balances, and (b) the denominator of which is the Class A-EC Notional Balance.

     The Class R-I and Class R-II Certificates are not represented in this table and are not offered hereby.

GENERAL................   The Certificates will consist of 18 classes, 7 of
                          which will be the Offered Certificates and 11 of which will be the Private Certificates. The Offered
                          Certificates are the only securities being offered by this prospectus supplement. We do not intend to register any of the Private Certificates under the 1933 Act, and are not offering such Private
                          Certificates to you pursuant to this prospectus supplement or the prospectus. We have included information regarding the Private Certificates in this prospectus supplement solely because of its relevance to your understanding of the Offered Certificates.


DENOMINATIONS..........   The Class A-1 and Class A-2 Certificates will be
                          offered in minimum denominations of $25,000. The Class
                          B Certificates will be offered in minimum denominations of $50,000. The remaining Offered
                          Certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.


BOOK-ENTRY
 CERTIFICATES...........  Each class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The
                          Depository Trust Company ("DTC"). Beneficial interests in such Certificates will be held through the book-entry facilities of DTC. You will not receive a physical certificate representing your interest in any Offered Certificate except in the limited circumstances set forth herein. See "Description of the Certificates--Delivery, Form and Denomination" herein.


EARLY TERMINATION......   When the outstanding aggregate Scheduled Principal
                          Balance of the mortgage loans is reduced to 1.0% of the Cut-off Date Balance, certain parties will have the option to purchase the remaining mortgage loans and thereby terminate the trust fund: (1) any holder of the Class R-II Certificates representing more than a 50% Percentage Interest of the Class R-II
                          Certificates, (2) the Master Servicer or (3) the
                          Depositor (in that order) will have the option to purchase the remaining mortgage loans and thereby terminate the trust fund. See "Description of the Certificates--Early Termination" herein.


TRUST FUND.............   Prudential Securities Secured Financing Corporation,
                          as Depositor, is establishing the trust fund, the assets of which consist of a pool of fixed rate mortgage loans described more fully herein. The mortgage loans are secured by first liens on commercial and multifamily residential properties.


                               RELEVANT PARTIES


DEPOSITOR..............   Prudential Securities Secured Financing Corporation


MASTER SERVICER........   National Realty Funding L.C.


SPECIAL SERVICER.......   National Realty Funding L.C.


TRANSFEROR.............   Prudential Securities Credit Corp.


TRUSTEE................   The Chase Manhattan Bank


MORTGAGE LOAN SELLERS...  National Realty Finance L.C., a wholly-owned subsidiary of National Realty Funding L.C., Greenwich Capital Financial Products, Inc. and Bridger Commercial Realty Finance LLC, a wholly-owned subsidiary of Bridger Commercial Funding LLC.

                          RELEVANT DATES AND PERIODS


CUT-OFF DATE...........   July 1, 1999.


CLOSING DATE...........   On or about July   , 1999.


RATED FINAL
 DISTRIBUTION DATE......  June 16, 2031.


DETERMINATION DATE.....   The 11th day of any month, or if such day is not a
                          business day, the next succeeding business day, commencing on August 11, 1999. As used herein, a "business day" is any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, Texas or Missouri are authorized or obligated by law, executive order or governmental decree to close.


DISTRIBUTION DATE......   Generally, the 15th day of each month, or if that
                          day is not a business day, the next succeeding business day. The Distribution Date will be no fewer than four business days after the related
                          Determination Date. The first Distribution Date will be August 17, 1999.

                          We expect that the Scheduled Final Distribution Dates will be as set forth below, assuming that there are no defaults, delinquencies or modifications of the mortgage loans after July 1, 1999. See "Description of the Certificates--Scheduled Final Distribution Date" herein.




                          SCHEDULED FINAL
CLASS                    DISTRIBUTION DATE
---------------------   ------------------
  Class A-1 .........       June 15, 2008
  Class A-2 .........      April 15, 2009
  Class B ...........      April 15, 2009
  Class C ...........        May 15, 2009
  Class D ...........       June 15, 2009
  Class E ...........       June 15, 2009
  Class F ...........      April 15, 2010

RECORD DATE............   The Record Date is the close of business on the last
                          business day of each month. The Record Date always relates to the Distribution Date for the following calendar month.


INTEREST ACCRUAL
 PERIOD.................  With respect to any Distribution Date, the Interest
                          Accrual Period is the calendar month before the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.


COLLECTION PERIOD......   With respect to each Distribution Date and any
                          mortgage loan, the Collection Period is the period beginning on the day after the Determination Date in the month before the month in which such Distribution
                          Date occurs (or, in the case of the Distribution Date occurring in August 1999, on the day after the Cut-off
                          Date) and ending on the Determination Date in the month in which such Distribution Date occurs.


DUE DATE...............   With respect to any Collection Period and any
                          mortgage loan, the date on which mortgage loan payments are due (disregarding any applicable grace periods).

                              STRUCTURAL FEATURES


DISTRIBUTIONS OF
 INTEREST...............  Generally, on each Distribution Date, subject to the availability of funds to make such payment and the payment priorities described below, each class of Certificates (other than the Class R-I and Class R-II Certificates) will receive distributions of interest accrued on those Certificates during the related Interest Accrual Period at the applicable Pass-Through Rate, plus any interest remaining unpaid from prior Distribution Dates. As described more fully in this prospectus supplement under "Description of the Certificates--Distributions", on each Distribution Date such distributions will be made, concurrently, to the holders of Class A-1, Class A-2 and Class A-EC Certificates (collectively, the "Senior Certificates") and then sequentially to the holders of Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Subordinate Certificates") to the extent they are outstanding on such Distribution Date.

                          Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the trust fund and other similar items may create a shortfall in available funds distributable on any Distribution Date. Resulting shortfalls in interest will be allocated to the most subordinate class then outstanding. See "Description of the Certificates--Distributions" herein.


DISTRIBUTIONS OF
 PRINCIPAL..............  Payments in respect of principal (including the principal component of Balloon Payments and other scheduled and unscheduled payments of principal on the mortgage loans) will be paid sequentially to each holder of a class of Certificates (other than the Class A-EC, Class R-I and Class R-II Certificates) based on their alphabetical class designations, as described herein, except that on any Distribution Date on or after the date on which the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero, distributions of principal will be made to the Class A-1 and A-2 Certificates on a pro rata basis.

                          In each case, your distributions will be subject to the availability of funds after all required payments of interest and certain other distributions have been made. See "Description of the
                          Certificates--Distributions" herein.

                          The holders of the Class O Certificates will be entitled to all distributions of Default Interest and Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including on Distribution Dates on or after that on which the class Certificate Balance thereof is reduced to zero.


                          Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the trust fund and other similar items may create a shortfall in funds available for distribution on any Distribution Date. Resulting shortfalls in principal will be allocated to the most subordinate class then outstanding. See "Description of the Certificates--Distributions" herein.


DISTRIBUTIONS OF PREPAYMENT
 PREMIUMS AND YIELD
 MAINTENANCE CHARGES....  Prepayment Premiums and Yield Maintenance Charges
                          will be distributed to the extent described under "Description of the Certificates--Distributions--Yield Maintenance Charges and Prepayment Premiums" and Annex A herein.


CREDIT ENHANCEMENT.....   Credit enhancement is provided by the sequential
                          payment and subordination mechanisms set forth in the Pooling and Servicing Agreement and described herein under "Description of the Certificates."


SUBORDINATION..........   As a means of providing some protection to the
                          holders of the Senior Certificates against losses associated with delinquent and defaulted mortgage loans, the rights of the holders of the Subordinate
                          Certificates to receive distributions of interest and principal, as applicable, will be subordinated to the rights of the holders of the Senior Certificates.
                          Each class of Subordinate Certificates (other than the Class R-I and Class R-II Certificates) will likewise be protected by the subordination offered by the other classes of Subordinate Certificates that bear a later sequential alphabetical class designation (for example, no distribution of principal or interest will be made on the Class C
                          Certificates until applicable distributions have been made on the Class B Certificates). See "Description of the Certificates--Priorities" herein.

                          The Class R-I and Class R-II Certificates are not entitled to any regular or scheduled distributions of interest or principal.


ADVANCES...............   Subject to the limitations described in this
                          prospectus supplement, the Master Servicer is required to make advances in respect of delinquent monthly payments on mortgage loans. Advances in respect of mortgage loans as to which there has been an Appraisal
                          Reduction Event will equal the amount required to be advanced by the Master Servicer (disregarding the related Appraisal Reduction) reduced in proportion to the deemed reduction of the outstanding principal balance of the related mortgage loan caused by the Appraisal Reduction.

                          The Master Servicer will not be required to advance any Balloon Payment not made by the related borrower on its due date, but will be required to advance on and after such due date any portion of an assumed monthly payment, to the extent not received on the mortgage loan after such default, calculated on the original amortization schedule of such mortgage loan, with interest, as described herein, unless the Master Servicer deems advance payments unrecoverable.

                          In addition, the Master Servicer will also be obligated (subject to certain limitations described in this prospectus supplement under "The Pooling and Servicing Agreement--Advances") to make cash advances for certain costs and expenses relating to the mortgage loans and REO properties.

                          If the Trustee becomes the successor master servicer due to the Master Servicer's failure to make a required Advance or for any other reason, the Trustee, as successor master servicer and subject to the same standard applicable to the Master Servicer, will be required to make Advances.

                          The Master Servicer or the Trustee, as applicable, will be entitled to receive interest on any advance at a rate equal to the prime rate published in The Wall Street Journal.

                          See "The Pooling and Servicing Agreement--Advances" herein.


FEDERAL TAX STATUS.....   Elections will be made to treat designated portions
                          of the trust fund as two separate "real estate mortgage investment conduits" (each a "REMIC").

                          The Offered Certificates will constitute "regular interests" in a REMIC.

                          The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. You will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. With the exception of the Class E and Class F Certificates, none of the Offered Certificates is expected to be treated for federal income tax reporting purposes as having been issued with an original issue discount.

                          Certain Classes of Offered Certificates may be treated for federal income tax purposes as having been issued at a premium.

                          If you are a mutual savings bank or domestic building and loan association, the Offered Certificates held by you will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Internal Revenue Code of 1986 (the "Code"). If you are a real estate investment trust, the Offered Certificates held by you will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
                          Section 856(c)(3)(B) of the Code. See "Material Federal Income Tax Consequences" herein. If you are a domestic building and loan association, the Offered Certificates held by you will generally constitute a "regular or residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code only to the extent that the mortgage loans are secured by multifamily apartment buildings or other residential real property. The Class R-I and Class R-II Certificates (collectively, the "Residual Certificates") will each constitute a "residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code to the same extent. See "Material Federal Income Tax Consequences-- Taxation of the REMIC and its Holders" in the prospectus.


ERISA..................   As described under "ERISA Considerations" herein and
                          in the prospectus, the Class A-1 and Class A-2
                          Certificates may be purchased by employee benefit plans that are subject to ERISA. See "ERISA
                          Considerations" herein and in the prospectus.


SMMEA..................   The Offered Certificates will not be mortgage
                          related securities pursuant to the Secondary Mortgage
                          Market Enhancement Act of 1984 ("SMMEA"). See "Legal
                          Investment" herein and in the prospectus.



                  THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


THE MORTGAGE POOL......   The assets of the trust fund will primarily consist
                          of the mortgage loans. Each mortgage loan constitutes the obligation of one or more persons to repay a specified sum with interest. Each mortgage loan will be secured by a first lien on one or more commercial or multifamily residential properties.

                          99 of the mortgage loans, representing approximately 20.01% of the Cut-off Date Balance, were originated or purchased by National Realty Funding L.C. ("NRF") or its wholly-owned subsidiary, National Realty Finance L.C. ("NRFinance"). 47 of those mortgage loans, representing approximately 10.38% of the Cut-off Date Balance, were purchased by NRF from KeyBank National Association. The mortgage loans originated or purchased by NRF subsequently were sold to NRFinance, and will be sold by NRFinance, together with the mortgage loans originated by NRFinance, to Prudential Securities Credit Corp. (the "Transferor") on the Closing Date. 120 of the mortgage loans, representing approximately 60.88% of the Cut-off Date Balance, were originated or purchased by Greenwich Capital Financial Products, Inc. ("Greenwich") and will be sold by Greenwich to the Depositor on the Closing Date. 22 of the mortgage loans, representing approximately 7.10% of the Cut-off Date Balance were originated or purchased by Bridger Commercial Funding LLC ("Bridger Funding") or its wholly-owned subsidiary, Bridger Commercial Realty Finance LLC ("Bridger Finance"). The mortgage loans originated or purchased by Bridger Funding were sold to Bridger Finance and will be sold by Bridger Finance to the Transferor on the Closing Date. NRFinance, Greenwich and Bridger Finance are the "Mortgage Loan Sellers," as such term is used herein. The Transferor will sell to the Depositor each of the mortgage loans acquired by it from NRFinance and Bridger Finance. Each of the mortgage loans sold to the Depositor by the Transferor or Greenwich will be subject to certain repurchase obligations whereby any breach of representations and warranties is enforceable by the Trustee directly against the Transferor or Greenwich. Certain characteristics of the mortgage loans and the related Mortgaged Properties are described under "Risk Factors" and "Description of the Mortgage Pool" herein.

                          The Annexes to this prospectus supplement provide certain additional information regarding the mortgage loans:

                            o  Annex A (mortgage loan characteristics);

                            o Annex B (additional step loan and interest-only loan characteristics);

                            o  Annex C (affiliated borrowers); and

                            o Annex F (structural and collateral term sheet and top ten loan descriptions).

                          The following tables summarize certain information with respect to all of the mortgage loans. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their principal balances as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                           (AS OF THE CUT-OFF DATE)



  Initial Mortgage Pool Balance .................................       $874,522,722
  Number of Mortgage Loans ......................................                241
  Average Mortgage Loan Balance .................................       $  3,628,725
  Largest Mortgage Loan Balance .................................       $ 69,289,658
  Smallest Mortgage Loan Balance ................................       $    295,304
  Weighted Average Mortgage Rate (Gross) ........................              7.611%
  Weighted Average Mortgage Rate (Net) ..........................              7.546%
  Weighted Average Remaining Amortization Term (months) .........                309
  Range of Remaining Amortization Terms (months) ................            139-359
  Range of Original Amortization Terms (months) .................            144-360
  Weighted Average Underwritten DSCR ............................              1.407
  Range of DSCRs ................................................       1.01x - 3.76x
  Weighted Average LTV (Current) ................................              69.67%
  Range of LTVs (Current) .......................................        37.09-96.56%
  Weighted Average Balloon/ARD LTV ..............................              54.22%
  Percentage of Cut-off Date Balance made up of:
   Fully Amortizing Loans .......................................               6.17%
   Balloon Loans (including ARD Loans) ..........................              93.83%

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



                                                              PERCENT OF
                                               NUMBER OF     CUT-OFF DATE
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES    MORTGAGE LOANS     BALANCE
------------------------------------------ ---------------- -------------
     $295,304-   $499,999.................          7             0.30%
     $500,000-   $999,999.................         26             2.38
   $1,000,000- $1,999,999.................         71            11.96
   $2,000,000- $2,999,999.................         40            11.17
   $3,000,000- $3,999,999.................         32            12.69
   $4,000,000- $4,999,999.................         25            12.90
   $5,000,000- $5,999,999.................         15             9.54
   $6,000,000- $6,999,999.................          6             4.54
   $8,000,000- $8,999,999.................          4             3.87
   $9,000,000- $9,999,999.................          4             4.30
  $10,000,000-$11,999,999.................          6             7.44
  $12,000,000-$14,999,999.................          1             1.41
  $15,000,000-$19,999,999.................          1             2.01
  $20,000,000-$39,999,999.................          2             7.55
  $40,000,000-$69,289,658.................          1             7.92
                                                   --           ------
  Total ..................................        241           100.00%
                                                  ===           ======

                          DEBT SERVICE COVERAGE RATIOS

                          Debt Service Coverage Ratios ("DSCRs") for each mortgage loan are calculated based on the ratio of the related annual Underwritten Cash Flow to the related Annual Debt Service, as more fully described herein under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool."


                     RANGE OF DEBT SERVICE COVERAGE RATIOS



                                         PERCENT OF
                          NUMBER OF     CUT-OFF DATE
DSCR(x)                MORTGAGE LOANS     BALANCE
--------------------- ---------------- -------------
  1.01-1.15 .........          2             1.29%
  1.16-1.20 .........          4             1.22
  1.21-1.25 .........         25            11.85
  1.26-1.30 .........         51            24.54
  1.31-1.35 .........         43            19.00
  1.36-1.40 .........         29             8.96
  1.41-1.45 .........         23             5.21
  1.46-1.50 .........         17             5.32
  1.51-1.55 .........         11             4.81
  1.56-1.60 .........         11             2.81
  1.61-1.65 .........          7             2.48
  1.66-1.70 .........          2             8.07
  1.71-1.75 .........          3             0.76
  1.76-1.80 .........          3             1.05
  1.91-1.95 .........          2             0.32
  1.96-2.00 .........          3             0.57
  2.01-2.50 .........          4             1.28
  2.51-3.76 .........          1             0.45
                              --           ------
  Total .............        241           100.00%
                             ===           ======

             RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE




                                             PERCENT OF
                              NUMBER OF     CUT-OFF DATE
LOAN-TO-VALUE RATIO        MORTGAGE LOANS     BALANCE
------------------------- ---------------- -------------
  35.01%-40.00% .........          3             0.54%
  40.01%-45.00% .........          4             1.31
  45.01%-50.00% .........          4             0.79
  50.01%-55.00% .........         10             2.98
  55.01%-60.00% .........         19            12.52
  60.01%-65.00% .........         27             8.75
  65.01%-70.00% .........         50            17.13
  70.01%-75.00% .........         67            26.12
  75.01%-80.00% .........         54            28.53
  80.01%-85.00% .........          1             0.44
  85.01%-95.00% .........          1             0.16
  95.01%-96.56% .........          1             0.74
                                  --           ------
  Total .................        241           100.00%
                                 ===           ======

                                PROPERTY TYPES




                                                                PERCENT OF
                                              NUMBER OF        CUT-OFF DATE
PROPERTY TYPE                           MORTGAGED PROPERTIES     BALANCE
-------------------------------------- ---------------------- -------------
  Retail--Anchored ...................            20               16.63%
  Retail--Unanchored .................            34               10.05
  Retail--Single Tenant ..............            17                3.95
  Retail--Shadow Anchored ............             2                0.88
                                                  --              ------
    Retail Subtotal ..................            73               31.51
  Multifamily ........................            76               22.24
  Manufactured Housing ...............            16                3.64
                                                  --              ------
    Housing Related Subtotal .........            92               25.88
  Office .............................            28               14.19
  Hotel--Full Service ................            16                8.22
  Industrial .........................            19                7.27
  Mixed Use ..........................            15                4.04
  Hotel--Limited Service .............             9                3.16
  Nursing Home .......................             8                3.15
  Self-Storage .......................             6                1.36
  Assisted Living Facility ...........             2                0.80
  Congregate Care ....................             1                0.41
                                                  --              ------
  Total ..............................           269              100.00%
                                                 ===              ======

                                MATURITY YEARS




                                     PERCENT OF
                      NUMBER OF     CUT-OFF DATE
MATURITY YEAR      MORTGAGE LOANS     BALANCE
----------------- ---------------- -------------
  2002 ..........          1             0.76%
  2003 ..........          1             0.17
  2005 ..........          1             0.38
  2006 ..........          2             8.24
  2007 ..........          3             0.62
  2008 ..........         75            31.15
  2009 ..........        115            43.03
  2011 ..........          9             4.42
  2012 ..........          1             0.17
  2013 ..........          9             3.35
  2014 ..........          1             0.07
  2016 ..........          1             0.29
  2017 ..........          1             0.49
  2018 ..........          9             2.37
  2019 ..........          8             1.86
  2020 ..........          2             1.22
  2023 ..........          2             1.40
                         ---           ------
  Total .........        241           100.00%
                         ===           ======

                          57 of the mortgage loans, representing approximately 19.01% of the Cut-off Date Balance, contain provisions that prohibit a prepayment for a certain period of time (a "Lockout Period"), and thereafter allow prepayment which must be accompanied by payment of (i) an amount equal to the greater of a Prepayment Premium or Yield Maintenance Charge, (ii) a Yield Maintenance Charge, (iii) a Yield Maintenance Charge for a specified period, and a Prepayment Premium for subsequent specified period, or (iv) a Prepayment Premium.

                          15 of the mortgage loans, representing approximately 2.47% of the Cut-off Date Balance, contain provisions that allow prepayment accompanied by payment of (i) an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium or (ii) a Yield Maintenance Charge without an initial Lockout Period.


                          150 of the mortgage loans, representing approximately 65.17% of the Cut-off Date Balance, provide that after a period of not less than two years after the Closing Date (a "Defeasance Lockout Period"), a borrower may obtain a release of the lien on the related Mortgaged Property (a "defeasance") by substituting for such Mortgaged Property, as collateral for the related promissory note, U.S. government obligations that provide for payments in amounts equal to or greater than the amounts payable under the related promissory note on each Due Date or maturity date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on their related Anticipated Repayment Dates) and upon satisfaction of certain other conditions (and in the case of certain of such mortgage loans, such period during which a defeasance is allowed is followed by a period during which a prepayment must be accompanied by an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium).

                          4 of the mortgage loans, representing approximately 2.12% of the Cut-off Date Balance, permit prepayment for a specified period accompanied by payment of a Yield Maintenance Charge, followed by a period during which defeasance is permitted.

                          13 of the mortgage loans, representing approximately 2.70% of the Cut-off Date Balance, permit prepayment for a specified period accompanied by payment of a Yield Maintenance Charge, followed by a period during which prepayment is allowed accompanied by payment of a Prepayment Premium that declines over time.

                          1 of the mortgage loans, representing approximately 7.92% of the Cut-off Date Balance, after a period of two years succeeding the Closing Date, permits defeasance. In addition, after a period of two years succeeding the Closing Date, the mortgage loan permits prepayment as follows: (i) during the five years succeeding the date of the origination of the mortgage loan, the mortgage loan permits prepayment accompanied by payment of the greater of (x) one percent of the amount of principal being prepaid or
                          (y) a Yield Maintenance Charge, (ii) during the period of time after the fifth year succeeding the date of the origination of the mortgage loan to the sixth year succeeding the date of origination, the mortgage loan permits prepayment accompanied by the payment of an amount equal to one percent of the amount of principal being prepaid, and (iii) after the sixth year succeeding the date of the origination of the mortgage loan, no premium or charge will be required in connection with any prepayment of the mortgage loan.

                          1 of the mortgage loans, representing approximately 0.62% of the Cut-off Date Balance, contains a Lockout Period, and thereafter permits prepayment without any additional premium or charge.

                          Generally, the mortgage loans provide that during a specified period (generally two to 12 months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such mortgage loans, voluntary prepayments may be made without restriction.

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS

  PERCENTAGE OF CURRENT POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE
                          FEATURE ASSUMING 0% CPR(1)
-------------------------------------------------------------------------------
                                       07/99      07/00      07/01      07/02
                                    ---------- ---------- ---------- ----------
Lockout/Defeasance(2) .............     86.1%      86.2%      85.9%      82.5%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater .................      1.3        1.3        1.3        1.4
 4.00% to 4.99% ...................      0.6        0.6        0.6        0.6
 3.00% to 3.99% ...................      0.5        0.5        0.5        0.5
 2.00% to 2.99% ...................      0.5        0.5        0.5        0.5
 1.00% to 1.99% ...................     10.2       10.2       10.4       13.4
 0.00% to 0.99% ...................      0.8        0.8        0.8        0.0
Total Yield Maintenance ...........     13.9       13.8       14.1       16.3
Total of Yield Maintenance,
 Lockout/Defeasance ...............    100.0      100.0      100.0       98.9
Percentage Premium:
 5.00% or greater .................      0.0        0.0        0.0        0.0
 4.00% to 4.99% ...................      0.0        0.0        0.0        0.0
 3.00% to 3.99% ...................      0.0        0.0        0.0        0.4
 2.00% to 2.99% ...................      0.0        0.0        0.0        0.0
 1.00% to 1.99% ...................      0.0        0.0        0.0        0.0
Total Percentage Premium ..........      0.0        0.0        0.0        0.4
Open (no Call Protection) .........      0.0        0.0        0.0        0.8
Total All Categories ..............    100.0      100.0      100.0      100.0
Current Pool Balance ($MM).........    874.5      863.2      850.8      837.3
Pool Factor(3) ....................    100.0       98.7       97.3       95.7

                                       07/03      07/04      07/05      07/06      07/07      07/08
                                    ---------- ---------- ---------- ---------- ---------- ----------
Lockout/Defeasance(2) .............     79.2%      70.7%      70.3%      75.8%      73.7%      65.3%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater .................      1.4        1.3        1.3        1.2        1.8        1.9
 4.00% to 4.99% ...................      0.6        0.6        0.6        0.7        0.7        0.7
 3.00% to 3.99% ...................      1.2        1.4        1.4        0.8        0.3        0.1
 2.00% to 2.99% ...................      0.5        0.5        0.5        0.6        0.0        0.0
 1.00% to 1.99% ...................     16.5       16.4       16.5       19.4       20.6       14.3
 0.00% to 0.99% ...................      0.0        0.0        0.0        0.0        0.0        0.0
Total Yield Maintenance ...........     20.2       20.2       20.3       22.6       23.4       16.9
Total of Yield Maintenance,
 Lockout/Defeasance ...............     99.4       91.0       90.6       98.4       97.1       82.2
Percentage Premium:
 5.00% or greater .................      0.1        0.5        0.0        0.5        0.3        0.4
 4.00% to 4.99% ...................      0.0        0.1        0.5        0.0        0.0        0.0
 3.00% to 3.99% ...................      0.0        0.0        0.5        0.6        0.5        0.0
 2.00% to 2.99% ...................      0.4        0.0        0.0        0.5        1.2        0.0
 1.00% to 1.99% ...................      0.0        8.4        0.0        0.0        0.5        0.6
Total Percentage Premium ..........      0.5        9.0        1.0        1.6        2.5        1.0
Open (no Call Protection) .........      0.2        0.0        8.5        0.0        0.4       16.8
Total All Categories ..............    100.0      100.0      100.0      100.0      100.0      100.0
Current Pool Balance ($MM).........    816.4      799.7      782.9      697.4      677.6      617.4
Pool Factor(3) ....................     93.4       91.4       89.5       79.7       77.5       70.6

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in July in each of the years indicated, will be within a Lockout Period or will require that Principal Prepayments be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Defeasance."

(2) After the related Defeasance Lockout Period, the related borrower may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States which provide for payments on or prior to each Due Date and on the maturity date of the mortgage loan in amounts equal to or greater than the amounts payable on the related mortgage loan on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates including prepayment in full on the related Anticipated Repayment Dates), and upon satisfaction of certain other conditions. 4 of the mortgage loans, representing approximately 2.12% of the Cut-off Date Balance, contain provisions that provide for a period allowing prepayment accompanied by payment of a Yield Maintenance Charge followed by a period with a defeasance feature. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and Annex A herein.

(3) Represents the approximate percentage of the Cut-off Date Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Date."

                      PREPAYMENT LOCKOUT/PREMIUM ANALYSIS

  PERCENTAGE OF CURRENT POOL BALANCE BY PREPAYMENT RESTRICTION OR DEFEASANCE
                          FEATURE ASSUMING 0% CPR(1)
-------------------------------------------------------------------------------
                                       07/09      07/10      07/11      07/12
                                    ---------- ---------- ---------- ----------
Lockout/Defeasance(2) .............     67.1%      67.8%      59.6%      59.5%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater .................      3.2        3.0        3.0        2.8
 4.00% to 4.99% ...................      4.2        4.3        4.1        4.2
 3.00% to 3.99% ...................      0.3        0.3        0.4        0.3
 2.00% to 2.99% ...................      0.0        0.0        0.0        0.0
 1.00% to 1.99% ...................     20.6       20.1       20.2       17.5
 0.00% to 0.99% ...................      0.0        0.0        0.0        0.0
Total Yield Maintenance ...........     28.3       27.7       27.6       24.8
Total of Yield Maintenance,
 Lockout/Defeasance ...............     95.4       95.5       87.2       84.4
Percentage Premium:
 5.00% or greater .................      2.5        0.0        0.0        0.0
 4.00% to 4.99% ...................      2.1        2.4        0.0        0.0
 3.00% to 3.99% ...................      0.0        2.1        3.4        0.0
 2.00% to 2.99% ...................      0.0        0.0        3.1        3.3
 1.00% to 1.99% ...................      0.0        0.0        0.0        3.2
Total Percentage Premium ..........      4.6        4.5        6.5        6.5
Open (no Call Protection) .........      0.0        0.0        6.3        9.1
Total All Categories ..............    100.0      100.0      100.0      100.0
Current Pool Balance ($MM).........    101.9       96.7       63.1       57.8
Pool Factor(3) ....................     11.6       11.1        7.2        6.6
                                       07/13      07/14      07/15      07/16      07/17      07/18
                                    ---------- ---------- ---------- ---------- ---------- ----------
Lockout/Defeasance(2) .............     42.2%      52.0%      53.6%      55.8%      59.5%      64.0%
Greater of Yield Maintenance or
 Percentage Premium of:
 5.00% or greater .................      0.0        0.0        0.0        0.0        0.0        0.0
 4.00% to 4.99% ...................      4.9        0.0        0.0        0.0        0.0        0.0
 3.00% to 3.99% ...................      0.0        6.9        0.0        0.0        0.0        0.0
 2.00% to 2.99% ...................      0.0        0.0        7.4        0.0        0.0        0.0
 1.00% to 1.99% ...................     19.2       14.0       13.7       21.3       12.0        9.7
 0.00% to 0.99% ...................      0.0        0.0        0.0        0.0        0.0        0.0
Total Yield Maintenance ...........     24.2       20.9       21.1       21.3       12.0        9.7
Total of Yield Maintenance,
 Lockout/Defeasance ...............     66.4       72.9       74.7       77.0       71.5       73.7
Percentage Premium:
 5.00% or greater .................      2.7        4.0        0.0        0.0        0.0        0.0
 4.00% to 4.99% ...................      0.0        3.0        4.2        0.0        0.0        0.0
 3.00% to 3.99% ...................      0.0        0.0        0.0        4.4        0.0        0.0
 2.00% to 2.99% ...................      0.0        0.0        0.0        0.0        4.6        0.0
 1.00% to 1.99% ...................      6.2        5.2        5.5        6.0        6.5        4.9
Total Percentage Premium ..........      8.9       12.2        9.7       10.3       11.2        4.9
Open (no Call Protection) .........     24.7       14.8       15.6       12.6       17.3       21.3
Total All Categories ..............    100.0      100.0      100.0      100.0      100.0      100.0
Current Pool Balance ($MM).........     47.0       31.5       27.4       23.0       18.7       14.3
Pool Factor(3) ....................      5.4        3.6        3.1        2.6        2.1        1.6

--------
(1) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on the Distribution Date in July in each of the years indicated, will be within a Lockout Period or will require that Principal Prepayments be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions", "--Defeasance," and Annex A.

(2) After the related Defeasance Lockout Period, the related borrower may obtain the release of the lien on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States which provide for payments on or prior to each Due Date and on the maturity date of the mortgage loan in amounts equal to or greater than the amounts payable on the related mortgage loan on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates including prepayment in full on the related Anticipated Repayment Dates), and upon satisfaction of certain other conditions. 4 of the mortgage loans, representing approximately 2.12% of the Cut-off Date Balance, have defeasance features that provide for prepayment of the mortgage loans (with accompanying Yield Maintenance Charges), and afford the related borrowers the option either to prepay or to exercise the defeasance features. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and Annex A herein.

(3) Represents the approximate percentage of the Cut-off Date Balance that will remain outstanding at the indicated date based upon the assumptions described under "Description of the Certificates--Scheduled Final Distribution Dates."

                                 RISK FACTORS

     You should carefully consider the following risks and those in the prospectus under "Risk Factors" before making an investment decision. Your investment in the Offered Certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

COMMERCIAL AND MULTIFAMILY MORTGAGE   Your investment decision should take into
LOANS ARE SUBJECT TO SPECIAL RISKS    account that commercial and multifamily
WHICH MAY ADVERSELY AFFECT YOUR       mortgage lending generally involves risks
INVESTMENT.                           that are different than those faced in
                                      connection with other types of lending.
                                      The following factors, among others,
                                      contribute to these risks:

                                      (1) larger loans provide lenders with less
                                          diversification of risk and the
                                          potential for greater losses from the
                                          delinquency or default of individual
                                          loans;

                                      (2) substantially all of the mortgage
                                          loans are non-recourse obligations,
                                          the repayment of which is often solely
                                          dependent upon the successful
                                          operation of the related Mortgaged
                                          Properties;

                                      (3) commercial and multifamily property
                                          values and net operating income can be
                                          volatile;

                                      (4) substantially all of the mortgage
                                          loans are balloon loans, and so your
                                          investment may be exposed to
                                          additional risks associated with both
                                          the value of the related Mortgaged
                                          Property and the borrower's ability to
                                          obtain new financing when the balloon
                                          payment is due;

                                      (5) an increase in vacancy rates, a
                                          decline in rental rates, or an
                                          increase in operating expenses or
                                          necessary capital expenditures may
                                          impair a borrower's ability to repay
                                          its loan;

                                      (6) changes in the general economic
                                          climate, an excess of comparable space
                                          in the area, a reduction in demand for
                                          real estate in the area, the
                                          attractiveness of the property to
                                          tenants and guests and perceptions of
                                          the property's safety, convenience and
                                          services may also affect the income
                                          from and market value of a Mortgaged
                                          Property; and

                                      (7) government regulations and changes in
                                          real estate, zoning or tax laws,
                                          changes in interest rate levels or
                                          potential liability under
                                          environmental and other laws may
                                          affect real estate values and income.

AGING, DETERIORATION AND POOR         The age, construction quality and design
CONSTRUCTION QUALITY MAY              of a particular Mortgaged Property may
ADVERSELY AFFECT THE VALUE AND        affect the occupancy level and the
CASH FLOW OF THE MORTGAGED            occupancy fees that may be charged. Poorly
PROPERTIES.                           constructed Mortgaged Properties are
                                      likely to require more expenditures for
                                      maintenance, repairs and improvements.
                                      Even Mortgaged Properties that were well constructed and have been well maintained will require improvements in order to maintain their value and retain tenants and other occupants.

LIMITED ADAPTABILITY FOR              Some of the Mortgaged Properties would
OTHER USES MAY SUBSTANTIALLY          require substantial capital expenditures
LOWER THE LIQUIDATION VALUE           to convert to an alternative use. If the
OF A MORTGAGED PROPERTY IN            operation of any such Mortgaged Properties
CERTAIN CIRCUMSTANCES.                becomes unprofitable due to, among other
                                      factors, (1) competition, (2) age of the improvements, (3) decreased demand, and
                                      (4) zoning restrictions, and as a result the borrower becomes unable to meet its obligations, the liquidation value of any such Mortgaged Property may be substantially less than would be the case if such property were more readily adaptable to other uses.

RENEWAL, TERMINATION, EXPIRATION      We cannot assure you that (1) leases that
AND RELETTING OF LEASES ENTAIL        expire can be renewed, (2) the space
RISKS WHICH MAY ADVERSELY AFFECT      covered by leases that expire or are
YOUR INVESTMENT.                      terminated can be leased in a timely
                                      manner at comparable rents or on
                                      comparable terms or (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected.
                                      Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the Mortgaged
                                      Properties may be entitled to terminate
                                      their leases or reduce their rents based upon negotiated lease provisions (for example, if an anchor tenant ceases operations at the related Mortgaged
                                      Property). In such cases, we cannot assure you that the operation of such provisions will not allow such a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if such tenant becomes the subject of a bankruptcy proceeding.

                                      If a significant portion of a Mortgaged
                                      Property is leased to a single tenant, the failure of the borrower to relet that portion of the Mortgaged Property in the event that such tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if such Mortgaged Property were leased to a greater number of tenants.

FACTORS AFFECTING THE COMPETITIVE     The Mortgaged Properties face competition
POSITION OF THE MORTGAGED             from various sources, which could
PROPERTIES MAY ADVERSELY AFFECT       adversely affect such properties' net
THEIR VALUE AND CASH FLOW.            operating income and market values and,
                                      therefore, your investment. Factors
                                      affecting the competitive position of a
                                      Mortgaged Property include:

                                      (1)    the existence of similar properties
                                             located in the same area, which
                                             attract similar types of occupants
                                             on the basis of more favorable
                                             rental rates, location, condition
                                             and features;

                                      (2)    the existence of any oversupply of
                                             available space in a particular
                                             market, either as a result of new
                                             construction or a decrease in the
                                             number of occupants, which
                                             adversely affects the rental rates
                                             for the Mortgaged Property; and

                                      (3)    the possibility of other properties
                                             being converted to competitive uses
                                             as a result of trends in the use of
                                             property by occupants (for example,
                                             the establishment of more home
                                             based offices and businesses or the
                                             conversion of warehouse space for
                                             multifamily use).

POOR QUALITY OF MANAGEMENT            The successful operation of the Mortgaged
MAY ADVERSELY AFFECT THE              Properties is also dependent on the
OPERATION OF                          performance of the respective property
THE MORTGAGED PROPERTIES.             managers of the Mortgaged Properties.
                                      Property Managers may be responsible for:

                                      (1)    responding to changes in local
                                             market factors such as competition
                                             and patterns of demand;

                                      (2)    managing leasing activities such as
                                             planning and implementing the
                                             rental rate structure, including
                                             establishing levels of rent
                                             payments; and

                                      (3)    ensuring that maintenance and
                                             capital improvements can be carried
                                             out in a timely fashion.

HOSPITALITY PROPERTIES ARE            25 of the mortgage loans, representing
SUBJECT TO CERTAIN RISKS              approximately 11.39% of the Cut-off Date
WHICH COULD ADVERSELY                 Balance, are secured by hotel, motel and
AFFECT THEIR VALUE AND                other similar properties. The value and
CASH FLOW.                            cash flow of the Hospitality Properties
                                      will depend on some or all of the
                                      following factors:

                                      (1)    local, regional and national
                                             economic conditions and
                                             competition;

                                      (2)    the frequency of improvements and
                                             renovations, including those
                                             performed to meet the competition;

                                      (3)    changes in the public image of a
                                             hotel or motel, to the extent a
                                             hotel or motel is affiliated or
                                             associated with a chain;

                                      (4)    the ability of a hotel or motel to
                                             retain its franchise rights or
                                             compete successfully after losing
                                             its franchise rights;

                                      (5)    the seasonal fluctuations, if any,
                                             in the income generated; and

                                      (6)    the continued existence of a liquor
                                             license.

                                      The liquor licenses for some of the
                                      hospitality properties may be held by the property manager rather than by the related borrower. The laws and regulations relating to such licenses generally prohibit the transfer of such licenses. In the event of a foreclosure of a hospitality property, it is unlikely that the Master Servicer, Special Servicer or purchaser in any such sale would be entitled to the rights under the liquor license. Such party would be required to apply in its own right for such license and would be subject to the risk of denial or delays in obtaining the license.


OFFICE PROPERTIES ARE SUBJECT TO      28 of the mortgage loans, representing
CERTAIN RISKS WHICH COULD             approximately 14.19% of the Cut-off Date
ADVERSELY AFFECTTHEIR VALUE           Balance, are secured by office properties.
AND CASH FLOW.                        Significant factors affecting the value
                                      of office properties include:

                                      (1)    the quality of the tenants in the
                                             building;

                                      (2)    the physical attributes of the
                                             building in relation to competing
                                             buildings; and

                                      (3)    the strength and stability of the
                                             market area as a desirable business
                                             location.

                                      Office properties may be adversely
                                      affected by an economic decline in the
                                      business operated by the tenants. The risk of an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Approximately 2.07% of the Cut-off Date Balance is secured by office properties that are single tenant properties.

                                      Office properties also are subject to
                                      competition with other office properties in the same market. Competition is affected by a property's age, condition, design (for example, floor sizes and layout), access to transportation and amenities, including sophisticated building systems such as fiber optic cables, satellite communications or other base building technological features.

                                      The successful operation of an office
                                      property also depends on the local
                                      economy. For example, factors such as
                                      labor cost and quality, tax environment
                                      and quality of life, including proximity to schools and cultural amenities, affect a company's decision to locate office headquarters in a given area. A central business district may have an economy that is markedly different from that of a suburb. The local economy and the financial condition of the borrower will impact an office property's ability to consistently attract stable tenants. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.


RETAIL PROPERTIES ARE SUBJECT         67 of the mortgage loans, representing
TO CERTAIN RISKS WHICH                approximately 31.14% of the Cut-off Date
COULD ADVERSELY AFFECT THEIR          Balance, are secured by retail properties.
VALUE AND CASH FLOW.                  The value and cash flow of retail
                                      properties will depend on various factors including the following:

                                      (1)    the quality of the tenants;

                                      (2)    the fundamental aspects of the real
                                             estate, such as location and market
                                             demographics;

                                      (3)    the success of retail tenant
                                             businesses; and

                                      (4)    whether a retail property is
                                             "anchored," "shadow anchored,"
                                             "unanchored" or occupied by a
                                             single tenant.

                                      Retail properties that are anchored are
                                      traditionally perceived as less risky than unanchored properties. A retail anchor tenant is a tenant that is proportionately large in size and is vital in attracting customers to the property. As used in this prospectus supplement, an "anchored property" means a property in which a nationally or regionally recognized tenant or a tenant of sufficient creditworthiness occupies a significant portion of the Mortgaged Property, or in which any tenant occupies more than 20,000 square feet. As used in this prospectus supplement, a "shadow anchored" property means a retail property that is contiguous with or near another property occupied by a nationally recognized store, often under circumstances in which both such properties share parking, are subject to a reciprocal easement agreement and are subject to common area maintenance. The following table shows the breakdown of mortgage loans secured by retail property among anchored, shadow anchored, single tenant and unanchored:




RETAIL PROPERTY TYPE             PERCENT OF CUT-OFF DATE BALANCE
-----------------------------   --------------------------------
  Anchored (multi-tenant)                     16.63%
  Unanchored                                  10.05%
  Occupied by Single Tenant                    3.58%
  Shadow Anchored                              0.88%

                                      The loss of an anchor tenant, the
                                      assignment of an anchor tenant's interest under any lease to a less desirable tenant or a significant decline in the level of an anchor tenant's business may have an adverse effect on the overall operation of these properties. The correlation between the success of tenant businesses and credit quality of the mortgage loan is increased when the property is a single-tenant property.

                                      Unlike office properties or hospitality
                                      properties, traditional retail properties also face competition from sources outside a given real estate market, including:

                                      (1)    catalog retailers;

                                      (2)    home shopping networks;

                                      (3)    shopping through electronic media;

                                      (4)    telemarketing; and

                                      (5)    outlet centers.

                                      Continued growth of these alternative
                                      retail outlets could adversely affect the rents collectible at the retail properties securing mortgage loans in the trust fund.


NURSING HOMES AND ASSISTED LIVING     11 of the mortgage loans, representing
PROPERTIES ARE SUBJECT TO CERTAIN     approximately 4.36% of the Cut-off Date
RISKS WHICH COULD ADVERSELY AFFECT    Balance, are secured by residential health
THEIR VALUE AND CASH FLOW.            care facilities consisting of nursing
                                      homes, assisted living facilities or
                                      congregate care facilities. Mortgage loans secured by liens on residential health care facilities pose some risks that are similar to the risks set forth for other types of mortgaged properties, but also pose risks that are not associated with loans secured by liens on other types of income producing real estate. Some of these special risks are as follows:

                                      (1)    providers of long-term nursing
                                             care, assisted living and other
                                             medical services are subject to
                                             federal and state laws that relate
                                             to various subjects, including (a)
                                             the adequacy of medical care, (b)
                                             distribution of pharmaceuticals,
                                             (c) rate setting, (d) equipment,
                                             (e) personnel, (f) operating
                                             policies, (g) additions to
                                             facilities and services and (h) the
                                             reimbursement policies of
                                             government programs and private
                                             insurers;

                                      (2)    the failure of any of the borrowers
                                             to maintain or renew any required
                                             license or regulatory approval
                                             could prevent it from continuing
                                             operations, in which case no
                                             revenues would be received from the
                                             related Mortgaged Property or the
                                             portion thereof requiring
                                             licensing, or, if applicable, such
                                             borrower could be barred from
                                             participating in certain
                                             reimbursement programs;

                                      (3)    the required licenses and
                                             certifications for some facilities
                                             may be held by the manager of the
                                             facility rather than by the
                                             borrower, and the applicable laws
                                             and regulations relating to such
                                             licenses and certifications
                                             generally prohibit the transfer of
                                             such licenses and certifications;
                                             in the event of foreclosure, we
                                             cannot assure you that the Trustee
                                             or any other purchaser at a
                                             foreclosure sale would be entitled
                                             to any licenses used by the
                                             borrower, and we cannot assure you
                                             that a new license could be
                                             obtained;

                                      (4)    to the extent any nursing home
                                             receives a significant portion of
                                             its revenues from government
                                             reimbursement programs, primarily
                                             Medicaid and Medicare, such revenue
                                             may be adversely affected by (a)
                                             statutory and regulatory changes,
                                             (b) retroactive rate adjustments,
                                             (c) administrative rulings, (d)
                                             policy interpretations, (e)
                                             reimbursement delays and (f)
                                             government funding restrictions;


                                      (5)    governmental payors limit payments
                                             to health care providers, and are
                                             currently considering various
                                             proposals that could materially
                                             change or curtail those payments;
                                             accordingly, payments under
                                             government programs may be
                                             insufficient to fully reimburse the
                                             cost of caring for program
                                             beneficiaries, thereby adversely
                                             affecting the ability of the
                                             related borrowers to meet their
                                             mortgage loan obligations; and

                                      (6)    only the provider who actually
                                             furnished the related medical goods
                                             and services may sue for or enforce
                                             its rights to reimbursement;
                                             therefore, in the event of a
                                             foreclosure, none of the Trustee,
                                             the Master or Special Servicer, or
                                             a subsequent lessee or operator
                                             would generally be entitled to
                                             obtain any outstanding
                                             reimbursement payments from federal
                                             or state governments.

MULTIFAMILY PROPERTIES ARE            76 of the mortgage loans, representing
SUBJECT TO CERTAIN RISKS              approximately 22.24% of the Cut-off Date
WHICH COULD ADVERSELY                 Balance, are secured by multifamily
AFFECT THEIR VALUE AND                properties. A large number of factors may
CASH FLOW.                            adversely affect the value and successful
                                      operation of a multifamily property,
                                      including:

                                      (1)    the physical attributes of the
                                             apartment building (e.g., its age,
                                             appearance and construction
                                             quality);

                                      (2)    the location of the property (e.g.,
                                             a change in the neighborhood over
                                             time);

                                      (3)    the ability of management to
                                             provide adequate maintenance and
                                             insurance;

                                      (4)    the types of services the property
                                             provides;

                                      (5)    the property's reputation;

                                      (6)    the level of mortgage interest
                                             rates (which may encourage tenants
                                             to purchase rather than rent
                                             housing);

                                      (7)    the presence of competing
                                             properties;

                                      (8)    adverse local or national economic
                                             conditions;

                                      (9)    state and local regulations; and

                                      (10)   reductions in government
                                             assistance/rent subsidy programs.


MANUFACTURED HOUSING COMMUNITIES      16 of the mortgage loans, representing
ARE SUBJECT TO CERTAIN RISKS WHICH    approximately 3.64% of the Cut-off Date
COULD ADVERSELY AFFECT THEIR VALUE    Balance, are secured by manufactured
AND CASH FLOW.                        housing communities. Mortgage loans
                                      secured by liens on properties of these
                                      types pose risks not associated with
                                      loans secured by liens on other types of income-producing real estate, including:

                                      (1)    the number of competing
                                             manufactured housing communities
                                             and other residential developments
                                             (such as apartment buildings and
                                             single family-homes) in the local
                                             market;

                                      (2)    the age, appearance and reputation
                                             of the community;

                                      (3)    the ability of management to
                                             provide adequate maintenance and
                                             insurance; and

                                      (4)    the types of services and amenities
                                             it provides.

                                      The manufactured housing communities are
                                      "special purpose" properties that could
                                      not be readily converted to general
                                      residential, retail or office use. Some
                                      manufactured housing communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.


SELF-STORAGE FACILITIES ARE  TO       6 of the mortgage loans, representing
SUBJECT CERTAIN RISKS WHICH           approximately 1.36% of the Cut-off Date
COULD ADVERSELY AFFECT THEIR          Balance, are secured by self-storage
VALUE AND CASH FLOW.                  facilities. Various factors may adversely
                                      affect the value and successful operation of a self-storage facility:

                                      (1)    competition, because both
                                             acquisition and development costs
                                             and break-even occupancy are
                                             relatively low;

                                      (2)    conversion of a self-storage
                                             facility to an alternative use
                                             generally requires substantial
                                             capital expenditures;

                                      (3)    security concerns; and

                                      (4)    user privacy and ease of access to
                                             individual storage space may
                                             increase environmental risks
                                             (although lease agreements
                                             generally prohibit users from
                                             storing hazardous substances in the
                                             units).

                                      The environmental assessments discussed
                                      herein did not include an inspection of
                                      the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.


INDUSTRIAL PROPERTIES ARE SUBJECT TO  19 of the mortgage loans, representing
CERTAIN RISKS WHICH COULD ADVERSELY   approximately 7.27% of the Cut-off Date
AFFECT THEIR VALUE AND CASH FLOW.     Balance, are secured by industrial
                                      properties. Various factors may adversely affect the economic performance of an industrial property, including:

                                      (1)    reduced demand for industrial space
                                             because of a decline in a
                                             particular industry segment;

                                      (2)    a property becoming functionally
                                             obsolete;

                                      (3)    the unavailability of labor
                                             sources;

                                      (4)    changes in access, energy prices,
                                             strikes, relocation of highways,
                                             construction of additional highways
                                             or other factors;

                                      (5)    a change in the proximity of supply
                                             sources; and

                                      (6)    environmental hazards.


IF TENANT LEASES DO NOT CONTAIN       Some of the tenant leases, including some
ATTORNMENT PROVISIONS OR ARE NOT      of the anchor tenant leases, do not
SUBORDINATE TO MORTGAGE LIENS,        contain  provisions that require the
THE FORECLOSURE VALUE OF THE          tenant to attorn to, or recognize as
MORTGAGED PROPERTY COULD              landlord under the lease, a successor
BE ADVERSELY AFFECTED.                owner of the property following
                                      foreclosure. Some of the leases, including some of the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (for example, if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property. If such a lease contains provisions inconsistent with the Mortgage (for example, provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.


MORTGAGE LOANS ARE NOT GUARANTEED.    No mortgage loan is insured or guaranteed
                                      by the United States of America, any
                                      governmental agency or instrumentality,
                                      any private mortgage insurer or by the
                                      Depositor, the Transferor, the Mortgage
                                      Loan Sellers, the Master Servicer, the
                                      Special Servicer, the Trustee or any of
                                      their respective affiliates.


NON-RECOURSE LOANS LIMIT              Substantially all of the mortgage loans
REMEDIES FOLLOWING                    are non-recourse loans. Therefore,
BORROWER DEFAULT.                     recourse generally may be had only against
                                      the specific Mortgaged Property securing the mortgage loan and such other assets
                                      (if any) as may have been pledged to
                                      secure the mortgage loan. Consequently,
                                      the payment of each
                                      non-recourse mortgage loan is primarily
                                      dependent upon the sufficiency of the net operating income from the related
                                      Mortgaged Property and, at maturity, upon the market value of such Mortgaged
                                      Property.

                                      In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within the control of any of the Mortgage Loan Sellers, the Transferor, the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their affiliates. Even if the mortgage loan documents provide for recourse against the borrower or another entity, we cannot assure you that significant amounts will be realized in respect of such recourse in the event of a default with respect to any mortgage loan.

CONCENTRATION OF MORTGAGE LOANS AND   In general, a mortgage pool composed of
BORROWERS DECREASES DIVERSIFICATION   loans having larger average balances
AND MAY INCREASE THE RISK OF YOUR     and a smaller number of loans may be
INVESTMENT.                           subject to losses that are more severe
                                      than other pools having smaller average
                                      balances, but with the same or a similar aggregate principal balance. You should carefully consider all aspects of any mortgage loan representing a significant percentage of the Cut-off Date Balance to ensure that no such loan is subject to risks unacceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions
                                      (such as a bankruptcy) in order to
                                      alleviate such difficulties, to the
                                      detriment of the Mortgaged Properties and therefore your investment. See
                                      "Description of the Mortgage Pool--Certain
                                      Characteristics of the Mortgage
                                      Pool--Concentration of Mortgage Loans and
                                      Borrowers" herein.


FORECLOSURE MAY SUBJECT THE TRUST     If the trust fund acquires a Mortgaged
FUND TO CERTAIN TAXES.                Property pursuant to a foreclosure or
                                      deed-in-lieu of foreclosure, one of the
                                      REMICs might become subject to federal
                                      (and possibly state or local) tax, at the highest marginal corporate rate (currently
                                      35%), on certain of its net income from
                                      the operation and management of that
                                      Mortgaged Property. As a consequence, the net proceeds available for distribution to Certificateholders would be reduced.


CHANGES IN THE COMPOSITION OF THE     As principal payments or prepayments are
MORTGAGE POOL DUE TO PAYMENT          made on various mortgage loans, you
PATTERNS MAY DECREASE                 may be subject to more concentrated risk
DIVERSIFICATION AND INCREASE          due to the reduction in both the
THE RISK OF YOUR INVESTMENT.          diversity of types of Mortgaged Properties
                                      and the number of borrowers. Because
                                      principal on the Certificates is payable in sequential order, and no class receives principal until the Certificate Balance of the preceding sequential class or classes has been reduced to zero, classes that have a later sequential designation are more likely to be exposed to such risk of concentration than classes with an earlier sequential priority.


REGIONAL FACTORS MAY ADVERSELY        Repayments by borrowers and the market
AFFECT THE VALUE AND CASH FLOW        values of the Mortgaged Properties
OF MORTGAGED PROPERTIES.              could be affected by:

                                      (1)    economic conditions generally or in
                                             the regions where the borrowers and
                                             the Mortgaged Properties are
                                             located;

                                      (2)    conditions in the real estate
                                             markets where the Mortgaged
                                             Properties are located;

                                      (3)    changes in governmental rules and
                                             fiscal policies;

                                      (4)    natural disaster; and

                                      (5)    other factors that are beyond the
                                             control of the borrowers.

                                      The economy of any state or region in
                                      which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region.


THE ENVIRONMENTAL CONDITION OF        The environmental condition of a Mortgaged
MORTGAGED PROPERTIES MAY              Property may be affected by the operations
SUBJECT THE TRUST FUND TO             of tenants and occupants. Current and
LIABILITY UNDER FEDERAL               future environmental laws, ordinances or
AND STATE LAWS.                       regulations may impose additional
                                      compliance obligations on business
                                      operations that can be met only by
                                      significant capital expenditures. Adverse environmental conditions may subject the trust fund to certain risks, including the following:

                                      (1)    a diminution in the value of a
                                             Mortgaged Property or the inability
                                             to foreclose against such Mortgaged
                                             Property;

                                      (2)    inability to lease such Mortgaged
                                             Property to potential tenants;

                                      (3)    the potential that the related
                                             borrower may default on a mortgage
                                             loan due to such borrower's
                                             inability to pay high investigation
                                             or remediation costs or difficulty
                                             in bringing its operations into
                                             compliance with environmental laws;
                                             and

                                      (4)    liability for clean up costs or
                                             other remedial actions which could
                                             exceed the value of the Mortgaged
                                             Property.

                                      Under certain federal and state laws, a
                                      statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. In some instances, the lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The owner's liability for the cost of any required remediation is generally not limited under applicable laws, and could exceed the value of the property and/or the assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be deemed an "owner" or "operator" of the related Mortgaged Property if the lender is deemed to have participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. Therefore, the trust fund's potential exposure to liability for cleanup costs of any required removal or remediation of hazardous substances will increase if the trust fund actually takes possession of a Mortgaged Property or control of its day to day operations. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus, and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks" herein.

                                      Under the laws of some states and under
                                      the federal Comprehensive Environmental
                                      Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender such as the trust fund may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property. CERCLA imposes liability on a secured owner for such costs, even though the environmental damage or threat was caused by a prior or current owner or operator, if (1) agents or employees of the secured lender are deemed to have participated in the management of the Mortgaged Property, or
                                      (2) under certain conditions the secured lender actually takes possession of the Mortgaged Property or control of its day to day operations (for example, through foreclosure or the appointment of a receiver). CERCLA excludes from the definition of "owner or operator" a secured creditor who holds an indication of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion").

                                      Amendments to CERCLA have clarified the
                                      range of activities in which a lender may engage without becoming subject to liability under CERCLA. Liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders.

                                      CERCLA does not apply to petroleum
                                      products, and the secured creditor
                                      exclusion does not govern liability for
                                      cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders. See "Certain Legal Aspects of the Mortgage Loans-- Environmental Risks" in the prospectus.

                                      Each of the Mortgage Loan Sellers has
                                      represented that each of the related
                                      Mortgaged Properties was subject to a
                                      Phase I Environmental Site Assessment
                                      ("ESA"), conducted consistently with
                                      generally recognized industry standards or a similar study or an update of a previously conducted Phase I ESA or an update based upon information contained in an established database or, for loans with an original principal balance of less than $1,000,000 (or $1,500,000 in the case of
                                      Bridger Finance and Greenwich), an
                                      environmental transaction screen
                                      assessment. The Mortgage Loan Sellers have informed the Transferor or the Depositor, as applicable, that such assessments, studies, updates or environmental transaction screen assessments were conducted within 12-months prior to the origination of the mortgage loans. Other than as described in this prospectus supplement under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks," these environmental assessments, transaction screen assessments, studies or updates identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for:

                                      (1)    those cases where such conditions
                                             or circumstances were investigated
                                             further and, based upon such
                                             additional investigation, a
                                             qualified environmental consultant
                                             recommended no further
                                             investigations or remediation;

                                      (2)    those cases in which an operations
                                             and maintenance plan was
                                             recommended by the environmental
                                             consultant and such plan was
                                             obtained or an escrow reserve
                                             established to cover the estimated
                                             costs of obtaining such plan;

                                      (3)    those cases in which soil or
                                             groundwater contamination was
                                             suspected or identified and either
                                             (a) such condition or circumstance
                                             was remediated or abated prior to
                                             the origination date of the related
                                             mortgage loan, (b) a "no further
                                             action" letter was obtained from
                                             the applicable regulatory authority
                                             or (c) either an environmental
                                             insurance policy was obtained, a
                                             letter of credit was provided, an
                                             escrow reserve account was
                                             established, or an indemnity from
                                             the responsible party was obtained
                                             to cover the estimated costs of any
                                             required investigation, monitoring
                                             or remediation; and

                                      (4)    those cases in which (a) a leaking
                                             underground storage tank or
                                             groundwater contamination was
                                             identified as located on or
                                             originated from an offsite
                                             property, (b) a responsible party
                                             has been identified under
                                             applicable law, and (c) either such
                                             condition is not known to have
                                             affected the Mortgaged Property or
                                             the responsible party has either
                                             received a "no further action"
                                             letter from the applicable
                                             regulatory agency, established a
                                             remediation fund, or provided an
                                             indemnity or guaranty to the
                                             related borrower.

                                      The above information regarding the
                                      absence of material adverse environmental conditions is based upon the environmental assessments, transaction screen assessments, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates. You should review carefully the results of such assessments, studies, updates or environmental screen assessments in this prospectus supplement under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Environmental Risks."

                                      The Pooling and Servicing Agreement
                                      requires that the Special Servicer obtain an ESA of a Mortgaged Property prior to either acquiring title on behalf of the trust fund or assuming the property's operations. Such requirement may delay foreclosure until a satisfactory ESA is obtained or until any required remedial action is thereafter taken, but it will also decrease the likelihood that the trust fund will become liable under any environmental law. We cannot assure you that any ESA will reveal the existence of conditions or circumstances that would result in the trust fund becoming liable under any environmental law, or that the requirements of the Pooling and Servicing Agreement will effectively insulate the trust fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon
                                      Mortgaged Properties--General Standards
                                      for Conduct in Foreclosing or Selling
                                      Defaulted Loans" herein and "Certain Legal
                                      Aspects of the Mortgage Loans--
                                      Environmental Risks" in the prospectus.


IF A BORROWER USES THE MORTGAGED      In general, other than as disclosed herein
PROPERTY AS SECURITY FOR ANOTHER      and in Annex A attached hereto, the
LOAN, THE VALUE OF THE MORTGAGED      borrower is prohibited from obtaining
PROPERTY MAY BE ADVERSELY             another loan secured by the Mortgaged
AFFECTED.                             Property without the mortgagee's approval.
                                      See "Description of the Mortgage
                                      Pool--Certain Characteristics of the
                                      Mortgage Pool--Other Financing" herein.
                                      The Pooling and Servicing Agreement will permit the Master Servicer and the Special
                                      Servicer to give such approval if certain conditions exist, including a confirmation from the Rating Agencies indicating that forbearance from enforcing such provision will not result in a downgrade, withdrawal or qualification of the respective ratings of any outstanding classes of
                                      Certificates. The absence of such
                                      conditions may not become evident,
                                      however, until the related mortgage loan otherwise defaults. If one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

                                      (1)    the borrower may defer necessary
                                             maintenance of the Mortgaged
                                             Property in order to pay the
                                             required debt service on the
                                             subordinate financing, and the
                                             value of the Mortgaged Property may
                                             decline as a result;

                                      (2)    the borrower may have an incentive
                                             to repay the subordinate or
                                             unsecured indebtedness before the
                                             mortgage loan;

                                      (3)    it may be more difficult for the
                                             borrower to refinance the mortgage
                                             loan or to sell the Mortgaged
                                             Property for the purpose of making
                                             any Balloon Payment upon the
                                             maturity of the mortgage loan or
                                             for the purpose of making a
                                             prepayment in full on or about the
                                             Anticipated Repayment Date in the
                                             case of any ARD Loan; and

                                      (4)    additional debt increases the risk
                                             that the borrower could become
                                             insolvent or subject to bankruptcy
                                             or similar proceedings or might
                                             complicate bankruptcy proceedings
                                             delaying foreclosure on the
                                             Mortgaged Property. In addition, if
                                             the holder of additional debt
                                             becomes bankrupt or insolvent, the
                                             Trustee's ability to foreclose on
                                             the related mortgage loan could be
                                             delayed. See "Certain Legal Aspects
                                             of the Mortgage Loans--Foreclosure"
                                             in the prospectus.

                                      In general, borrowers may incur trade
                                      payables in the ordinary course of
                                      business. In certain circumstances,
                                      borrowers are permitted to incur
                                      additional unsecured indebtedness.

                                      See "Certain Legal Aspects of the Mortgage
                                      Loans--Secondary Financing;
                                      Due-on-Encumbrance Provisions" in the
                                      prospectus.

EQUITY COURTS MAY REFUSE TO ENFORCE   The mortgage loans generally contain
DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND   "due-on-sale" and "due-on-encumbrance"
DEBT-ACCELERATION CLAUSES, ADVERSELY  clauses that permit the mortgagee to
AFFECTING EXERCISE OF REMEDIES UPON   accelerate the maturity of the mortgage
DEFAULTED MORTGAGE LOANS.             loan if the related borrower sells or
                                      otherwise transfers or encumbers the
                                      related Mortgaged Property or its interest in the Mortgaged Property in violation of the Mortgage. All of the mortgage loans also include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the default is immaterial, or if enforcement of the clause would be inequitable, unjust, or unconscionable.


BANKRUPTCY OF BORROWERS               Borrowers may be either individuals or
MAY ADVERSELY AFFECT PAYMENT OF       legal entities. Most of the borrowers that
MORTGAGE LOANS.                       are legal entities are not bankruptcy
                                      remote entities. Borrowers that are not
                                      bankruptcy remote entities may be more
                                      likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be
                                      (a) operating entities with businesses
                                      distinct from the operation of the
                                      property, with the associated liabilities and risks of operating an ongoing business or (b) individuals who may have personal liabilities unrelated to the Mortgaged
                                      Property. In addition, any borrower, as an owner of real estate, will be subject to certain potential liabilities and risks.
                                      We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against such borrower. See
                                      "Certain Legal Aspects of the Mortgage
                                      Loans--Foreclosure--Bankruptcy Laws" in
                                      the prospectus.


A HIGH RATE AND EARLY OCCURRENCE OF   The rate and the timing of delinquencies
BORROWER DELINQUENCIES AND DEFAULTS   and defaults on the mortgage loans will
MAY ADVERSELY AFFECT YOUR             affect:
INVESTMENT.
                                      (1)   the amount of distributions on your
                                            certificates;

                                      (2)    the yield to maturity of your
                                             certificates;

                                      (3)    the rate of principal payments on
                                             your certificates; and

                                      (4)    the weighted average lives of your
                                             certificates.

                                      If you calculate the anticipated yield of your Certificates based on a rate of default or amount of losses lower than that actually experienced by the mortgage loans and such additional losses are allocable to your class of Certificates or such losses result in a reduction of the Certificate Balance of your Certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of your Certificates if a portion of the loss is allocable to such certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss borne by you occurs, the greater the effect on your yield to maturity.


APPRAISALS AND ENGINEERING            In making your investment decision, you
REPORTS ARE OF LIMITED                should not rely on appraisals and
VALUE IN HELPING YOU MAKE             engineering reports on Mortgaged
YOUR INVESTMENT DECISION.             Properties as your only indicator of the
                                      actual value or physical characteristics of the Mortgaged Properties. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value.
                                      Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distressed or liquidation sale. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective mortgage loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.


CHANGES IN ZONING LAWS                The Mortgaged Properties are typically
MAY ADVERSELY AFFECT THE VALUE AND    subject to applicable building and zoning
INCOME OF MORTGAGED PROPERTY.         ordinances and codes affecting the
                                      construction and use of real property.
                                      Because the zoning laws applicable to a
                                      Mortgaged Property (including density,
                                      use, parking and set-back requirements)
                                      are generally subject to change at any
                                      time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate or operate the premises and, in the event of a substantial casualty loss, to rebuild or utilize the premises.


THE COSTS OF COMPLIANCE WITH          A borrower may be required to incur costs
APPLICABLE LAWS AND REGULATIONS       to comply with various existing and future
MAY ADVERSELY AFFECT A BORROWER'S     federal, state or local laws and
ABILITY TO REPAY ITS MORTGAGE LOAN.   regulations applicable to the related
                                      Mortgaged Property. Such costs, or the
                                      imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan. See "Certain Legal Aspects of the Mortgage Loans--Americans With
                                      Disabilities Act" in the prospectus.


LIMITATIONS ON THE ENFORCEABILITY OF Arrangements whereby certain of the CROSS-COLLATERALIZATION ARRANGEMENTS mortgage loans are cross-collateralized
MAY HAVE AN ADVERSE EFFECT ON         and cross-defaulted with one or more
RECOURSE IN THE EVENT OF A DEFAULT    related mortgage loans could be challenged
ON A CROSS-COLLATERALIZED MORTGAGE    as fraudulent conveyances by the creditors
LOAN.                                 or the bankruptcy estate of any of the
                                      related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

                                      (1)    the person did not receive fair
                                             consideration or reasonably
                                             equivalent value in exchange for
                                             such obligation or transfer; and

                                      (2)    the person (a) was insolvent at the
                                             time of the incurrence of such
                                             obligation or transfer; or (b) was
                                             engaged in a business or a
                                             transaction or was about to engage
                                             in a business or a transaction, for
                                             which properties remaining with the
                                             person constitute an unreasonably
                                             small capital; or (c) intended to
                                             incur, or believed that it would
                                             incur, debts that would be beyond
                                             the person's ability to pay as such
                                             debts matured.

                                      Accordingly, a lien granted by any such
                                      borrower could be avoided if a court were to determine that (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging such Mortgaged Property for the equal benefit of the other related borrowers, and (2) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

                                      We cannot assure you that a lien granted by a borrower on a Cross-Collateralized Loan to secure the mortgage loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein for more information regarding the
                                      Cross-Collateralized Loans.


THE CASH FLOW AND VALUE OF A          Certain of the Mortgaged Properties are
SINGLE-TENANT PROPERTY COULD          leased wholly or in large part to a single
BE ADVERSELY AFFECTED BY A            tenant or are wholly or in large
TENANT'S DEFAULT ON ITS LEASE.        part owner-occupied. Any default by such a
                                      tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot assure you that any such tenant will continue to perform its obligations under its lease
                                      (or, in the case of an owner-occupied
                                      Mortgaged Property, under the related
                                      mortgage loan documents). See "Description of the Mortgage Pool--Certain
                                      Characteristics of the Mortgage
                                      Pool--Tenant Matters" and Annex A herein.


LITIGATION AGAINST A BORROWER         From time to time, there may be legal
MAY ADVERSELY AFFECT THE              proceedings pending or threatened against
BORROWER'S ABILITY TO MEET            the borrowers and their affiliates
ITS MORTGAGE LOAN OBLIGATIONS.        relating to their business. We cannot
                                      assure you that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on the distributions to
                                      Certificateholders.


THE MASTER SERVICER OR SPECIAL        The Master Servicer and Special
SERVICER MAY HAVE INTERESTS           Servicer may purchase and own
DIFFERENT FROM THOSE OF THE           Certificates, including the
TRUST FUND DUE TO THE MASTER          Subordinate Certificates. Under such
SERVICER'S OR SPECIAL                 circumstances, it is possible that the
SERVICER'S PURCHASE OF                interests of the Master Servicer or
CERTIFICATES AND SERVICING OF         Special Servicer, as a holder of the
NON-TRUST FUND LOANS.                 Certificates of any class, may differ from
                                      those of the Certificateholders of any
                                      other class. The Master Servicer and
                                      Special Servicer have advised the
                                      Depositor that they intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related Mortgaged Properties. To the extent that overlap exists, the interests of the Master Servicer, the Special Servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The Master
                                      Servicer and Special Servicer are
                                      required, however, to service the mortgage loans in accordance with the Servicing
                                      Standard contained in the Pooling and
                                      Servicing Agreement.


INCORRECT ASSUMPTIONS REGARDING       In deciding whether to purchase any
PRINCIPAL PAYMENTS AND PREPAYMENTS    Offered Certificates, you should make an
MAY LEAD TO A LOWER THAN EXPECTED     independent decision as to the appropriate
YIELD ON YOUR INVESTMENT.             prepayment assumptions to be used. The
                                      yield on the Offered Certificates of any class will depend on, among other things, the Pass-Through Rate for such
                                      Certificates and the extent to which
                                      principal payments are applied to reduce the related certificate's principal balance. The yield on any Offered
                                      Certificate that is purchased at a
                                      discount or premium will also be affected by the rate and timing of principal payments and principal losses on the mortgage loans.

                                      If you purchase an Offered Certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield that is lower than you expect. If you purchase an Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield that is lower than you expect. Insofar as the principal in your Offered Certificate is repaid, you may not be able to reinvest such amounts in an alternative investment with a yield comparable to the yield on your Offered Certificates.


BORROWERS' FAILURE TO MAKE BALLOON    Substantially all of the mortgage loans
PAYMENTS MAY ADVERSELY AFFECT YOUR    are Balloon Loans. Balloon Loans involve
INVESTMENT.                           a greater risk of default than
                                      self-amortizing loans. The ability of a
                                      borrower to make a Balloon Payment
                                      typically will depend upon its ability
                                      either to refinance the related Mortgaged
                                      Property or to sell such Mortgaged
                                      Property at a price sufficient to permit the borrower to make the Balloon Payment.
                                      The ability of a borrower to accomplish
                                      either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including:

                                      (1)    the level of available mortgage
                                             rates;

                                      (2)    the fair market value of the
                                             related Mortgaged Property;

                                      (3)    the borrower's equity in the
                                             related Mortgaged Property;

                                      (4)    the financial condition of the
                                             borrower;

                                      (5)    the operating history of the
                                             related Mortgaged Property;

                                      (6)    tax laws;

                                      (7)    prevailing economic conditions; and

                                      (8)    the availability of credit for
                                             multifamily or commercial
                                             properties.

                                      See "Yield and Maturity
                                      Considerations--Yield
                                      Considerations--Balloon Payments/ARD Loan
                                      Payments" herein.

THE INEFFECTIVENESS OF RESTRICTIONS  Restrictions on voluntary prepayments
ON VOLUNTARY PREPAYMENTS MAY         contained in a promissory note (for
ADVERSELY AFFECT THE YIELD OF        example, Lockout Periods, Yield Maintenance
YOUR INVESTMENT                      Charges and Prepayment Premiums) affect the
                                     rate and timing of principal payments made on the related mortgage loan. Most of the mortgage loans provide that, for a specified amount of time during which a prepayment of such mortgage loan is permitted, it must be accompanied by a Yield Maintenance Charge or other
                                     Prepayment Premium. The existence of Yield
                                     Maintenance Charges or other Prepayment
                                     Premiums generally will result in the
                                     mortgage loans prepaying at a lower rate.
                                     However, the requirement that a prepayment be accompanied by a Yield Maintenance
                                     Charge or other Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. Furthermore, we cannot assure you that the obligation to pay a Yield Maintenance Charge or other
                                     Prepayment Premium will be enforceable
                                     under applicable state or federal law
                                     (including federal bankruptcy law) or, if enforceable, that the foreclosure proceeds received with respect to a defaulted mortgage loan will be sufficient to make such payment. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
                                     Provisions" and Annex A herein.

                                     The yield and total return on your Offered
                                     Certificates may differ significantly from your expectations due to prepayments on the mortgage loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate. For a discussion of certain factors affecting prepayment of the mortgage loans. See "Yield and Maturity Considerations" herein.

                                     The structure of the Offered Certificates causes the yield of certain classes to be sensitive to changes in the rates of prepayment of the mortgage loans and other factors. If you are purchasing any class of Offered Certificates other than the Class A-1 or Class A-2 Certificates, you will not receive any principal distributions until the certificate principal balance of each class that is senior to your class is reduced to zero.


INTEREST ON ADVANCES, SPECIAL        The Master Servicer or the Trustee will
SERVICING FEES, OTHER SERVICING      be entitled to receive interest on
EXPENSES AND ADDITIONAL TRUST FUND   unreimbursed Advances at the Advance Rate.
EXPENSES MAY REDUCE THE AMOUNT OF    Reimbursements will be made no ater than
DISTRIBUTIONS ON YOUR CERTIFICATES.  the Distribution Date following the date on which funds are available to reimburse such Advance. The Master Servicer's or the
                                     Trustee's right to receive such payments of interest precedes your right to receive distributions on the Offered Certificates.
                                     Consequently, this circumstance may result in decreased distributions to you that would not otherwise have resulted. See
                                     "The Pooling and Servicing Agreement--
                                     Advances" herein. In addition, certain
                                     circumstances, including late payment of principal and interest, will result in a mortgage loan being specially serviced.
                                     The Special Servicer is entitled to
                                     additional compensation for special
                                     servicing activities, including Special
                                     Servicing Fees, Disposition Fees and
                                     Workout Fees, which may result in decreased distributions on the Offered Certificates that would not otherwise have resulted.
                                     See "The Pooling and Servicing Agreement--
                                     Special Servicing" herein. Under the
                                     Pooling and Servicing Agreement, certain unanticipated or extraordinary expenses are deemed to be expenses of the trust fund, and no reimbursement for such expenses from any other party is provided for under the Pooling and Servicing

                                     Agreement. Shortfalls in Available Funds will result from such expenses of the trust fund and other similar items, and these shortfalls will generally be borne as described under "Description of the Certificates."

THE ABSENCE OF A SECONDARY          There is currently no secondary market for
MARKET FOR YOUR CERTIFICATES        the Offered Certificates. The Underwriters
MAY ADVERSELY AFFECT THE            have told us that they currently intend to
LIQUIDITY OF YOUR INVESTMENT.       buy and sell (that is, "make a market" in)
                                    the Offered Certificates, but they are
                                    under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will allow you to resell your Offered
                                    Certificates or that it will continue for the life of the Offered Certificates. We do not intend to apply for listing of the Offered Certificates on any securities exchange.



RISKS ASSOCIATED WITH THE           The transition from the year 1999 to the
YEAR 2000 MAY ADVERSELY             year 2000 may disrupt the ability of
AFFECT YOUR INVESTMENT.             computerized systems to process information,
                                    the collection of payments on the mortgage loans, and servicing of the mortgage loans and the performance of related duties by the Master Servicer, the Special Servicer, the Trustee, the borrowers and other third parties. The Depositor has been advised by the Master Servicer and the Special Servicer that, to their best knowledge, which may be based upon information obtained from vendors and/or from information obtained from sources which the Master Servicer and Special Servicer reasonably believe are reliable, that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by Master Servicer and Special Servicer, which Master Servicer and Special Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting or generating data required by this Agreement, will be Year
                                    2000 capable. The Master Servicer, the
                                    Special Servicer and the Trustee consider their products and services to be "Year 2000 capable" if the product or service will be capable of accurately performing calculations or other processing with respect to dates after August 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed or purchased or licensed by the Master Servicer and Special Servicer properly exchange date data. However, none of the Depositor, the Transferor or any affiliate of the Depositor or Transferor has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the
                                    Trustee. In the event that the computer
                                    systems of the Master Servicer, the Special
                                    Servicer or the Trustee are not fully Year
                                    2000 capable, the resulting disruption in the collection or distribution of receipts on the mortgage loans could materially and adversely affect the Certificateholders. In addition, borrower or tenant computer failures may cause an increase in delinquencies on the Mortgage Loans during the first quarter of 2000. For instance, defaults may arise from computer failures of retail systems of major tenants in retail commercial real estate properties, or from increased expenses or legal claims related to failures of embedded technology in building systems, or simply from delays in rent payments, even from tenants that are otherwise Year 2000 compliant.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of 241 commercial and multifamily "whole" mortgage loans (the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $874,522,722 (the "Cut-off Date Balance"), subject to a variance of plus or minus 5%. The "Cut-off Date Principal Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The "Pool Balance" as of any date will be the aggregate of the outstanding principal balances of the Mortgage Loans in the Mortgage Pool as of such date. The following description of terms and provisions of the Mortgage Loans is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description.

     The Annexes to this prospectus supplement provides certain additional information regarding the mortgage loans:

      o  Annex A (mortgage loan characteristics);

      o  Annex B (additional step loan and interest-only loan characteristics);

      o  Annex C (affiliated borrowers); and

      o Annex F (structural and collateral term sheet and top ten loan descriptions).

     Generally, each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments (each, a "Mortgage") that creates a first lien on one or more of a fee simple estate, an estate for years or a leasehold estate in a real property (a related "Mortgaged Property") improved for commercial or multifamily residential use.

     The percentage of the Cut-off Date Balance represented by each type of Mortgaged Property is as follows:


                                        MORTGAGED     CUT-OFF DATE
           PROPERTY TYPE               PROPERTIES       BALANCE
           -------------               ----------       -------
Retail--Anchored ..................         20            16.63
Retail--Unanchored ................         34            10.05
Retail--Single Tenant .............         17             3.95
Retail--Shadow Anchored ...........          2             0.88
                                            --           ------
 Retail Subtotal ..................         73            31.51
Multifamily .......................         76            22.24
Manufacturered Housing ............         16             3.64
                                            --           ------
 Housing Related Subtotal .........         92            25.88
Office ............................         28            14.19
Hotel--Full Service ...............         16             8.22
Industrial ........................         19             7.27
Mixed Use .........................         15             4.04
Hotel--Limited Service ............          9             3.16
Nursing Home ......................          8             3.15
Self-Storage ......................          6             1.36
Assisted Living Facility ..........          2             0.80
Congregate Care ...................          1             0.41
                                            --           ------
Total .............................        269           100.00%
                                           ===           ======

     No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer, the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

     The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor pursuant to "Mortgage Loan Purchase and Sale Agreement I" to be dated on or about July 14, 1999. The Transferor will purchase 99 and 22 Mortgage Loans (representing approximately 32.02% and 7.10% of the Cut-off Date Balance, respectively) from NRFinance and Bridger Finance, respectively, on or before the Closing Date pursuant to separate agreements (together, the "Underlying Mortgage Loan Purchase Agreements"). The Depositor will purchase 120 Mortgage Loans (representing approximately 60.88% of the Cut-off Date Balance) from Greenwich on or before the Closing Date pursuant to "Mortgage Loan Purchase and Sale Agreement II" to be dated on or about July 14, 1999. The Depositor will assign the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."


SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is secured by a Mortgage encumbering the related Mortgaged Property. Substantially all of the Mortgage Loans are non-recourse loans, meaning that if a borrower defaults thereunder, recourse generally may be had only against the specific Mortgaged Property securing such Mortgage Loan and any other assets specifically pledged by the borrower to secure such Mortgage Loan. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property.

     Each Mortgage constitutes a first lien on a Mortgaged Property. Generally such lien is subject only to (1) liens for current real estate and other taxes and special assessments not yet delinquent, (2) covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage that do not generally have a material adverse effect on the Mortgaged Property, (3) certain leases and subleases, and
(4) other matters that do not, individually or in the aggregate, materially and adversely affect the value of the Mortgaged Property or interfere with the borrower's ability to make required principal and interest payments.

     Ground Leases; Estates for Years. 8 of the Mortgage Properties, representing approximately 5.94% of the Cut-off Date Balance, are encumbered by a Mortgage on the related borrower's leasehold interest in the related Mortgaged Property. 1 of the Mortgage Properties, representing approximately 0.59% of the Cut-off Date Balance, is encumbered by (1) a first lien encumbering the related borrower's fee interest in a portion of the Mortgaged Property and (2) a leasehold interest in the remainder of the Mortgaged Property. The Mortgage Loan Sellers have represented that each ground lease expires not less than 10 years after the maturity date of the related Mortgage Loan (including extension options). See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the first day of each month (each, a "Due Date"). All of the Mortgage Loans provide for a grace period of ten days or less from the related Due Date before a scheduled payment is deemed to be contractually delinquent for purposes of imposing a late charge.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan, and does not permit any negative amortization or the deferral of interest except that 2 of the Mortgage Loans, representing approximately 0.60% of the Cut-off Date Balance, provide that for a period of up to two years from origination the borrower is obligated only to pay interest accrued each month. Those 2 Mortgage Loans have not yet reached the end of such period.

     Such Mortgage Loans are identified in Annexes A and B, and a summary of the relevant provisions is provided therein.

     ARD Loans; Excess Interest. 17 of the Mortgage Loans (the "ARD Loans"), representing approximately 7.31% of the Cut-off Date Balance, bear interest at their respective Mortgage Rates until an "Anticipated Repayment Date" specified therein. Commencing on such Anticipated Repayment Date, each such Mortgage Loan will bear interest at a fixed annual rate (the "Revised Rate") equal to the Mortgage Rate (or in the case of certain Mortgage Loans, the applicable Treasury Rate) plus a specified percentage (generally, no more than 5.0%, so long as the Mortgage Loan is included in the trust fund). The Master Servicer and Special Servicer will undertake in the Pooling and Servicing Agreement to deem the Revised Rate to accrue at the Mortgage Rate plus 2.00% per annum, and have agreed not to take any enforcement action with respect to the accrual or collection of Excess Interest, including any request for payment of such amounts, in excess of such rate, in each case unless each Rating Agency has been notified of the intention to do so and each Rating Agency has indicated that such action will not, by itself, result in the downgrade, qualification or withdrawal of any rating then assigned by it to any class of Certificates. Until the principal balance of such Mortgage Loan has been reduced to zero, such Mortgage Loan will only require the related borrower to pay interest at the Mortgage Rate, and the Excess Interest accrued at the related Revised Rate over the portion of the interest accrued at the related Mortgage Rate will be deferred. Such deferred interest will not be added to the principal balance of the related Mortgage Loan, but will itself accrue interest at the Revised Rate to the extent such accrual is lawful. Such accrued and deferred interest, and any interest accrued thereon is referred to herein as "Excess Interest."

     Borrowers under ARD Loans generally are required, on or prior to the related Anticipated Repayment Date, to enter into lockbox agreements whereby revenue from the related Mortgaged Property will be deposited into a lockbox account controlled by the Master Servicer, if certain conditions are met, rather then directly to the borrower. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property in a priority of payments specified in the related Mortgage Loan Documents.

     As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date. However, upon the commencement of such period, the borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The holders of the Class M Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including on Distribution Dates on or after that on which the class Certificate Balance thereof is reduced to zero.

     Amortization of Principal. 222 of the Mortgage Loans (the "Balloon Loans"), representing approximately 93.83% of the Cut-off Date Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates. Such final payment, together with interest for the one month period preceding such Balloon Loan's maturity date, is referred to herein as a "Balloon Payment". The remaining Mortgage Loans have amortization terms that match their respective terms to maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is approximately 54.22%.

     Prepayment Provisions. Generally, the Mortgage Loans provide that during a specified period (generally two to 12 months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loans voluntary prepayments may be made without restriction. Prior to such specified period, if any, each Mortgage Loan restricts voluntary prepayments in one or more of the following ways:

         (1) Imposing a "Lockout Period" by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan;

         (2) Imposing a "Yield Maintenance Charge" (as described Annex A) in connection with any principal prepayment made during a specified period of time (a "Yield Maintenance Period") after the date of origination of such Mortgage Loan or after a Lockout Period; or

         (3) Imposing "Prepayment Premiums" (fees or premiums generally equal to a fixed percentage of the then outstanding principal balance of such Mortgage Loan) in connection with any principal prepayment made during a specified period of time (a "Prepayment Premium Period") after any Lockout Period and any Yield Maintenance Period.

     57 of the Mortgage Loans, representing approximately 19.01% of the Cut-off Date Balance, contain provisions that prohibit a prepayment for a certain period of time (a "Lockout Period"), and thereafter allow prepayment which must be accompanied by payment of (i) an amount equal to the greater of a Prepayment Premium or Yield Maintenance Charge, (ii) a Yield Maintenance Charge, (iii) a Yield Maintenance Charge for a specified period, and a Prepayment Premium for subsequent specified period, or (iv) a Prepayment Premium.

     15 of the Mortgage Loans, representing approximately 2.47% of the Cut-off Date Balance, contain provisions that allow prepayment accompanied by payment of (i) an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium or (ii) a Yield Maintenance Charge without an initial Lockout Period.

     150 of the Mortgage Loans, representing approximately 65.17% of the Cut-off Date Balance, provide that after a period of not less than two years after the Closing Date (a "Defeasance Lockout Period"), a borrower may obtain a defeasance of the Mortgage Loan (and in the case of certain of such Mortgage Loans, such period during which a defeasance is allowed is followed by a period during which a prepayment must be accompanied by an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium).

     4 of the Mortgage Loans, representing approximately 2.12% of the Cut-off Date Balance, permit prepayment for a specified period accompanied by payment of a Yield Maintenance Charge, followed by a period during which defeasance is permitted.

     13 of the Mortgage Loans, representing approximately 2.70% of the Cut-off Date Balance, permit prepayment for a specified period accompanied by payment of a Yield Maintenance Charge, followed by a period during which prepayment is allowed accompanied by payment of a Prepayment Premium that declines over time.


     1 of the Mortgage Loans, representing approximately 7.92% of the Cut-off Date Balance, after a period of two years succeeding the Closing Date, permits defeasance. In addition, after a period of two years succeeding the Closing Date, the Mortgage Loan permits prepayment as follows: (i) during the five years succeeding the date of the origination of the Mortgage Loan, the Mortgage Loan permits prepayment accompanied by payment of the greater of (x) one percent of the amount of principal being prepaid or (y) a Yield Maintenance Charge, (ii) during the period of time after the fifth year succeeding the date of the origination of the Mortgage Loan to the sixth year succeeding the date of origination, the Mortgage Loan permits prepayment accompanied by the payment of an amount equal to one percent of the amount of principal being prepaid, and
(iii) after the sixth year succeeding the date of the origination of the Mortgage Loan, no premium or charge will be required in connection with any prepayment of the Mortgage Loan.

     Generally, the Mortgage Loans provide that during a specified period (generally two to 12 months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loans voluntary prepayments may be made without restriction.

     The table in "Summary--Overview of the Certificates--Prepayment Lockout/Premium Analysis" sets forth for the Distribution Date in each indicated month the percentage of the aggregate Scheduled Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which:

         (1)      a Lockout Period is in effect;

         (2) a prepayment must be accompanied by (a) a Yield Maintenance Charge, (b) the greater of a Yield Maintenance Charge or a Prepayment Premium (the percentage used in calculating such Prepayment Premium is also set forth in such table) or (c) a Prepayment Premium (the percentage used in calculating such Prepayment Premium is also set forth in such table); or

         (3) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable (designated "Open" on such table).

     Annex A attached hereto contains information regarding the calculation of Yield Maintenance Charges and Prepayment Premiums applicable to each of the Mortgage Loans.

     Prepayment Premiums and Yield Maintenance Charges are generally not imposed in connection with involuntary prepayments resulting from a Casualty or Condemnation, so long as no event of default then exists. The Prepayment Premiums and Yield Maintenance Charges are payable in connection with prepayments after an event of default but prior to the sale of the Mortgaged Property. Certain Mortgage Loans permit the related borrower to transfer the related Mortgaged Property to a third-party without prepaying the related Mortgage Loan if certain conditions are satisfied, including an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. See "--`Due-on-Encumbrance' and `Due-on-Sale' Provisions" below.

     You should note that the enforceability of provisions requiring payment of Prepayment Premiums and Yield Maintenance Charges has been challenged in some states. Neither the Depositor nor any Mortgage Loan Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions barring prepayment or requiring the payment of a Prepayment Premium or Yield Maintenance Charge or of the collectibility of any Prepayment Provision or Yield Maintenance Charge. See "Yield and Maturity Considerations" herein and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

     Defeasance. 154 of the Mortgage Loans, representing approximately 67.28% of the Cut-off Date Balance, grant the borrower the right, after a specified period, to obtain the release of the lien of the Mortgage on the Mortgaged Property by providing for the substitution for such Mortgaged Property, as collateral for the related promissory note, direct, non-callable obligations of the United States of America. Such securities must, in the aggregate, provide for payments on or prior to each

Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable under the related promissory note on each such date (or, in the case of the ARD Loans, through the related Anticipated Repayment Date, including prepayment in full on the related Anticipated Repayment Date). Conditions to the borrower's right to a defeasance include delivery of (1) an opinion of counsel stating that the Trust REMICs will not fail to maintain their respective status as REMICs as a result of such defeasance and (2) in some cases, written confirmation from the Rating Agencies that such defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates.

     "Due-on-Encumbrance" and "Due-on-Sale" Provisions. Except for 9 of the Mortgage Loans, representing approximately 0.73% of the Cut-off Date Balance, the Mortgages contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without its consent. Certain borrowers are allowed, under certain circumstances, to further encumber the related Mortgaged Property with additional liens. See "Risk Factors--If a Borrower Uses the Mortgaged Property as Security for Another Loan, the Value of the Mortgaged Property May be Adversely Affected" herein. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard described herein under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" whether to accelerate payment of a Mortgage Loan upon, or to consent to, any additional encumbrance of the related Mortgaged Property. In certain cases, acceleration may not be waived except upon confirmation from each Rating Agency that such waiver will not result in the downgrade, withdrawal or qualification of its then current rating of any class of Certificates.

     The Mortgages generally prohibit the borrower from transferring the Mortgaged Property, or allowing a change of ownership of the borrower, without the mortgagee's prior consent. For this purpose, a change in ownership of the borrower is generally defined to include:

         (1) over a specified percentage (generally from 10% to 49%) change in the ownership of the borrwer, a guarantor of the Mortgage Loan, or the general partner or managing member of the borrower;

         (2) the removal, resignation or change in ownership of, or the transfer or pledge of the partnership or membership interest of, any general partner or managing member of a borrower or a guarantor of the Mortgage Loan;

         (3) with respect to certain of such Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property; or

         (4) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person.

     With respect to certain of such Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if certain conditions are satisfied, typically including one or more of the following:

         (1)      no event of default has occurred;

         (2) the proposed transferee meets the mortgagee's customary underwriting criteria;

         (3) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria;

         (4)      an acceptable assumption agreement is executed; and

         (5) a specified assumption fee (generally between 0.5% and 1.0% of the then outstanding principal balance of the related Mortgage
                  Loan) has been received by the mortgagee.

     Certain of the Mortgages also allow: (1) changes in ownership between existing partners and members; (2) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities; (3) issuance by the borrower of new partnership or membership interests; (4) certain other changes in ownership for estate planning purpose; or (5) certain other transfers similar in nature to the foregoing.

     Upon any transfer or change in ownership of the Mortgaged Property which is in direct violation of provisions contained in the Mortgage Loan Documents, such documents generally permit the holder of the Mortgage Loan to accelerate the loan's maturity. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus. You should note that the enforceability of due-on-sale and due-on-encumbrance provisions has been challenged in several states.

     Default Provisions. The related Mortgage and the other documents contained in the Mortgage File (the "Mortgage Loan Documents") generally provide that an event of default will exist if:

         (1) the borrower fails to pay any regular installment of principal and/or interest (a) upon the date the same is due, (b) within a specified period (generally five days to 10 days) after the date upon which the same was due, or (c) within a specified period (generally five days to 10 days) following written notice from the mortgagee of such failure;

         (2) the borrower violates prepayment, defeasance, Due-on-Encumbrance or Due-on-Sale provisions;

         (3) the borrower fails to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to specified standards;

         (4) the imposition of a mechanic's, materialman's or other similar lien against the Mortgaged Property; or

         (5) the institution of a bankruptcy, receivership or similar action against the borrower or the Mortgaged Property.

     Additionally, the related Mortgage Loan Documents may contain other specified events of default, including one or more of the following:

         (1) the unapproved conversion of the related Mortgaged Property to a condominium or cooperative;

         (2)      defaults under certain other agreements;

         (3) defaults under or unapproved modifications to any related franchise agreement;

         (4) material changes to or defaults under any related management agreement; or

         (5) the failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of certain fines or penalties by any state or any Medicare, Medicaid, health, reimbursement or licensing agency.

     Upon an event of default, the Master Servicer or the Special Servicer may take such action as it deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan. Such action may include acceleration of maturity of the Mortgage Loan or complete or partial foreclosure of the Mortgage Loan.

     Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default ("Default Interest"). Default Interest is generally calculated as a specified rate above the stated interest rate of such Mortgage Loan, and in some cases may be calculated as a specified rate above a specified base rate (typically a prime rate reported in The Wall Street Journal or published by major money center banks). You should note that the enforceability of Default Interest provisions has been challenged in several states. Also, the collectibility of any Default Interest is dependent on the creditworthiness of the borrower. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

     Hazard, Liability and other Insurance. Each Mortgage Loan requires that the related Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Such insurance generally includes:

         (1) commercial general liability insurance for bodily injury or death and property damage;

         (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

         (3) such other coverage as the related Mortgage Loan Seller may have required based on the specific characteristics of the Mortgaged Property (including in each case other than where a Major Tenant is self insured or has independently procured similar insurance, rental loss insurance and business interruption insurance); and

         (4) where appropriate, boiler and machinery coverage and flood insurance.

     Generally, the insurance set forth in clause (2) above must be for an amount equal to (1) the full replacement cost of the Mortgaged Property or (2) the outstanding principal balance of the related Mortgage Loan, whichever is less but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. With respect to some of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies.

     Generally, the borrower is required to maintain an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12-months of operations of the Mortgaged Property. The Mortgage Loan Documents relating to 1 of the Mortgage Loans, representing approximately 0.04% of the Cut-off Date Balance, however, do not specifically require the related borrowers to maintain business interruption or rental continuation coverage, but generally do require the related borrowers to obtain and maintain any insurance that the mortgagee may reasonably require.

     The related Mortgage Loan Documents typically provide that in the event of damage to the related Mortgaged Property (a "Casualty"), insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather than to restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such proceeds to restoration of the related Mortgaged Property if certain conditions are met. These conditions typically include one or more of the following:

         (1) the insurance proceeds payable are less than a specified amount;

         (2) less than a specified percentage of the related Mortgaged Property is destroyed;

         (3) the value of the related Mortgaged Property following such Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property before such Casualty;

         (4) the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

         (5) such restoration will cost less than a specified amount and such proceeds are sufficient to complete such restoration;

         (6) such restoration can be accomplished within a specified time period;

         (7) the restored Mortgaged Property will adequately secure the related Mortgage Loan;

         (8) income (including rents and insurance proceeds) will be adequate to service the debt during the restoration period; and

         (9)      no event of default then exists.

     Certain leases require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan Documents permit the application of insurance proceeds to satisfy such requirement.

     Condemnation. Generally, the Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a "Condemnation") will be paid directly to the mortgagee. The mortgagee may elect to apply such proceeds to the outstanding indebtedness rather than to the restoration of the related Mortgaged Property. However, the mortgagee may be required to apply such awards to restoration of the related Mortgaged Property if certain conditions are met. These conditions typically include one or more of the following:

         (1)      the award is less than a specified amount;

         (2) the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rental revenue from the Mortgaged Property;

         (3) restoration will cost less than a specified amount and sufficient funds are available to complete such restoration;

         (4) restoration can be accomplished within a specified time period;

         (5) income (including the Condemnation award, rental revenue and insurance proceeds) will be adequate to service the debt during the restoration period;

         (6)      no event of default then exists; or

         (7) such restoration is feasible and the Mortgaged Property will be commercially viable after such restoration.

     Certain leases require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation, and the related Mortgage Loan Documents permit the application of Condemnation Proceeds to satisfy such requirement.

     Delinquencies and Modifications. As of the Cut-off Date, no Mortgage Loan was more than 30-days delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower.


CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan has a Cut-off Date Principal Balance of $69,289,658, which represents approximately 7.92% of the Cut-off Date Balance. The ten largest individual Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately 25.41% of the Cut-off Date Balance.

     Descriptions of the Ten Largest Individual Mortgage Loans. See Annex F attached to this prospectus supplement.

     Affiliated Borrowers. 67 Mortgage Loans, representing approximately 21.65% of the Cut-off Date Balance, were made to affiliated entities. The two largest groups consist of 20 and 2 Mortgage Loans, collectively representing approximately 3.44% and 1.52% of the Cut-off Date Balance, respectively. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 7.92% of the Cut-off Date Balance.

     20 Mortgage Loans, representing approximately 5.51% of the Cut-off Date Balance, are cross-collateralized and cross-defaulted with one or more other Mortgage Loans made to the same borrower or to an affiliate thereof. 44 Mortgage Loans, representing approximately 15.71% of the Cut-off Date Balance, are made to the same borrower or to an affiliate thereof but are not cross-collateralized or cross-defaulted. "Cross-Collateralized Loans" and "Cross-Defaulted Loans" reduce the risk that the inability of an individual Mortgaged Property to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses) by making the pool of collateral available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans and by making it easier for a lender to foreclose on performing collateral should the need arise. Annex C contains the Affiliated Borrower Loan Table, which sets forth more detailed information regarding Mortgage Loans made to a single borrower or to a single group of affiliated borrowers.

     Geographic Concentration. The Mortgaged Properties are located in 40 states and the District of Colombia. The states with the greatest concentration of Mortgage Loans are indicated in the table below. No more than 4% of the Mortgage Loans by Cut-off Date Balance are secured by Mortgaged Properties located in any state not indicated below or the District of Colombia.




                                             PERCENTAGE OF
                             NUMBER OF       CUT-OFF DATE
STATE                     MORTGAGE LOANS        BALANCE
----------------------   ----------------   --------------
California ...........   34                      20.07%
New York .............   20                       9.37%
Arizona ..............   12                       7.27%
Florida ..............   25                       5.62%
Pennsylvania .........   17                       5.33%
Ohio .................   20                       4.02%

     Environmental Risks. An ESA, a similar study, an update of a previously conducted Phase I ESA, an update based on information contained in an established database, or in the case of certain Mortgage Loans with an original principal balance of less than $1,000,000 (or $1,500,000 in the case of Bridger Finance and Greenwich), an environmental transaction screen assessment, was obtained by the related Mortgage Loan Seller with respect to each of the Mortgaged Properties within 12-months of the respective dates as of which the Mortgage Loans were originated.

     Other than as described below, the Mortgage Loan Sellers have informed the Depositor that such ESAs, transaction screen assessments, studies or updates did not identify any material adverse environmental conditions or circumstances, except for:

         (1) cases where such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

         (2) cases where a qualified environmental consultant recommended an operations and maintenance plan and such plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining such plan;

         (3) cases where soil or groundwater contamination was suspected or identified and either (a) such condition was remediated or abated prior to the origination date of the Mortgage Loan; (b) a "no further action" letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained to cover the estimated costs of any further required investigation, testing, monitoring or remediation; and

         (4) those cases in which a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, a responsible party has been identified under applicable law, and either (a) such condition is not known to have affected the Mortgaged Property or (b) the responsible party has either received a "no further action" letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower.

     The foregoing information is based upon ESAs, transaction screen assessments, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

     The ESAs, studies, transaction screen assessments, or updates with respect to certain Mortgaged Properties identified potentially adverse environmental conditions which, if confirmed through further investigation or research, could be important and require material expenditure.

     You should understand that none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any affiliate of any of the foregoing, any environmental consultants or any other person guarantees the absence of or extent of any environmental condition on the Mortgaged Properties that could result in environmental liability. The ESAs, transaction screen assessments, similar studies and updates are limited in scope, and may not uncover every environmental condition or fully reveal the severity of any environmental conditions observed. Further, none of the aforementioned persons or entities can give any assurance that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material additional study costs or material remediation expenses, or generate material liabilities, or otherwise put stress on the borrower's cash flow.

     Other Financing. 7 of the Mortgage Loans, representing approximately 9.80% of the Cut-off Date Balance, allow the borrower, under circumstances specified in the Mortgage Loan Documents, either to maintain an existing subordinate mortgage encumbering the Mortgaged Property or to grant such a subordinate mortgage in the future. Such Mortgage Loans are identified in Annex A. The circumstances specified in the Mortgage Loan Documents typically include one or more of the following:

         (1) The senior mortgagee must approve one or more of the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan document.

         (2) The subordinate mortgage is unconditionally subordinated to the related Mortgage Loan Documents, and/or the subordinate lender is prohibited from exercising any remedies against the borrower without the senior mortgagee's consent and/or from receiving any payments on such subordinate debt if, for the preceding 12-months, either (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from 1.20 to 1.30), or (b) the aggregate loan-to-value ratio for such Mortgage Loan and such subordinate debt is greater than a specified ratio (generally ranging from 70% to 80%).

         (3)      The subordinate debt is non-recourse.

         (4) The Mortgaged Property is in acceptable economic condition as of the effective date of the subordinate financing, such condition being typically indicated by the following: (a) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate debt is equal to or greater than a specified ratio (generally 1.20), and/or (b) the aggregate loan-to-value ratio for such Mortgage Loan and such subordinate debt is less than a specified ratio (generally ranging from 70% to 80%).

         (5) The conditions set forth in the Pooling and Servicing Agreement for waiver of Due-on-Encumbrance provisions are met.

     With respect to the Mortgage Loans sold by Bridger Finance to the Transferor, if the related borrowers are "special purpose entities," the related Mortgage Loan Documents prohibit the borrowers from incurring unsecured subordinated debt. If, however, the related borrowers are not "special purpose entities," the related Mortgage Loan Documents do not contain provisions that prohibit the borrowers from incurring unsecured subordinated debt.

     Zoning Compliance. The related Mortgage Loan Seller received assurances that all of the improvements located upon each respective Mortgaged Property complied in all material respects with applicable zoning laws, or that such improvements qualified as permitted nonconforming uses. In some cases, the assurances were limited to a representation or warranty from the related borrower, for breach of which recourse may be had to such borrower.

     Tenant Matters. With respect to 96 of the Mortgage Loans, representing approximately 39.5% of the Cut-off Date Balance, a major tenant occupies more than 20% of the net leasable area of the related Mortgaged Property. Many of such major tenants occupy their respective leased premises pursuant to leases that require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. With respect to Mortgage Loans secured by a retail, office or industrial property, the related Mortgage Loan Seller or originator generally obtained an estoppel certificate from each major tenant in which such tenant indicated its intention to continue in the relevant lease and that such tenant was not presently aware of any condition or event that would allow it to terminate such lease prior to the end of the lease term. Generally, major tenants do not have investment grade credit ratings. Additional information regarding major tenants is set forth in Annex A herein.

     Other Information. Annex A sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. Such information was primarily derived from financial statements supplied by the borrowers which, in most cases, are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the Mortgage Loan Sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related Mortgage Loan Seller, as described below, to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. None of the Depositor, the Transferor or either of the Underwriters has verified the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."

     "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Net Cash Flow" are not substitutes for, or improvements upon, net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the Mortgaged Properties, and "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" as set forth herein are not intended to represent such future net income or net cash flow.

     Appraisals of the Mortgaged Properties, conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA, were obtained in connection with the origination of the Mortgage Loans. No other person has prepared or obtained a separate appraisal or reappraisal. Another appraiser might arrive at a different opinion of value. Any Appraised Value might differ from the value that would be determined in a current appraisal or the amount that would be realized upon a sale or liquidation of the Mortgaged Property. Accordingly, you should not rely on the Loan-to-Value Ratios set forth herein as necessarily indicative of the true Loan-to-Value Ratios.

     Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (1) cash currently generated by a property annually that is available for debt service (that is, cash that remains after payment of operating expenses) to (2) required annual debt service payments. Debt service coverage ratios, however, only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (because, for instance, it is subject to leases that expire during the loan term and provide for above-market rents, or that are difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, tenant improvements and leasing commissions when expiring leases are replaced. Accordingly, we can give no assurance and make no representation that the Debt Service Coverage Ratios accurately reflect the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.

     For purposes of Annex A:

         (1) "Net Operating Income" or "NOI" means revenue derived from the use and operation of the Mortgaged Property (primarily rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers have informed the Depositor that they have adjusted items of revenue and expense shown on the borrowers' financial statements in order to reflect the historical operating results for the Mortgaged Properties on a normalized basis
     (for example, adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate security deposits and to eliminate non-recurring items and items not related to the operation of the Mortgaged Property. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers have informed the Depositor that they have made the adjustments based upon their review of borrower financial statements, their own experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property. "1997 NOI" and "1998 NOI" reflect calendar or fiscal year operations for 1997 and 1998, respectively.

        (2) "Cash Flow" means the NOI for the related Mortgaged Property decreased by tenant improvement costs, leasing commissions, capital expenditures and other non-recurring expenditures, as appropriate.

        (3) "Underwritten NOI DSCR" means the NOI for the related Mortgaged Property on an annual basis as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rates, with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, percentage rents and vending income are included only if sustainable. Revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a mid-range industry norm for expenses on similar properties in similar locations plus the greater of actual management fees or an assumed market rate management fee and a reserve for replacement of capital items.

         (4) "Underwritten Net Cash Flow" for the related Mortgage Loan Seller means the Underwritten NOI for such Mortgage Loan decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance, based upon its underwriting guidelines, for average annual tenant improvements and leasing commissions.

         (5) "Appraisal Value" means the appraised value of such property as determined by an appraisal made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the related Mortgage Loan Seller.

         (6) "Monthly Debt Service" means, for any Mortgage Loan, the current monthly debt service (that is, interest at the related Mortgage Rate and principal) payable with respect to such Mortgage Loan commencing on the Cut-off Date (assuming no prepayments occur).

         (7) "Debt Service Coverage Ratio," "Underwritten NOI DSCR" or "DSCR" means, (a) the Underwritten Net Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

         (8) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means the Cut-off Date, Principal Balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

         (9) "Balloon/ARD LTV Ratio" means the Balloon Amount or ARD Amount for such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

      (10) "ARD Amount" or "ARD Balance" for any ARD Loan is equal to the Scheduled Principal Balance as of the related Anticipated Repayment Date.


      (11) "Balloon Amount" or "Balloon Balance" means the principal amount, if any, due at maturity, taking into account scheduled amortization and assuming no prepayments or defaults.


      (12) "Physical Occupancy %" means the percentage of net rentable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related Mortgage Loan Seller. The "Occupancy As of Date" for each Mortgage Loan are based upon rent rolls received by the related Mortgage Loan Seller from the related borrower or mortgage loan originator (if other than the related Mortgage Loan
  Seller).


      (13) "Remaining Term to Maturity" means the number of Due Dates remaining from the Cut-off Date through the maturity of a mortgage loan (or, for an ARD Loan, through its related Anticipated Repayment Date).


      (14) "Remaining Amortization Term" for any Mortgage Loan is calculated at its original amortization term (based upon such Mortgage Loan's original balance, interest rate and monthly payment, in the case of an ARD Loan, assuming prepayment in full on its related Anticipated Repayment Date) less the number of Due Dates through and including the Cut-off Date.


      (15) The "Year Built" is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance and/or other insurance policies.


      (16) The "Year Renovated" is based upon information contained in the appraisal of the related Mortgaged Property.


      (17) All calculations of any applicable Lockout Period, Defeasance Lockout Period, Yield Maintenance Period, Prepayment Premium or Yield Maintenance Charge for a Mortgage Loan are based upon such Mortgage Loan's first scheduled payment date.


      (18) For each Mortgage Loan secured by more than one Mortgaged Property, the "Number of Units," "Units/SF," "Appraised Value," "Current Occupancy," "Underwritten NOI" and "Underwritten Cash Flow" is the sum of the respective values for each Mortgaged Property securing such Mortgage Loan.


      (19) "Weighted Average Remaining Term" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.


      (20) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

                   CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the Mortgage Pool and the Mortgaged Properties is based upon the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date. Before we issue the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if such Mortgage Loans are prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool before we issue the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool, as described in this prospectus supplement. Accordingly, the characteristics of the Mortgage Loans constituting the Mortgage Pool at the time we issue the Certificates may vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     Each of NRFinance and Bridger Finance will make certain representations and warranties to the Transferor in the related Underlying Mortgage Loan Purchase Agreements. The Transferor will make substantially similar representations and warranties to the Depositor in Mortgage Loan Purchase and Sale Agreement I. Greenwich will make representations and warranties to the Depositor in Mortgage Loan Purchase and Sale Agreement II that are substantially similar to the representations and warranties of NRFinance and Bridger Finance in the Underlying Mortgage Loan Purchase Agreements. The sole remedy available to the Trustee or Certificateholders for a Mortgage Loan Seller's failure to cure any breach of such representations and warranties that materially and adversely affect the interest of the Certificateholders in the affected Mortgage Loan is for the Trustee to enforce its rights against the Transferor or Greenwich, as applicable, to require it to cure the breach or repurchase the affected Mortgage Loan within 85 days of receiving notice of such breach or as otherwise provided in the Pooling and Servicing Agreement. The Depositor will assign its rights under Mortgage Loan Purchase and Sale Agreement I and Mortgage Loan Purchase and Sale Agreement II (and therewith the rights of the Transferor under the Underlying Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders.

     All references in these representations and warranties are to related documents, Mortgaged Properties and entities unless otherwise indicated. The representations and warranties are made for each Mortgage Loan as of the date specified in the related Underlying Mortgage Loan Purchase Agreement, and include the following (subject to certain exceptions set forth in such Underlying Mortgage Loan Purchase Agreement and attached hereto as Annex E):

     (1) Mortgage Loan Characteristics. The information set forth in the mortgage loan schedule is true, correct and complete in all material respects; provided, however, that with respect to the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," "1997 NOI," "1998 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR", the Mortgage Loan Seller represents only that the information is a correct and accurate reproduction or derivation, as adjusted by the Mortgage Loan Seller in accordance with its customary underwriting practices and procedures, of the information provided to it by the borrower (or an affiliate or principal thereof) and takes no responsibility for the accuracy or completeness of the information provided by the borrower (or such affiliate or principal); provided, further, however, that the Mortgage Loan Seller has no actual knowledge that the information is incorrect, inaccurate or incomplete following the reasonable and customary due diligence performed by the Mortgage Loan Seller in connection with its origination or purchase of the Mortgage Loans.

     (2) Domestic Borrower. The borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States of America.

     (3) Single-Purpose Bankruptcy Remote Entity. Each borrower of a Mortgage Loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents as of the date of origination of the Mortgage Loan provide that so long as the Mortgage Loan is outstanding, it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable Mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against such borrower remote, and as to which the borrower has delivered an opinion of counsel concerning substantive non-consolidation and as to which the borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the Mortgage or the other Mortgage Loan Documents, has its own books and records separate and apart from any other person and holds itself out as being a legal entity, separate and apart from any other person.

     (4) Delivery of Mortgage Loan Documents. The Mortgage Loan Seller has caused or will cause to be delivered to the Transferor (or its designee) or the Depositor or its designee, within the time period prescribed by the Underlying Mortgage Loan Purchase Agreement or Mortgage Loan Purchase and Sale Agreement II, each of the documents comprising the Mortgage File for each Mortgage Loan.

     (5) Payment Current. All payments required to be made with respect to the Mortgage Loan under the terms of the promissory note or the Mortgage (inclusive of any applicable grace or cure period) up to the Closing Date have been made. Within the twelve months preceding the Closing Date, there has not been any delinquency in excess of 30 days with respect to the Mortgage Loan.

     (6) Equity Participation or Participation Interest. The Mortgage Loan contains no equity participation by the Mortgage Loan Seller and is a whole loan and not a participation interest. Neither the promissory note nor the Mortgage provides for negative amortization or any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property. The Mortgage Loan Seller has no ownership interest in that Mortgaged Property or in the borrower other than in the Mortgage Loan being assigned and sold. Neither the Mortgage Loan Seller nor any affiliate of the Mortgage Loan Seller has any obligation to make any capital contributions to the borrower under the Mortgage or any other Mortgage Loan Document.

     (7) Compliance with Applicable Laws. As of the date of its origination, the Mortgage Loan either complied with, or was exempt from, applicable federal or state laws, regulations and other requirements pertaining to usury. To the best of the Mortgage Loan Seller's knowledge, as of the date of origination of the Mortgage Loan, the originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of the Mortgage Loan. No governmental or regulatory approval or consent is required for the sale of the Mortgage Loan by the Mortgage Loan Seller, and the Mortgage Loan Seller has full right, power and authority to sell that Mortgage Loan. To the extent necessary to ensure the enforceability of the Mortgage Loan and the effective sale, transfer and assignment thereof and of the promissory note, the originator and/or the Mortgage Loan Seller each was qualified and appropriately licensed to transact business in the jurisdiction in which the Mortgaged Property is located at the time such entity had possession of the promissory note.

     (8) Proceeds Fully Disbursed. The proceeds of the Mortgage Loan have been fully disbursed (although certain reserve accounts controlled by the Mortgage Loan Seller may have been established as described in Annex A), and there is no requirement for future advances thereunder.

     (9) Origination Expenses Paid. All costs, fees and expenses incurred in connection with the origination and closing of the Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the borrower.

     (10) Documents Valid. Each of the promissory note, the Mortgage and any other Mortgage Loan Document is the legal, valid and binding obligation of the borrower, the guarantor or other party executing that document (subject to any non-recourse or partial recourse provisions contained therein) and is enforceable in accordance with its terms subject to customary exceptions. There is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note, Mortgage or any other Mortgage Loan Document, nor will the operation of any of the terms of the promissory note or the Mortgage, or the exercise of any right thereunder, render either the promissory note or the Mortgage, unenforceable or subject to any valid offset, defense, counterclaim or right of rescission, including, without limitation, the defense of usury, and the Mortgage Loan Seller has no knowledge that any such offset, defense, counterclaim or right of rescission has been asserted or is available with respect thereto. Except as described in the immediately following sentence, the promissory note and the Mortgage do not require the mortgagee to release any portion of the Mortgaged Property except upon payment in full of the mortgage loan or the exercise of a defeasance feature. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans, certain Mortgage Loans secured by multiple Mortgaged Properties, and certain Mortgage Loans secured by one or more parcels constituting a single Mortgaged Property, the mortgagee may be required to release a Mortgaged Property or a portion thereof upon payment of a portion of the Mortgage Loan, as specified in the Mortgage Loan Documents.


     (11) Assignment of Mortgage; Note Endorsement. The assignment of mortgage (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) is or will be in recordable form and constitutes or will constitute the Mortgage Loan Seller's legal, valid and binding assignment to the Transferor or the Depositor of the Mortgage and any assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. The Mortgage Loan Seller's endorsement and delivery of the promissory note to the Transferor or the Depositor in accordance with the terms of the Underlying Mortgage Loan Purchase Agreement or Mortgage Loan Purchase and Sale Agreement II constitutes or will constitute the Mortgage Loan Seller's legal, valid and binding assignment to the Transferor or the Depositor of that promissory note, and together with the Mortgage Loan Seller's execution and delivery of the assignment of mortgage to the Transferor or the Depositor, legally and validly conveys or will convey all right, title and interest of the Mortgage Loan Seller in that Mortgage Loan to the Transferor or the Depositor.

     (12) First Lien. Based on the related policy of title insurance (or pro forma or specimen policy or "marked-up" commitment for title insurance), the Mortgage is a legal, valid and enforceable first lien on the Mortgaged Property (including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to those buildings, and all additions, alterations and replacements made at any time prior to the closing date of the Mortgage Loan with respect to the foregoing, but excluding any related personal property) which Mortgaged Property is free and clear of all liens and encumbrances having priority over or equal to the first lien of the Mortgage, except for:

       (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

       (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan or (B) interfere with the borrower's ability to make required interest and principal payments or to make use of that Mortgaged Property for the intended purposes therefor;

      (c) leases and subleases pertaining to the Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of the Mortgage; provided that those leases and subleases, if any, are with entities which are not affiliated with the Mortgage Loan Seller; and

      (d) other matters which do not, individually or in the aggregate, materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan, or (B) interfere with the borrower's ability to make required principal and interest payments or to make use of the Mortgaged Property for the intended purposes therefor.

     (13) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Transferor or its designee or the Depositor or its designee as part of the Mortgage File:

     (a) neither the promissory note nor the Mortgage (including any amendments or supplements thereto) included in the Mortgage File) has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded;


     (b) the Mortgaged Property has not been released from the lien of the Mortgage; and

     (c) the borrower has not been released from its obligations under the Mortgage, in whole or in any part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by the Mortgage.

     (14) Defeasance. A Mortgage Loan that permits defeasance provides that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of all or a portion of the Mortgaged Property from the lien of the Mortgage upon the pledge to the Trustee of non-callable U.S. Treasury or other non-callable U.S. government obligations that provide for payments on or prior to all successive payment dates to maturity (or, in the case of an ARD Loan, through the Anticipated Repayment Date) in the amounts due on those dates and upon the satisfaction of certain other conditions. A Mortgage Loan containing a defeasance provision has a Defeasance Lockout Period of not less than two years after the Closing Date or includes other conditions precedent the satisfaction of which will ensure that the exercise of such a feature will not cause a REMIC to fail to be a REMIC. In certain cases, the Mortgage Loans require that a REMIC opinion be provided as a condition to exercise of any defeasance option, and the Mortgage or the other Mortgage Loan Documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the Mortgaged Property:

     (a) the borrower must provide the mortgagee with a prior written notice of not less than 30 days;

     (b) the borrower must either (i) deliver to the mortgagee or the servicer of the Mortgage Loan, as the case may be, the government obligations described above in this clause (14) or (ii) pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this clause (14);

    (c) the borrower must provide a written confirmation from the Rating Agencies indicating that the defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates;

    (d) the borrower must deliver an officer's certificate to the effect that all of its obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

    (e) the borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with the defeasance.

     (15) No Delinquent Taxes or Assessments. All tax or governmental assessments, or installments thereof, which were due on or prior to the date of origination had been paid as of such date and the Mortgage Loan Seller knows of no tax or governmental assessment, or if payable in installments, any installment thereof, which became due and owing thereafter and prior to the Closing Date in respect of the Mortgaged Property, which, if left unpaid, would be, or might become, a lien on the Mortgaged Property having priority over the Mortgage which has become delinquent such that (A) such tax, assessment or installment has commenced to accrue interest or penalties, or (B) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment, as applicable.

     (16) Escrow or Reserve Deposits. As of the Closing Date: (a) the reserve accounts, if any, contain all escrow deposits and other payments required by the terms of the Mortgage Loan Documents (inclusive of any applicable grace or cure period) to be held by the Mortgage Loan Seller as of the Closing Date; and
(b) the Mortgage Loan Seller is transferring all amounts on deposit in the reserve account(s) on the Closing Date to the Transferor or the Depositor or to the extent not being transferred to the Transferor or the Depositor, all escrow deposits and other payments required under the promissory note, the Mortgage and any other Mortgage Loan Documents have been applied in accordance with their intended purposes by the mortgage loan originator, the Mortgage Loan Seller or its agent.

     (17) No Third Party Advances. The Mortgage Loan Seller has not, directly or indirectly, (a) advanced funds; (b) induced or solicited any payment from a person other than the borrower; or (c) to the Mortgage Loan Seller's knowledge, received any payment other than from the borrower, for the payment of any amount required under the promissory note or the Mortgage, except for interest accruing from the date of the promissory note or the date of disbursement of the proceeds of the Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under the promissory note.

     (18) No Condemnation or Damages. To the best of the Mortgage Loan Seller's knowledge, no proceedings for the total or partial condemnation of the Mortgaged Property (a) have occurred since the date as of which the appraisal relied upon in the origination of the Mortgage Loan was prepared or (b) are pending or threatened other than, in each case, proceedings as to partial condemnation which do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan. To the best of the Mortgage Loan Seller's knowledge, the Mortgaged Property is free of material damage. The Mortgage requires that any related condemnation award be applied either to the restoration of the Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

     (19) No Mechanics' Liens. To the Mortgage Loan Seller's knowledge, the Mortgaged Property (excluding any related personal property) (i) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof and (ii) no rights are outstanding that, under applicable law, could give rise to any such liens any of which liens are or may be prior to, or equal with, the lien of the Mortgage, except, with respect to (i) and (ii) above, those which are insured against by the lender's title insurance policy referred to in (23) below.

     (20) Title Survey: Improvements; Separate Tax Parcels. The Mortgage Loan Seller has delivered an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to the Mortgaged Property which satisfied, or the Mortgage Loan Seller otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except with respect to any Mortgaged Property located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted and such standard general exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. Except for encroachments and similar matters which are inconsequential, do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, or are insured against by the related lender's title insurance policy described in (23) below, surveys and/or title insurance obtained at the time of the origination of the Mortgage Loan indicated or insured that (A) none of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property in the related appraisal at the time of the origination of the Mortgage Loan lie outside the boundaries and building restriction lines of the Mortgaged Property, and (B) no improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related lender's title insurance policy.

     (21) Title. The Mortgage Loan Seller has good title to and is the sole owner and beneficial holder of the Mortgage Loan. The Mortgage Loan Seller has full power, authority and legal right to sell and assign the Mortgage Loan, is the sole mortgagee or beneficiary of record under the Mortgage and is transferring the Mortgage Loan to the Transferor or the Depositor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering the Mortgage Loan.

     (22) Compliance with Laws. To the best of the Mortgage Loan Seller's knowledge, based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the borrower at the time of origination of the Mortgage Loan or other information reasonably acceptable to the Mortgage Loan Seller at the time of origination of that Mortgage Loan:

    (a) no improvements located on or forming a part of the Mortgaged Property are in violation of any applicable zoning and building laws or ordinances;

    (b) the Mortgaged Property complies with all other laws and regulations pertaining to the use and occupancy thereof (excluding environmental laws (see (34) and (35) below) and all applicable insurance requirements;

    (c) the borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for compliance, including, but not limited to, certificates of occupancy (if available); and

    (d) the Mortgage Loan Seller has not received notification from any governmental authority that the Mortgaged Property violates or does not comply with laws or regulations or is being used, operated or occupied unlawfully or that the borrower has failed to obtain such inspections, licenses, permits, authorizations or certificates, except for such violation or non-compliance (A) which does not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the Mortgaged Property was intended at the time of origination of the Mortgage Loan, (B) which is specifically addressed by the appraiser in the determination of the related appraised value, or (C) for which a reserve account held for the related Mortgage Loan Seller has been established in an amount sufficient to pay for the estimated costs to correct the violations or non-compliance.

     (23) Title Insurance. The lien of the Mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of the Mortgage Loan (after all advances of principal) insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a valid first lien on the Mortgaged Property, subject only to exceptions described in (12) above (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, the policy will be issued and is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing the Mortgage Loan). The premium for the title insurance policy has been paid in full and the title insurance policy is (or, when issued, will be) in full force and effect, and upon endorsement and delivery of the related promissory note to the Transferor or the Depositor and recording of the related assignment of mortgage in favor of the Transferor or the Depositor in the applicable real estate records, the title insurance policy will inure to the benefit of the Transferor or the Depositor. The title insurance policy (a) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely (1) affect the value of the Mortgaged Property as security for the Mortgage Loan, or (2) interfere with the borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, and (b) only contains such exceptions for encroachments, boundary and other survey matters as are customarily accepted by prudent commercial mortgage lenders. The Mortgage Loan Seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of any such title insurance policy. The Mortgage Loan Seller has not made any claim under any title insurance policy.

     (24) Insurance Related to Mortgaged Property. All improvements on the Mortgaged Property are insured by (A) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (1) the full replacement cost of all improvements to the Mortgaged Property, and (2) the outstanding principal balance of the Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in the insurance policy, which policy contains a standard mortgagee clause naming the originator or the Mortgage Loan Seller and its successors as additional insureds; (B) an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of the Mortgaged Property; (C) a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and (D) if any material improvement on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (1) the stated principal amount of the related promissory note, and (2) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. As of the Closing Date, the insurance premium for each insurance policy shall have been paid or escrowed. Each insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee (except that, in the event of nonpayment of insurance premiums, each insurance policy provides for termination upon not less than 10 days' prior written notice), and no notice has been received by the Mortgage Loan Seller. With respect to each insurance policy, the Mortgage Loan Seller has received a certificate of insurance or similar document dated within the last 12 months to the effect that the insurance policy is in full force and effect. The Mortgage Loan Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The Mortgage Loan Documents require the borrower or a tenant of the borrower to maintain each insurance policy at its expense, but authorizes the mortgagee to maintain any insurance policy at the borrower's expense upon the borrower's or tenant's failure to do so (subject to any applicable notice or cure periods). The Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

     (25) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (A) which are collateral under the Mortgage or under a security or similar agreement executed and delivered in connection with the Mortgage Loan, and (B) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law a security interest in such furniture, fixtures, equipment and other personal property (including rights under leases and all agreements affecting the use, enjoyment or occupancy of all or any part of the Mortgaged Property and hotel room revenues).

     (26) Default, Breach and Acceleration. There is no material default, breach, violation or event of acceleration existing under the related loan agreement, promissory note or Mortgage. The Mortgage Loan Seller has no knowledge of any event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder. The Mortgage Loan Seller has no knowledge that the borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

     (27) Customary Provisions. The promissory note and the Mortgage, together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including, but not limited to, judicial or, if applicable, non-judicial foreclosure.

     (28) Access Routes. (A) Surveys, title insurance reports, the title insurance policy or other relevant documents contained in the Mortgage File indicate that at the time of origination of the Mortgage Loan, the borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the Mortgaged Property as being critical to the appraised value thereof, and (B) the Mortgaged Property was receiving services from public or private water, sewer and other utilities that were adequate as of the date that the Mortgage Loan was originated, and none of such services is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

     (29) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the borrower as lessee under a ground lease of all or a portion of the Mortgaged Property, but the related fee interest in the portion of the Mortgaged Property covered by such ground lease is not subject or subordinate to the lien of the Mortgage, the Mortgage Loan Seller hereby represents and warrants that:

    (a) as of the date of the closing of the Mortgage Loan, the ground lease is in full force and effect, and the ground lease or a memorandum of the ground lease has been duly recorded in the applicable real estate records and (1) the ground lease (or the related estoppel letter or lender protection agreement between the Mortgage Loan Seller and the lessor) does not prohibit the interest of the lessee from being encumbered by the Mortgage and does not restrict the use of the Mortgaged Property of the lessee in a manner that would interfere with the borrower's ability to make required principal and interest payments or to make use of the Mortgaged Property for the intended purposes, or a separate written agreement permitting the encumbrance has been obtained, and (2) there have been no material changes in the terms of the ground lease that would be binding on the mortgagee as successor to the lessee except as set forth in written instruments which are part of the Mortgage File;

    (b) based on the related policy of title insurance, the lessee's leasehold interest in the portion of the Mortgaged Property covered by the ground lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the Mortgage, except for liens of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

    (c) the lessee's interest in the ground lease may be transferred to the Transferor and its successors and assigns or the Depositor and its successors and assigns through a foreclosure of the Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another person by the related mortgagee and its successors and assigns, upon notice to, but without the consent of, the lessor (or, if any such consent is required, either (1) it has been obtained prior to the Closing Date, or (2) it may not be unreasonably withheld) provided that the ground lease has not been terminated and all amounts owed thereunder have been paid;

    (d) the lessor is required to give notice of any default under the ground lease by the lessee to the mortgagee either under the terms of the ground lease or under the terms of a separate estoppel letter or written agreement;


    (e) the related mortgagee is entitled, under the terms of the ground lease or a separate estoppel letter or written agreement, to receive notice of any default by the lessee under the ground lease, and after any such notice, is entitled to not less than the time provided to the lessee under the ground lease to cure such default, which is curable during such period before the lessor may terminate the ground lease; all rights of the lessee under the ground lease may be exercised by or on behalf of the mortgagee;

    (f) the currently effective term of the ground lease (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 10 years beyond the maturity date of the Mortgage Loan;

    (g) the ground lease does not impose any restrictions on subletting which the Mortgage Loan Seller considered to be commercially unreasonable at the time of its origination or purchase of the Mortgage Loan or that a prudent commercial mortgage lender would have considered unreasonable at such date;

    (h) to the Mortgage Loan Seller's knowledge as of the Closing Date, (1) no event of default has occurred under the ground lease and (2) no event has occurred which, with the passage of time, the giving of notice or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of the ground lease;

    (i) the lessor has agreed in a writing included in the Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgage Loan Seller or the mortgagee and that any such action without such consent is not binding upon the mortgagee, its successors and assigns. Unless the mortgagee fails to cure a default of the lessee under the ground lease following notice thereof from the lessor as set forth in (e) above, the lessor is required to enter into a new ground lease upon termination of the ground lease for any reason (including, without limitation, rejection of the ground lease in a bankruptcy proceeding);

    (j) under the terms of the ground lease and the Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to
  (1) the repair or restoration of all or part of the Mortgaged Property covered by the ground lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses (except where the Mortgage Loan provides that the related borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000), or (2) the payment of the outstanding principal balance of and accrued interest on the Mortgage Loan; and

    (k) there are no existing mortgages on the fee interest which can be foreclosed upon that are not subject to the ground lease, and the provisions of the ground lease and/or other documents related thereto and included as part of the Mortgage File preclude the creation of any future mortgage on the fee interest that can be foreclosed upon not subject to the ground lease.

     (30) Deed of Trust. With respect to any Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with (A) a trustee's sale after default by the borrower or (B) the release of the Mortgaged Property following the payment of the Mortgage Loan in full, no fees or expenses are payable by the Mortgage Loan Seller, the Transferor or the Depositor to the trustee.

     (31) Cross-Security. The Mortgaged Property is not collateral or security for the payment or performance of (A) any other obligations owed to the originator of the Mortgage Loan or the Mortgage Loan Seller other than another Mortgage Loan being sold, transferred and assigned by the Mortgage Loan Seller under the Underlying Mortgage Loan Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement II, or (B) to the Mortgage Loan Seller's knowledge, any other obligations owed to any person other than the Mortgage Loan Seller. The related promissory note is not secured by any property other than a Mortgaged Property.

     (32) Assignment of Leases, Rents and Profits. Unless the Mortgaged Property is occupied by the borrower, the Mortgage Loan Documents contain the provisions of an assignment of leases, rents and profits or include a separate assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. Any assignment of leases, rents and profits incorporated within the Mortgage or set forth in a separate Mortgage Loan Document creates on recordation (with the same priority as the related Mortgage) a valid assignment of, or security interest in, the right to receive all payments due under the related leases, if any.

     (33) REMIC. (A) The Mortgage Loan is principally secured by an interest in real property and either (1) the fair market value of that real property was at least equal to 80% of the adjusted issue price of the Mortgage Loan on the date of origination of the Mortgage Loan or, if that Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless the modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (2) substantially all of the proceeds of the Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination of the Mortgage Loan, was the only security for the Mortgage Loan; (B) the Mortgage Loan contains no equity participation by the Mortgage Loan Seller, and neither the promissory note nor the Mortgage provides for any contingent or additional interest in the form of participation in the cash flow or proceeds realized on disposition of the Mortgaged Property; and (C) the Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G(3)(A) of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.860G-1(a)(3).

     (34) Environmental Site Assessments. Environmental Site Assessments, transaction screen assessments, studies or updates prepared or obtained in connection with the origination of the Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (A) those cases where the conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (B) those cases in which an operations and maintenance plan was recommended by the environmental consultant and the plan was obtained or an escrow reserve established to cover the estimated costs of obtaining the plan; (C) those cases in which soil or groundwater contamination was suspected or identified and either (1) that condition or circumstance was remediated or abated prior to the origination date of the Mortgage Loan, (2) a "no further action" letter was obtained from the applicable regulatory authority, or (3) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; or (D) those cases in which (1) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (2) a responsible party has been identified under applicable law, and (3) either that condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no further action" letter from the applicable regulatory agency, established a remediation fund, or provided a guaranty or indemnity to the borrower.

     (35) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in clause (34) above, the Mortgage Loan Seller: (A) has not received actual notice from any federal, state or other governmental authority of (1) any failure of the Mortgaged Property to comply with any applicable environmental laws, or (2) any known or threatened release of hazardous materials on or from the Mortgaged Property in violation of any applicable environmental laws; (B) has not received actual notice from the borrower that
(1) the borrower has received any such notice from any relevant governmental authority, (2) the Mortgaged Property fails to comply with any applicable environmental laws, or (3) the borrower has received actual notice that there is any known or threatened release of hazardous materials on or from the Mortgaged Property in violation of any applicable environmental laws; or (C) has no actual knowledge that (1) the Mortgaged Property fails to materially comply with any applicable environmental laws or (2) there has been any known or threatened release of hazardous materials on or from the Mortgaged Property where the release falls outside the exceptions stated in clause (34) above.

     (36) Recourse. The Mortgage Loan Documents contain standard provisions providing for recourse against the borrower or a principal of the borrower for damages sustained in connection with the borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The Mortgage Loan Documents contain provisions in which the borrower or a principal of the borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

     (37) Environmental Compliance. Each Mortgage Loan contains either a representation, warranty or covenant that the borrower will not use, cause or permit to exist on the Mortgaged Property any hazardous materials in violation of any applicable environmental laws or an indemnity with respect to any violation in favor of the Mortgage Loan Seller.

     (38) Inspection. The Mortgage Loan Seller or originator has inspected the Mortgaged Property or caused the Mortgaged Property to be inspected within the 12 months preceding the Closing Date.

     (39) Subordinate Debt. Except as has been disclosed in the exceptions hereto, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the borrower encumbers the Mortgaged Property without the prior written consent of the mortgagee thereunder.

     (40) Common Ownership. To the Mortgage Loan Seller's knowledge, no two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure have been specifically disclosed in Annex A and Annex C to this prospectus supplement.

     (41) Operating or Financial Statement. The Mortgage Loan Documents require the borrower to furnish to the mortgagee at least annually an operating statement with respect to the Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the borrower.

     (42) Litigation. To the best of the Mortgage Loan Seller's knowledge as of the date of origination or purchase of the Mortgage Loan, and to the Mortgage Loan Seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the borrower or Mortgaged Property which if determined adversely to the borrower would have a material adverse effect on the value of the Mortgaged Property or the borrower's ability to continue to perform its obligations under the Mortgage Loan.

     (43) Assisted Living Loans and Nursing Home Loans. If the Mortgage Loan is secured in whole or in part by a Mortgage on a Mortgaged Property operated as a facility, based upon due diligence performed in the origination of the Mortgage Loan, and to its knowledge as of the date of the related Underlying Mortgage Loan Purchase Agreement and Mortgage Loan Purchase and Sale Agreement II:

    1. All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of the facility as intended, including, without limitation, a valid certificate of need or similar certificate, license, or approval issued by the applicable department of health for the requisite number of beds, and approved provider status in any approved provider payment program, were, as of the related date of origination, held by the borrower or the operator of the facility and were in full force and effect; and

    2. In connection with the most recent governmental inspection of the facility (a) the facility had not received a "Level A" (or equivalent) violation that has not been cured to the satisfaction of the applicable governmental agency, (b) no statement of charges or deficiencies had been made or penalty enforcement action has been undertaken against the facility, its operator or the borrower or against any officer, director or stockholder of the operator or the borrower by the governmental agency, (c) there were no violations that threatened the facility's, the operator's or the borrower's certification for participation in Medicare or Medicaid or any other third-party payor program, (d) to the Mortgage Loan Seller's knowledge, the borrower and facility comply with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health and
  (e) there was no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting the borrower, the operator or the facility or any participation or provider agreement with any third-party payor to which the borrower or the operator is subject.

     (44) ARD Loans. With respect to each Mortgage Loan that is an ARD Loan, it commenced amortizing on its initial scheduled Due Date (or, in the case of certain interest-only Mortgage Loans, as otherwise set forth in the related promissory notes) and provides that: (A) the margin used in calculating its Mortgage Rate is no more than five percent (5%) in connection with the passage of its Anticipated Repayment Date; (B) its Anticipated Repayment Date is of the term specified in Annex A following the origination of the Mortgage Loan; (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the borrower is required to enter into a "lockbox agreement" whereby all revenue from the Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (D) any cash flow from the Mortgaged Property that is applied to amortize the Mortgage Loan following its Anticipated Repayment Date shall, to the extent the net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (Master Servicer approved) capital expenditures.

     (45) Due-on-Sale. The Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee, the Mortgaged Property subject to the Mortgage is directly or indirectly transferred or sold; provided that certain of the Mortgages permit (A) changes in ownership between existing partners and members, (B) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities, (C) issuance by the borrower of new partnership or membership interests, (D) certain other changes in ownership for estate planning purposes, or (E) certain other transfers similar in nature to the foregoing.

     (46) Loan Origination; Loan Underwriting. Each Mortgage Loan was originated by the Mortgage Loan Seller, an affiliate of the Mortgage Loan Seller or an originator approved by the Mortgage Loan Seller, or was purchased by the Mortgage Loan Seller, and each Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of its origination or purchase of such Mortgage Loan, subject to such exceptions as the Mortgage Loan Seller approved.


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10292. Its telephone number is (212) 778-1818, Attention: Peter Riemenschneider. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                      PRUDENTIAL SECURITIES CREDIT CORP.

     Prudential Securities Credit Corp. (the "Transferor"), was incorporated in the State of Delaware on May 13, 1988, as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Transferor's principal executive offices are located at One New York Plaza, 18th Floor, New York, New York 10292, Attention: Clay Lebhar. Its telephone number is (212) 214-1000.


                             MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor and Greenwich pursuant to Mortgage Loan Purchase and Sale Agreement I and Mortgage Loan Purchase and Sale Agreement II, respectively. The Transferor will have purchased Mortgage Loans from National Realty Finance L.C. ("NRFinance") and Bridger Commercial Realty Funding LLC ("Bridger Finance"), as Mortgage Loan Sellers pursuant the Underlying Mortgage Loan Purchase Agreements.

     NRFinance is a limited liability company organized under the laws of the State of Missouri in 1997. It is a wholly-owned, limited purpose finance subsidiary of National Realty Funding L.C. ("NRF"), which also is a Missouri limited liability company organized in 1997. NRF is a real estate financial services company which originates commercial and multifamily real estate loans, provides loan servicing for large pools of commercial and multifamily real estate loans, and offers asset management for other commercial and multifamily real estate assets. NRF has offices in Chicago, Illinois, Jersey City, New Jersey, Kansas City, Missouri and Burlingame, California. NRFinance was organized for the purpose of acquiring loans originated by NRF and holding them pending securitization or other disposition. The principal offices of both NRF and NRFinance are located at 911 Main Street, Suite 1400, Kansas City, Missouri 64105.

     47 of the Mortgage Loans, representing approximately 10.38% of the Cut-off Date Balance, sold by NRFinance to the Transferor were originated by KeyBank National Association. In the related Underlying Mortgage Loan Purchase

Agreement, NRFinance has represented and warranted that such Mortgage Loans were originated pursuant to underwriting guidelines and procedures substantially similar to those utilized by NRF and NRFinance in their origination of mortgage loans.

     Greenwich Capital Financial Products, Inc. ("Greenwich"), a Delaware corporation and an indirect wholly-owned subsidiary of National Westminister Bank Plc., is engaged principally in the origination, purchase, sale and financing of residential and commercial mortgage loans, consumer receivables and other financial assets. Greenwich also provides advisory services to originators and servicers of such assets. The majority of the assets originated or purchased by Greenwich are securitized and sold as mortgage-backed or asset-backed securities through its affiliates. Greenwich's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830.

     40 of the Mortgage Loans, representing approximately 17.01% of the Cut-off Date Balance, sold by Greenwich to the Depositor were purchased in December 1998 and January 1999 from ContiSecurities Asset Funding Corp. III by Greenwich, and were fully re-underwritten substantially in accordance with the underwriting guidelines and process set forth below.

     Bridger Finance is a limited liability company organized under the laws of the State of Missouri in 1998. It is a wholly-owned, limited purpose finance subsidiary of Bridger Commercial Funding LLC ("Bridger Funding") which is also a limited liability company organized under the laws of the State of Missouri in 1998. Bridger Funding is a real estate financial services company which originates and acquires commercial and multifamily real estate loans and provides loan servicing. Bridger Funding has offices in Mill Valley, California (near San Francisco), Chicago, Illinois, Bozeman, Montana and Augusta, Georgia. Bridger Finance was organized for the purpose of acquiring loans originated or purchased by Bridger Funding and holding them pending securitization or other disposition. The principal offices of both Bridger Funding and Bridger Finance are located at 100 Shoreline Highway, Suite 295, Mill Valley, California 94941.



UNDERWRITING GUIDELINES AND PROCESS FOR MORTGAGE LOAN SELLERS

     Overview. The Mortgage Loan Sellers generally underwrite commercial real estate loans with principal amounts that range from $250,000 to $50.0 million. Loans underwritten by the Mortgage Loan Sellers are secured by mortgages on commercial and multifamily real estate assets located throughout the United States.

     Mortgage Loan Underwriting Guide. Each Mortgage Loan Seller maintains a Mortgage Loan Underwriting Guide (the "Guide") which sets forth its policies and procedures for originating commercial real estate loans. While many aspects of commercial real estate lending are subjective, and the Guide expressly provides for many exceptions, the Guide establishes baseline standards and a generally uniform approach to originating commercial real estate loans.

     Initial Steps for Loan Origination. Each Mortgage Loan Seller's first step in evaluating a prospective mortgage loan involves reviewing the property's operating statements, rent roll (which indicates current lease terms), copies of all leases, copies of actual real estate tax bills as well as property and casualty bills, financial statements of such prospective borrower and/or its principals and copies of utility bills. Each Mortgage Loan Seller reviews and evaluates information provided by the borrower, certified by the borrower as correct, regarding any current or past loan defaults, bankruptcies or lawsuits, and obtains applicable credit reports.

     Market Analysis. Prior to property inspection, lease and sale comparables are usually gathered from reliable sources such as appraisers, leasing agents and real estate brokers that are active in the marketplace. Each Mortgage Loan Seller collects and evaluates data regarding the local market economics including overall market occupancy, rental rates and prices for similar properties, submarket and neighborhood specific data.

     Financial Analysis. Each Mortgage Loan Seller analyzes the financial condition of a prospective borrower and its principals and conducts credit and background inquiries to determine their credit history and uncover any potential legal or ethical issues affecting or otherwise involving the prospective borrower or its principals. Each Mortgage Loan Seller also contacts the respective credit references provided by the borrower.

     Property Analysis. Each Mortgage Loan Seller conducts an analysis of the real estate collateral for each originated or purchased loan to try to reasonably determine the property's stabilized cash flows and thereby calculate the mortgage loan's debt service coverage ratio ("DSCR"). Each Mortgage Loan Seller determines the loan-to-value ratio ("LTV") of the mortgage loan as of the date of origination based on the value set forth in the related appraisal conducted as described below under "--Appraisals."

     Each Mortgage Loan Seller's mortgage officers analyze property data including, in most instances, building size, age, land area, number of units, amenities, tenants, lease expiration, rental rates, creditworthiness of major tenants, rollover exposure and expense reimbursements. Several years of historical financial performance of the property are evaluated if such information is available. Mortgage officers also evaluate any reasonably identifiable irregular or non-recurring costs such as tenant improvements and leasing commissions to measure the potential impact of such expenses on a borrower's ability to service its debt.

     The following table highlights the Mortgage Loan Sellers' underwriting guidelines, subject to certain exceptions, for minimum DSCR and maximum LTV ratios for various property types. These guidelines are as follows:




PROPERTY TYPE                          MINIMUM DSCR(x)     MAXIMUM LTV
-----------------------------------   -----------------   ------------
Multifamily .......................           1.20           80%
Mobile Home Park ..................           1.20           80%
Assisted Living Facility ..........           1.30           75%
Retail--Anchored ..................           1.25           80%
Retail--Unanchored ................           1.25           75%
Industrial ........................           1.25           75%
Office ............................           1.25           75%
Congregate Care ...................           1.35           75%
Nursing Homes .....................           1.40           75%
Self Storage ......................           1.30           75%
Hospitality .......................           1.40           75%

     In addition to guidelines for DSCR and LTV, there are guidelines relating to the amortization of the loan with specific requirements based on property type and property age.

     Site Inspection. A mortgage officer or a representative of a Mortgage Loan Seller inspects the property securing a loan and often meets with the prospective borrower and its principals. The mortgage officer or a representative of a Mortgage Loan Seller tours the subject property, inspects tenant spaces, evaluates the property's condition, and observes the surrounding area and marketplace. By conducting an inspection of the competing properties and confirming the accuracy of the property related data, the Mortgage Loan Seller intends to evaluate the property relative to competing properties. This comparison analysis is an integral component in projecting the ongoing physical and financial viability of the property.

     Loan Summary. The mortgage officer develops a presentation concerning the merits and the weaknesses of the loan, including a consideration of any corresponding mitigating factors. This loan presentation generally involves the following:

     (1) overview of the loan request with requirements and exceptions;

     (2) strengths, risks and mitigating factors relating to the collateral;

     (3) description of the market and neighborhood;

     (4) photographs, description and comparative analysis of for lease and for sale comparables;

     (5) description of any major tenants in the property with pertinent financial data;

     (6) description of the borrowing entity, the principals and their financial condition;

     (7) photographs of the property which often includes an aerial photograph;


     (8) comparison of stabilized economics with historicals and an explanation of the stabilized numbers; and

     (9) summaries of the third-party reports described below, if they are available.

     The mortgage officer distributes the mortgage loan presentation to the Mortgage Loan Seller's credit officer or committee. Prior to the issuance of any binding commitment, the Mortgage Loan Seller's credit officer or committee must approve and agree upon all substantive terms of the proposed loan.

     Generally, each Mortgage Loan Seller approves and issues loan commitments after receipt and review of third-party reports or, if such reports are not available at such time, subject to receipt and review. These reports consist of an appraisal, a property condition report (and a seismic study where appropriate) and a Phase I environmental report.

     Appraisals. Appraisers must be state certified and each Mortgage Loan Seller's appraisals are generally prepared by Members of the Appraisal Institute. Appraisals must be prepared in conformity with the requirements of the Code of Professional Ethics, the Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. A mortgage officer reviews the final loan appraisal.

     Property Condition Reports. Each Mortgage Loan Seller orders property condition reports from third-party agents. The engineer examines the entire property and provides a report of property characteristics. The report outlines immediate repairs necessary to remedy any deferred maintenance as well as a schedule of anticipated capital repair expenditures over the life of the loan. If any required repairs are not completed prior to loan closing, the Mortgage Loan Seller establishes an escrow account and generally requires a deposit of 125% of the estimated cost to be held until the repairs are completed.

     Environmental Reports. A qualified and licensed environmental engineer prepares all Phase I environmental site assessments on behalf of each Mortgage Loan Seller. All firms that prepare site assessments must meet requirements as to experience, knowledge of local or regional issues and insurance policy issues. For Mortgage Loans with an original principal balance of less than $1,000,000 (or $1,500,000 in the case of Bridger Finance and Greenwich) an environmental transaction screen assessment may be performed in lieu of a Phase I environmental assessment.

     Should the Phase I report conclude that additional investigation ("Phase II") is necessary, a review of the test results is conducted in consultation with the Mortgage Loan Seller's chief underwriter to determine the extent of any environmental risk. No mortgage loan is approved if the Mortgage Loan Seller believes that a substantial unmitigated environmental hazard exists.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes, to be designated as the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R-I and Class R-II Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates are offered hereby. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the trust fund.

     The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the Commission within 15 days after the Closing Date. See "The Pooling and Servicing Agreement" herein and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the prospectus for important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

     (1) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date);

     (2) any REO Property;

     (3) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account");

     (4) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans;

     (5) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreements, including rights with respect to enforcement of repurchase obligations of the Mortgage Loan Sellers in connection with any breaches of representations and warranties concerning the Mortgage Loans; and

     (6) all of the mortgagee's right, title and interest in the Reserve
Accounts.

     The Certificate Balance ("Certificate Balance") of any class of Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The respective Certificate Balance of each class of Certificates will in each case be reduced by amounts actually distributed on such class that are allocable to principal and by any Realized Losses allocated to such class. The Class A-EC Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Regular Certificates will be made on the 15th day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing on August 17, 1999, provided that no distribution date shall be fewer than four Business Days after the related Determination Date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made (1) by wire transfer of immediately available funds to the account specified by the related Certificateholder at a bank or other entity having appropriate facilities for such transfer, if such Certificateholder (a) is DTC or its nominee or (b) provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates with an aggregate Certificate Balance or Notional Balance of at least $50,000, or otherwise (2) by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. The "Class A-EC Notional Balance" as of any date is equal to the sum of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     The aggregate distribution to be made in respect of the Regular Certificates on any Distribution Date will be made from the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal of and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer during the related Collection Period, all P&I Advances made in respect of such Distribution Date, and all other amounts required to be placed in the Collection Account by the Master Servicer. "Available Funds" distributable to Certificateholders does not include the following:

    (1) the Trustee Fee payable for the related Collection Period (which amount will be paid to the Trustee prior to any other allocations or distributions on each Distribution Date);

    (2) amounts used to reimburse the Master Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon;

    (3) the Servicing Fee, Special Servicing Fee, Disposition Fee, Workout Fee and other compensation due to the Master Servicer and/or Special Servicer with respect to each Mortgage Loan;

    (4) all amounts representing late fees, late payment charges and similar fees, "insufficient funds" check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees and similar fees, which the Master Servicer or the Special Servicer, as applicable, is entitled to retain as additional servicing compensation;

    (5) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

    (6) other amounts payable to the Master Servicer or the Special Servicer in respect of unpaid servicing compensation from:

       (a) amounts received in connection with the sale or liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise from the proceeds thereof;

       (b) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation ("Condemnation Proceeds," and together with amounts referred to in clause (a), "Liquidation Proceeds"); or

       (c) proceeds of insurance policies to the extent not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the normal servicing procedures of the Master Servicer or the related sub-servicer and the terms and conditions of the related Mortgage and promissory note ("Insurance Proceeds");

    (7) all amounts representing reimbursable expenses of the Master Servicer, the Special Servicer or the Trustee and amounts permitted to be retained by the Master Servicer or the Special Servicer or withdrawn by the Master Servicer from the Collection Account to cover such expenses;

    (8) Prepayment Premiums, Yield Maintenance Charges and Excess Interest received in the related Collection Period, which are to be distributed separately as described herein;

    (9) interest or investment income with respect to funds on deposit in the Collection Account or Reserve Accounts; and

    (10) Default Interest received in the related Collection Period, which is to be distributed separately as described herein.

     The "Class Interest Distribution Amount" with respect to any Distribution Date and each class of Certificates is the amount of interest accrued on the Certificate Balance or Notional Balance of such class during the related Interest Accrual Period at the applicable Pass-Through Rate.

     Allocations of Realized Losses on the Distribution Date occurring during any Interest Accrual Period will be deemed to have been made as of the first day of such Interest Accrual Period for purposes of determining any Class Interest Distribution Amount. Notwithstanding the foregoing, the Class Interest Distribution Amount for each class of Certificates otherwise calculated as described above will be reduced by such class' pro rata share of any Prepayment Interest Shortfall not offset by any Prepayment Interest Surplus or the servicing fees (determined pro rata according to each Class Interest Distribution Amount without regard to this sentence).

     Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The "Class Interest Shortfall" for any class of Certificates on any Distribution Date means the excess, if any, of the amount of interest required to be distributed to the holders of such class of Certificates on such Distribution Date over the amount of interest actually distributed to such holders. No interest will accrue on unpaid Class Interest Shortfalls.

     The "Collection Period," with respect to a Distribution Date, is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August 1999, on the day after the Cut-off
Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

     The "Default Rate," with respect to any Mortgage Loan, is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

     The "Monthly Payment" with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, that is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Loan not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

     The "Net Mortgage Rate" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan in the absence of a default and exclusive of Excess Interest, minus the related Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" for each Mortgage Loan is the annual rate at which interest accrues on such Mortgage Loan (in the absence of a default or, with respect to any ARD Loan, in the absence of a failure to prepay such ARD Loan on or before its Anticipated Repayment Date), provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; and provided further that with respect to each Interest Reserve Loan, (i) the Mortgage Rate for the one month period preceding the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any Withheld Amounts and (ii) the Mortgage Rate for the one month period preceding the Due Date in March of each year shall be determined taking into account the addition of the Withheld Amounts. The "Mortgage Rate" for purposes of calculating the Weighted Average Net Mortgage Rate shall be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification of such Mortgage Loan.


     "Net REO Proceeds," with respect to any REO Property and any related Mortgage Loan, are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that are not Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

     The "Pass-Through Rate" for any class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such class during any Interest Accrual Period, and is set forth under "Summary" herein. The Pass-Through Rates for the Class A-1 and Class A-2 Certificates for each Distribution Date will be equal to the fixed rates per annum set forth under "Summary" herein; provided, in each case, that the Pass-Through Rates will not exceed the Weighted Average Net Mortgage Rate.

     The "Pooled Principal Distribution Amount" for any Distribution Date will be equal to the sum (without duplication) of:

    (1) the principal component of all scheduled Monthly Payments that become due on the Mortgage Loans during the related Collection Period regardless of whether received;

    (2) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment regardless of whether received;

    (3) the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the trust fund in connection with the breach of a representation or warranty or an early termination of the trust fund as described under "Early Termination";

    (4) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

    (5) the principal component of any Balloon Payment received during the related Collection Period;

    (6) all Principal Prepayments received in the related Collection Period;
  and

    (7) all full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

     "Prepayment Interest Shortfall" means the amount of interest a borrower is not required to pay or does not pay because of a Principal Prepayment made during any Collection Period relative to the amount of interest that would have accrued on the Mortgage Loan during such Collection Period in the absence of such Principal Prepayment. Any Prepayment Interest Shortfall with respect to a Distribution Date will be offset first by the amount of any Prepayment Interest Surplus and then up to an amount equal to the aggregate Servicing Fees to which the Master Servicer would otherwise be entitled on such Distribution Date. If the Master Servicer and the Special Servicer are the same person, any remaining Prepayment Interest Shortfall after the application of the prior sentence will be offset by the aggregate Special Servicing Fees, Workout Fees and Disposition Fees to which the Special Servicer would otherwise be entitled on such Distribution Date.

     A "Prepayment Interest Surplus" with respect to any Principal Prepayment means the amount by which (a) interest received from the related borrower in respect of the related Mortgage Loan during such Collection Period exceeds interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan accrued during the related Interest Accrual Period. The Master Servicer will be entitled to retain any Prepayment Interest Surplus as additional servicing compensation to the extent not required to offset Prepayment Interest Shortfalls as described in the preceding paragraph.

     "Prepayment Premiums" are payments received on a Mortgage Loan in connection with a Principal Prepayment thereon, calculated as a fixed percentage of the amount of principal to be prepaid.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "Unscheduled Payments" are all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the repurchase prices of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

     The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period is a per annum rate equal to the weighted average of the Net Mortgage Rates, weighted on the basis of the Scheduled Principal Balances thereof as of the first day of such Interest Accrual Period.

     On each Distribution Date, holders of each class of Certificates will receive distributions, up to the amount of Available Funds available for distribution, in the amounts and in the order of priority (the "Available Funds Allocation") set forth below:

    (1) concurrently to the Class A-1, Class A-2 and Class A-EC Certificates, pro rata based on their Class Interest Distribution Amounts, up to their Class Interest Distribution Amounts plus any unpaid Class Interest Shortfalls previously allocated to such class,

    (2) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the Pooled Principal Distribution Amount for such Distribution Date;

    (3) to the Class A-1 Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such Class;

    (4) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (5) to the Class A-2 Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (6) to the Class B Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (7) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (8) to the Class B Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (9) to the Class C Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (10) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (11) to the Class C Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (12) to the Class D Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (13) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (14) to the Class D Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (15) to the Class E Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (16) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (17) to the Class E Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (18) to the Class F Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (19) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (20) to the Class F Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (21) to the Class G Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (22) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (23) to the Class G Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (24) to the Class H Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (25) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (26) to the Class H Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (27) to the Class J Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (28) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (29) to the Class J Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (30) to the Class K Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (31) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class K Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (32) to the Class K Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (33) to the Class L Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (34) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class L Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (35) to the Class L Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (36) to the Class M Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (37) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class M Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (38) to the Class M Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (39) to the Class N Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (40) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class N Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (41) to the Class N Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class;

    (42) to the Class O Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to such class;

    (43) after the Certificate Balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class O Certificates, in reduction of the Certificate Balance thereof until reduced to zero, the remaining Pooled Principal Distribution Amount;

    (44) to the Class O Certificates, the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to such class; and

    (45) any remaining Available Funds shall be distributed to the Class R-I Certificates.

     Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the trust fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the class then outstanding with the latest alphabetical class designation.

     Distributions of Principal After Senior Principal Distribution Cross-Over-Date. Notwithstanding the foregoing, on each Distribution Date on and after the Senior Principal Distribution Cross Over Date, and on the final Distribution Date in connection with the termination of the trust fund, all distributions of principal to the Class A-1 and A-2 Certificates (including for any unreimbursed Realized Losses) will be paid to holders of such classes of Certificates, pro rata based on their outstanding Certificate Balances immediately prior to such Distribution Date, until the Certificate Balance of each such class is reduced to zero.

     The "Senior Principal Distribution Cross-Over-Date" will be the first Distribution Date on which the aggregate Certificate Balance of the Class A-1 and A-2 Certificates (before any distributions are made) exceeds the sum of (a) the aggregate Scheduled Principal Balance of all Mortgage Loans on such Distribution Date and (b) the portion of the Available Funds that will remain after the required distributions of interest to be made to such classes on such Distribution Date.

     Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges collected during any Collection Period will be allocated as between the Class A-EC Certificates and all other eligible classes based on the Base Interest Fraction. The product of the Base Interest Fraction and Yield Maintenance Charges will be allocated for distribution to each class entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each such class (other than the Class A-EC Certificates) as a percentage of the principal distributed to all classes multiplied by (b) the Base Interest Fraction for such class and multiplied by (c) the amount of Yield Maintenance Charges will be distributed to such class. The remainder of such Yield Maintenance Charges will be distributed to the Class A-EC Certificates.

     Twenty-five percent of the Prepayment Premiums collected during any Collection Period will be allocated for distribution to classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such class as a percentage of the amount of principal distributed to all classes. The remainder of such Prepayment Premiums will be allocated to the Class A-EC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Certificates is a fraction
(a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on such class of Certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (1) Mortgage Rate on such Mortgage Loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of
(a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, no Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-EC Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, See "Description of the Mortgage Pool--Certain Terms and Provisions of the Mortgage Loans--Prepayment Provisions" and Annex A herein. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the prospectus.

     Prepayment Premiums and Yield Maintenance Charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

     Default Interest. Default Interest received with respect to a Mortgage Loan will be distributed on such Distribution Date to the holders of the Class O Certificates.

     Realized Losses. Realized Losses on Mortgage Loans will be allocated to the outstanding class of Certificates with the latest alphabetical class designation (other than the Residual Certificates and Class A-EC Certificates) in reverse sequential order, until the Certificate Balance thereof is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, Realized Losses will be allocated between the Class A-1 and Class A-2 Certificates on a pro rata basis. Realized Losses allocated to any class of Certificates other than the Residual Certificates will reduce the Class A-EC Notional Balance.

     As referred to herein, the "Realized Loss" with respect to any Distribution Date will mean the amount, if any, by which (1) the aggregate Certificate Balance after giving effect to distributions made on such Distribution Date, exceeds (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the classes of Certificates in reverse order of allocation of Realized Losses thereto.

     Available Funds will be reduced by the aggregate amount of any indemnification payments made from amounts constituting assets of the trust fund to any person under the Pooling and Servicing Agreement. Such reduction of amounts otherwise distributable to a class will be allocated first in respect of interest and second in respect of principal but will not be reimbursable and so shall not create Class Interest Shortfalls and shall not constitute Realized Losses. See "Servicing of the Mortgage Loans--Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the prospectus.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (1) any Principal Prepayments, prepayments that do not include prepayment premiums or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (2) any payment in respect of principal due on or before such Due Date (excluding Balloon Payments, but including the principal portion of any Assumed Scheduled Payment), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan as of any Due Date is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal and minus the principal component of Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Master Servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable (a "Final Recovery Determination"), the Scheduled Principal Balance thereof will be zero.

     The aggregate Appraisal Reduction will be allocated by the Trustee on each Distribution Date for purposes of determining the Voting Rights and the amount of P&I Advances with respect to the related Mortgage Loan to the Certificate Balance of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances.


SCHEDULED FINAL DISTRIBUTION DATE

     The "Scheduled Final Distribution Date" with respect to any class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

                          SCHEDULED FINAL
CLASS                    DISTRIBUTION DATE
---------------------   ------------------
  Class A-1 .........       June 15, 2008
  Class A-2 .........      April 15, 2009
  Class B ...........      April 15, 2009
  Class C ...........        May 15, 2009
  Class D ...........       June 15, 2009
  Class E ...........       June 15, 2009
  Class F ...........      April 15, 2010

     The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for any class of Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date.

     In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no exercise of defeasance options, no early termination of the trust fund, no defaults, no condemnations, no modifications, no extensions and payment in full of ARD Loans on the related Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for any class of Certificates may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date.


ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will remain outstanding for as long as the trust fund exists. Holders of the Residual Certificates are not entitled to regular or scheduled distributions in respect of principal, interest, Prepayment Premiums, Yield Maintenance Charges or Excess Interest. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other classes of Certificates have been reduced to zero, and then will receive distributions only to the extent of any Available Funds remaining on any Distribution Date and any remaining assets of the REMICs.


EARLY TERMINATION

     The holder of the Class R-II Certificates representing greater than a 50% Percentage Interest of the Class R-II Certificates, and, if such holder does not exercise this option, the Master Servicer and, if the Master Servicer does not exercise this option, the Depositor, will have the option to purchase all of the Mortgage Loans and all property remaining in the trust fund on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the trust fund is less than 1% of the Cut-off Date Balance. Any such purchase would effect an early termination of the trust fund and early retirement of the then-outstanding Certificates. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of:

    (1) the sum of (a) 100% of the outstanding principal balance of each Mortgage Loan included in the trust fund as of the last day of the month preceding such Distribution Date (less any Advances previously made on account of principal); (b) the fair market value of all other property included in the trust fund as of the last day of such preceding month, as determined by an independent appraiser no more than 30 days prior to the last day of such month; (c) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any REO Mortgage Loan) at the Mortgage Rate to the last day of such month (less any Advances previously made on account of interest); and (d) unreimbursed Advances with interest thereon at the Advance Rate, unpaid servicing compensation and unpaid trust fund expenses; or

    (2) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the trust fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser no more than 30 days prior to the last day of such month together with one month's interest thereon at the related Mortgage Rate, plus disposition expenses.

     Additionally, the holders of 100% of the Class O Certificates or the Special Servicer will have the option to purchase any ARD Loan that is also in default on or after its Anticipated Repayment Date at a price equal to the greater of (a) its outstanding Scheduled Principal Balance plus accrued and unpaid interest or (b) its fair market value, plus in each case any unreimbursed Advances made with respect thereto (with interest thereon). As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause either REMIC to fail to qualify as a REMIC under the Code and either (1) an opinion of counsel to the effect that such purchase would not result in a gain taxable as net income from prohibited transactions (imposed by Code Section 860F(a)(1)) or result in the imposition of any other tax on either REMIC or (2) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.


DELIVERY, FORM AND DENOMINATION

     Book-Entry Certificates. No Person acquiring an Offered Certificate (a "Book-Entry Certificate") will be entitled to receive a physical certificate, except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors ("Beneficial Owners") through the book-entry facilities of DTC, as described herein, in denominations of $25,000 initial Certificate Balance for the Class A-1 and Class A-2 Certificates, $50,000 initial Certificate Balance for the Class B Certificates, and $100,000 initial Certificate Balance for the remaining Offered Certificates and, in each case, integral multiples of $1.00 in excess thereof. One certificate of each such class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of such class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

     No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a "Definitive Certificate") representing such person's interest in the Book-Entry Certificates except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates.

     The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and certain other organizations. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except in the event that use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

     To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as such term is used in the Pooling and Servicing Agreement, by the Trustee or any paying agent (each, a "Paying Agent") appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements between them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Certificates are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

     Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.

     Physical Certificates. Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (1) (a) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any class of the Book-Entry Certificates and (b) the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any class of the Book-Entry Certificates.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of representing ownership of the Certificates originally issued as Book-Entry Certificates, the registered holders of such Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.


REGISTRATION AND TRANSFER

     The holder of any Definitive Certificate may transfer or exchange the same in whole or part (subject to the minimum authorized denomination) at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the "Certificate Registrar") or at the office of any transfer agent. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of another transfer agent, execute and deliver to the transferee or holder the transferred or exchanged Definitive Certificate or Definitive Certificates.

     No fee or service charge will be imposed by the Certificate Registrar for any registration of transfer or exchange referred to above. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any such transfer.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

 General.

     The yield on any Offered Certificate will depend on (1) the price at which such Certificate is purchased by an investor and (2) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

    (1) the rate and timing of principal payments (including voluntary and involuntary prepayments) and the extent to which such amounts are to be applied in reduction of the Certificate Balance (or Notional Balance) of the class of Certificates to which such Certificate belongs;

    (2) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance (or Notional Balance) of any class of Certificates;

    (3) with respect to the Class B, Class C, Class D, Class E, Class F and Class A-EC Certificates, the Weighted Average Net Mortgage Rate as in effect from time to time; and

    (4) disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on Mortgage Loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield on the Class B, Class C, Class D, Class E, Class F and Class A-EC Certificates.

     Rate and Timing of Principal Payments. The yield to Certificateholders purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. The Pooled Principal Distribution Amount for each Distribution Date generally will be distributable in its entirety to each class of Offered Certificates, sequentially in order of class designation, in each case until the Certificate Balance of each such class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans.

     Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Certificates, while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a Balloon Payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgaged Properties" herein and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums or Yield Maintenance Charges, and amortization terms that require Balloon Payments or include an Anticipated Repayment Date), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

     The rate of prepayment on the Mortgage Pool is likely to be affected by the amount of any required Yield Maintenance Charges and Prepayment Premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Yield Maintenance Charges and Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan. Under such circumstances a borrower may refinance to "lock in" a fixed rate or a lower rate or to take advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). Also, a borrower may refinance its Mortgage Loan to "cash out" (that is, to take advantage of an increase in the market value of the Mortgaged Property).

     In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Changes in federal, state and local tax laws or deferral programs may also impact the refinance opportunities. Also, although excess cash flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Under the circumstances described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--ARD Loans; Excess Interest," the holders of 100% of the Class M Certificates or the Special Servicer will have the option to purchase any ARD Loan that is also in default on or after its Anticipated Repayment Date at a price equal to the greater of (a) its outstanding Scheduled Principal Balance, plus accrued and unpaid interest or (b) its fair market value, plus in each case any unreimbursed Advances made with respect thereto, plus accrued and unpaid interest on such advances. The exercise of this option may accelerate repayment of certain Certificates, but is not expected to result in repayment of all classes on the same Distribution Date.

     If the markets for commercial and multifamily real estate should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits. As a result, actual losses may be higher than those originally anticipated by investors.

     Neither the Depositor, the Transferor, the Mortgage Loan Sellers nor the Trustee, or any affiliate of any of them, makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on particular Mortgage Loans or as to the relative importance of such factors. None of them makes any representation as to the percentage of the principal balance of the Mortgage Loans that will be prepaid at all or at any time or as to whether a default will occur as of any date.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. An investor should consider, in the case of any Certificate purchased at a premium (or the Class A-EC Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance or Notional Balance of any Offered Certificate purchased at a discount or premium the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.


     Balloon Payments/ARD Loan Payments. 222 of the Mortgage Loans, representing 93.83% of the Cut-off Date Balance are Balloon Loans which will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. 17 of such Mortgage Loans are ARD Loans. The ability of the borrowers to pay the Balloon Payments at the maturity of the Balloon Loans or to prepay an ARD Loan in full on the related Anticipated Repayment Dates may depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, will depend on a number of factors described above many of which are beyond the control of such borrowers. The Certificates are subject to the risk of failure by the borrowers to make the required Balloon Payments or prepayments of ARD Loans on their Anticipated Repayment Dates. If any borrower is unable to make the applicable Balloon Payment when due or to prepay an ARD Loan on the Anticipated Repayment Date, the weighted average lives of the Certificates are likely to be longer than expected.

     Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary trust fund expenses or other similar items will generally be borne as described above under "Description of the Certificates."

     Pass-Through Rate. The Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F and Class A-EC Certificates are related to the Weighted Average Net Mortgage Rate. Therefore, a decrease in the Net Mortgage Rate for any Mortgage Loan (for example, as a result of a modification) may result in insufficient cash flow to make all interest payments due on each of such classes. Any such interest shortfall would affect such Certificates in reverse sequential order, commencing with the Class O Certificates.

     The Weighted Average Net Mortgage Rate will fluctuate over the lives of the Certificates as a result of scheduled amortization, voluntary prepayments, Appraisal Reductions and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Class B, Class C, Class D, Class E, Class F and Class A-EC Certificates will be adversely affected. Accordingly, the yield on each such class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).


WEIGHTED AVERAGE LIFE

     The weighted average life of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date of distribution to the investor of each dollar distributed in reduction of Principal Balance or Notional Balance of such Certificate. The weighted average life of each class of Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. As used in each of the following tables, the column headed "0.00%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "10.00%," "15.00%" and "25.00%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, or during such Mortgage Loan's Defeasance Lockout Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the trust fund.

     The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that:

    (1) as of the Closing Date the Mortgage Loans (except as set forth herein) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of such Mortgage Loan using the Monthly Payments set forth in Annex A hereto, commencing on August 1, 1999 (including Balloon Payments on the maturity dates set forth in Annex A);

    (2) neither the Depositor, the Transferor nor the related Mortgage Loan Sellers will repurchase any Mortgage Loan, and none of the Master Servicer, the Special Servicer, the Depositor or the holders of the Class R-II Certificates will exercise its option to purchase Mortgage Loans and thereby cause a termination of the trust fund;

    (3) there are no delinquencies or Realized Losses;

    (4) no Prepayment Premiums are paid;

    (5) there are no Appraisal Reductions;

    (6) payments on the Certificates will be made on the 15th day of each month, commencing in August 1999 (notwithstanding that any such day is not a business day or is fewer than four business days after the related Determination Date);

    (7) there are no ongoing trust fund expenses payable out of the trust fund other than Servicing Fees;

    (8) the Regular Certificates will be purchased on the Closing Date;

    (9) no defaults occur with respect to any of the Mortgage Loans;

    (10) all Mortgage Loans have a maturity date on the first day of a month;

    (11) each ARD Loan is paid in full on its Anticipated Repayment Date notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium;

    (12) as of May 1, 2003, the principal and interest due on Mortgage Loan control number 123 will be decreased by $10,600.00 per month to $20,923.92 per month; however, in preparing the tables set forth below it has been assumed that there will be no such decrease in the payment of principal and interest on the Mortgage Loan; and

    (13) the Closing Date will occur on July 29, 1999.


     The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between such assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the classes of Certificates.


     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Certificates, and set forth the percentages of the initial Certificate Balance of each class of Certificates that would be outstanding after each of the Distribution Dates shown based on the different prepayment speed assumptions reflected in the tables. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The "Constant Prepayment Rate" or "CPR" model represents an assumed constant rate of prepayment relative to the then-outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                  CLASS A-1                                  CLASS A-2
                                             PREPAYMENT SPEED (1)                      PREPAYMENT SPEED (1)
                                   ----------------------------------------   ---------------------------------------
        DISTRIBUTION DATE           0.00%     10.00%     15.00%     25.00%     0.00%     10.00%     15.00%     25.00%
--------------------------------   -------   --------   --------   --------   -------   --------   --------   -------
Initial Balance ................     100        100        100        100       100        100        100       100
July 15, 2000 ..................      95         95         95         95       100        100        100       100
July 15, 2001 ..................      90         90         90         90       100        100        100       100
July 15, 2002 ..................      84         84         84         83       100        100        100       100
July 15, 2003 ..................      75         74         74         74       100        100        100       100
July 15, 2004 ..................      67         67         66         65       100        100        100       100
July 15, 2005 ..................      60         56         54         51       100        100        100       100
July 15, 2006 ..................      23         22         22         21       100        100        100       100
July 15, 2007 ..................      14         13         12         11       100        100        100       100
July 15, 2008 ..................       0          0          0          0        93         92         91        90
July 15, 2009 ..................       0          0          0          0         0          0          0         0
Weighted Avg. Life (2) .........     5.7        5.6        5.5        5.5       9.4        9.4        9.4       9.4

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                   CLASS B                                    CLASS C
                                             PREPAYMENT SPEED (1)                      PREPAYMENT SPEED (1)
                                   ----------------------------------------   ---------------------------------------
        DISTRIBUTION DATE           0.00%     10.00%     15.00%     25.00%     0.00%     10.00%     15.00%     25.00%
--------------------------------   -------   --------   --------   --------   -------   --------   --------   -------
Initial Balance ................     100        100        100        100       100        100        100       100
July 15, 2000 ..................     100        100        100        100       100        100        100       100
July 15, 2001 ..................     100        100        100        100       100        100        100       100
July 15, 2002 ..................     100        100        100        100       100        100        100       100
July 15, 2003 ..................     100        100        100        100       100        100        100       100
July 15, 2004 ..................     100        100        100        100       100        100        100       100
July 15, 2005 ..................     100        100        100        100       100        100        100       100
July 15, 2006 ..................     100        100        100        100       100        100        100       100
July 15, 2007 ..................     100        100        100        100       100        100        100       100
July 15, 2008 ..................     100        100        100        100       100        100        100       100
July 15, 2009 ..................       0          0          0          0         0          0          0         0
Weighted Avg. Life (2) .........     9.7        9.7        9.7        9.7       9.8        9.8        9.8       9.8

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                   CLASS D                                    CLASS E
                                             PREPAYMENT SPEED (1)                      PREPAYMENT SPEED (1)
                                   ----------------------------------------   ---------------------------------------
        DISTRIBUTION DATE           0.00%     10.00%     15.00%     25.00%     0.00%     10.00%     15.00%     25.00%
--------------------------------   -------   --------   --------   --------   -------   --------   --------   -------
Initial Balance ................     100        100        100        100       100        100        100       100
July 15, 2000 ..................     100        100        100        100       100        100        100       100
July 15, 2001 ..................     100        100        100        100       100        100        100       100
July 15, 2002 ..................     100        100        100        100       100        100        100       100
July 15, 2003 ..................     100        100        100        100       100        100        100       100
July 15, 2004 ..................     100        100        100        100       100        100        100       100
July 15, 2005 ..................     100        100        100        100       100        100        100       100
July 15, 2006 ..................     100        100        100        100       100        100        100       100
July 15, 2007 ..................     100        100        100        100       100        100        100       100
July 15, 2008 ..................     100        100        100        100       100        100        100       100
July 15, 2009 ..................       0          0          0          0         0          0          0         0
Weighted Avg. Life (2) .........     9.9        9.8        9.8        9.8       9.9        9.9        9.9       9.9

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                                    CLASS F
                                             PREPAYMENT SPEED (1)
                                   -----------------------------------------
        DISTRIBUTION DATE            0.00%      10.00%     15.00%     25.00%
--------------------------------   ---------   --------   --------   -------
Initial Balance ................       100        100        100       100
July 15, 2000 ..................       100        100        100       100
July 15, 2001 ..................       100        100        100       100
July 15, 2002 ..................       100        100        100       100
July 15, 2003 ..................       100        100        100       100
July 15, 2004 ..................       100        100        100       100
July 15, 2005 ..................       100        100        100       100
July 15, 2006 ..................       100        100        100       100
July 15, 2007 ..................       100        100        100       100
July 15, 2008 ..................       100        100        100       100
July 15, 2009 ..................        23         17         15        11
Jult 15, 2010 ..................         0          0          0         0
July 15, 2011 ..................         0          0          0         0
Weighted Avg. Life (2) .........      10.0        9.9        9.9       9.9

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

(2) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in clause (i).

                     MASTER SERVICER AND SPECIAL SERVICER

     National Realty Funding L.C. is the Master Servicer and the Special Servicer. Certain information regarding National Realty Funding L.C. is set forth herein under "Mortgage Loan Sellers" in this prospectus supplement.

     As of March 31, 1999, National Realty Funding L.C. was responsible for the servicing of approximately 625 commercial and multifamily loans with an aggregate principal balance of approximately $2.4 billion, the collateral for which is located throughout the United States.

     The foregoing information concerning National Realty Funding, L.C. has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.


                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

     Upon written request, the Depositor will provide to a prospective or actual holder of a Certificate a copy (without exhibits) of the Pooling and Servicing Agreement without charge. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 18th Floor, New York, New York 10292, attention: Peter Riemenschneider, at telephone number
(212) 778-1818.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or before the Closing Date, the Depositor will deliver to the Trustee the following set of documents for each Mortgage Loan (the "Trustee Mortgage File") (with a copy to the Master Servicer):

    (1) the original promissory note for such Mortgage Loan, endorsed by the applicable Mortgage Loan Seller in blank or in the following form: "Pay to the order of The Chase Manhattan Bank, as Trustee, for the registered holders of Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 1999-C2, without recourse," which the Master Servicer or its designee is authorized to complete, and which promissory note and all endorsements thereof shall show a complete chain of endorsement from the originator of such Mortgage Loan to the applicable Mortgage Loan Seller;

    (2)(a) the related original recorded Mortgage for such Mortgage Loan or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which it was executed and submitted for recording, (b) the related original recorded assignment of mortgage from the originator to the applicable Mortgage Loan Seller, or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which it was executed and submitted for recording, and (c) the related original assignment of mortgage executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located;

    (3) (a) if the related security agreement for such Mortgage Loan is separate from the related Mortgage, the original security agreement or a counterpart thereof, and (b) if the security agreement is not assigned under the assignments of mortgage described in clause (2) above, the related original assignment of such security agreement from the originator to the applicable Mortgage Loan Seller or a counterpart thereof and (c) the original assignment of such security agreement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

    (4) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the Mortgaged Property for such Mortgage Loan, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the applicable Mortgage Loan Seller from the originator and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage

  Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed;

    (5) the related original loan agreement for such Mortgage Loan, if any, or a counterpart thereof;

    (6) the related original lender's title insurance policy (or the original pro forma title insurance policy) for such Mortgage Loan, together with any endorsements thereto;

    (7) if any related assignment of leases, rents and profits for such Mortgage Loan is separate from the related Mortgage, (a) the original recorded assignment of leases, rents and profits or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed and submitted for recording, (b) the related original recorded reassignment of such instrument, if any, from the originator to the applicable Mortgage Loan Seller or a copy thereof certified by the related title insurance company, public recording office or closing agent in the form in which it was executed submitted for recording, and (c) the related original reassignment of such instrument, if any, executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located. Any such reassignments may also be included in a related assignment of mortgage and need not be a separate instrument;

    (8) if any related assignment of contracts is separate from the related Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the assignments of mortgage described in clause (2) above, the related original assignment of such instrument from the originator to the applicable Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete;

    (9) with respect to any related Reserve Accounts for such Mortgage Loan, a copy of the original of any separate agreement relating thereto between the related borrower and the originator;

    (10) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, original guarantees for such Mortgage Loan or the original letter of credit, if any, for such Mortgage Loan, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for such Mortgage Loan the possession of which by a secured party is necessary to the secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

    (11) with respect to any related Reserve Accounts for such Mortgage Loan, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the applicable Mortgage Loan Seller's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement from the originator to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which such financing statement was filed; and

     (12) copies of any and all amendments, modifications, supplements and waivers related to any of the foregoing.

     If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its reasonable best efforts to deliver (or cause to be delivered) such original or certified recorded documents promptly upon receipt and in any case not later than 120 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return such documents, in which case the Depositor will deliver (or cause to be delivered) such documents promptly upon receipt thereof). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

     The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the "Master Servicer Mortgage File" and together with the Trustee Mortgage File, the "Mortgage File") in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer (directly or through a sub-servicer) to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the trust fund solely in the best interests of and for the benefit of all of the Certificateholders and the trust fund, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. To the extent consistent with the foregoing and except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer is required to service and administer the Mortgage Loans (1) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for itself and other third-party portfolios, giving due consideration to customary and usual standards of practice used by prudent institutional commercial mortgage loan servicers of loans comparable to the Mortgage Loans, or (2) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans that it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement and with the purpose of maximizing the estimated net present value of each Mortgage Loan, but without regard to:

    (1) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer, the Depositor, the Trustee, or any affiliate of any of them may have with the borrowers or any affiliate of such borrowers;

    (2) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either;

    (3) the Master Servicer's or the Trustee's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans;

    (4) the Master Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

    (5) the ownership, servicing or management for others by the Master Servicer, the Special Servicer or any sub-servicer of any other mortgage loans or property; or

   (6) any obligation of the Master Servicer to pay any indemnity with respect to any repurchase obligation.

     Each of the Master Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement. In any such instance, the Master Servicer or the Special Servicer will not be relieved of any of its obligations under the Pooling and Servicing Agreement and each will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer nor the Special Servicer, nor any of their directors, officers, employees or agents, will have any liability to the trust fund or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision will not protect the Master Servicer, the Special Servicer or such other person from:

    (1) any liability resulting from a breach of any of the Master Servicer's or the Special Servicer's or such other person's respective representations or warranties in the Pooling and Servicing Agreement;

    (2) any specific liability imposed on the Master Servicer or the Special Servicer or such other person for a breach of the servicing standards set forth in the Pooling and Servicing Agreement; or

    (3) any liability by reason of the Master Servicer's or the Special Servicer's or such other person's willful misfeasance, bad faith, fraud or negligence in the performance of its duties under the Pooling and Servicing Agreement or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and to follow collection procedures as are consistent with the servicing standards under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to any ARD Loan, the Pooling and Servicing Agreement prohibits the Master Servicer and the Special Servicer from taking any enforcement action (other than requests for collections) for payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment for such ARD Loan before
(1) any acceleration of the maturity of such ARD Loan based on a default other than the non-payment of Excess Interest or principal in excess of the principal component of the related Scheduled Monthly Payment for such ARD Loan or (2) the final maturity date of such ARD Loan.


ADVANCES

     Subject to the limitations described below, the Master Servicer will be obligated to advance (each such amount, a "P&I Advance"), on the business day preceding each Distribution Date (the "Remittance Date"), an amount equal to the total or any portion of the Monthly Payment on any Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the Master Servicer determines that any such advance would be a Nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

     For any Distribution Date, the amount required to be advanced for a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction reduced in proportion to the deemed reduction of the outstanding principal balance of the Mortgage Loan caused by such Appraisal Reduction.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") (a) to pay certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted Mortgage Loans or REO Properties, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and (c) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. None of the Master Servicer, the Special Servicer or the Trustee, as applicable, will be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with any applicable environmental law or to contain, clean up or remedy any environmental condition present at any Mortgaged Property, and such expense shall be an expense of the trust fund.

     If the Trustee becomes the successor Master Servicer, the Trustee, as successor master servicer acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, will be required to make the Advances subject to its determination of recoverability. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--The Trustee" below.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan will continue through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity and not to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required to make any Advance that it determines (possibly based on, among other things, an updated appraisal), in its good faith business judgment, will not be recoverable out of related late payments, Insurance Proceeds, Liquidation Proceeds and certain other collections with respect to the Mortgage Loan as to which such Advance was made. To the extent that any borrower is not obligated under its Mortgage Loan Documents to pay or reimburse any portion of any related outstanding Advances as a result of a modification of such Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer or the Trustee previously advanced, and the Master Servicer or the Trustee determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable. In addition, if the Master Servicer or the Trustee, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer or the Trustee, as applicable, will be reimbursed for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account before any distributions are made on the Certificates. Any such determination must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee, to the Depositor) setting forth such determination of nonrecoverability and the procedure and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of such determination. Such officer's certificate must include a copy of the updated appraisal or any other information or reports obtained by the Master Servicer or the Trustee, as applicable, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support the determination as set forth in such certificate.

     The Master Servicer or the Trustee, as applicable, will be reimbursed for any Advance it has made from (1) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made or (2) upon determining that such Advance is not recoverable in the manner described in the preceding paragraph, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer or the Trustee, as applicable, will be entitled to receive interest at a rate equal to the prime rate published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times (the "Advance Rate"), on its outstanding Advances. The Master Servicer or the Trustee, as applicable, will be authorized to pay itself such interest from general collections on all of the Mortgage Loans before any payments are made to Certificateholders. The interest on such Advance will generally result in a Class Interest Shortfall for the most Subordinate Class then outstanding.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred for a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" for a Mortgage Loan will occur at the earliest of:

    (1) the third anniversary of the date on which the first extension of the maturity date of such Mortgage Loan became effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension did not decrease the aggregate amount of Monthly Payments on the Mortgage Loan;

    (2) 120 days after an uncured delinquency occurs for such Mortgage Loan;


    (3) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer;

    (4) 60 days after a receiver has been appointed;

    (5) 60 days after the related borrower of such Mortgage Loan declares bankruptcy or is the subject of an involuntary bankruptcy proceeding; or

    (6) immediately after such Mortgage Loan becomes an REO Mortgage Loan; provided, however, that an Appraisal Reduction Event will not occur at any time when the aggregate Certificate Balances of all classes of Certificates other than the Senior Certificates have been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (1) the outstanding Scheduled Principal Balance of such Mortgage Loan over (2) the excess of (a) 90% of the Appraised Value of the related Mortgaged Property as determined (A) by one or more appraisals, if such Mortgage Loan has an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000, conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which will be paid by the Master Servicer as a Property Advance) or (B) by either an appraisal conducted as described in the preceding clause (A) or an internal valuation performed by the Special Servicer, if such Mortgage Loan has an outstanding Scheduled Principal Balance less than $2,000,000 over (b) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances (and interest thereon) in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee. If an appraisal is to be obtained as described above, the Special Servicer must obtain such appraisal by the date of the related Appraisal Reduction Event. If such appraisal is not obtained by such date, the Appraisal Reduction for the related Mortgage Loan will be 35% of the outstanding Scheduled Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee and the Directing Certificateholder, the Appraisal Reduction to take into account such appraisal. The Directing Certificateholder shall have the right, at any time within six months of the date of its receipt of any appraisal of any Mortgaged Property required to be obtained as set forth above, to require that the Special Servicer obtain a new appraisal of such Mortgaged Property meeting the criteria specified above. The cost of any such appraisal shall be paid by the Controlling Class Certificateholders without right of reimbursement. However, the Special Servicer shall not be required to obtain any such appraisal unless the Special Servicer shall have received reasonable assurance of payment of the costs of such appraisal and of any expenses related thereto. Upon receipt of the appraisal obtained pursuant to the immediately preceding sentence, the Special Servicer shall redetermine and report to the Servicer, the Trustee and the Directing Certificateholder the amount of the Appraisal Reduction on the basis of both appraisals with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

     As a result of calculating an Appraisal Reduction for a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Remittance Date will be reduced, which will have the effect of reducing the amount of interest and principal available for distribution to the Certificateholders. The maximum amount of the P&I Advance for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the amount that would be required to be advanced without giving effect to the Appraisal Reduction multiplied by a fraction, the numerator of which is the outstanding principal balance of such mortgage loan less the amount of such Appraisal Reduction and the denomination of which is the outstanding principal balance of such Mortgage Loan. Appraisal Reductions will be allocated to the Subordinate Certificates in reverse sequential order of the classes for purposes of determining Voting Rights. See "--Realization Upon Mortgage Loans" and "--Voting Rights" herein.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer may, within 30-days before each anniversary of such Appraisal Reduction Event, order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the Master Servicer as a Property Advance recoverable from the trust fund. Based upon such appraisal or internal valuation, the Special Servicer will redetermine and report to the Master Servicer and the Trustee the amount of the Appraisal Reduction for such Mortgage Loan, and such redetermined Appraisal Reduction will replace the prior Appraisal Reduction for such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation for a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal for the related Mortgaged Property during the 12-month period before the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction for such Mortgage Loan.


ACCOUNTS

     Collection Account. The Master Servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it will be required to deposit, within two Business Days of receipt, the following payments and collections received or made by it on or with respect to the Mortgage Loans:

    (1) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

    (2) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums and Yield Maintenance Charges;

    (3) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;

    (4) (a) all Net REO Proceeds transferred from an REO Account, (b) all amounts transferred from lockbox accounts in respect of ARD Loans and payable to the Certificateholders and (c) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds (net of related expenses) not required to be applied to the restoration or repair of the related Mortgaged Property;

    (5) any amounts received from borrowers that represent recoveries of Property Advances;

    (6) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution; and

    (7) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer.

     The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, "insufficient funds" check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer. To the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits into the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account.

     Distribution Account. The Trustee will establish and maintain a segregated account or accounts (the "Distribution Account") in its name in trust for the benefit of the Certificateholders. For each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account on or before the Remittance Date, the aggregate amount of Available Funds as required by the Pooling and Servicing Agreement, plus certain other amounts specified in the Pooling and Servicing Agreement. To the extent not otherwise included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. See "Description of the Certificates--Distributions" herein.

     The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the Certificateholders, and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (1) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company, the short term unsecured debt obligations of which are rated at least P-1 by Moody's and at least A-1+ by S&P or, if deposits are to be held therein for 30 or more days, the long term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least Aa2 by Moody's and at least AA- by S&P or (2) a segregated trust account or accounts maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or as to which the Trustee has been informed in writing by each Rating Agency that the maintenance of such account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of Certificates (an "Eligible Bank"). Amounts on deposit in the Collection Account and certain other accounts may be invested in certain investments specified in the Pooling and Servicing Agreement ("Permitted Investments").


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes:

    (1) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and certain other amounts for the related Distribution Date;

    (2) to pay or reimburse the Master Servicer or the Trustee, as applicable, for Advances made by it and interest on such Advances, but the Master Servicer's right to reimburse itself will be limited as described herein under "--Advances";

    (3) (a) to pay on or before each Remittance Date to the Master Servicer or the Special Servicer, as applicable, the fee portion of the servicing compensation for the related Distribution Date (provided that the Servicing Fees must be paid from interest received on the related Mortgage Loan), (b) to pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in the Collection Account, (c) to pay to the Master Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period, and (d) to pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation;

    (4) to pay on or before each Distribution Date to the Depositor, the Transferor, the related Mortgage Loan Seller or other purchaser of each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and after the date as of which the price of such purchase or repurchase was determined;

    (5) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any other payment or reimbursement obligations of the trust fund under the Pooling and Servicing Agreement;

    (6) to pay to the Trustee amounts payable as compensation, including, but not limited to, the Trustee Fee, and amounts requested by the Trustee to pay taxes on certain net income with respect to REO Properties (provided that the Trustee will also have the right to withdraw such amounts for such applications);

    (7) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

    (8) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the trust fund.


INTEREST RESERVE ACCOUNT.

     The Master Servicer will establish and maintain a segregated account or accounts (the "Interest Reserve Account)" in the name of the Master Servicer for the benefit of the Certificateholders. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited, in respect of each Mortgage Loan that accrues interest on the basis of a 360-day year and the actual number of days (an "Interest Reserve Loan"), an amount equal to one day's interest at the related Mortgage Rate (net of any servicing fee payable therefrom) on the respective Scheduled Principal Balance as of the immediately preceding Due Date, from the Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Collection Account.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan Documents to accelerate the maturity of the related Mortgage Loan, unless (1) such provision is not enforceable under applicable law, (2) enforcement would result in a loss of insurance coverage under any related insurance policy, (3) enforcement is reasonably likely to result in meritorious legal action by the related borrower, or (4) the Master Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standards described herein, determines that such enforcement is not in the best interests of the trust fund. However, if the Scheduled Principal Balance of any Mortgage Loan or a group of Mortgage Loans (1) made to a single borrower or affiliated borrowers or (2) that is secured by any group of cross-collateralized Mortgaged Properties equals or exceeds the greater of (a) $20,000,000 or (b) 5% of the Pool Balance, and if the related Mortgage Loan Documents permit the Master Servicer to require such confirmation, the Master Servicer or the Special Servicer, as applicable, will not be permitted to refrain from enforcing the Trustee's rights under the "due-on-sale" clause in such Mortgage Loan or a group of Mortgage Loans without obtaining a confirmation from each Rating Agency that such forbearance will not result, in and of itself, in a downgrading, withdrawal or qualification of its then current rating of any class of Certificates.

     If (1) applicable law prohibits the enforcement of a "due-on-sale" clause,
(2) the Master Servicer or the Special Servicer is otherwise prohibited from taking such action, or (3) the Master Servicer or the Special Servicer has determined that such enforcement is not in the best interests of the trust fund as described in the preceding paragraph (and the confirmation from each Rating Agency described therein has been obtained), then the Mortgage Loan in question may be assumed by a third person. As a result, (1) the original borrower may be released from liability for the unpaid principal balance of such Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, (2) the Master

Servicer may accept payments in respect of such Mortgage Loan from the new owner of the related Mortgaged Property, and (3) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the related Mortgaged Property will be substituted as the borrower and the original borrower will be released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan. In the event a Mortgage Loan is assumed as described in the preceding sentence, the Trustee, the Master Servicer and the Special Servicer will not permit any modification of such Mortgage Loan other than as described below under "--Amendments, Modifications and Waivers." The Master Servicer or the Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus. A new owner of the related Mortgaged Property may be substituted, or a junior or senior lien may be allowed on the related Mortgaged Property, without the consent of the Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

     If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (1) provides that such Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as the related Mortgage Loan is included in the trust fund, and such borrower creates any such lien or other encumbrance, the Master Servicer or the Special Servicer, as applicable, on behalf of the trust fund, will enforce such provision. As a result, the Master Servicer or the Special Servicer, as applicable, will (1) accelerate the payments due on such Mortgage Loan or (2) withhold its consent to the creation of any such lien or other encumbrance, as applicable. However, the Master Servicer or the Special Servicer, as applicable, will not enforce such provision if, acting in accordance with the applicable servicing standards, it determines that such enforcement would not be in the best interests of the trust fund and it is able to obtain the confirmation of each Rating Agency that such Rating Agency will not downgrade, withdraw or qualify its then current rating of any class of Certificates as a result of such forbearance from enforcement.

     A "due-on-sale" or "due-on-encumbrance" clause may, under certain circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code. In addition, notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, may elect to consent to the assumption of a Mortgage Loan by a prospective new borrower, or to refrain from enforcing any "due-on-encumbrance" provision relating to any junior or senior lien on a Mortgaged Property imposed in any bankruptcy proceeding involving such Mortgaged Property.


INSPECTIONS; APPRAISALS

     The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Properties) is required, at its own expense, to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but will in any event be required to (1) inspect each Mortgaged Property at least once every 12 months (or 24 months for any Mortgage Loan with a principal balance of less then $2,000,000), with the first such inspection to be completed on or before August 31, 2000, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of Certificates; and (2) inspect the related Mortgaged Property as soon as practicable after the Master Servicer or the Special Servicer, as applicable, has received any financial and lease reporting fees for any Mortgage Loan (unless such property has been inspected by the Master Servicer or the Special Servicer during the preceding 120-day period). In addition, if any Monthly Payment on any Mortgage Loan becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related promissory note or Mortgage), the Special Servicer will inspect each related Mortgaged Property at its own expense as soon as practicable thereafter.


REALIZATION UPON MORTGAGED PROPERTIES

     If a Mortgage Loan has defaulted, the Special Servicer may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property.

     General Standards for Conduct in Foreclosing or Selling Defaulted Loans. Any costs and expenses incurred in any foreclosure or similar proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that such Advance would constitute a Nonrecoverable Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the jurisdiction in which the subject Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower or any other liable party if
(1) the laws of the jurisdiction do not permit such a deficiency judgment after a non-judicial foreclosure or (2) the Special Servicer determines, in its best judgment, that the likely recovery resulting from a deficiency judgment will not be sufficient to warrant the cost, time, expense or exposure of pursuing the deficiency judgment and such determination is evidenced by an officer's certificate delivered to the Trustee.

     The Special Servicer, on behalf of the trust fund, is prohibited from obtaining title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtaining title to any direct or indirect partnership interest or other equity interest in any borrower pledged pursuant to a pledge agreement and thereby become the beneficial owner of a Mortgaged Property, and otherwise acquiring possession of, or taking any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the trust fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee in possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement and based on an updated ESA prepared within the past twelve months by a person independent of the Special Servicer who regularly conducts environmental assessments, that:

    (1) such Mortgaged Property is in compliance with applicable environmental laws in all material respects or, if such Mortgaged Property is found not to be in compliance, the Special Servicer, after consultation with an environmental consultant, has determined that it would be in the best economic interest of the trust fund to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

    (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean up or remediation could reasonably be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could reasonably be required, the Master Servicer, after consultation with an environmental consultant, has determined that it would be in the best economic interest of the trust fund to take such actions with respect to such Mortgaged Property.

     In the event that the environmental assessment last obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws in all material respects or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer will cause such further environmental tests as the Special Servicer deems prudent to protect the interests of Certificateholders to be conducted by a person independent of the Special Servicer who regularly conducts such tests. Any such tests will be deemed part of the ESA obtained by the Special Servicer for these purposes. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee (which may not be the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the trust fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until such time as the related REO Property is sold by the trust fund. Net REO Proceeds with respect to such REO Property will be allocated in reduction of the principal balance of such Mortgage Loan and treated as Available Funds.

     If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer must administer such Mortgaged Property in such manner so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that, within 90 days of the trust fund's acquisition of such Mortgaged Property, the Special Servicer contract with an independent contractor (as defined in the Pooling and Servicing Agreement) for the management and operation of such Mortgaged Property, unless the Special Servicer provides the Trustee with an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause such Mortgaged Property to fail to qualify as "foreclosure property." Such opinion will be obtained at an expense of the trust fund.

     The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing

Agreement, that such a sale would be in the best economic interests of the trust fund. In any event, the Special Servicer will offer to sell each REO Property so that the sale of such REO Property will occur within the period specified in the Pooling and Servicing Agreement. For any such sale of a Specially Serviced Mortgage Loan or an REO Property, the Special Servicer will give the Trustee at least 10 Business Days prior written notice of its intention to sell. The Special Servicer will accept an offer from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the repurchase price determined in accordance with the Pooling and Servicing Agreement shall be deemed to be a fair price. "Interested Person" means the Depositor, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any known affiliate of any of the foregoing. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer to purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or other terms offered by the prospective buyer making the lower offer are more favorable).

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The Special Servicer will deliver each Asset Status Report to the Master Servicer, the Directing Certificateholder and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the majority of Certificateholders fail within five days after the notice of such vote is sent to them to reject such Asset Status Report, the Special Servicer shall implement the same. If the majority of Certificateholders reject the Asset Status Report, the Special Servicer shall revise such Asset Status Report as set forth below. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report.

     If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the earlier of (1) the Directing Certificateholder's failure to disapprove such revised Asset Status Report as described above; or (2) the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders, or (3) the passage of ninety (90) days from the date of preparation of the first Asset Status Report. The Special Servicer shall implement the recommended action as outlined in such Asset Status Report in a commercially reasonable manner.

     The Special Servicer will not be required to take or refrain from taking any action in connection with any Asset Status Report that would cause it to violate applicable law, this Agreement, including the Servicing Standard, or the REMIC Provisions. No direction of the Directing Certificateholder shall (1) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Servicing Standard and to maintain the REMIC status of each Trust REMIC, (2) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (3) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the trust fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (4) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

     "Directing Certificateholder" means the Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance; provided, however, that (1) absent such selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt by the Trustee of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     "Controlling Class" means, as of any date of determination, the most subordinate class of Regular Certificates then outstanding that then has an aggregate Certificate Balance at least equal to (a) 25% of the initial Certificate Balance of such class, in the case of the Class O Certificates, or
(b) 50% of the initial Certificate Balance of such class, in the case of any class of Certificates other than the Class O Certificates (or if no such class exists, the most subordinate class then outstanding). As of the Closing Date, the Controlling Class will be the Class O Certificates.

     "Controlling Class Certificateholders" means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).


AMENDMENTS, MODIFICATIONS, EXTENSIONS AND WAIVERS

     The Master Servicer and the Special Servicer have, subject to the restrictions noted in the Pooling and Servicing Agreement, the authority to prepare and execute any modifications, waivers, consents or amendments with respect to any Mortgage Loan, including modification of the Mortgage Rate, forgiveness of principal and interest payments, and extension of the maturity date. Neither the Master Servicer nor the Special Servicer may amend, modify, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of or interest (including Default Interest) on any Mortgage Loan, or any other term of any Mortgage Loan, unless
(1) such amendment, modification, waiver or consent is not a "significant modification" under Section 1001 of the Code, (2) if such amendment, modification, waiver or consent would constitute a "significant modification" under Section 1001 of the Code, such modification is occasioned by a default or a reasonably foreseeable default on such Mortgage Loan, or (3) the Master Servicer or the Special Servicer shall have received an Opinion of Counsel (at the trust fund's expense) that such amendment, modification or waiver would not cause an imposition of a tax under the REMIC Provisions or cause a loss of the REMIC status.

     After a default in the payment of a Balloon Payment, the Special Servicer acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, may grant any number of successive extensions of up to 12 months (or the period from the beginning of the first of such extension, if shorter) on the defaulted Mortgage Loan. The Special Servicer may not grant any extension (whether relating to a default in the payment of a Balloon Payment or otherwise) that (1) permits the related borrower to make payments of only interest for a period of longer than 12 months in the aggregate, (2) extends the maturity date of the related Mortgage Loan beyond the date that is 10 years before the expiration of any related ground lease with respect to the Mortgaged Property securing such Mortgage Loan without the written consent of each Rating Agency, (3) extends the maturity date of the related mortgage loan beyond the date that is 5 years from the original maturity date of such Mortgage Loan based on its original amortization schedule or (4) extends the maturity date of the related mortgage loan to a date later than two years prior to the Rated Final Distribution Date.

     The trust fund will indemnify the Depositor, the Master Servicer, the Special Servicer and the Directing Certificateholder, and any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer, or the Directing Certificateholder (or of any general partner of any of them) against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates not (i) incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence or (in the case of the Master Servicer, Special Servicer, or Directing Certificateholder) a breach of the Servicing Standard in the performance of its respective duties or by reason of reckless disregard of its respective obligations or duties hereunder of (ii) imposed by any taxing authority.


THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation with its principal offices in New York, New York, will act as the Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001; Capital Markets Fiduciary Services (CMBS).

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon such notice of the Trustee's resignation, the Master Servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The Depositor or the Master Servicer may remove the Trustee if, among other things, (1) the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (2) the Trustee at any time becomes incapable of acting, (3) the Trustee is adjudged bankrupt or insolvent, (4) a receiver of the Trustee or its property is appointed, or (5) any public officer takes charge or control of the Trustee or its property. The Certificateholders representing a majority of the aggregate Voting Rights may remove the Trustee upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee. No resignation or removal of the Trustee or appointment of a successor trustee will become effective until the acceptance of the appointment by the successor trustee.

     The trust fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations Section 1.860G-1(b)(3)(ii)) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee and those for which such indemnified persons are indemnified by the Master Servicer or the Special Servicer as described in the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any losses, liabilities, damages, claims and expenses resulting from the willful misconduct, fraud, bad faith or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.

     If no event of default has occurred of which the Trustee has actual knowledge or, after the curing of all events of default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine only whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

     During the continuance of an event of default of which it has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affair.

     If the Master Servicer fails to make any required Advance, the Trustee, as successor master servicer, will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be nonrecoverable (any such Advance, a "Nonrecoverable Advance"). The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. See "--Advances" herein.


DUTIES OF THE TRUSTEE

     The Trustee, the Master Servicer and the Special Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or this prospectus supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer, in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be entitled to receive a monthly servicing fee (the "Servicing Fee") with respect to each Mortgage Loan and for each Distribution Date equal to one-twelfth (1/12) of a per annum rate (the related "Servicing Fee Rate") ranging from 0.0003% to 0.001% (as set forth in Annex A) multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) on such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation:

    (1) investment income earned on amounts on deposit in the Collection Account, the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan Documents) and the Interest Reserve Account;

    (2) amounts collected on the Mortgage Loans that are not Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, "insufficient funds" check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, loan modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but excluding any Prepayment Premiums, Yield Maintenance Charges, Excess Interest, Default Interest or other amounts required to be deposited or retained in the Collection Account);

    (3) financial and lease reporting fees relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan; and

    (4) Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the Pooling and Servicing Agreement).

     The Master Servicer will reimburse the Trustee for certain out-of-pocket expenses incurred by the Trustee in the performance of its duties in accordance with the Pooling and Servicing Agreement.

     The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein).


SPECIAL SERVICING

     With respect to any Mortgage Loan that is designated a Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to (1) receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), (2) make certain calculations relating to such Mortgage Loan, and (3) make remittances and prepare certain reports to the Trustee relating to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the Special Servicer will continue to be responsible for the operation and management thereof. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which:

    (1) the related borrower is 60 or more days delinquent (without giving effect to any grace period) in the payment of principal and interest (regardless of whether P&I Advances have been reimbursed in respect thereof);

    (2) the related borrower has expressed to the Master Servicer its inability to pay the Mortgage Loan or a hardship in paying the Mortgage Loan in accordance with its terms;

    (3) the Master Servicer has received notice that the related borrower has
  (a) become the subject of any bankruptcy, insolvency or similar proceeding,
  (b) admitted in writing its inability to pay its debts as they come due, or
  (c) made an assignment for the benefit of creditors;

    (4) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan;

    (5) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that in any case a default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders;

    (6) the related borrower has failed to make a Balloon Payment when due (unless the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default);

    (7) the Master Servicer proposes to commence foreclosure or other workout arrangements; or

    (8) the Master Servicer otherwise determines that there is a material risk of default by the related borrower.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

    (1) with respect to the circumstances described in clauses (1) and (6) above, when the related borrower has brought the Mortgage Loan current and thereafter has made three consecutive full and timely Monthly Payments thereon;

  provided that with respect to the circumstances described in clause (6), the related borrower may satisfy the requirements above pursuant to any workout implemented by the Special Servicer;

    (2) with respect to the circumstances described in clauses (2) and (4) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (3) and (7), when such circumstances cease to exist;

    (3) with respect to the circumstances described in clause (5) above, when such default is cured; or

    (4) with respect to the circumstances described in clause (8) above, when the Master Servicer determines that there is no longer a material risk of default by the related borrower,

provided that, in any such case, no circumstance exists (as described above) at such time that would cause such Mortgage Loan to be otherwise characterized as a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan (through workout by the Special Servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing responsibilities of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer may be removed and a successor special servicer may be appointed by the Directing Certificateholder at will. If any such removal is made without cause, then the costs of transferring the servicing responsibilities to a successor Special Servicer will be paid by the removing Certificateholders as described in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor special servicer will not be effective until (1) the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under the Pooling and Servicing Agreement pursuant to an agreement satisfactory to the Trustee, and (2) each of the Rating Agencies confirms to the Trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of Certificates.

     The Special Servicer will be entitled to certain fees, including a special servicing fee (the "Special Servicing Fee") equal to one-twelfth (1/12) of 0.25% of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan on a monthly basis. In addition to the Special Servicing Fee, the Special Servicer will also receive, with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), a disposition fee (the "Disposition Fee") equal to the product of (1) the excess, if any, of (a) the proceeds of the sale or liquidation of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees and (2) 1%. Furthermore, the Special Servicer will receive, as additional servicing compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee relating to such Mortgage Loan earned from the initial modification, restructuring or workout thereof will terminate, and the Special Servicer will be entitled to a new Workout Fee for such Specially Serviced Mortgage Loan upon resolution or workout of the subsequent event of default under such Specially Serviced Mortgage Loan. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation (1) all investment income earned on amounts on deposit in any REO Account and (2) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, financial and lease reporting fees (to the extent such fees are not required to be remitted to the related borrower pursuant to the related promissory note), loan service transaction fees, demand fees, beneficiary statement charges or similar items (but excluding any Default Interest, Yield Maintenance Charges or other Prepayment Premiums or Excess Interest), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

     "Net Collections" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of principal and interest on such Mortgage Loan and all Prepayment Premiums, Yield Maintenance Charges and Excess Interest.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Monthly Reports. On each Distribution Date, the Trustee will mail to each Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriters, the Master Servicer and each Rating Agency, a statement in CSSA format on the distribution to be made on such date, setting forth for each class:

     (1) The Pooled Principal Distribution Amount and the amount allocable to principal included in Available Funds;

    (2) The Class Interest Distribution Amount distributable to such class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such class;

    (3) The amount of any P&I Advances by the Master Servicer or the Trustee included in the amounts distributed to the Certificateholders;

    (4) The Certificate Balance of each class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

     (5) Realized Losses and their allocation to the Certificate Balance of any class of Certificates;

     (6) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

     (7) The number and aggregate principal balance of the Mortgage Loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) as to which foreclosure proceedings have been commenced, and (e) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of P&I Advances made on such Distribution Date, the aggregate amount of Property Advances made that remain unreimbursed and the aggregate amount of P&I Advances made that remain unreimbursed;

    (8) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

    (9) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

    (10) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property in the most recent appraisal obtained;

    (11) The amount of the servicing fee and special servicing fee paid to the Master Servicer and Special Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation or additional special servicing fee that was paid to the Master Servicer and Special Servicer with respect to such Distribution Date;

    (12) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date;

    (13) The amount of any Appraisal Reduction allocated during the related Collection Period on a loan-by-loan basis and the total amount of Appraisal Reductions made through such Distribution Date; and

    (14) (a) The amount of Yield Maintenance Charges or Prepayment Premiums collected and any Excess Interest received during the related Collection Period, and (b) the amount of Default Interest received during the related Collection Period.

     In the case of information furnished pursuant to clauses (1), (2), (3) and
(14)(a) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class, and will be expressed as a dollar amount for each class of Certificates for a Certificate having a denomination of $1,000 initial Certificate Balance or Notional Balance.

     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in clauses (1) and (2) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in effect.

     On each Distribution Date, the Trustee will mail to each holder of a Residual Certificate a copy of the reports mailed to the other
Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed on the Residual Certificates on such Distribution Date.

     Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed on such Certificate aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in effect.

     In addition, the Trustee will provide each Certificateholder with any additional information regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders. Also, certain information made available in the Distribution Date statements may be obtained by accessing a World Wide Website maintained by the Trustee at http://www.global trustservices.com.

     Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriters, the related Mortgage Loan Seller and the Master Servicer or the Special Servicer (if affecting a Special Serviced Mortgage Loan), of (1) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be such notice); and (2) any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines in accordance with the servicing standards set forth in the Pooling and Servicing Agreement would have a material effect on such Mortgage Loan or REO Property. The notice referred to in (2) will include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan will in any event be deemed to have a material effect).

     In addition to the other reports and information made available and distributed to the Depositor, the Underwriters, the Trustee or the Certificateholders pursuant to the provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with such reasonable rules and procedures as they may adopt, also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the Depositor, the Underwriters, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes such disclosure is appropriate, unless prohibited by applicable law or by any documents related to a Mortgage Loan. In providing such additional information, the Master Servicer or the Special Servicer may, to the extent it deems such action to be necessary or appropriate, require the recipient of such information to execute an agreement governing the availability, use and disclosure of such information. Such agreement may also contain indemnification provisions for the Master Servicer or the Special Servicer, as applicable, against any liability or damage that may arise from disclosing such information.

     Upon reasonable prior written request, the Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriters, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes such disclosure is appropriate, the following items:

     (1) the Pooling and Servicing Agreement;

     (2) all monthly statements to Certificateholders delivered since the Closing Date;

     (3) all annual statements as to compliance delivered to the Trustee and the Depositor; and

     (4) all annual independent accountants' reports delivered to the Trustee and the Depositor.

     The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriters, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate, and any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure is appropriate, the following items:

    (1) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable;

    (2) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer; and

    (3) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made, would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable law or by any document relating to a Mortgage Loan.

     Each of the Master Servicer, the Special Servicer and the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information. However, any such costs and expenses arising from any such request by a Rating Agency will be paid by the Master Servicer.

     The Master Servicer will, on behalf of the trust fund, prepare, sign and file with the Commission any and all reports, statements and information relating to the trust fund that the Master Servicer or the Trustee determines are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act. Each such report, statement and information must be filed on or before the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor will file with the Commission, within 15 days of the Closing Date, a Form 8-K together with the Pooling and Servicing Agreement.

     None of the Trustee, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third-party for inclusion in any notice or in any other report or information furnished or provided by the Trustee, the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee, the Master Servicer and the Special Servicer will be indemnified and held harmless by the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in or from such notice, report or information, including any report filed with the Commission.


VOTING RIGHTS

     The "Voting Rights" assigned to each class will be:

    (1) 0% in the case of the Residual Certificates;

    (2) in the case of any other class of Certificates, other than the Class A-EC Certificates, a percentage equal to the product of (a) 99% and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all classes of Certificates; and

    (3) in the case of the Class A-EC Certificates, 1%.

     The Voting Rights of any class of Certificates will be allocated among Certificateholders of such class in proportion to their respective percentage interests; provided, however, that any Certificate held or beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a property manager or a borrower or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any such person has been obtained (unless such consent, approval or waiver is with respect to an action that would materially and adversely affect the interests of the holders of any class of Certificates while any such person is the holder of Certificates aggregating not less than 66-2/3% of the Percentage Interest of any such class). For purposes of determining Voting Rights, the Certificate Balance of any class will be deemed to be reduced by the amount allocated to such class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. The Voting Rights of any class of Certificates will be allocated among Certificateholders of such class in proportion to their respective Percentage Interests, except that any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, any borrower, the Trustee, a property manager relating to any Mortgaged Property or any of their respective affiliates shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any such person has been obtained (unless such consent, approval or waiver is to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any class, while any of the foregoing persons is the holder of Certificates aggregating not less than 66-2/3% of the Percentage Interest of any such class).


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the trust fund, creating two REMICs. Upon the issuance of the Offered Certificates, O'Melveny & Myers LLP will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement,
(1) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"), and
(2) (a) each of the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D and Class E Certificates will be a class of REMIC "regular interests" and (b) Class R-I Certificates and the Class R-II Certificates each will be the sole class of "residual interests" in a related REMIC.

     Because they represent REMIC regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. With the exception of the Class E and Class F Certificates, none of the Offered Certificates is expected to be treated for Federal income tax reporting purposes as having been issued with original issue discount. For purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR, and all ARD Loans will prepay on their related Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with bond premium will depend on such Certificateholder's purchase price. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Premium" in the prospectus.

     Offered Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code. Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Offered Certificates held by a domestic building and loan association will generally constitute a "regular or residual interest in a REMIC" with the meaning of Section 7701(a)(19)(C)(xi) of the Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "Material Federal Income Tax Consequence--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     Potential investors also should take note of the following recent changes and proposed changes in federal income tax law. The summary of these changes is intended to modify the prospectus' tax consequences summary of federal income tax law as it relates to these points.

     The administration's budget proposal for the fiscal year 2000, released February 1, 1999, proposes legislation that would amend the market discount provisions of the Code to require holders of debt instruments, such as REMIC Regular Certificates, that use an accrual method of accounting to include market discount in income as it accrues. For purposes of determining and accruing market discount, the proposed legislation would provide that a Certificateholder's yield can not exceed 5 percentage points over the greater of (1) the original yield-to-maturity of the Certificate, or (2) the applicable Federal rate in effect at the time the Certificateholder acquired the Certificate. It is unclear how this proposal would apply to instruments, such as the REMIC Regular Certificates, which have uncertain yields to maturity attributable to possible prepayments on an underlying pool of prepayable securities. See generally "Federal Income Tax Consequences--Federal

Income Tax Consequences for REMIC Certificates--Market Discount" in the prospectus. This proposal is intended to be effective for debt instruments acquired on or after the date the proposed legislation is enacted.


     In connection with a sale, exchange or redemption of an Offered Certificate held as a capital asset of an initial holder, to the extent any gain is treated as capital, non-corporate taxpayers will be subject to a lower maximum tax rate (20%) than the maximum rate applicable to ordinary income of such taxpayers (39.6%) for Offered Certificates held for more than one year. The maximum tax rate for corporations is the same with respect to ordinary income and capital gains. Capital gains will be treated as long term capital gains if an Offered Certificate is held for more than one year. See generally "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Sale or Exchange of Regular Certificates" in the prospectus.


     Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, and may not be held beyond the close of the third taxable year following the year it was acquired by the REMIC Pool, unless the Internal Revenue Service grants an extension of up to an additional three years for such property to be held pending disposition, in which case such property must be disposed of before the expiration of the extension period. See generally "Federal Income Tax Consequences--Taxes that May Be Imposed on the REMIC Pool--Net Income From Foreclosure Property" and "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC" in the prospectus.


     Potential investors in Offered Certificates who are Non-U.S. Persons (as defined in the prospectus) should be aware that the Internal Revenue Service has recently amended the certification rules to be followed by Non-U.S. Persons and payors of interest on, or proceeds from the sale or exchange of, an Offered Certificate to obtain an exemption from or reduction in the rate of United States federal income tax collected by withholding. These new certification rules are not yet effective, but will generally be effective for payments made after December 31, 2000, subject to certain transition rules for calendar years 1999 and 2000. Certifications that comply with either the current certification rules or the new certification rules will be required at the time Offered Certificates are acquired by a Non-U.S. Person. Certifications that comply with current rules, however, will cease to be valid on the earlier of December 31, 2000 or their expiration date unless they are in compliance with the revised rules. Non-U.S. Persons providing certifications that comply with the current certification rules but not the new certification rules will therefore be required to provide replacement certifications that comply with the modified certification rules when those rules become effective, regardless of whether a prior certification has expired by its terms, and in any case such a Non-U.S. Person may be required to provide a replacement certification that complies with the new certification rules prior to the effective date of the new rules, at the discretion of the withholding agent. Non-U.S. Holders claiming benefit under an income tax treaty (and not relying on the portfolio interest exemption with respect to interest payments on Offered Certificates) may be required to obtain a United States federal taxpayer identification number and to certify their eligibility under the applicable treaty's limitation on benefits article in order to comply with the new certification rules. Also, on January 13, 1999, the Internal Revenue Service issued Notice 99-8 under which it proposed certain changes to these new withholding certification rules for nonresident alien individuals and foreign corporations and provided a model "qualified intermediary" withholding agreement to be entered into between the Internal Revenue Service and certain institutions to allow them to certify on behalf of their non-U.S. customers or account holders who invest in securities of U.S. issuers, such as the Offered Certificates. THE NEW WITHHOLDING TAX CERTIFICATION RULES ARE COMPLEX AND THIS SUMMARY DOES NOT COMPLETELY DESCRIBE THEM OR DESCRIBE ALL RULES THAT MAY BE RELEVANT TO ALL HOLDERS. EACH POTENTIAL INVESTOR WHO IS A NON-U.S. PERSON IS STRONGLY ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE EFFECT THESE RULES AND PROPOSED RULES MAY HAVE ON THE PURCHASE, OWNERSHIP AND DISPOSITION OF AN INVESTMENT IN OFFERED CERTIFICATES IN ITS PARTICULAR CIRCUMSTANCES.


     DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                             ERISA CONSIDERATIONS


SUMMARY

     The Subordinate Certificates may not be purchased by or transferred to:

    (1) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Plans");

    (2) a collective investment fund in which any such Plans are invested;

    (3) other persons acting on behalf of any such Plan or using the assets of any such Plan or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3 101); or

    (4) an insurance company that is using assets of any insurance company separate account or general account in which the assets of any such Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of such Plans) other than an insurance company using the assets of its general account under circumstances whereby the assets of the trust fund will not be treated as "plan assets" for purposes of applying the fiduciary responsibility and the prohibited transactions provisions of ERISA, the Code or any Similar Law.

     Each prospective transferee of a Subordinate Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee either:
(a) a transferee representation letter, substantially in the form of Exhibit D to the Pooling and Servicing Agreement, stating that such prospective transferee is not a person referred to in clause (1), (2), (3) or (4) above, or
(b) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of such Certificate will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision or ERISA, the Code or any Similar Law, and will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code). If a prospective transferee elects to deliver the opinion of counsel referred to in clause (b), then such opinion of counsel will be at the expense of such prospective transferee and not the expense of the Trustee, the trust fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

     TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF THE BENEFICIAL INTEREST IN SUCH CERTIFICATE AND ANY TRANSFEREE THEREOF WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES (1),
(2), (3) OR (4) ABOVE.

     None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, holding or disposition of the Residual Certificates.


CERTAIN REQUIREMENTS UNDER ERISA


     General. ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal prepayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to such Plan (so called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriters, the Master Servicer, the Special Servicer or the Trustee or an affiliate thereof either: (1) has discretionary authority or control with respect to the investment or management of such assets of such Plan, or (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of such Plan.

     Delegation of Fiduciary Duty. Further, if the assets included in the trust fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The United States Department of Labor has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the trust fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of a trust fund. However, the Depositor cannot predict, nor can there be any continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.


ADMINISTRATIVE EXEMPTIONS

     Individual Administrative Exemptions. The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,
1997)) (the "Exemption") for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption may be applicable to the initial purchase, the holding and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Duff & Phelps Credit Rating Co. ("Duff & Phelps"), Fitch IBCA, Inc., Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw Hill Companies ("S&P");

    (4) The Trustee must not be an affiliate of any of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any obligor with respect to the Mortgage Loans included in the trust fund constituting more than 5% of the aggregate unamortized balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the 1933 Act.

     In addition, the trust fund must also meet the following requirements:

    (1) The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

    (2) Certificates in such other investment pools must have been rated in one of the three highest rating categories by Duff & Phelps, Fitch IBCA, Inc., Moody's or S&P for at least one year before the Plan's acquisition of the Certificates pursuant to the Exemption; and

    (3) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Certificates pursuant to the Exemption.


     If the conditions of the Exemption are met, the acquisition, holding and resale of Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code (regardless of whether a Plan's assets would be considered to include an ownership interest in the Mortgage Loans in the Mortgage Pool as the underlying assets of a trust fund).

     Moreover, the Exemption provides relief from certain self-dealing/ conflict-of-interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements:

    (1) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

    (2) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

    (3) the Plan's investment in certificates of each class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

    (4) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund or any affiliate of such parties.

     THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES AND RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH SUCH PURCHASE OR TRANSFER WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Code) considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment and the availability of the Exemption.

     THE SALE OF SENIOR CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, EITHER UNDERWRITER OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to a Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, before the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term is defined under the caption "Material Federal Income Tax Consequences" in the prospectus and includes certain tax exempt entities not subject to Code Section 511, including certain governmental plans, as discussed under the caption "Material Federal Income Tax Consequences" in the prospectus. Accordingly, Plans may not purchase Residual Certificates.


                                LEGAL INVESTMENT

     The Offered Certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

     The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.


                              PLAN OF DISTRIBUTION

     Prudential Securities Incorporated and Greenwich NatWest Limited, as agent for National Westminister Bank, Plc. (together referred to herein as the "Underwriters") have agreed, severally and not jointly, pursuant to an
Underwriting Agreement dated July   , 1999 (the "Underwriting Agreement"), to
purchase from the Depositor the principal balances of Certificates set forth under their names below.




                                                 GREENWICH NATWEST
                                               LIMITED, AS AGENT FOR
                       PRUDENTIAL SECURITIES   NATIONAL WESTMINSTER
        CLASS               INCORPORATED             BANK PLC.
--------------------- ----------------------- ----------------------
  Class A-1 .........         $                      $
  Class A-2 .........         $                      $
  Class B ...........         $                      $
  Class C ...........         $                      $
  Class D ...........         $                      $
  Class E ...........         $                      $
  Class F ...........         $                      $

     The Underwriters have informed the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriters may be required to make in respect thereof.

     Greenwich NatWest Limited, a United Kingdom broker-dealer and a member of the Securities and Futures Authority Limited, has agreed that, as part of the distribution of the Certificates offered hereby and subject to certain exceptions, it will not offer or sell any Certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein. The Underwriting Agreement does not limit sales of Certificates offered hereby outside of the United States.

     The Underwriters have advised the Depositor that they currently expect to make a market in the Certificates; however, they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop. For further information regarding any offer or sale of the Certificates pursuant to this prospectus supplement and the prospectus, see "Plan of Distribution" in the prospectus.


                                USE OF PROCEEDS

     The Depositor will apply the net proceeds from the sale of Certificates to pay the purchase price of the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Certificates.


                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by O'Melveny & Myers LLP, for Prudential Securities Incorporated, as an Underwriter, by Latham & Watkins and for Greenwich Natwest Limited, as agent for National Westminister Bank, Plc., as Underwriter, by Sidley & Austin.



                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that each such class of Certificates be assigned the ratings indicated on the cover hereof by Moody's and S&P, respectively.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments of interest and principal to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

DEFINITIONS                                                               PAGE

1933 Act................................................................. S-3
1997 NOI................................................................ S-46
1998 NOI................................................................ S-46
Advance Rate............................................................ S-84
Advances................................................................ S-83
anchored property....................................................... S-22
Anticipated Repayment Date.............................................. S-37
Appraisal Reduction..................................................... S-84
Appraisal Reduction Event............................................... S-84
Appraisal Value......................................................... S-46
Appraised LTV........................................................... S-46
ARD Amount.............................................................. S-47
ARD Balance............................................................. S-47
ARD Loans............................................................... S-37
Asset Status Report..................................................... S-90
Available Funds......................................................... S-62
Available Funds Allocation.............................................. S-64
Balloon Amount.......................................................... S-47
Balloon Balance......................................................... S-47
Balloon Loans........................................................... S-38
Balloon Payment......................................................... S-38
Balloon/ARD LTV Ratio................................................... S-46
Base Interest Fraction.................................................. S-67
Beneficial Owners....................................................... S-70
Book-Entry Certificate.................................................. S-70
Bridger Finance......................................................... S-11
Bridger Funding......................................................... S-11
business day............................................................. S-8
Cash Flow............................................................... S-46
Casualty................................................................ S-42
CERCLA.................................................................. S-27
Certificate Balance..................................................... S-61
Certificate Registrar................................................... S-72
Class A-EC Notional Balance............................................. S-61
Class Interest Distribution Amount...................................... S-62
Class Interest Shortfall................................................ S-63
Code.............................................................. S-11, S-98
Collection Account...................................................... S-85
Collection Period....................................................... S-63
Commission............................................................... S-3
Condemnation............................................................ S-42
Condemnation Proceeds................................................... S-62
Constant Prepayment Rate.............................. S-76, S-77, S-78, S-79
Controlling Class....................................................... S-91
Controlling Class Certificateholders.................................... S-91
Corrected Mortgage Loan................................................. S-94
CPR................................................... S-76, S-77, S-78, S-79
Cross-Collateralized Loans.............................................. S-43
Cross-Defaulted Loans................................................... S-43
Current Occupancy....................................................... S-47
Cut-off Date Balance.................................................... S-36
Cut-off Date Principal Balance.......................................... S-36

Debt Service Coverage Ratio............................................. S-46
Default Interest........................................................ S-41
Default Rate............................................................ S-63
Defeasance Lockout Period............................................... S-15
Definitive Certificate.................................................. S-70
Depositor............................................................... S-57
Directing Certificateholder............................................. S-90
Disposition Fee......................................................... S-94
Disqualified Organization.............................................. S-103
Distribution Account.................................................... S-86
Distribution Date....................................................... S-61
DSCR.............................................................. S-46, S-58
DSCRs................................................................... S-13
DTC................................................................ S-7, S-70
Due Date................................................................ S-37
Duff & Phelps.......................................................... S-101
Eligible Bank........................................................... S-86
EPA..................................................................... S-28
ERISA.................................................................. S-100
ESA..................................................................... S-28
Excess Interest......................................................... S-38
Exemption.............................................................. S-101
Final Recovery Determination............................................ S-68
Form 8-K................................................................ S-48
Greenwich............................................................... S-11
Guide................................................................... S-58
Indirect Participants................................................... S-70
Insurance Proceeds...................................................... S-62
Interest Accrual Period................................................. S-63
Interest Reserve Account................................................ S-87
Interest Reserve Loan................................................... S-87
Interested Person....................................................... S-90
Liquidation Proceeds.................................................... S-62
Loan-to-Value Ratio..................................................... S-46
Lockout Period.......................................................... S-15
LTV............................................................... S-46, S-58
Master Servicer Mortgage File........................................... S-82
Monthly Debt Service.................................................... S-46
Monthly Payment......................................................... S-63
Moody's.................................................................. S-5
Mortgage................................................................ S-36
Mortgage File........................................................... S-82
Mortgage Loan Documents................................................. S-41
Mortgage Loan Purchase and Sale Agreement I............................. S-37
Mortgage Loan Purchase and Sale Agreement II............................ S-37
Mortgage Loan Sellers................................................... S-11
Mortgage Loans.......................................................... S-36
Mortgage Rate........................................................... S-63
Mortgaged Property...................................................... S-36
Net Collections......................................................... S-95
Net Mortgage Rate....................................................... S-63
Net Operating Income.................................................... S-46
Net REO Proceeds........................................................ S-63
NOI..................................................................... S-46
Nonrecoverable Advance.................................................. S-92

Notional Balance......................................................... S-5
NRF..................................................................... S-11
NRFinance............................................................... S-11
Number of Units......................................................... S-47
Open.................................................................... S-39
Participants............................................................ S-70
Pass-Through Rate....................................................... S-63
Paying Agent............................................................ S-71
Permitted Investments................................................... S-86
Phase II................................................................ S-60
Physical Occupancy %.................................................... S-47
P&I Advance............................................................. S-83
Plan Asset Regulations................................................. S-101
Plans.................................................................. S-100
Pool Balance............................................................ S-36
Pooled Principal Distribution Amount.................................... S-63
Pooling and Servicing Agreement......................................... S-80
Prepayment Interest Shortfall........................................... S-64
Prepayment Interest Surplus............................................. S-64
Prepayment Premium Period............................................... S-38
Prepayment Premiums............................................... S-38, S-64
Principal Prepayments................................................... S-64
Property Advances....................................................... S-83
RCRA.................................................................... S-28
Realized Loss........................................................... S-68
Record Date............................................................. S-61
Remaining Amortization Term............................................. S-47
Remaining Term to Maturity.............................................. S-47
REMIC............................................................. S-10, S-98
Remittance Date......................................................... S-83
REO Account............................................................. S-61
REO Mortgage Loan....................................................... S-64
REO Property............................................................ S-93
Residual Certificates................................................... S-11
Restricted Group....................................................... S-101
Revised Rate............................................................ S-37
Scheduled Final Distribution Date.................................... 1, S-68
Scheduled Principal Balance............................................. S-68
Senior Certificates...................................................... S-9
Senior Principal Distribution Cross-Over-Date........................... S-67
Servicing Fee........................................................... S-92
Servicing Fee Rate...................................................... S-92
shadow anchored......................................................... S-22
Similar Law............................................................ S-100
SMMEA............................................................ S-11, S-103
S&P............................................................... S-5, S-101
special purpose......................................................... S-24
Special Servicing Fee................................................... S-94
Specially Serviced Mortgage Loan........................................ S-93
Subordinate Certificates................................................. S-9
Transferor........................................................ S-11, S-57
Trustee Mortgage File................................................... S-80
Underlying Mortgage Loan Purchase Agreements............................ S-37
Underwriters........................................................... S-103
Underwriting Agreement................................................. S-103

Underwritten Cash Flow.................................................. S-47
Underwritten Net Cash Flow.............................................. S-46
Underwritten NOI........................................................ S-45
Underwritten NOI DSCR................................................... S-46
Units/SF................................................................ S-47
Unscheduled Payments.................................................... S-64
Voting Rights........................................................... S-97
Weighted Average Net Mortgage Rate...................................... S-64
Weighted Average Remaining Term......................................... S-47
Withheld Amounts........................................................ S-87
Workout Fee............................................................. S-94
Year Built.............................................................. S-47
Year Renovated.......................................................... S-47
Yield Maintenance Charge................................................ S-38
Yield Maintenance Period................................................ S-38

                                                                        ANNEX A


                               EXPLANATORY NOTES

Shaded Mortgage Loans signify either single notes secured by multiple Mortgages, or cross-collateralized/cross-defaulted notes and Mortgages.

Crossed loans (i.e., cross-collateralized or cross-defaulted Mortgage Loans) include a summation of certain loan parameters (for example, Cut-off Date Balance) on the top line of the loan group as designated in bold type and, therefore, some loan totals are duplicated and must be adjusted to attain portfolio totals.

"NRF", "Greenwich", "Bridger" and "KeyBank" denote National Realty Funding L.C. or National Realty Finance L.C., as applicable, Greenwich Capital Financial Products, Inc., Bridger Commercial Realty Finance LLC or Bridger Commercial Funding LLC, as applicable and KeyBank National Association, respectively, as originators of the Mortgage Loans.

Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

"Largest Tenant Name" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

YM represents yield maintenance. "YM1", "YM2", "YM3", "YM4" and "YM5" represent the greater of yield maintenance or one percent, two percent, three percent, four percent and five percent of the outstanding principal balance at such time, respectively. The "1%," "2%," "3%," "4%" and "5%" represent specified Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"LO" denotes that a Mortgage Loan is locked out for a period during which prepayment is not permitted.

"DEF" denotes defeasance and indicates that a loan may be defeased only during the indicated period.

"Yield Maintenance Description" indicates whether the Yield Maintenance Charge is calculated using a flat Treasury Rate or a specified spread in basis points.


"Yield Maintenance Calculation Method" indicates the various mathematical formulas used to calculate the applicable Yield Maintenance Charges.

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-off Date.

Missing NOI data points occur because the data was not available or because they apply to a time period that is not comparable to other Mortgage Loans in the Mortgage Loan Pool.

"Due-on-Sale" provides a confirmation that exercise is at the related lender's option with a fee payable for such option.

"Fixed" Loan Type identifies that interest will accrue on the balance of the related Mortgage Loan at the indicated fixed coupon during the term of the loan.

"NAP" denotes data is not applicable.

"Current LTV Ratio" is calculated using the original appraised value and the Cut-off Date Balance.

All current reserve escrow balances, monthly reserves and monthly escrows were obtained from the related Mortgage Loan Seller.

Generally, 1997 NOI and 1998 NOI indicates a January through December calendar or fiscal year.

"Current or Future Subordinate Financing" indicates whether the related borrower may enter into further financing secured by the Mortgaged Property, without the lender's consent.

     Generally, any "Yield Maintenance Charge" will be calculated in accordance with one of the following formulae:


TYPE 1:

     The Yield Maintenance Charge will be an amount equal to the greater of (i) a specified prepayment premium or (ii) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD
Loan) determined by discounting such payments at the Discount Rate, less the amount being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event that Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.


TYPE 2:

     The Yield Maintenance Charge will be an amount equal to the greater of:
(i) a specified prepayment premium which is a percentage of the principal balance of the Mortgage Loan being prepaid; or (ii) the product of (A) the ratio of the amount of the principal balance of the Mortgage Loan being prepaid over the outstanding principal balance of the Mortgage Loan on the date of such prepayment (after subtracting the scheduled principal payment on such prepayment date), multiplied by (B) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate less the amount of the outstanding principal balance of the Mortgage Loan on the prepayment date (after subtracting the scheduled principal payment on such prepayment date). The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event that Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.


TYPE 3:

     The Yield Maintenance Charge will be an amount equal to the greater of (i) 1% of the outstanding principal balance of the Mortgage Loan as of the date of prepayment, or (ii) an amount equal to (x) the sum of the present values as of the date of prepayment of all unpaid principal and interest payments required under the Mortgage Loan, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment at a discount rate equal to the Periodic Treasury Yield (as hereinafter defined), minus (y) the outstanding balance of the Mortgage Loan as of the date of prepayment. The "Periodic Treasury Yield" means (i) the annual yield to maturity of an actively traded non-callable U.S. Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date of the Mortgage Loan (or if two or more such securities have maturity dates equally close to the maturity date of the Mortgage Loan, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the date of prepayment, divided by
(ii) twelve, if scheduled payments are monthly, or four, if scheduled payment dates are quarterly.


TYPE 4:

     The Yield Maintenance Charge will be an amount equal to the greater of (i) a specified prepayment premium, or (ii) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which the borrower would otherwise be required to pay under the Mortgage Loan during the original term of the Mortgage Loan absent such prepayment, including the unpaid principal amount which would otherwise be due upon the scheduled maturity date of such Mortgage Loan, with such present value being discounted back on a monthly basis and determined by the use of a monthly discount rate equal to one-twelfth of the Treasury Rate (as hereinafter defined), and (y) the principal amount of the Mortgage Loan on the date of such prepayment. The term "Treasury Rate" means the yield per annum as based on a determination by the lender in its sole discretion to be the yield in the secondary market on U.S. Government Treasury obligations having a maturity date which is the same as, or is the nearest date subsequent to, the maturity date of the Mortgage Loan.


TYPE 5:

     The Yield Maintenance Charge will be calculated during the Yield Maintenance Period as an amount equal to the greater of (i) a specified prepayment premium, or (ii) the present value of the excess of (x) the monthly interest which would otherwise be payable on the portion of the principal balance being prepaid from the first day of the calendar month immediately following the date of prepayment (unless the prepayment occurs on the first day of a calendar month during the term of the Mortgage Loan, in which case from the date of prepayment) to and including the maturity date of the Mortgage Loan over (y) the monthly interest the lender would earn if the principal balance being prepaid were reinvested for the period from the first day of the calendar month immediately following the date of prepayment (unless the prepayment is tendered on the first day of a calendar month during the term of the Mortgage Loan, in which case from the date of prepayment) to and including the maturity date of the Mortgage Loan at the Treasury Rate. The "Treasury Rate" shall mean the yield per annum determined by the Master Servicer to be the yield in the secondary market of U.S. Treasury obligations having a maturity date which is the same as, or is the nearest date subsequent to, the maturity date of the Mortgage Loan.

     Mortgage Loan control number 25 has a Type 3 Yield Maintenance Charge, except that the phrase "the greater of (i) 1% of the outstanding principal balance of the Mortgage Loan as of the date of prepayment, or (ii)" in the first and second lines in Type 3 are not applicable to this Mortgage Loan.

     Mortgage Loans control numbers 105 and 204 have a Type 3 Yield Maintenance Charge, except that during the five years preceding the maturity dates of the Mortgage Loans, the Mortgage Loans may be prepaid accompanied by an amount equal to the product of (x) 5%, 4%, 3%, 2% or 1%, respectively, and (y) the outstanding principal of the Mortgage Loans at the beginning of the fifth year, fourth year, third year, second year or year preceding the maturity dates of the Mortgage Loans.

                            COLLATERAL CONTRIBUTORS

                                                    PERCENT OF
                                        NUMBER OF     CUT-OFF       WEIGHTED
                                         MORTGAGE      DATE         AVERAGE
COLLATERAL CONTRIBUTORS                   LOANS       BALANCE    INTEREST RATE
-----------------------                   -----       -------    -------------
     Greenwich .......................     120         60.88%       7.5335%
     National Realty Funding .........      52         21.64        7.7066
     KeyBank(1) ......................      47         10.38        7.6793
     Bridger .........................      22          7.10        7.8782
                                           ---        -------       -------
      Total ..........................     241        100.00%       7.6105%
                                           ===        =======       =======

                                         WEIGHTED
                                         AVERAGE      WEIGHTED
                                        REMAINING      AVERAGE     WEIGHTED
                                           TERM     CUT-OFF DATE   AVERAGE    CUT-OFF DATE
COLLATERAL CONTRIBUTORS                  (MONTHS)        LTV         DSCR       BALANCE
-----------------------                  --------        ---         ----       -------
     Greenwich .......................     122.58      69.61%        1.44x  $532,378,772
     National Realty Funding .........     129.62      68.73         1.35    189,228,790
     KeyBank(1) ......................     118.84      70.29         1.39     90,809,416
     Bridger .........................     122.28      72.16         1.32     62,105,743
                                           ------      -----         ----   ------------
      Total ..........................     123.69      69.67%        1.41x  $874,522,722
                                           ======      ======        ====   ============

    --------
      (1) 47 of the Mortgage Loans, representing approximately 10.38% of the Cut-off Date Balance, sold by NRFinance to the Transferor were acquired from KeyBank in connection with issuance of the Certificates.

                                 PAYMENT TYPES

                                                                                  WEIGHTED
                                                       PERCENTAGE    WEIGHTED     AVERAGE    WEIGHTED
                                           NUMBER OF   OF CUT-OFF     AVERAGE    REMAINING    AVERAGE   WEIGHTED
                                            MORTGAGE      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
PAYMENT TYPES                                LOANS       BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
-------------                                -----       -------       ----       --------   --------     ----       -------
Amortizing Balloon .......................     220        93.22%     7.6233%      116.48      70.20%      1.40x    $815,255,238
Fully Amortizing .........................      19         6.17      7.3308       233.27      63.49       1.45       53,997,484
Interest Only, Then Amortizing Balloon ...       2         0.60      8.5000       117.00      51.47       1.61        5,270,000
                                               ---       ------      ------       ------      -----       ----     ------------
      Total ..............................     241       100.00%     7.6105%      123.69      69.67%      1.41x    $874,522,722
                                               ===       ======      ======       ======      =====       ====     ============

                         RANGE OF CUT-OFF DATE BALANCES

                                                                         WEIGHTED
                                              PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                                  NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                                   MORTGAGE      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
RANGE OF CUT-OFF DATE BALANCES      LOANS       BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
------------------------------      -----       -------       ----       --------   --------     ----       -------
        295,304 -    499,999 ...       7         0.30%       8.1066%       161.54     57.72%     1.63x   $  2,611,937
        500,000 -    999,999 ...      26         2.38        8.0625        132.79     66.33      1.44      20,857,093
      1,000,000 -  1,999,999 ...      71        11.96        7.6413        122.51     69.06      1.39     104,622,538
      2,000,000 -  2,999,999 ...      40        11.17        7.7394        126.86     67.53      1.40      97,698,765
      3,000,000 -  3,999,999 ...      32        12.69        7.6114        129.29     66.92      1.56     111,014,595
      4,000,000 -  4,999,999 ...      25        12.90        7.2728        140.24     70.05      1.40     112,800,162
      5,000,000 -  5,999,999 ...      15         9.54        7.5417        113.02     70.74      1.37      83,467,000
      6,000,000 -  6,999,999 ...       6         4.54        7.8662        142.98     77.27      1.23      39,740,936
      8,000,000 -  8,999,999 ...       4         3.87        7.4929        159.97     75.14      1.33      33,842,460
      9,000,000 -  9,999,999 ...       4         4.30        7.2254        110.90     74.99      1.40      37,579,798
     10,000,000 - 11,999,999 ...       6         7.44        7.3134        114.39     69.73      1.31      65,099,837
     12,000,000 - 14,999,999 ...       1         1.41        7.9700        119.00     78.11      1.31      12,341,663
     15,000,000 - 19,999,999 ...       1         2.01        8.0000        143.00     76.25      1.26      17,536,726
     20,000,000 - 39,999,999 ...       2         7.55        7.6267        117.00     75.63      1.27      66,019,555
     40,000,000 - 69,289,658 ...       1         7.92        8.0800         83.00     58.74      1.66      69,289,658
                                     ---       ------        ------        ------     -----      ----    ------------
      Total ....................     241       100.00%       7.6105%       123.69     69.67%     1.41x   $874,522,722
                                     ===       ======        ======        ======     =====      ====    ============

                         RANGE OF GROSS MORTGAGE RATES

                                                                           WEIGHTED
                                                PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                                    NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                                     MORTGAGE      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
RANGE OF GROSS MORTGAGE RATES         LOANS       BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
-----------------------------         -----       -------       ----       --------   --------     ----       -------
     6.2501 - 6.5000% ............       3         2.76%       6.3963%       111.44     74.17%     1.43x   $ 24,168,433
     6.5001 - 6.7500 .............       2         0.97        6.6387        191.24     51.40      1.37       8,506,154
     6.7501 - 7.0000 .............      18         7.86        6.9343        158.72     71.98      1.41      68,778,088
     7.0001 - 7.2500 .............      34        13.85        7.1730        113.19     70.84      1.36     121,107,623
     7.2501 - 7.5000 .............      49        16.17        7.4148        119.10     72.03      1.44     141,388,986
     7.5001 - 7.7500 .............      47        18.69        7.6168        138.15     72.81      1.31     163,452,342
     7.7501 - 8.0000 .............      30        17.00        7.8698        123.44     72.17      1.33     148,703,383
     8.0001 - 8.2500 .............      27        16.12        8.1061        105.49     62.28      1.52     140,947,558
     8.2501 - 8.5000 .............      17         3.73        8.3946        106.87     62.37      1.49      32,606,916
     8.5001 - 8.7500 .............       5         1.11        8.7089        131.62     59.61      2.38       9,668,721
     8.7501 - 9.0000 .............       6         1.45        8.8108        112.99     61.62      1.44      12,704,199
     9.0001 - 9.2500 .............       2         0.21        9.1306        172.59     69.26      1.52       1,861,535
     9.2501 - 9.5000 .............       1         0.07        9.3750        107.00     79.09      1.35         628,783
                                       ---       ------        ------        ------     -----      ----    ------------
      Total ......................     241       100.00%       7.6105%       123.69     69.67%     1.41x   $874,522,722
                                       ===       ======        ======        ======     =====      ====    ============

                                 MATURITY YEARS

                                                          WEIGHTED
                               PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                   NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                    MORTGAGE      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
MATURITY YEARS       LOANS       BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
--------------       -----       -------       ----       --------   --------     ----       -------
  2002 ..........       1         0.76%       8.3770%       40.00      75.24%     1.23x   $  6,605,927
  2003 ..........       1         0.17        7.5000        50.00      55.55      1.92       1,472,071
  2005 ..........       1         0.38        7.7300        73.00      77.35      1.46       3,326,017
  2006 ..........       2         8.24        8.0633        83.00      59.24      1.64      72,086,542
  2007 ..........       3         0.62        8.2262        99.03      72.60      1.31       5,461,813
  2008 ..........      75        31.15        7.3014       110.33      70.75      1.45     272,440,008
  2009 ..........     115        43.03        7.7508       116.84      71.10      1.35     376,273,912
  2011 ..........       9         4.42        7.9539       141.66      67.43      1.32      38,687,030
  2012 ..........       1         0.17        7.2500       155.00      69.19      1.20       1,480,704
  2013 ..........       9         3.35        7.1547       169.36      67.73      1.34      29,302,240
  2014 ..........       1         0.07        8.3100       185.00      69.86      1.33         621,602
  2016 ..........       1         0.29        7.6250       206.00      52.95      1.30       2,541,864
  2017 ..........       1         0.49        6.5300       211.00      51.86      1.25       4,304,366
  2018 ..........       9         2.37        7.4662       229.50      72.03      1.31      20,730,970
  2019 ..........       8         1.86        7.9581       236.65      68.56      1.34      16,268,319
  2020 ..........       2         1.22        7.7005       249.77      85.38      1.21      10,704,406
  2023 ..........       2         1.40        6.9000       290.00      63.51      1.71      12,214,930
                      ---       ------        ------       ------      -----      ----    ------------
  Total .........     241       100.00%       7.6105%      123.69      69.67%     1.41x   $874,522,722
                      ===       ======        ======       ======      =====      ====    ============

                                PROPERTY TYPES

                                                                              WEIGHTED
                                                   PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                                       NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                                       MORTGAGED      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
PROPERTY TYPES                        PROPERTIES     BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
--------------                        ----------     -------       ----       --------   --------     ----       -------
     Retail--Anchored ..............       20        16.63%       7.4939%       124.85     74.30%     1.31x   $145,393,293
     Retail--Unanchored ............       34        10.05        7.5418        124.89     68.56      1.40      87,932,996
     Retail--Single Tenant .........       17         3.95        7.8456        168.96     73.22      1.32      34,565,101
     Retail--Shadow Anchored .......        2         0.88        6.9263        142.52     56.92      1.55       7,667,288
                                           --        -----        ------        ------     -----      ----    ------------
      Retail Subtotal ..............       73        31.51        7.5375        130.89     71.85      1.35     275,558,677

     Multifamily ...................       76        22.24        7.2976        133.56     71.56      1.38     194,496,435
     Manufactured Housing ..........       16         3.64        7.9558         96.91     72.03      1.34      31,864,914
                                           --        -----        ------        ------     -----      ----    ------------
      Housing Related Subtotal .....       92        25.88        7.3902        128.40     71.62      1.38     226,361,349

     Office ........................       28        14.19        7.8098        117.70     68.93      1.32     124,104,613
     Hotel--Full Service ...........       16         8.22        8.0870         84.14     59.06      1.68      71,923,991
     Industrial ....................       19         7.27        7.6752        124.13     70.31      1.31      63,535,082
     Mixed Use .....................       15         4.04        7.3633        120.73     70.56      1.34      35,340,917
     Hotel--Limited Service ........        9         3.16        7.9840        139.50     66.80      1.56      27,657,348
     Nursing Home ..................        8         3.15        7.7897        111.14     60.89      2.08      27,590,154
     Self-Storage ..................        6         1.36        7.4916        152.84     73.09      1.39      11,881,746
     Assisted Living Facility ......        2         0.80        7.7667         92.42     76.13      1.40       7,001,874
     Congregate Care ...............        1         0.41        7.8000        235.00     62.58      1.51       3,566,971
                                          ---       ------        ------        ------     -----      ----    ------------
      Total ........................      269       100.00%       7.6105%       123.69     69.67%     1.41x   $874,522,722
                                          ===       ======        ======        ======     =====      ====    ============

                   RANGE OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                           WEIGHTED
                                                PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                                    NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                                     MORTGAGE      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
RANGE OF LOAN-TO-VALUE RATIOS         LOANS       BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
-----------------------------         -----       -------       ----       --------   --------     ----       -------
     35.01 - 40.00% ..............      3          0.54%       7.3642%       250.27     37.20%     2.34x   $  4,717,071
     40.01 - 45.00 ...............      4          1.31        8.0578        127.44     42.41      1.66      11,485,194
     45.01 - 50.00 ...............      4          0.79        7.5220        117.03     46.84      1.36       6,876,945
     50.01 - 55.00 ...............     10          2.98        7.6614        149.40     52.26      1.49      26,022,148
     55.01 - 60.00 ...............     19         12.52        8.0345         97.57     58.32      1.67     109,502,306
     60.01 - 65.00 ...............     27          8.75        7.6523        126.92     63.35      1.43      76,522,003
     65.01 - 70.00 ...............     50         17.13        7.6023        123.07     68.08      1.41     149,822,006
     70.01 - 75.00 ...............     67         26.12        7.5669        130.33     73.08      1.35     228,405,401
     75.01 - 80.00 ...............     54         28.53        7.4329        120.54     77.76      1.31     249,519,121
     80.01 - 85.00 ...............      1          0.44        7.4700        110.00     81.87      1.34       3,807,107
     85.01 - 95.00 ...............      1          0.16        8.2300        101.00     85.86      1.36       1,373,704
     95.01 - 96.56 ...............      1(1)       0.74        7.7500        247.00     96.56      1.01       6,469,716
                                      ===        ======        ======        ======     =====      ====    ============
      Total ......................    241        100.00%       7.6105%       123.69     69.67%     1.41x    $874,522,722
                                      ---        ------        ------        ------     -----      ----    ------------

    --------
      (1) Mortgage Loan Control #26, which has a 96.56% loan-to-value ratio, is a credit tenant loan that is secured by net lease obligations of a rated tenant or guarantor.

                             LOAN ORIGINATION YEARS

                                                                     WEIGHTED
                                          PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                              NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                               MORTGAGE      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
RANGE OF ORIGINATION YEARS      LOANS       BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
--------------------------      -----       -------       ----       --------   --------     ----       -------
     1999 ..................     112        53.59%       7.8308%       119.31     69.73%     1.38x   $468,694,858
     1998 ..................     123        44.39        7.3216        130.17     69.41      1.44     388,207,816
     1997 ..................       5         1.26        7.9618        132.07     72.89      1.29      11,014,121
     1995 ..................       1         0.76        8.3770         40.00     75.24      1.23       6,605,927
                                 ---       ------        ------        ------     -----      ----    ------------
      Total ................     241       100.00%       7.6105%       123.69     69.67%     1.41x   $874,522,722
                                 ===       ======        ======        ======     =====      ====    ============

                     RANGE OF DEBT SERVICE COVERAGE RATIOS

                                                                WEIGHTED
                                     PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                         NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                          MORTGAGE      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
RANGE OF DSCRS             LOANS       BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
--------------             -----       -------       ----       --------   --------     ----       -------
  1.01 - 1.15 .........      2(1)       1.29%       7.3547%       214.70     88.30%     1.07x   $ 11,251,884
  1.16 - 1.20 .........      4          1.22        7.3634        142.72     73.45      1.17      10,649,622
  1.21 - 1.25 .........     25         11.85        7.5781        124.90     73.16      1.24     103,659,607
  1.26 - 1.30 .........     51         24.54        7.6678        126.50     72.75      1.28     214,574,392
  1.31 - 1.35 .........     43         19.00        7.4991        121.19     71.83      1.33     166,165,846
  1.36 - 1.40 .........     29          8.96        7.6209        121.24     68.35      1.38      78,339,561
  1.41 - 1.45 .........     23          5.21        7.3737        151.83     70.93      1.42      45,574,476
  1.46 - 1.50 .........     17          5.32        7.4978        115.74     66.59      1.48      46,532,655
  1.51 - 1.55 .........     11          4.81        7.2673        143.25     69.20      1.52      42,106,779
  1.56 - 1.60 .........     11          2.81        7.7670        113.83     64.75      1.59      24,587,532
  1.61 - 1.65 .........      7          2.48        7.7090        111.53     63.39      1.62      21,679,577
  1.66 - 1.70 .........      2          8.07        8.0689         83.49     58.59      1.66      70,574,233
  1.71 - 1.75 .........      3          0.76        7.8734        123.22     67.09      1.74       6,656,531
  1.76 - 1.80 .........      3          1.05        7.6073        113.40     69.88      1.77       9,181,202
  1.91 - 1.95 .........      2          0.32        7.9781         82.99     54.28      1.92       2,820,763
  1.96 - 2.00 .........      3          0.57        7.6959        117.08     41.02      2.00       4,991,922
  2.01 - 2.50 .........      4          1.28        7.5002        172.82     57.83      2.37      11,224,891
  2.51 - 3.76 .........      1          0.45        8.7500        112.00     57.26      3.76       3,951,249
                           ---        ------        ------        ------     -----      ----    ------------
  Total ...............    241        100.00%       7.6105%       123.69     69.67%     1.41x   $874,522,722
                           ===        ======        ======        ======     =====      ====    ============

    --------
      (1) Mortgage Loan Control #26, which has a 1.01x DSCR, is a credit tenant loan that is secured by net lease obligations of a rated tenant or guarantor.

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES




                                                                      WEIGHTED
                                           PERCENT OF    WEIGHTED     AVERAGE    WEIGHTED
                               NUMBER OF     CUT-OFF      AVERAGE    REMAINING    AVERAGE   WEIGHTED
                               MORTGAGED      DATE       INTEREST       TERM      CUT-OFF   AVERAGE    CUT-OFF DATE
STATES                        PROPERTIES     BALANCE       RATE       (MONTHS)   DATE LTV     DSCR       BALANCE
------                        ----------     -------       ----       --------   --------     ----       -------
     California ............       34       20.07%        7.4916%       123.81     70.46%     1.38x   $175,543,355
     New York ..............       20        9.37         7.6730        117.53     70.22      1.33      81,923,831
     Arizona ...............       12        7.27         7.1652        156.33     73.59      1.42      63,555,147
     Florida ...............       25        5.62         7.7276        130.67     70.61      1.46      49,151,322
     Pennsylvania ..........       17        5.33         7.9371        101.28     61.41      1.53      46,595,319
     Ohio ..................       20        4.02         7.5612        123.32     72.31      1.44      35,187,894
     Maryland ..............        7        4.00         7.7918        104.19     70.52      1.48      35,022,379
     Georgia ...............        8        3.41         7.5447        102.27     69.37      1.46      29,841,213
     Texas .................       12        3.18         7.8038        117.63     64.27      1.45      27,771,947
     Massachusetts .........        7        3.07         7.6861        114.41     71.95      1.31      26,861,061
     New Hampshire .........        4        2.70         7.9861        121.15     70.88      1.35      23,654,485
     Nevada ................        8        2.70         7.5932        129.55     64.04      1.42      23,589,552
     New Jersey ............        6        2.65         7.3472        125.65     70.56      1.39      23,178,390
     Indiana ...............       13        2.65         7.6094        136.47     66.70      1.40      23,135,155
     Washington ............        8        2.21         8.0561        121.42     61.97      1.44      19,291,481
     Idaho .................        5        2.20         7.6824        118.70     67.44      1.34      19,258,284
     North Carolina ........        3        2.03         8.0800         83.00     58.74      1.66      17,758,904
     West Virginia .........        1        2.01         8.0000        143.00     76.25      1.26      17,536,726
     Colorado ..............        8        1.72         7.4306        112.27     69.13      1.44      15,037,019
     Louisiana .............        4        1.60         7.6542        115.00     71.08      1.29      13,981,438
     Connecticut ...........        4        1.33         6.8959        116.67     72.76      1.39      11,648,615
     Tennessee .............        5        1.32         7.5312        116.37     67.23      1.44      11,558,426
     Kansas ................        4        1.10         7.7616        155.13     67.85      1.38       9,643,469
     Michigan ..............        6        1.06         7.5959        123.94     66.18      1.44       9,284,172
     Missouri ..............        2        1.03         7.3613        116.45     77.41      1.31       8,969,969
     Arkansas ..............        1        0.74         7.7500        247.00     96.56      1.01       6,469,716
     Iowa ..................        1        0.73         7.5500        229.00     72.36      1.34       6,367,553
     Oregon ................        3        0.67         7.4458        112.45     67.96      2.09       5,815,946
     Hawaii ................        1        0.59         7.2100        109.00     76.52      1.25       5,203,290
     Wisconsin .............        2        0.55         7.1033        110.44     66.96      1.41       4,815,665
     Alabama ...............        4        0.51         7.3603        115.66     71.69      1.39       4,426,527
     Oklahoma ..............        2        0.42         7.8070        118.65     74.89      1.32       3,706,926
     Utah ..................        2        0.41         7.3336        168.14     68.28      1.42       3,616,134
     Wyoming ...............        1        0.32         7.6500         83.00     71.71      1.27       2,796,884
     Maine .................        3        0.30         9.0960        153.74     70.44      1.37       2,622,128
     District of Columbia ..        1        0.26         7.1500        112.00     77.07      1.32       2,278,281
     South Carolina ........        1        0.22         8.0800         83.00     58.74      1.66       1,895,613
     Virginia ..............        1        0.21         7.6400        116.00     79.80      1.30       1,795,528
     Kentucky ..............        1        0.17         7.3700        118.00     74.84      1.44       1,496,807
     Delaware ..............        1        0.13         7.7500        112.00     74.20      1.58       1,150,115
     Illinois ..............        1        0.12         8.0400        117.00     72.40      1.28       1,086,058
                                  ---      ------         ------        ------     -----      ----    ------------
      Total ................      269      100.00%        7.6105%       123.69     69.67%     1.41x   $874,522,722
                                  ===      ======         ======        ======     =====      ====    ============

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














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

-----------------------------------------------------------------------------------------------------------------
 CONTROL           LOAN             LOAN
  NUMBER          NUMBER         CONTRIBUTOR                        PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------
     1          03-0810828        GREENWICH          CROWN HOTELS
   1.10         03-0810828A       Greenwich          Atlanta Holiday Inn- Downtown
   1.20         03-0810828B       Greenwich          Holiday Inn
   1.30         03-0810828C       Greenwich          Holiday Inn Holidome
   1.40         03-0810828D       Greenwich          Asheville Comfort Suites
   1.50         03-0810828E       Greenwich          Holiday Inn Executive Park
   1.60         03-0810828F       Greenwich          Wyndham Garden
   1.70         03-0810828G       Greenwich          Beaver Falls Holiday Inn
   1.80         03-0810828H       Greenwich          Courtyard by Marriott
   1.90         03-0810828I       Greenwich          East Comfort Inn
   1.91         03-0810828J       Greenwich          Wyndham Garden
   1.92         03-0810828K       Greenwich          Johnstown Holiday Inn
   1.93         03-0810828L       Greenwich          Holiday Inn Express
   1.94         03-0810828M       Greenwich          Pottstown Comfort Inn
   1.95         03-0810828N       Greenwich          Holiday Inn Holidome
   1.96         03-0810828O       Greenwich          Rock Hill Holiday Inn
     2          03-0810141        Greenwich          Bridgepointe Shopping Center
     3          03-0810618        Greenwich          122 Fifth Avenue
     4          6519              NRF                Dudley Farms Plaza
     5          GL981131          KeyBank            Emery/Busch Industrial Building
     6                            BRIDGER            VARIOUS
   6.10         215990028         Bridger            1376 Bordeaux
   6.20         215990053         Bridger            1380 Bordeaux

     7                            NRF                VARIOUS
   7.10         5201              NRF                Festival at Pasadena
   7.20         6098              NRF                Festival at Pasadena Pad Building
     8          6423              NRF                Palouse Empire Mall
     9          03-0810140        Greenwich          Ventana Vista Apartments
    10          03-0810054        Greenwich          Park Plaza Shopping Center
    11          4088              NRF                Shadowridge Heights Apartments
    12          5410              NRF                Bayside Office Center
    13          03-0810102        Greenwich          Boulder Run Shopping Center
    14          03-0221360        Greenwich          West 49th Street
    15          03-0810072        Greenwich          Brenden Theatres
    16          03-0810052        Greenwich          The Pavillions at Mesa
    17          03-0221361        Greenwich          Desert Star Apartments
    18                            KEYBANK            VARIOUS
   18.10        4164695           KeyBank            Pine Lake Apartments
   18.20        4164709           KeyBank            Terrace Trace Apartments
   18.30        4164733           KeyBank            Jupiter Cove Apartments I
   18.40        4164814           KeyBank            Rivers End I Apartments
   18.50        4164831           KeyBank            Cypress Apartments
   18.60        GL991009          KeyBank            Jupiter Cove III
    19          9811010012        Greenwich          North Valley Medical Plaza
    20          5554              NRF                4250 Veterans Highway
    21          03-0221428        Greenwich          Boardwalk @ Anderson Springs
    22                            KEYBANK            VARIOUS
   22.10        6218              KeyBank            Princeton Court Apartments
   22.20        6219              KeyBank            Elmtree Park Apartments
   22.30        6220              KeyBank            Meadowood Apartments
   22.40        6221              KeyBank            Rosewood Commons Apartments
   22.50        6223              KeyBank            Acadia Court Apartments
    23          03-0810596        Greenwich          Pembrooke Square Medical Center
    24          GL981134          KeyBank            Laguna Properties Building
    25          300980020         Bridger            Southwind Mobile Home Estates
    26          610980009         Bridger            K-Mart Rogers
    27          03-0810056        Greenwich          Park Fair Mall
    28                            KEYBANK            VARIOUS
   28.10        6029              KeyBank            Pine Terrace I & II Apartments
   28.20        6033              KeyBank            Sanford Court Apartments
   28.30        6034              KeyBank            Applewood I & II Apartments
    29          03-0810110        Greenwich          Buckhead Exchange
    30          03-0810122        Greenwich          Pascack Plaza
    31          03-0810037        Greenwich          Days Inn Hotel
    32          5468              NRF                BeautiControl Office
    33          6761              NRF                REXBURG STUDENT HOUSING
   33.10        6761A             NRF                Autumn Winds Apartments
   33.20        6761B             NRF                Somerset Apartments
   33.30        6761C             NRF                Brookside Village Apartments
    34          03081090008       Greenwich          Hampton Inn - Sea Tac
    35          03-0221351        Greenwich          Devir Street Apartments
    36          415990042         Bridger            Alameda Technology Center
    37          9811010011        Greenwich          Clocktower Apartments Phase I
    38          03-0221371        Greenwich          Best Western Cascadia Inn
    39          03-0810108        Greenwich          Global Plaza West
    40          03-0810597        Greenwich          Ponce de Leon Care Center
    41          03-0221420        Greenwich          1000 Henry Street
    42          03-0810082        Greenwich          55 Post Road West
    43          03-0221331        Greenwich          Greenway Terrace
    44          4794              KeyBank            Rolla Center
    45          03-0221336        Greenwich          Bayside Willows Apartments
    46          03-0221448        Greenwich          Westgate Plaza
    47          1109              NRF                Riverfront Apartments
    48          4163141           KeyBank            Cheyenne Mountain Shopping Center
    49          03-0810061        GREENWICH          APPLE CREEK MHP / SELF STORAGE AND ORCHARD LAKE MHP (ROLL-UP
   49.10        03-0810061A       Greenwich          Apple Creek Mobile Home Park / Self Storage
   49.20        03-0810061B       Greenwich          First Security Self Storage
   49.30        03-0810061C       Greenwich          Orchard Lake Mobile Home Park
    50          5397              NRF                Kennedy Square
    51          03-0221365        Greenwich          Westpointe II Apartments
    52          03-0810086        Greenwich          CB/Buckhead - Roswell
    53          03-0810078        Greenwich          Park Green Apartments
    54          03-0221366        Greenwich          Bridle Path Apartments
    55          3770              NRF                Heritage Court Apartments
    56          03-0221357        Greenwich          Hawaii Market Shopping Center
    57          5462              NRF                Santa Fe Place Apartments
    58          2261              NRF                Iron Mountain Building
    59          1853              NRF                Shore Center Shopping Center
    60          03-0221330        Greenwich          La Fuente Inn
    61          03-0221356        Greenwich          Pueblo Hills Shopping Center
    62          03-0810112        Greenwich          The Park Belvedere
    63          4058              NRF                The Hesser Center
    64          03-0810584        Greenwich          Lee Park Plaza
    65          03-0810565        Greenwich          Hood River Care Center
    66          03-0810566        Greenwich          221 Route 4 East
    67          6571              NRF                Lochwood III Apartments
    68          03-0810139        Greenwich          Essex Warehouse
    69          03-0810610        Greenwich          Freeman Decorating Company
    70          03-0810608        Greenwich          Doctors Hospital of West Covina
    71          9902010038        Greenwich          Beven Street Warehouse
    72          03-0810093        Greenwich          Crescenta Valley Mini Storage
    73          03-0221367        Greenwich          Stonebridge Health Center
    74          03-0221338        Greenwich          Wagner Heights Nursing and Rehabilitation Center
    75          03-0221340        Greenwich          22 East 67th Street
    76          03-0810611        Greenwich          Flemington Arms Apartments
    77                            NRF                VARIOUS
   77.10        5623              NRF                Colonial Park Apartments
   77.20        5625              NRF                Jackson Trace Apartments
   77.30        5624              NRF                Fox Valley Apartments
    78          03-0221349        Greenwich          Shrewsbury Crossing Assisted Living Facility
    79          4163231           KeyBank            Clearwater Commons
    80          03-0221355        Greenwich          Gillette Nursing Home
    81          03-0221427        Greenwich          Sierra Apartments
    82          03-0221432        Greenwich          6845 Deerpath Building
    83          03-0810113        Greenwich          Palace Plaza Shopping Center
    84          03-0221362        Greenwich          Sunplace Apartments
    85          03-0810071        Greenwich          Meadow Wood Crown Plaza
    86          03-0221358        Greenwich          Oakbridge Retail Center
    87          03-0221353        Greenwich          Gateway Plaza Shopping Center
    88                            NRF                VARIOUS
   88.10        5435              NRF                Eagle Trace Apartments
   88.20        5434              NRF                Ashbury Court Apartments
    89          6415              NRF                Office Depot Tallahassee
    90          4161904           KeyBank            Westbay Assisted Living Residence
    100         5900              NRF                Yerington Plaza
    101         6348              NRF                CAPTEC FRANCHISE CAPITAL PARTNERS, L.P. IV
  101.10        6348A             NRF                Arby's Restaurant
  101.20        6348B             NRF                Taco Bell Restaurant
  101.30        6348C             NRF                Taco Bell Restaurant
  101.40        6348D             NRF                Tony Roma's Restaurant
  101.50        6348E             NRF                Del Taco Restaurant
  101.60        6348F             NRF                Winger's Restaurant
    102         03-0810014        Greenwich          English Gardens Apartments
    103         03-0810030        Greenwich          Pembroke Place North Shopping Center
    104         03-0221434        Greenwich          The Northgate Office Building
    105         400980013         Bridger            Heritage Estates / Flamingo Shores
    106         3604              NRF                HIGHLAND HALL/GOLFVIEW MANOR
  106.10        3604A             NRF                Highland Hall
  106.20        3604B             NRF                Golfview Manor
    107         6588              NRF                Walgreens Drug Store
    108         9811010009        Greenwich          Napoleon Medical Office Building
    109         6071              NRF                Teakwood Village Apartments
    110         03-0221332        Greenwich          Rancho San Diego Self Storage
    111         6091              NRF                Eden Roc Apartments & Americana Apartments A & B
    112         5603              NRF                Olathe Duplexes
    113         03-0221423        Greenwich          Jamaica Avenue Building
    114         5551              NRF                Queen Anne's Gate V Apartments
    115         6416              NRF                Office Depot Ormond Beach
    116         RM991008          KeyBank            Westwinds Mobile Home Park
    117         5267              NRF                South Arcade Retail Building
    118         202980008         Bridger            2801 Red Dog Drive
    119         03-0221363        Greenwich          Forest Brooke Apartments
    120         9811010015        Greenwich          Pleasant Village Shopping Center
    121         400980010         Bridger            Royal View Gardens
    122         9811010010        Greenwich          Raymour & Flanigan Center
    123         03-0221424        Greenwich          Capital City Plaza
    124         9812010027        Greenwich          Quality Inn and Suites - Aberdeen
    125         410990037         Bridger            Hen-Ridge Apartments
    126         03-0221426        Greenwich          Graham Center
    127         5369              NRF                Branford Industrial Complex
    128         400980015         BRIDGER            COMFORT INN/KNIGHTS INN ROLL-UP
  128.10        400980015A        Bridger            Comfort Inn
  128.20        400980015B        Bridger            Knights Inn

    129         4163257           KEYBANK            KEYSTONE WAY SHOPPES / CVS PHARMACY / TACO BELL
  129.10        4163257A          KeyBank            Sears Hardware / Keystone Way Shoppes
  129.20        4163257B          KeyBank            CVS Pharmacy / Taco Bell
    130         03-0221350        Greenwich          Village Shops at Chandler
    131         4164873           KeyBank            Meldon Place Apartments
    132         6884              NRF                Monticello Village Apartments
    133         03-0810590        Greenwich          12th and Monroe Shops and 1204 Newton St. NE
    134         03-0810073        Greenwich          Sierra Apartments
    135         4740              NRF                Stassney Square Shopping Center
    136         4163583           KeyBank            Cambridge Plaza
    137         03-0810571        Greenwich          Colonial Square Apartments
    138         03-0221421        Greenwich          Elks Plaza Shopping Center
    139         9903020001        Greenwich          Days Inn - Arlington
    140         03-0810080        Greenwich          Seth I Apartments
    141         3222              NRF                Post Polaris Business Center
    142         60598007          Bridger            1682 Novato Blvd.
    143         03-0810602        Greenwich          Lindenwald Plaza Shopping Center
    144         03-0221435        Greenwich          T.I.G. Industrial Building
    145         6243              NRF                Holly Shopping Center
    146         400990040         Bridger            Bonneville Gardens
    147         6347              NRF                CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III
  147.10        6347A             NRF                Jack-in-the-Box
  147.20        6347B             NRF                Taco Bell Restaurant
  147.30        6347C             NRF                Tony Roma's Restaurant
    148         03-0810106        Greenwich          Cypress Gardens Mobile Home Park
    149         4161548           KeyBank            Jamestown Apartments
    150         6834              NRF                Sorrento Mesa Office Plaza
    151         940906389         Greenwich          Park Meadows Apartments
    152         4165039           KeyBank            Carmel Self Storage
    153         600980001         Bridger            901 E Street
    154         9811010014        Greenwich          Princeton Woods Shopping Center
    155         03-0810606        Greenwich          1212 Hancock Street
    156         6914              NRF                Winans Home Center
    157         5090              NRF                Pacific Breeze Apartments
    158         03-0221425        Greenwich          Hilltop Willow Branch Apartments
    159         03-0810090        Greenwich          D'Agostino Supermarket
    160         4810              NRF                Southbridge Crossing
    161         6222              KeyBank            Heathmore II Apartments
    162         03-0221352        Greenwich          Tooele Main Street Shops
    163         03-0810083        Greenwich          CB/Buckhead - Alpharetta
    164         410990035         Bridger            Sandra Court Apartments
    165         5655              NRF                450 & 440 Waverly Avenue
    166         03-0810605        Greenwich          Westheimer Center
    167         4164954           KeyBank            Winthrop Court Apartments
    168         03-0810111        Greenwich          3900 Richmond Avenue
    169         4162366           KeyBank            Middlefield Mobile Home Park
    170         03-0810587        Greenwich          Raintree Office Building
    171         03-0810576        Greenwich          1770 Post Road Associates
    172         03-0810081        Greenwich          CVS Store
    173         03-0810130        Greenwich          Allentown Self Storage
    174         400980016         Bridger            Twin Valley Estates
    175         03-0221359        Greenwich          636 Eighth Avenue
    176         5942              NRF                Land O' Lakes Village Apartments
    177         201980005         Bridger            131 So. Maple Ave.
    178         100980011         Bridger            4140 Lockbourne
    179         4591              NRF                The Colton Block
    180         03-0810614        Greenwich          Magnolia Center Office Building
    181         03-0810089        Greenwich          CB/Buckhead - Duluth
    182         03-0810612        Greenwich          Willows Apartments
    183         202980006         Bridger            Southern Station
    184         940907032         Greenwich          3951 Vestal Parkway East
    185         202990026         Bridger            West Haven
    186         03-0221369        Greenwich          Milton Square Shopping Center
    187         6096              NRF                Kristie Manor Apartments
    188         210990027         Bridger            Valley View
    189         03-0221327        Greenwich          282-299 Grand Street
    190         4161327           KeyBank            Issaquah Building
    191         4163281           KeyBank            Quail Street Commons
    192         03-0810084        Greenwich          CB/Buckhead - Fulton
    193         5780              NRF                Paradise Pointe
    194         4410              NRF                Boardwalk Boutiques
    195         6032              KeyBank            Palm Side Apartments
    196         03-0810593        Greenwich          2600-2602 Jefferson Street
    197         5965              NRF                CE-FAIR Apartments
    198         03-0221333        Greenwich          Alamo Self Storage
    199         5992              NRF                39 Forest Avenue
    200         03-0810087        Greenwich          CB/Buckhead - Marietta
    201         03-0810064        Greenwich          Diamond Plaza
    202         4161653           KeyBank            Southtown Blvd. Commercial Building
    203         410990036         Bridger            Leverington Court Apartments
    204         400980014         Bridger            Oak Bend MHP
    205         03-0810560        Greenwich          L'Abri Apartments
    206         6217              KeyBank            Willowood East Apartments
    207         5729              NRF                200-231 Harrison Avenue
    208         SM991007          KeyBank            Otterbacher Manufacturing Facility
    209         03-0810557        Greenwich          Rambler Mobile Home Park
    210         03-0810555        Greenwich          Howard Johnson
    211         4163176           KeyBank            Big 5 Sporting Goods - KlamathFalls
    212         4161262           KeyBank            Big 5 Sporting Goods - Bullhead City
    213         03-0810613        Greenwich          Best Western Jed Prouty Motor Inn
    214         6031              KeyBank            Winter Woods II Apartments
    215         03-0810619        Greenwich          Trade Fair Supermarket
    216         4162480           KeyBank            Fulton East Shopping Center
    217         4161734           KeyBank            The Fur Plaza
    218         4163214           KeyBank            Park Plaza Shopping Center
    219         4161645           KeyBank            Renaissance Plaza
    220         4161670           KeyBank            Freeway VIII Center
    221         4162471           KeyBank            Jason Commercial Building
    222         03-0221328        Greenwich          Sternberg Apartments
    223         940907356         Greenwich          Hillcrest Apartments
    224         03-0810575        Greenwich          235 Glenville Road
    225         4161769           KeyBank            Lantern Arms Apartments
    226         03-0810594        Greenwich          Commerce Park Office / Warehouse
    227         03-0810615        Greenwich          Bel-Air Mobile Home Park
    228         03-0810533        Greenwich          Parkchester Apartments
    229         03-0810588        Greenwich          Bandera Landing
    230         SM991001          KeyBank            West Coast Video - Millville
    231         SM991004          KeyBank            Mt. Orange Mobile Home Park
    232         03-0810578        Greenwich          1215 NE 23rd Street
    233         03-0810572        Greenwich          Cypress Villas Apartments
    234         03-0810579        Greenwich          Neico Investments, LLC

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  CONTROL               PROPERTY                                           PROPERTY                    PROPERTY            PROPERTY
  NUMBER                ADDRESS                                              CITY                        STATE             ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
     1     VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
   1.10    101 International Drive                                       Atlanta                     Georgia                30303
   1.20    100 South George Street                                       Cumberland                  Maryland               21502
   1.30    5400 Holiday Drive                                            Frederick                   Maryland               21703
   1.40    890 Brevard Road                                              Asheville                   North Carolina         28806
   1.50    8520 University Executive Park Drive                          Charlotte                   North Carolina         28262
   1.60    4620 South Miami Boulevard                                    Durham                      North Carolina         27703
   1.70    7195 Eastwood Drive                                           Beaver Falls                Pennsylvania           15010
   1.80    3327 Street Road                                              Bensalem                    Pennsylvania           19020
   1.90    4021 Union Deposit Road                                       Harrisburg                  Pennsylvania           17109
   1.91    765 Eisenhower Boulevard                                      Harrisburg                  Pennsylvania           17111
   1.92    250 Market Street                                             Johnstown                   Pennsylvania           15901
   1.93    1440 Scalp Avenue                                             Johnstown                   Pennsylvania           15904
   1.94    99 Robinson Street                                            Pottstown                   Pennsylvania           19464
   1.95    2000 Loucks Road                                              York                        Pennsylvania           17404
   1.96    2640 North Cherry Hill                                        Rock Hill                   South Carolina         29730
     2     2200 - 3020 Bridgepointe Parkway                              San Mateo                   California             94404
     3     122 Fifth Avenue                                              New York                    New York               10011
     4     100-228 RHL Boulevard                                         South Charleston            West Virginia          25309
     5     12 Celina Avenue                                              Nashua                      New Hampshire          03063
     6     VARIOUS                                                       SUNNYVALE                   CALIFORNIA             94089
   6.10    1376 Bordeaux                                                 Sunnyvale                   California             94089
   6.20    1380 Bordeaux                                                 Sunnyvale                   California             94089

     7     8135 RITCHIE HIGHWAY                                          PASADENA                    MARYLAND               21122
   7.10    8135 Ritchie Highway                                          Pasadena                    Maryland               21122
   7.20    8135 Ritchie Highway                                          Pasadena                    Maryland               21122
     8     1850 W. Pullman Road (Highway #8)                             Moscow                      Idaho                  83843
     9     5051 North Sabino Canyon Road                                 Tucson                      Arizona                85750
    10     26705, 26741, 26841, 26851, 26611 and 26601 Aliso Creek Road  Aliso Viejo                 California             92656
    11     1510 South Melrose Drive                                      Vista                       California             92083
    12     150 Mount Vernon Street                                       Boston                      Massachusetts          02125
    13     325-327 Franklin Avenue                                       Wyckoff                     New Jersey             07481
    14     308, 310, 318 - 332, 340 West 49th Street                     New York                    New York               10020
    15     Davis Street at I-80                                          Vacaville                   California             95688
    16     1837 - 1955 West Guadalupe Road                               Mesa                        Arizona                85202
    17     1106 West Bell Road                                           Phoenix                     Arizona                85023
    18     VARIOUS                                                       VARIOUS                     FLORIDA                VARIOUS
   18.10   1924 Pine Loch Terrace                                        Tampa                       Florida                33613
   18.20   9135 Talina Lane                                              Tampa                       Florida                33637
   18.30   17873-A Thelma Avenue                                         Jupiter                     Florida                33458
   18.40   5520 Collins Road                                             Jacksonville                Florida                32244
   18.50   6200 Cypress Point Drive                                      Panama City Beach           Florida                32408
   18.60   17937 Thelma Avenue                                           Jupiter                     Florida                33458
    19     3811 East Bell Road                                           Phoenix                     Arizona                85032
    20     4250 Veterans Memorial Highway                                Holbrook                    New York               11741
    21     SEC Dobson and Ray Roads                                      Chandler                    Arizona                85224
    22     VARIOUS                                                       VARIOUS                     INDIANA                VARIOUS
   22.10   103 Princeton Court                                           Evansville                  Indiana                47715
   22.20   11023 Elmtree Park Drive                                      Indianapolis                Indiana                46229
   22.30   8611 Meadowood Drive                                          Newburgh                    Indiana                47630
   22.40   5586 Rosewood Commons Drive                                   Indianapolis                Indiana                46254
   22.50   3008 Acadia Court                                             Bloomington                 Indiana                47401
    23     11355 Pembrooke Square                                        Waldorf                     Maryland               20603
    24     5005 East Philadelphia Street                                 Ontario                     California             91761
    25     7300 Luther Drive                                             Sacramento                  California             95823
    26     2115 West Walnut Avenue                                       Rogers                      Arkansas               72756
    27     100 Euclid Avenue                                             Des Moines                  Iowa                   50309
    28     VARIOUS                                                       VARIOUS                     FLORIDA                VARIOUS
   28.10   322 South Burkett Avenue                                      Callaway                    Florida                32404
   28.20   3291 South Sanford Avenue                                     Sanford                     Florida                32773
   28.30   101 East New Hampshire Avenue                                 DeLand                      Florida                32724
    29     3167 Peachtree Road NE                                        Atlanta                     Georgia                30305
    30     1-23 Perlman Drive                                            Spring Valley               New York               10977
    31     8350 Edes Avenue                                              Oakland                     California             94621
    32     2121 Midway Road                                              Carrollton                  Texas                  75006
    33     VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
   33.10   160 West 5th South                                            Rexburg                     Idaho                  83440
   33.20   480 South 100 West                                            Rexburg                     Idaho                  83440
   33.30   487 South 3rd West                                            Rexburg                     Idaho                  83440
    34     19445 Pacific Highway South                                   SeaTac                      Washington             98188
    35     66, 92 and 108 Devir Street                                   Malden                      Massachusetts          02148
    36     1255 - 1275 Harbor Bay Parkway                                Alameda                     California             94502
    37     Two Clocktower Place                                          Nashua                      New Hampshire          03060
    38     2800 Pacific Avenue                                           Everett                     Washington             98201
    39     3645 - 3675 South Durango Drive                               Las Vegas                   Nevada                 89117
    40     1999 Old Moultrie Road                                        St. Augustine               Florida                32086
    41     1000 Henry Street                                             Kailua-Kona                 Hawaii                 96740
    42     55 Post Road West                                             Westport                    Connecticut            06880
    43     15400 - 15472 North 99th Avenue                               Sun City                    Arizona                85351
    44     901 & 1003 South Bishop Avenue                                Rolla                       Missouri               65401
    45     530 Sunnyview Drive                                           Pinole                      California             94564
    46     North side of Route 30                                        East Whiteland Twp.         Pennsylvania           19355
    47     726 First Avenue North                                        Nashville                   Tennessee              37201
    48     1670 E. Cheyenne Mountain Boulevard                           Colorado Springs            Colorado               80906
    49     VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
   49.10   2189 East Ohio Pike                                           Amelia                      Ohio                   45102
   49.20   2189 East Ohio Pike                                           Amelia                      Ohio                   45102
   49.30   969 State Route 28                                            Milford                     Ohio                   45150
    50     4950 West Kennedy Boulevard                                   Tampa                       Florida                33609
    51     6465 West Lane                                                Stockton                    California             95210
    52     5395 Roswell Road                                             Atlanta                     Georgia                30342
    53     8100 Bellaire                                                 Houston                     Texas                  77036
    54     1619 Bridle Path Drive                                        Stockton                    California             95207
    55     335 & 336 Center Road                                         Vernon                      Connecticut            06066
    56     120 East Valley Boulevard                                     San Gabriel                 California             91776
    57     350 North Festival Drive                                      El Paso                     Texas                  79912
    58     6935 Flanders Drive                                           San Diego                   California             92121
    59     22304-22400 Lake Shore Blvd.                                  Euclid                      Ohio                   44123
    60     1513 East 16th Street                                         Yuma                        Arizona                85365
    61     2221, 2233 and 2269 Rampart Boulevard                         Las Vegas                   Nevada                 89128
    62     101 - 115 West 79th Street                                    New York                    New York               10024
    63     1,25, & 77 Sundial Avenue                                     Manchester                  New Hampshire          03103
    64     520-540 Bergen Boulevard                                      Palisades Park              New Jersey             07650
    65     729 Henderson Road                                            Hood River                  Oregon                 97031
    66     211 Route 4 East                                              Paramus                     New Jersey             07652
    67     1437 Slate Run Road                                           New Albany                  Indiana                47150
    68     5702 Corporate Drive                                          St. Joseph                  Missouri               64507
    69     1000 Elmwood Park Boulevard                                   Harahan                     Louisiana              70123
    70     725 South Orange Avenue                                       West Covina                 California             91790
    71     6040 Beven Street                                             Jefferson Parish            Louisiana              70123
    72     4441 Cloud Avenue                                             La Crescenta                California             91214
    73     11125 Circle Drive                                            Austin                      Texas                  78736
    74     9289 Branstetter Place                                        Stockton                    California             95209
    75     22 East 67th Street                                           New York                    New York               10021
    76     81-95 North Main Street                                       Flemington                  New Jersey             08822
    77     VARIOUS                                                       VARIOUS                     ALABAMA                VARIOUS
   77.10   4600 Sprague Avenue                                           Anniston                    Alabama                36206
   77.20   500 Whites Gap Road                                           Jacksonville                Alabama                36265
   77.30   5112 McClellan Boulevard                                      Anniston                    Alabama                36206
    78     311 West Main Street                                          Shrewsbury                  Massachusetts          01545
    79     4519 East 82nd Street                                         Indianapolis                Indiana                46250
    80     3310 Elm Road NE                                              Warren                      Ohio                   44483
    81     150 - 220 Trantor Place                                       Staten Island               New York               10302
    82     6845 Deerpath Road                                            Elkridge                    Maryland               21227
    83     2350 and 2450 Montebello Sq. Dr.                              Colorado Springs            Colorado               80909
    84     1950 North 43rd Avenue                                        Phoenix                     Arizona                85035
    85     1575 Delucci Lane                                             Reno                        Nevada                 89502
    86     7944 Tree Lane                                                Madison                     Wisconsin              53717
    87     24933 Santa Clara Street                                      Hayward                     California             94544
    88     VARIOUS                                                       WICHITA                     KANSAS                 VARIOUS
   88.10   925 West 29th Street South                                    Wichita                     Kansas                 67217
   88.20   1940 South Woodlawn                                           Wichita                     Kansas                 67218
    89     3151 Capital Circle N. E.                                     Tallahassee                 Florida                32303
    90     4920 Viceroy Court                                            Cape Coral                  Florida                33904
    100    176 West Goldfield Avenue                                     Yerington                   Nevada                 89447
    101    VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
  101.10   4740 Cemetery Road                                            Hilliard                    Ohio                   43026
  101.20   32270 Van Dyke Avenue                                         Warren                      Michigan               48093
  101.30   67556 Main Street                                             Richmond                    Michigan               48062
  101.40   775 Vista Ridge Mall Drive                                    Lewisville                  Texas                  75067
  101.50   3624 California Avenue                                        Bakersfield                 California             93309
  101.60   2336 East Baseline Road                                       Mesa                        Arizona                85204
    102    15031 West 138th                                              Olathe                      Kansas                 66061
    103    8913-9091 Taft Street                                         Pembroke Pines              Florida                33024
    104    950 Northgate Drive                                           San Rafael                  California             94903
    105    3275 U.S. Highway 92                                          Winter Haven                Florida                33881
    106    VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
  106.10   239 West Pittsburgh Road                                      New Castle                  Pennsylvania           16101
  106.20   616 Golf Course Road                                          Aliquippa                   Pennsylvania           15001
    107    32732 Michigan Avenue                                         Wayne                       Michigan               48184
    108    2633 Napoleon Avenue                                          New Orleans                 Louisiana              70115
    109    515 Gardere Lane                                              Baton Rouge                 Louisiana              70820
    110    10499 Austin Drive                                            Spring Valley               California             91978
    111    1128 Victor St. / 233 & 252 River Street                      East Lansing                Michigan               48823
    112    913 Jan Mar                                                   Olathe                      Kansas                 66062
    113    163-05 and 163-17 Jamaica Avenue                              Queens                      New York               11432
    114    88 & 102 Queen Anne's Court                                   Weymouth                    Massachusetts          02189
    115    405 West Granada Boulevard                                    Ormand Beach                Florida                32174
    116    505 Williams Street                                           Cheyenne                    Wyoming                82007
    117    1401-1419 First Avenue & 92-96Union Street                    Seattle                     Washington             98101
    118    2801 Red Dog Drive                                            Knoxville                   Tennessee              37914
    119    107 Forest Brooke Way                                         Delaware                    Ohio                   43015
    120    6700 Santa Rita Road                                          Pleasanton                  California             94588
    121    1351 East Pepper Drive                                        El Cajon                    California             92021
    122    110 - 120 South West End Boulevard                            Quakertown                  Pennsylvania           18951
    123    3401 Hartzdale Drive                                          Camp Hill                   Pennsylvania           17011
    124    793 West Bel Air Avenue                                       Aberdeen                    Maryland               21001
    125    205-15 Rock Street                                            Philadelphia                Pennsylvania           19128
    126    771-785 Anderson Drive, 815-825 Franciscan Drive              San Rafael                  California             94901
    127    12109-12115 Branford Street                                   Sun Valley                  California             91352
    128    VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
  128.10   333 S.E. First Avenue                                         Florida City                Florida                33034
  128.20   1223 N.E. First Avenue                                        Florida City                Florida                33034

    129    VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
  129.10   1122-1168 Keystone Way                                        Carmel                      Indiana                46032
  129.20   1391 & 1421 South Rangeline Road                              Carmel                      Indiana                46032
    130    820 West Warner Road                                          Chandler                    Arizona                85224
    131    1736 C Brownstone Blvd.                                       Toledo                      Ohio                   43614
    132    606 East Redbud Drive                                         Stillwater                  Oklahoma               74075
    133    3500 - 3520 12th Street NE and 1204 Newton Street NE          Washington                  District of Columbia   20017
    134    7475 Stockton Boulevard                                       Sacramento                  California             95823
    135    512 W. Stassney Lane                                          Austin                      Texas                  78745
    136    51 South Champion Street                                      Youngstown                  Ohio                   44503
    137    1440-91 West Rich Street                                      Columbus                    Ohio                   43223
    138    169 - 187 West Merrick Road                                   Freeport                    New York               11520
    139    1195 North Watson Road                                        Arlington                   Texas                  76011
    140    417 Margaret                                                  Plattsburgh                 New York               12901
    141    6330 Polaris Avenue                                           Las Vegas                   Nevada                 89118
    142    1682 Novato Blvd.                                             Novato                      California             94947
    143    4025 Pleasant Avenue  (US 127)                                Hamilton                    Ohio                   45015
    144    8491 Rhonda Drive                                             Canton Township             Michigan               48188
    145    104 - 224 Holly Street                                        Nampa                       Idaho                  83651
    146    705 South Redwood Rd.                                         Salt Lake City              Utah                   84104
    147    VARIOUS                                                       VARIOUS                     VARIOUS                VARIOUS
  147.10   3750 Meridian Street South                                    Puyallup                    Washington             98373
  147.20   45590 Gratiot Avenue                                          Macomb                      Michigan               48042
  147.30   4521 Southside Boulevard                                      Jacksonville                Florida                32216
    148    4650 East Lake Mead Boulevard                                 Las Vegas                   Nevada                 89115
    149    1347-1394 Bluff Avenue                                        Grandview Heights           Ohio                   43212
    150    5230 Carroll Canyon Road                                      San Diego                   California             92121
    151    851-976 Mount Werner Circle                                   Colorado Springs            Colorado               80903
    152    3750 Bauer Drive West                                         Carmel                      Indiana                46032
    153    901 E. Street                                                 San Rafael                  California             94901
    154    17064 Jefferson Davis Highway                                 Dumfries                    Virginia               22026
    155    1212 Hancock Street                                           Quincy                      Massachusetts          02109
    156    1770 Hwy 395                                                  Minden                      Nevada                 89423
    157    2850 Adrian Street                                            San Diego                   California             92110
    158    2200 Rivers Street                                            San Pablo                   California             94806
    159    257 West 17th Street                                          New York                    New York               10011
    160    Indiana Street & Highway 67                                   Mooresville                 Indiana                46158
    161    5984 Heathmore Drive                                          Indianapolis                Indiana                46227
    162    752-788 Main Street                                           Tooele                      Utah                   84074
    163    3800 Mansell Road                                             Alpharetta                  Georgia                30022
    164    7014-24 Ridge Ave.                                            Philadelphia                Pennsylvania           19128
    165    450 & 440 Waverly Avenue                                      Patchogue                   New York               11772
    166    5661 Westheimer                                               Houston                     Texas                  77056
    167    720 Ridgeview Drive                                           Frankfort                   Kentucky               40601
    168    3900 Richmond Avenue                                          Staten Island               New York               10312
    169    15871 Swine Creek Road                                        Middlefield Township        Ohio                   44062
    170    25 North Spruce Street                                        Colorado Springs            Colorado               80905
    171    1770 - 1776 Boston Post Road                                  Milford                     Connecticut            06460
    172    4345 South Cobb Drive                                         Smyrna                      Georgia                30080
    173    1700 South 4th Street                                         Allentown                   Pennsylvania           18103
    174    241 Lovers Lane                                               Charlestown                 New Hampshire          03603
    175    636 Eighth Avenue                                             New York                    New York               10018
    176    21101 Voyager Boulevard                                       Land O' Lakes               Florida                34639
    177    131 S. Maple Ave.                                             S. San Francisco            California             94080
    178    4140 Lockbourne Road                                          Columbus                    Ohio                   43207
    179    558-596 Main Street, 2-4 Austin Street & 8-10 Austin Street   Worcester                   Massachusetts          01608
    180    3214 West McGraw Street                                       Seattle                     Washington             98199
    181    3850 Pleasant Hill Road                                       Duluth                      Georgia                30136
    182    1661 Fifth Street                                             Elko                        Nevada                 89801
    183    306 W. Depot Ave.                                             Knoxville                   Tennessee              37917
    184    3951 Vestal Parkway East                                      Vestal                      New York               13850
    185    3661 West Haven Center                                        Knoxville                   Tennessee              37921
    186    701-727 South Janesville Street                               Milton                      Wisconsin              53563
    187    4814 Kristie Drive                                            Del City                    Oklahoma               73115
    188    700 North Reed St.                                            Sedro Woolley               Washington             98284
    189    282, 284, 286, 290 and 299 Grand Street                       New York                    New York               10002
    190    6010 - 221st Place Southeast                                  Issaquah                    Washington             98027
    191    938 Quail Street                                              Lakewood                    Colorado               80215
    192    3650 Habersham Road                                           Atlanta                     Georgia                30305
    193    118 Colony Drive                                              Jefferson City              Tennessee              37760
    194    938-982 Maple Road                                            Amherst                     New York               14221
    195    210 Interchange Drive                                         Palm Bay                    Florida                32907
    196    2600 - 2602 Jefferson Street                                  Wilmington                  Delaware               19802
    197    14140-14168 Cedar Road                                        University Heights          Ohio                   44121
    198    5666 Carpinteria Avenue                                       Carpinteria                 California             93013
    199    39 Forest Avenue                                              Portland                    Maine                  04104
    200    37 Johnson Ferry Road                                         Marietta                    Georgia                30067
    201    2000 W. 79th St.                                              Chicago                     Illinois               60620
    202    1881 Southtown Blvd.                                          Moraine                     Ohio                   45439
    203    631 Leverington Ave.                                          Philadelphia                Pennsylvania           19128
    204    14818 Shark St.                                               Hudson                      Florida                34667
    205    703 and 707 South West 16th Street                            Loveland                    Colorado               80537
    206    3787 Willowood Drive                                          Indianapolis                Indiana                46236
    207    200-231 Harrison Avenue                                       Boston                      Massachusetts          02111
    208    4768 U.S. Route 30                                            Crestline                   Ohio                   44827
    209    9225 East Main Street                                         Mesa                        Arizona                85207
    210    5171 Brecksville Road                                         Richfield                   Ohio                   44286
    211    3500 Washburn Way                                             Klamath Falls               Oregon                 97603
    212    1835 Highway 95                                               Bullhead City               Arizona                86442
    213    52-54 Main Street                                             Bucksport                   Maine                  04416
    214    15300 West Colonial Drive                                     Winter Garden               Florida                34787
    215    30-08  30th Avenue                                            Astoria                     New York               11102
    216    2039 - 2109 Locust Street, S.E.                               Canal Fulton                Ohio                   44614
    217    4830-4848 Sunrise Highway                                     Sayville, Township of Islip New York               11782
    218    2807-2829 Lower Wetumpka Road                                 Montgomery                  Alabama                36110
    219    1644-1684 SW Willamette Falls Drive                           West Linn                   Oregon                 97068
    220    20007 44th Avenue West                                        Lynnwood                    Washington             98036
    221    601 South Jason St.                                           Denver                      Colorado               80223
    222    65 Sherman Street                                             Portland                    Maine                  04101
    223    1105 Ronstan Drive                                            Killeen                     Texas                  76542
    224    235 Glenville Road                                            Greenwich                   Connecticut            06831
    225    848 Riverview Terrace                                         Dayton                      Ohio                   45407
    226    7102-7176 Oaklawn Drive                                       San Antonio                 Texas                  78229
    227    2201 Leonard Road                                             Bryan                       Texas                  77801
    228    430 West 7th Street                                           Plainfield                  New Jersey             07060
    229    8015 Bandera Landing                                          San Antonio                 Texas                  28250
    230    801 North High Street                                         Millville                   New Jersey             08332
    231    Mt. Orange Rd.                                                Slate Hill                  New York               10973
    232    1215 NE 23rd Street                                           Pompano Beach               Florida                33064
    233    220 SW 8th Street                                             Pompano Beach               Florida                33060
    234    3095 Sterling Circle                                          Boulder                     Colorado               80301

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                                                                                                                       ORIGINAL
 CONTROL          PROPERTY                                                                                             PRINCIPAL
  NUMBER            TYPE                              BORROWER NAME                                                    BALANCE
---------------------------------------------------------------------------------------------------------------------------------
     1      HOTEL - FULL SERVICE      CROWN AMERICAN ASSOCIATES AND MARYLAND MOTEL MANAGEMENT, INC                   $69,450,000
   1.10     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                    12,500,000
   1.20     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     3,400,000
   1.30     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     7,200,000
   1.40     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     2,700,000
   1.50     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     7,600,000
   1.60     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     7,500,000
   1.70     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     3,900,000
   1.80     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     6,500,000
   1.90     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     3,250,000
   1.91     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                       975,000
   1.92     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     1,200,000
   1.93     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                       750,000
   1.94     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     5,100,000
   1.95     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     4,975,000
   1.96     Hotel - Full Service      Crown American Associates and Maryland Motel Management, Inc                     1,900,000
     2      Retail-Anchored           Bridgepointe LLC                                                                39,000,000
     3      Office                    122 Fifth Associates                                                            27,150,000
     4      Retail-Anchored           THF-D Charleston Development Limited Liability Company                          17,550,000
     5      Industrial                Berkshire-Nashua, L.L.C.                                                        12,350,000
     6      INDUSTRIAL                BORDEAUX PARTNERS LLC                                                           11,700,000
   6.10     Industrial                Bordeaux Partners LLC                                                            4,748,000
   6.20     Industrial                Bordeaux Partners, LLC                                                           6,952,000

     7      VARIOUS                   FESTIVAL PASADENA ASSOCIATES, L.P., ET AL.                                      11,680,000
   7.10     Retail-Anchored           Festival Pasadena Associates, L.P., et al.                                       9,280,000
   7.20     Office                    Festival Pasadena Associates, L.P., et al.                                       2,400,000
     8      Retail-Anchored           Palouse Empire Mall Associates                                                  11,500,000
     9      Multifamily               Ventana Vista Investors Limited Partnership                                     11,377,000
    10      Retail-Unanchored         Leaseback of California II, LLC                                                 11,000,000
    11      Multifamily               HCA Shadowridge Heights LLC                                                     10,700,000
    12      Office                    Bayside Merchandise Mart Limited Partnership                                    10,425,000
    13      Retail-Anchored           Munico Associates                                                               10,440,000
    14      Multifamily               310 W 49 St. Assoc. LP and Haga Realty                                          10,000,000
    15      Retail-Single Tenant      Vintage Ranch Properties, L.P.                                                   9,400,000
    16      Retail-Unanchored         Mesa Pavilion Associates, LLC                                                    9,200,000
    17      Multifamily               Bigelow Arizona Limited Liability Company                                        8,850,000
    18      MULTIFAMILY               VARIOUS                                                                          8,546,250
   18.10    Multifamily               Pine Lake Apartments, Ltd.                                                         660,000
   18.20    Multifamily               Terrace Trace Apartments, Ltd.                                                   1,650,000
   18.30    Multifamily               Lexford FLKB, L.L.C.                                                             1,650,000
   18.40    Multifamily               Rivers End Apartments, Ltd.                                                      1,417,500
   18.50    Multifamily               Cypress Apartments, Ltd.                                                         1,432,500
   18.60    Multifamily               Lexford FLKB II L.L.C.                                                           1,736,250
    19      Office                    Phoenix North Star, Ltd.                                                         8,500,000
    20      Office                    4250 Vets Highway, LLC                                                           8,462,000
    21      Retail-Anchored           Raydob, L.L.C.                                                                   8,240,000
    22      MULTIFAMILY               VARIOUS                                                                          6,862,000
   22.10    Multifamily               Princeton Court Apartments of Evansville, Ltd.                                     917,000
   22.20    Multifamily               Elmtree Park Apartments of Indianapolis, II, LP                                    947,000
   22.30    Multifamily               Meadowood Apartments of Warrick County, Ltd.                                       993,000
   22.40    Multifamily               Rosewood Commons Apartments ofIndianapolis, Ltd.                                 1,887,000
   22.50    Multifamily               Acadia Court Apartments of Bloomington, Ltd.                                     2,118,000
    23      Office                    Charles County Resources Investors                                               6,750,000
    24      Industrial                Laguna Properties Limited Partnership                                            6,675,000
    25      Manufactured Housing      Carol E. Williams,  Kimberly Layne Williams and Dale A. Will                     6,850,000
    26      Retail-Single Tenant      K-GO, LLC                                                                        6,500,000
    27      Retail-Anchored           HPM Investments, Inc.                                                            6,500,000
    28      MULTIFAMILY               VARIOUS                                                                          6,195,000
   28.10    Multifamily               Pine Terrace Apartments, Ltd.                                                    2,193,000
   28.20    Multifamily               Sanford Court Investors, Ltd.                                                    1,782,000
   28.30    Multifamily               Applewood Apartments, LTD.                                                       2,220,000
    29      Retail-Unanchored         Krinsky-Finkel, LLC                                                              5,925,000
    30      Mixed Use                 Pascack Industries, Inc.                                                         5,850,000
    31      Hotel - Limited Service   Brilliance Investment, LLC                                                       5,865,000
    32      Office                    JLH Properties, Inc.                                                             5,800,000
    33      MULTIFAMILY               CORPORATE PLAZA LIMITED                                                          5,765,000
   33.10    Multifamily               Corporate Plaza Limited                                                          1,123,052
   33.20    Multifamily               Corporate Plaza Limited                                                          2,770,195
   33.30    Multifamily               Corporate Plaza Limited                                                          1,871,753
    34      Hotel - Limited Service   Airport Investment Company, Inc.                                                 5,800,000
    35      Multifamily               Malden Park Place Company, LLC                                                   5,780,000
    36      Office                    Gloria S. Y. Gee, as Successor Trustee                                           5,700,000
    37      Multifamily               Nashua Plaza Housing Associates Limited Partnership                              5,680,000
    38      Hotel - Limited Service   AMA Holdings, LLC, SEA Holdings, LLC, DGH Holdings, LLC and                      5,500,000
    39      Retail-Unanchored         Durango-Twain L.L.C.                                                             5,400,000
    40      Nursing Home, Skilled     Healthcare Properties of St. Augustine, Inc.                                     5,400,000
    41      Mixed Use                 A.R.B.P., LLC                                                                    5,250,000
    42      Office                    Westmark Industries, LLC                                                         5,200,000
    43      Retail-Anchored           Greenway Terrace LLC                                                             5,200,000
    44      Retail-Anchored           Phybell Development Corporation                                                  5,000,000
    45      Multifamily               Bayside Willows, Inc.                                                            5,030,000
    46      Retail-Anchored           Westgate Plaza LP                                                                5,000,000
    47      Multifamily               Riverfront Partnership                                                           4,875,000
    48      Retail-Anchored           Dial Realty-Cheyenne Mountain,L.L.C.                                             4,890,000
    49      MANUFACTURED HOUSING      A/C, INC.                                                                        4,885,000
   49.10    Manufactured Housing      A/C, Inc.                                                                        2,442,500
   49.20    Self-Storage              A/C, Inc.                                                                          557,736
   49.30    Manufactured Housing      A/C, Inc.                                                                        1,884,764
    50      Office                    Kennedy Square Investors, L.C.                                                   4,825,000
    51      Multifamily               Westpointe Limited Partnership                                                   4,820,000
    52      Mixed Use                 Realmark VII, L.P.                                                               4,800,000
    53      Multifamily               8100 Bellaire Corporation                                                        4,700,000
    54      Multifamily               Bridle Path Place Limited Partnership                                            4,590,000
    55      Multifamily               JCM Associates, L.L.C.                                                           4,460,000
    56      Retail-Unanchored         Hawaii Property, Inc.                                                            4,500,000
    57      Multifamily               Merit El Paso Apartments Limited Partnership                                     4,400,000
    58      Industrial                KCSD Limited Partnership                                                         4,369,000
    59      Retail-Anchored           Miles G. Carter, an Individual                                                   4,300,000
    60      Hotel - Limited Service   PLJV, LLC                                                                        4,300,000
    61      Retail-Shadow Anchored    Patton Rampart, LLC                                                              4,330,000
    62      Retail-Unanchored         Park Belvedere LLC                                                               4,200,000
    63      Office                    Haverford-Hathaway, LLC                                                          4,200,000
    64      Mixed Use                 Boulevard East Associates, Ltd.                                                  4,200,000
    65      Nursing Home, Skilled     Hood River Care Associates                                                       4,150,000
    66      Retail-Anchored           221 Route 4 East Corp.                                                           4,150,000
    67      Multifamily               The Sprigler Family Limited Partnership                                          4,100,000
    68      Industrial                Migo Limited Liability Company                                                   4,000,000
    69      Industrial                3501 North Causeway Associates                                                   4,000,000
    70      Nursing Home, Skilled     Doctor's Hospital of West Covina, Inc.                                           4,000,000
    71      Industrial                Beven Street Properties, LLC                                                     3,970,000
    72      Self-Storage              Mini Storage, Ltd.                                                               3,850,000
    73      Nursing Home              SB Realty Corporation                                                            3,850,000
    74      Nursing Home              Wagner Hts, LLC                                                                  3,800,000
    75      Office                    FREP, LLC                                                                        3,780,000
    76      Multifamily               Flemington Fidelco, LLC                                                          3,720,000
    77      MULTIFAMILY               VARIOUS                                                                          3,699,000
   77.10    Multifamily               Colonial Park Apartments, LLC.                                                   1,475,000
   77.20    Multifamily               Jackson Trace Apartments, LLC                                                    1,224,000
   77.30    Multifamily               Fox Valley Apartments, LLC                                                       1,000,000
    78      Assisted Living Facility  Highland Holdings, LLC                                                           3,700,000
    79      Congregate Care           Residential Care I, L.L.C.                                                       3,600,000
    80      Nursing Home, Skilled     Gillette Associates, Limited Partnership                                         3,600,000
    81      Multifamily               Trantor Realty Associates                                                        3,585,000
    82      Office                    Peregrine Properties LLC                                                         3,525,000
    83      Retail-Unanchored         Ridgeview Plaza                                                                  3,500,000
    84      Multifamily               Sunplace Investment Associates, LP                                               3,525,000
    85      Office                    Meadow Wood Crown Plaza, Inc.                                                    3,500,000
    86      Retail-Unanchored         ORC LLC, GMAIN LLC, RMAIN LLC                                                    3,500,000
    87      Retail-Shadow Anchored    Atalaya Properties, Inc.                                                         3,500,000
    88      MULTIFAMILY               THE MARTYNES FAMILY TRUST                                                        3,415,000
   88.10    Multifamily               The Martynes Family Trust                                                        2,015,000
   88.20    Multifamily               The Martynes Family Trust                                                        1,400,000
    89      Retail-Single Tenant      The Richard C. Dunsay Real Property Trust                                        3,360,000
    90      Assisted Living Facility  Juniper Eventide, L.P.                                                           3,350,000
    100     Retail-Anchored           Yerington Shopping Center, LLC                                                   3,316,200
    101     RETAIL-SINGLE TENANT      CAPTEC FRANCHISE CAPITAL PARNERS L.P. IV                                         3,276,000
  101.10    Retail-Single Tenant      Captec Franchise Capital Parners L.P. IV                                           465,047
  101.20    Retail-Single Tenant      Captec Franchise Capital Parners L.P. IV                                           377,205
  101.30    Retail-Single Tenant      Captec Franchise Capital Parners L.P. IV                                           382,372
  101.40    Retail-Single Tenant      Captec Franchise Capital Parners L.P. IV                                           981,767
  101.50    Retail-Single Tenant      Captec Franchise Capital Parners L.P. IV                                           601,978
  101.60    Retail-Single Tenant      Captec Franchise Capital Parners L.P. IV                                           467,631
    102     Multifamily               Holiday Properties Partnership                                                   3,300,000
    103     Retail-Unanchored         ADI Properties and Pembroke Biscayne, LLC                                        3,200,000
    104     Office                    Northgate Group, LLC                                                             3,200,000
    105     Manufactured Housing      Corrigan Group Two, L.C.                                                         3,150,000
    106     NURSING HOME              TRADE AROUND THE WORLD OF PENNSYLVANIA, INC.                                     3,080,000
  106.10    Nursing Home              Trade Around the World of Pennsylvania, Inc.                                     1,464,262
  106.20    Nursing Home              Trade Around the World of Pennsylvania, Inc.                                     1,615,738
    107     Retail-Single Tenant      Chicago Salvage Stock Stores, Inc.                                               3,050,000
    108     Office                    2633 Napoleon                                                                    3,060,000
    109     Multifamily               Teakwood Village, L.L.C.                                                         3,035,000
    110     Self-Storage              First European Ventures, LLC                                                     3,100,000
    111     Multifamily               Vaer Associates, L.L.C.                                                          3,000,000
    112     Multifamily               Olathe Duplexes, LLC                                                             3,000,000
    113     Retail-Unanchored         Jamaica Avenue Realty LLC                                                        3,000,000
    114     Multifamily               Q.A. V Limited Partnership, a Mass. Limited Partnership                          2,851,000
    115     Retail-Single Tenant      The Richard C. Dunsay Real Property Trust                                        2,825,000
    116     Manufactured Housing      Cheyenne MHP, Limited                                                            2,800,000
    117     Retail-Unanchored         Harbor Properties, Inc.                                                          2,800,000
    118     Industrial                Red Dog Drive LLC                                                                2,800,000
    119     Multifamily               Forest Brooke Apartments LTD                                                     2,800,000
    120     Retail-Unanchored         Pleasant Village Associates                                                      2,700,000
    121     Manufactured Housing      Royal View Gardens, Inc.                                                         2,685,000
    122     Retail-Unanchored         Furniture Executives No. 7, L.P.                                                 2,700,000
    123     Retail-Anchored           Capital Plaza Associates, LP                                                     2,900,000
    124     Hotel - Full Service      Megha, Inc                                                                       2,650,000
    125     Multifamily               Henridge Properties, L.P.                                                        2,575,000
    126     Retail-Unanchored         The Graham Center LLC                                                            2,600,000
    127     Industrial                Branford Investments, LLC                                                        2,500,000
    128     HOTEL - LIMITED SERVICE   PARLON CORPORATION                                                               2,485,000
  128.10    Hotel - Limited Service   Parlon Corporation                                                               1,883,000
  128.20    Hotel - Limited Service   Parlon Corporation                                                                 602,000

    129     RETAIL-ANCHORED           BARNES INVESTMENT II COMPANY                                                     2,500,000
  129.10    Retail-Anchored           Barnes Investment II Company                                                     1,395,349
  129.20    Retail-Unanchored         Barnes Investment II Company                                                     1,104,651
    130     Mixed Use                 820 West Warner, LLC                                                             2,475,000
    131     Multifamily               Meldon Place Apartments of Toledo, Ltd.                                          2,418,750
    132     Multifamily               Linden Investments, L.L.C.                                                       2,414,000
    133     Retail-Anchored           12th and Monroe LP                                                               2,300,000
    134     Multifamily               Packard Properties, LLC                                                          2,250,000
    135     Retail-Unanchored         Cedar Contracting, Inc. d/b/a Cedar Corporation                                  2,239,000
    136     Office                    Tri-State Plaza Place Limited Partnership                                        2,200,000
    137     Multifamily               Colonial Square Investor, Ltd.                                                   2,200,000
    138     Retail-Unanchored         Elks Plaza LLC                                                                   1,900,000
    139     Hotel - Limited Service   Kunal Hospitality, L.L.C.                                                        2,160,000
    140     Multifamily               JDD, LLC                                                                         2,160,000
    141     Industrial                The Louis Somers and Debra Somers 1993 Living Trust                              2,100,000
    142     Office                    Asia Fountain Group, Inc.                                                        2,200,000
    143     Retail-Anchored           Moskowitz Family II Ltd.                                                         2,100,000
    144     Industrial                Two Irish Guys II, LLC                                                           2,100,000
    145     Retail-Anchored           Bonanza Investments, LLC                                                         2,025,000
    146     Manufactured Housing      The Vanderhout Family Limited Partnership                                        2,000,000
    147     RETAIL-UNANCHORED         CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III                                       1,994,000
  147.10    Retail-Unanchored         Captec Franchise Capital Partners L.P. III                                         690,231
  147.20    Retail-Unanchored         Captec Franchise Capital Partners L.P. III                                         409,026
  147.30    Retail-Unanchored         Captec Franchise Capital Partners L.P. III                                         894,744
    148     Manufactured Housing      Vegas Mobile Park One, L.P.                                                      2,000,000
    149     Multifamily               Jamestown Apartments Corp.                                                       2,000,000
    150     Office                    Downtown Properties Development Corporation                                      1,975,000
    151     Multifamily               Park Meadows Apartments                                                          1,975,000
    152     Self-Storage              Carmel Self Storage, LLC                                                         1,900,000
    153     Office                    Arthur Franklin Bridge Testamentary Trust                                        1,900,000
    154     Retail-Unanchored         VF-Princeton Woods 3, LLC                                                        1,800,000
    155     Office                    United Real Estate Investors, Inc.                                               1,800,000
    156     Retail-Unanchored         James W. Winans and Ruth C. Winans                                               1,763,000
    157     Multifamily               Edwina N. Decker Trust                                                           1,700,000
    158     Multifamily               Willow Branch Apartments, Inc.                                                   1,700,000
    159     Retail-Single Tenant      257 Associates, LLC                                                              1,675,000
    160     Retail-Unanchored         TKC Properties, LLC                                                              1,668,000
    161     Multifamily               Heathmoore Apartments of Indianapolis, II, Inc.                                  1,649,000
    162     Retail-Unanchored         Tooele Centers, LLC                                                              1,650,000
    163     Mixed Use                 Realmark X, L.L.C.                                                               1,600,000
    164     Multifamily               Sandra Court Properties, L.P.                                                    1,560,000
    165     Office                    Waverly Plaza LLC                                                                1,550,000
    166     Retail-Unanchored         CP Westheimer LLC                                                                1,550,000
    167     Multifamily               Winthrop Court Apartments of Frankfort, Ltd.                                     1,500,000
    168     Mixed Use                 Richmond Avenue Associates                                                       1,500,000
    169     Manufactured Housing      Middlefield Properties, LLC                                                      1,500,000
    170     Office                    Raintree Office Building LLC                                                     1,500,000
    171     Mixed Use                 1770 Post Road Associates                                                        1,500,000
    172     Retail-Single Tenant      Robert S. and Mary Jane Hakemian                                                 1,500,000
    173     Self-Storage              National Self-Storage Associates, L.L.C.                                         1,485,000
    174     Manufactured Housing      Narje, LLC                                                                       1,480,000
    175     Mixed Use                 Eighth Avenue Associates                                                         1,500,000
    176     Multifamily               LOL Village Limited Partnership                                                  1,460,000
    177     Industrial                W. Roberts Pedrick and Melanie M. Pedrick                                        1,450,000
    178     Industrial                4140 Lockbourne Limited                                                          1,450,000
    179     Multifamily               Pacific Land LLC                                                                 1,433,000
    180     Mixed Use                 Arthur Van der Wel                                                               1,400,000
    181     Mixed Use                 Realmark IX, L.L.C.                                                              1,408,000
    182     Multifamily               Ernest and Betty Vandegrift                                                      1,400,000
    183     Office                    Southern Station Partnership, Ltd.                                               1,400,000
    184     Retail-Unanchored         Colonial Properties, LLC                                                         1,400,000
    185     Retail-Unanchored         West Haven Acquisition, LLC                                                      1,350,000
    186     Retail-Anchored           Milton Development, LTD                                                          1,360,000
    187     Multifamily               Coolidge-Kristie Equities, L.L.C.                                                1,300,000
    188     Manufactured Housing      Valley View III                                                                  1,300,000
    189     Mixed Use                 Roman Realty Co., LLC and Dora Straus Family LP Association                      1,300,000
    190     Industrial                KALE, LLC                                                                        1,290,000
    191     Office                    Quail Street Company LLC                                                         1,275,000
    192     Mixed Use                 Realmark Habersham, L.L.C.                                                       1,200,000
    193     Manufactured Housing      Paradise Pointe, L.L.C.                                                          1,181,000
    194     Retail-Unanchored         Boardwalk Boutiques Partnership                                                  1,185,000
    195     Multifamily               Palm Side Apartments, Ltd.                                                       1,162,000
    196     Multifamily               Sudler Partnership                                                               1,160,000
    197     Multifamily               Erez Ltd.                                                                        1,148,000
    198     Self-Storage              Carpinteria Self Storage LLC                                                     1,150,000
    199     Office                    39 Forest Avenue LLC                                                             1,128,000
    200     Mixed Use                 Realmark I, Ltd.                                                                 1,100,000
    201     Retail-Unanchored         Parkway Bank & Trust Company Trust #11604                                        1,088,000
    202     Industrial                Gaile A. Morris                                                                  1,087,500
    203     Multifamily               Leverington Properties, L.P.                                                     1,056,000
    204     Manufactured Housing      Corrigan Group, L.C.                                                             1,050,000
    205     Multifamily               Blutegel 3, LLP                                                                  1,060,000
    206     Multifamily               Willowood East Apartments of Indianapolis, Ltd.                                  1,031,000
    207     Multifamily               231 Harrison Avenue Limited Partnership                                          1,000,000
    208     Industrial                KOGO Leasing, Ltd.                                                                 995,000
    209     Manufactured Housing      AGA Property Management LLC                                                      1,000,000
    210     Hotel - Limited Service   BCAM Corp.                                                                       1,000,000
    211     Retail-Single Tenant      No Apples I - Klamath Falls, L.L.C.                                                952,000
    212     Retail-Single Tenant      No Apples I - Bullhead City, L.L.C.                                                948,000
    213     Hotel - Limited Service   Bucksport Motel Properties, Inc.                                                   875,000
    214     Multifamily               Winter Woods Apartments II, Ltd.                                                   866,000
    215     Retail-Single Tenant      30-08 Realty Corp.                                                                 862,000
    216     Retail-Unanchored         Galen M. Oakes and Beulah Oakes                                                    750,000
    217     Retail-Unanchored         John and Eva Pappas Realty, L.L.C.                                                 750,000
    218     Retail-Unanchored         Park Plaza Associates, Ltd.                                                        750,000
    219     Office                    Randal S. Sebastian    Sandra A. Sebastian                                         750,000
    220     Retail-Unanchored         Po Lee, Yu Ling Lee, Jim Hau, Anna Hau                                             700,000
    221     Industrial                The Jason Company L.L.C.                                                           675,000
    222     Multifamily               HCR Properties Limited Liability Company                                           636,000
    223     Multifamily               Killeen Hillcrest, LTD                                                             650,000
    224     Office                    Joan S. Orlovitz                                                                   615,000
    225     Multifamily               John R. Messick                                                                    600,000
    226     Mixed Use                 Commerce Oaklawn, LTD                                                              600,000
    227     Manufactured Housing      Eight Star Corporation                                                             525,000
    228     Multifamily               Parkchester, Inc.                                                                  500,000
    229     Retail-Unanchored         South Bend Development Inc.                                                        500,000
    230     Retail-Single Tenant      Russell Properties, L.L.C.                                                         375,000
    231     Manufactured Housing      Geoffrey Boynton and Nancy Boynton                                                 350,000
    232     Multifamily               Luis and Neyda Jimenez                                                             312,000
    233     Multifamily               Aurelain and Maria Victoria Gava                                                   304,000
    234     Industrial                Neico Investments, LLC                                                             300,000

------------------------------------------------------------------------------------------------------------
                                        GROSS       NET                   1ST INT. &       INTEREST
  CONTROL     CUT-OFF DATE  LOAN       MORTGAGE   MORTGAGE       NOTE    PRIN. PAYMENT      ACCRUAL
  NUMBER         BALANCE    TYPE         RATE       RATE         DATE        DATE           METHOD
------------------------------------------------------------------------------------------------------------
     1         $69,289,658  FIXED      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.10         12,471,141  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.20          3,392,150  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.30          7,183,377  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.40          2,693,766  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.50          7,582,454  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.60          7,482,684  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.70          3,890,996  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.80          6,484,993  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.90          3,242,497  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.91            972,749  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.92          1,197,230  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.93            748,268  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.94          5,088,225  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.95          4,963,514  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
   1.96          1,895,613  Fixed      8.0800%     8.0270%     05/03/99    06/01/99      Actual / 360
     2          38,921,165  Fixed      7.5200%     7.4670%     03/26/99    05/01/99      Actual / 360
     3          27,098,390  Fixed      7.7800%     7.7270%     03/04/99    05/01/99      Actual / 360
     4          17,536,726  Fixed      8.0000%     7.9470%     05/19/99    07/01/99      30 / 360
     5          12,341,663  Fixed      7.9700%     7.9170%     05/13/99    07/01/99      Actual / 360
     6          11,676,920  FIXED      7.7700%     7.6770%     04/08/99    06/01/99      ACTUAL / 360
   6.10          4,738,634  Fixed      7.7700%     7.6770%     04/08/99    06/01/99      Actual / 360
   6.20          6,938,286  Fixed      7.7700%     7.6770%     04/08/99    06/01/99      Actual / 360

     7          11,635,676  FIXED      7.4500%     7.3470%     02/01/99    03/01/99      30 / 360
   7.10          9,244,784  Fixed      7.4500%     7.3470%     02/01/99    03/01/99      30 / 360
   7.20          2,390,892  Fixed      7.4500%     7.3470%     02/01/99    03/01/99      30 / 360
     8          11,479,097  Fixed      7.7500%     7.6970%     05/18/99    07/01/99      Actual / 360
     9          11,353,185  Fixed      7.3700%     7.3170%     03/29/99    05/01/99      Actual / 360
    10          10,899,246  Fixed      7.0700%     7.0170%     06/30/98    09/01/98      30 / 360
    11          10,620,679  Fixed      6.4700%     6.3670%     10/02/98    12/01/98      30 / 360
    12          10,391,638  Fixed      7.9500%     7.8970%     03/02/99    05/01/99      Actual / 360
    13          10,355,992  Fixed      7.2500%     7.1970%     11/11/98    01/01/99      Actual / 360
    14           9,875,416  Fixed      7.0900%     7.0370%     03/04/98    05/01/98      Actual / 360
    15           9,334,620  Fixed      8.0800%     8.0270%     11/02/98    01/01/99      Actual / 360
    16           9,124,979  Fixed      6.2700%     6.2170%     09/11/98    11/01/98      Actual / 360
    17           8,735,526  Fixed      6.9000%     6.8470%     08/28/98    10/01/98      Actual / 360
    18           8,528,055  FIXED      7.3700%     7.3016%     04/28/99    06/01/99      ACTUAL / 360
   18.10           658,595  Fixed      7.3700%     7.1170%     04/28/99    06/01/99      Actual / 360
   18.20         1,646,487  Fixed      7.3700%     7.3170%     04/28/99    06/01/99      Actual / 360
   18.30         1,646,487  Fixed      7.3700%     7.3170%     04/28/99    06/01/99      Actual / 360
   18.40         1,414,482  Fixed      7.3700%     7.3170%     04/28/99    06/01/99      Actual / 360
   18.50         1,429,450  Fixed      7.3700%     7.3170%     04/28/99    06/01/99      Actual / 360
   18.60         1,732,554  Fixed      7.3700%     7.3170%     04/28/99    06/01/99      Actual / 360
    19           8,483,996  Fixed      7.8200%     7.7170%     03/16/99    05/01/99      Actual / 360
    20           8,456,391  Fixed      8.0600%     8.0070%     05/13/99    07/01/99      30 / 360
    21           8,166,546  Fixed      7.2000%     7.1470%     07/30/98    09/01/98      Actual / 360
    22           6,816,528  FIXED      7.6000%     7.5470%     12/31/98    02/01/99      ACTUAL / 360
   22.10           910,923  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
   22.20           940,725  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
   22.30           986,420  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
   22.40         1,874,496  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
   22.50         2,103,965  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
    23           6,695,418  Fixed      8.0500%     7.9970%     10/29/98    12/01/98      Actual / 360
    24           6,664,037  Fixed      7.6900%     7.6370%     04/22/99    06/01/99      Actual / 360
    25           6,605,927  Fixed      8.3770%     8.2840%     10/02/95    12/01/95      Actual / 360
    26           6,469,716  Fixed      7.7500%     7.6570%     03/30/99    05/01/99      Actual / 360
    27           6,367,553  Fixed      7.5500%     7.4970%     07/28/98    09/01/98      30 / 360
    28           6,153,948  FIXED      7.6000%     7.5470%     12/31/98    02/01/99      ACTUAL / 360
   28.10         2,178,468  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
   28.20         1,770,191  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
   28.30         2,205,289  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
    29           5,890,277  Fixed      7.4100%     7.3570%     01/15/99    03/01/99      Actual / 360
    30           5,810,908  Fixed      7.5500%     7.4970%     12/30/98    02/01/99      Actual / 360
    31           5,796,232  Fixed      7.5000%     7.4470%     08/17/98    10/01/98      30 / 360
    32           5,792,273  Fixed      8.3300%     8.2770%     05/24/99    07/01/99      30 / 360
    33           5,756,330  FIXED      7.4500%     7.3470%     04/02/99    06/01/99      30 / 360
   33.10         1,121,363  Fixed      7.4500%     7.3470%     04/02/99    06/01/99      30 / 360
   33.20         2,766,029  Fixed      7.4500%     7.3470%     04/02/99    06/01/99      30 / 360
   33.30         1,868,938  Fixed      7.4500%     7.3470%     04/02/99    06/01/99      30 / 360
    34           5,754,326  Fixed      8.2000%     8.0970%     10/30/98    12/01/98      Actual / 360
    35           5,733,819  Fixed      6.9000%     6.8470%     08/27/98    10/01/98      Actual / 360
    36           5,693,384  Fixed      7.8750%     7.7820%     04/21/99    06/01/99      Actual / 360
    37           5,654,423  Fixed      7.8400%     7.7370%     11/30/98    01/01/99      Actual / 360
    38           5,391,074  Fixed      7.7500%     7.6970%     07/13/98    09/01/98      Actual / 360
    39           5,369,824  Fixed      7.7100%     7.6570%     01/20/99    03/01/99      Actual / 360
    40           5,350,286  Fixed      7.3000%     7.2470%     10/13/98    12/01/98      Actual / 360
    41           5,203,290  Fixed      7.2100%     7.1570%     07/31/98    09/01/98      Actual / 360
    42           5,137,311  Fixed      7.0100%     6.9570%     08/28/98    10/01/98      Actual / 360
    43           5,133,243  Fixed      6.9500%     6.8970%     08/22/98    10/01/98      Actual / 360
    44           4,978,092  Fixed      7.2500%     7.1970%     02/01/99    04/01/99      Actual / 360
    45           4,976,186  Fixed      7.1250%     7.0720%     05/12/98    07/01/98      Actual / 360
    46           4,930,706  Fixed      7.6250%     7.5720%     12/31/97    02/01/98      Actual / 360
    47           4,863,747  Fixed      7.3500%     7.2470%     03/25/99    05/01/99      30 / 360
    48           4,853,905  Fixed      6.9500%     6.8970%     12/07/98    02/01/99      Actual / 360
    49           4,846,563  FIXED      6.9700%     6.9170%     08/20/98    10/01/98      ACTUAL / 360
   49.10         2,423,281  Fixed      6.9700%     6.9170%     08/20/98    10/01/98      Actual / 360
   49.20           553,348  Fixed      6.9700%     6.9170%     08/20/98    10/01/98      Actual / 360
   49.30         1,869,934  Fixed      6.9700%     6.9170%     08/20/98    10/01/98      Actual / 360
    50           4,804,993  Fixed      8.1500%     8.0970%     02/26/99    04/01/99      30 / 360
    51           4,782,167  Fixed      6.8200%     6.7670%     09/21/98    11/01/98      Actual / 360
    52           4,748,282  Fixed      7.0000%     6.9470%     09/19/98    11/01/98      Actual / 360
    53           4,654,483  Fixed      7.0000%     6.9470%     10/08/98    12/01/98      Actual / 360
    54           4,553,973  Fixed      6.8200%     6.7670%     09/21/98    11/01/98      Actual / 360
    55           4,422,775  Fixed      6.4800%     6.4270%     09/09/98    11/01/98      30 / 360
    56           4,417,440  Fixed      7.6250%     7.5720%     08/18/98    10/01/98      Actual / 360
    57           4,390,221  Fixed      7.5400%     7.4870%     03/04/99    05/01/99      30 / 360
    58           4,304,366  Fixed      6.5300%     6.4770%     05/29/98    02/01/99      30 / 360
    59           4,240,889  Fixed      7.1100%     7.0570%     07/23/98    09/01/98      30 / 360
    60           4,234,690  Fixed      7.6250%     7.5720%     08/27/98    10/01/98      Actual / 360
    61           4,201,787  Fixed      6.7500%     6.6970%     09/15/98    11/01/98      Actual / 360
    62           4,192,016  Fixed      7.7800%     7.7270%     03/23/99    05/01/99      Actual / 360
    63           4,182,641  Fixed      8.1700%     8.0670%     02/24/99    04/01/99      30 / 360
    64           4,162,310  Fixed      7.4500%     7.3970%     10/15/98    12/01/98      Actual / 360
    65           4,125,787  Fixed      7.3500%     7.2970%     10/05/98    12/01/98      Actual / 360
    66           4,103,282  Fixed      7.4100%     7.3970%     08/28/98    10/01/98      Actual / 360
    67           4,090,227  Fixed      7.2400%     7.1870%     04/27/99    06/01/99      30 / 360
    68           3,991,876  Fixed      7.5000%     7.4470%     03/05/99    05/01/99      Actual / 360
    69           3,968,418  Fixed      7.3600%     7.3070%     11/04/98    01/01/99      Actual / 360
    70           3,951,249  Fixed      8.7500%     8.6970%     10/15/98    12/01/98      Actual / 360
    71           3,949,489  Fixed      7.6100%     7.5070%     03/23/99    05/01/99      Actual / 360
    72           3,807,107  Fixed      7.4700%     7.4170%     08/27/98    10/01/98      Actual / 360
    73           3,804,527  Fixed      7.5000%     7.4470%     08/17/98    10/01/98      Actual / 360
    74           3,754,256  Fixed      7.3750%     7.3220%     08/21/98    10/01/98      Actual / 360
    75           3,725,063  Fixed      7.2500%     7.1970%     06/19/98    08/01/98      Actual / 360
    76           3,690,066  Fixed      7.2500%     7.1970%     11/02/98    01/01/99      Actual / 360
    77           3,681,373  FIXED      7.2814%     7.2284%      VARIOUS    04/01/99      30 / 360
   77.10         1,467,914  Fixed      7.2300%     7.1770%     02/01/99    04/01/99      30 / 360
   77.20         1,218,120  Fixed      7.2300%     7.1770%     02/01/99    04/01/99      30 / 360
   77.30           995,339  Fixed      7.4200%     7.3670%     02/03/99    04/01/99      30 / 360
    78           3,675,856  Fixed      7.8000%     7.7470%     08/07/98    10/01/98      Actual / 360
    79           3,566,971  Fixed      7.8000%     7.7470%     01/15/99    03/01/99      Actual / 360
    80           3,548,140  Fixed      7.8750%     7.8220%     05/26/98    07/01/98      Actual / 360
    81           3,530,827  Fixed      7.0000%     6.9470%     06/06/98    08/01/98      Actual / 360
    82           3,481,424  Fixed      7.2000%     7.1470%     08/13/98    10/01/98      Actual / 360
    83           3,481,297  Fixed      7.9900%     7.9370%     01/13/99    03/01/99      Actual / 360
    84           3,479,404  Fixed      6.9000%     6.8470%     08/28/98    10/01/98      Actual / 360
    85           3,475,917  Fixed      7.3750%     7.3220%     12/07/98    02/01/99      Actual / 360
    86           3,473,194  Fixed      6.9500%     6.8970%     09/30/98    11/01/98      Actual / 360
    87           3,465,500  Fixed      7.1400%     7.0870%     06/10/98    08/01/98      Actual / 360
    88           3,411,553  FIXED      8.2500%     8.1970%      VARIOUS    07/01/99      30 / 360
   88.10         2,012,966  Fixed      8.2500%     8.1970%     05/17/99    07/01/99      30 / 360
   88.20         1,398,587  Fixed      8.2500%     8.1970%     05/17/99    07/01/99      30 / 360
    89           3,352,502  Fixed      7.5200%     7.4170%     03/22/99    05/01/99      30 / 360
    90           3,326,017  Fixed      7.7300%     7.6770%     07/15/98    09/01/98      Actual / 360
    100          3,309,161  Fixed      7.7700%     7.6670%     03/02/99    05/01/99      30 / 360
    101          3,276,000  FIXED      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  101.10           465,047  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  101.20           377,205  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  101.30           382,372  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  101.40           981,767  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  101.50           601,978  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  101.60           467,631  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
    102          3,252,671  Fixed      7.0950%     7.0420%     01/26/98    03/01/98      30 / 360
    103          3,173,843  Fixed      7.1500%     7.0970%     08/13/98    10/01/98      30 / 360
    104          3,173,072  Fixed      7.5000%     7.4470%     07/08/98    09/01/98      Actual / 360
    105          3,145,355  Fixed      8.8000%     8.6870%     03/10/99    05/01/99      Actual / 360
    106          3,055,911  FIXED      8.7700%     8.7170%     01/28/99    03/01/99      30 / 360
  106.10         1,452,810  Fixed      8.7700%     8.7170%     01/28/99    03/01/99      30 / 360
  106.20         1,603,101  Fixed      8.7700%     8.7170%     01/28/99    03/01/99      30 / 360
    107          3,047,856  Fixed      7.7700%     7.7170%     05/19/99    07/01/99      30 / 360
    108          3,038,678  Fixed      8.0700%     7.9670%     11/16/98    01/01/99      Actual / 360
    109          3,024,853  Fixed      7.6800%     7.6270%     03/19/99    05/01/99      30 / 360
    110          3,018,094  Fixed      7.3750%     7.3220%     04/06/98    06/01/98      Actual / 360
    111          2,995,501  Fixed      7.2500%     7.1970%     04/26/99    06/01/99      Actual / 360
    112          2,979,245  Fixed      7.9300%     7.8770%     02/11/99    04/01/99      30 / 360
    113          2,963,194  Fixed      7.2500%     7.1970%     08/24/98    10/01/98      Actual / 360
    114          2,845,397  Fixed      7.6400%     7.5870%     03/02/99    05/01/99      Actual / 360
    115          2,818,696  Fixed      7.5200%     7.4170%     03/22/99    05/01/99      30 / 360
    116          2,796,884  Fixed      7.6500%     7.5970%     05/21/99    07/01/99      Actual / 360
    117          2,791,627  Fixed      8.3700%     8.3170%     03/18/99    05/01/99      30 / 360
    118          2,780,734  Fixed      7.3750%     7.2720%     12/16/98    02/01/99      Actual / 360
    119          2,771,406  Fixed      7.0000%     6.9470%     10/23/98    12/01/98      Actual / 360
    120          2,695,013  Fixed      7.9000%     7.7970%     03/09/99    05/01/99      Actual / 360
    121          2,682,184  Fixed      8.2500%     8.1170%     04/16/99    06/01/99      Actual / 360
    122          2,681,388  Fixed      8.1300%     8.0270%     11/25/98    01/01/99      Actual / 360
    123          2,679,783  Fixed      7.1250%     7.0720%     03/31/98    05/01/98      Actual / 360
    124          2,634,333  Fixed      8.2700%     8.1670%     12/30/98    02/01/99      Actual / 360
    125          2,569,770  Fixed      7.5000%     7.4070%     03/24/99    05/01/99      Actual / 360
    126          2,541,864  Fixed      7.6250%     7.5720%     08/17/98    10/01/98      Actual / 360
    127          2,486,914  Fixed      8.1100%     7.9570%     01/27/99    03/01/99      30 / 360
    128          2,474,078  FIXED      8.8000%     8.6670%     03/03/99    05/01/99      ACTUAL / 360
  128.10         1,874,724  Fixed      8.8000%     8.6670%     03/03/99    05/01/99      Actual / 360
  128.20           599,354  Fixed      8.8000%     8.6670%     03/03/99    05/01/99      Actual / 360

    129          2,445,523  FIXED      7.5000%     7.4470%     01/26/99    03/01/99      ACTUAL / 360
  129.10         1,364,943  Fixed      7.5000%     7.4470%     01/26/99    03/01/99      Actual / 360
  129.20         1,080,580  Fixed      7.5000%     7.4470%     01/26/99    03/01/99      Actual / 360
    130          2,444,311  Fixed      7.3500%     7.2970%     07/17/98    09/01/98      Actual / 360
    131          2,413,601  Fixed      7.3700%     7.3170%     04/28/99    06/01/99      Actual / 360
    132          2,409,871  Fixed      7.9400%     7.8870%     05/20/99    07/01/99      30 / 360
    133          2,278,281  Fixed      7.1500%     7.0970%     09/29/98    12/01/98      Actual / 360
    134          2,230,487  Fixed      6.9000%     6.8470%     07/21/98    09/01/98      Actual / 360
    135          2,229,761  Fixed      8.1800%     8.0770%     02/09/99    04/01/99      30 / 360
    136          2,194,346  Fixed      8.7400%     8.6870%     03/31/99    05/01/99      Actual / 360
    137          2,160,339  Fixed      7.4600%     7.4070%     08/07/98    10/01/98      Actual / 360
    138          2,155,348  Fixed      8.8750%     8.8220%     06/24/97    08/01/97      30 / 360
    139          2,154,168  Fixed      8.4800%     8.4270%     03/23/99    05/01/99      Actual / 360
    140          2,150,183  Fixed      7.8000%     7.7470%     10/30/98    01/01/99      Actual / 360
    141          2,089,180  Fixed      7.9600%     7.8570%     03/30/99    05/01/99      30 / 360
    142          2,084,890  Fixed      7.2500%     7.1570%     11/25/98    01/01/99      Actual / 360
    143          2,083,818  Fixed      7.5000%     7.4470%     11/03/98    01/01/99      Actual / 360
    144          2,072,212  Fixed      7.3300%     7.2770%     07/02/98    09/01/98      Actual / 360
    145          2,022,857  Fixed      7.9600%     7.9070%     05/05/99    07/01/99      30 / 360
    146          1,997,309  Fixed      7.3000%     7.1670%     04/19/99    06/01/99      Actual / 360
    147          1,994,000  FIXED      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  147.10           690,231  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  147.20           409,026  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
  147.30           894,744  Fixed      8.5000%     8.4470%     03/26/99    05/01/01      30 / 360
    148          1,992,133  Fixed      7.8200%     7.7670%     02/09/99    04/01/99      Actual / 360
    149          1,982,125  Fixed      7.1000%     7.0470%     06/26/98    08/01/98      Actual / 360
    150          1,973,715  Fixed      8.1500%     8.0970%     05/05/99    07/01/99      30 / 360
    151          1,932,762  Fixed      7.5000%     7.2670%     11/12/97    01/01/98      Actual / 360
    152          1,894,604  Fixed      8.2100%     8.1570%     03/26/99    05/01/99      Actual / 360
    153          1,878,013  Fixed      7.2500%     7.1570%     08/14/98    10/01/98      Actual / 360
    154          1,795,528  Fixed      7.6400%     7.5370%     02/24/99    04/01/99      Actual / 360
    155          1,790,242  Fixed      7.9000%     7.8470%     01/26/99    03/01/99      Actual / 360
    156          1,761,217  Fixed      8.2400%     8.1870%     05/06/99    07/01/99      30 / 360
    157          1,696,569  Fixed      8.0200%     7.8670%     03/30/99    05/01/99      30 / 360
    158          1,681,899  Fixed      7.1500%     7.0970%     05/12/98    07/01/98      Actual / 360
    159          1,665,010  Fixed      7.2500%     7.1970%     10/23/98    12/01/98      Actual / 360
    160          1,659,061  Fixed      7.6400%     7.5870%     03/08/99    05/01/99      30 / 360
    161          1,638,073  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
    162          1,618,825  Fixed      7.3750%     7.3220%     08/28/98    10/01/98      Actual / 360
    163          1,582,761  Fixed      7.0000%     6.9470%     09/19/98    11/01/98      Actual / 360
    164          1,556,832  Fixed      7.5000%     7.4070%     03/24/99    05/01/99      Actual / 360
    165          1,546,649  Fixed      7.8500%     7.7970%     04/29/99    06/01/99      30 / 360
    166          1,535,609  Fixed      7.2500%     7.1970%     10/29/98    12/01/98      Actual / 360
    167          1,496,807  Fixed      7.3700%     7.3170%     04/28/99    06/01/99      Actual / 360
    168          1,494,291  Fixed      7.9900%     7.9370%     02/24/99    04/01/99      Actual / 360
    169          1,491,671  Fixed      7.7500%     7.6970%     01/21/99    03/01/99      Actual / 360
    170          1,484,789  Fixed      7.3500%     7.2970%     09/24/98    11/01/98      Actual / 360
    171          1,482,493  Fixed      7.2000%     7.1470%     08/14/98    10/01/98      Actual / 360
    172          1,480,704  Fixed      7.2500%     7.1970%     11/11/98    01/01/99      Actual / 360
    173          1,478,602  Fixed      7.3400%     7.2870%     02/24/99    04/01/99      Actual / 360
    174          1,475,758  Fixed      8.1600%     8.0270%     03/19/99    05/01/99      Actual / 360
    175          1,472,071  Fixed      7.5000%     7.4470%     08/27/98    10/01/98      Actual / 360
    176          1,455,660  Fixed      7.5400%     7.4870%     02/17/99    04/01/99      30 / 360
    177          1,444,219  Fixed      7.7500%     7.6570%     03/03/99    04/01/99      Actual / 360
    178          1,437,802  Fixed      7.2500%     7.1570%     12/29/98    02/01/99      Actual / 360
    179          1,426,052  Fixed      8.4500%     8.3970%     03/19/99    05/01/99      30 / 360
    180          1,393,265  Fixed      8.6300%     8.5770%     12/31/98    03/01/99      30 / 360
    181          1,392,830  Fixed      7.0000%     6.9470%     09/19/98    11/01/98      Actual / 360
    182          1,390,332  Fixed      8.1200%     8.0670%     11/10/98    01/01/99      Actual / 360
    183          1,386,798  Fixed      7.2500%     7.0970%     01/26/99    03/01/99      Actual / 360
    184          1,373,704  Fixed      8.2300%     7.9970%     11/04/97    01/01/98      Actual / 360
    185          1,348,692  Fixed      8.5000%     8.3970%     05/04/99    07/01/99      Actual / 360
    186          1,342,471  Fixed      7.5000%     7.4470%     07/10/98    09/01/98      Actual / 360
    187          1,297,055  Fixed      7.5600%     7.5070%     04/19/99    06/01/99      30 / 360
    188          1,295,108  Fixed      7.5000%     7.4070%     01/05/99    03/01/99      Actual / 360
    189          1,284,575  Fixed      7.4700%     7.4170%     08/27/98    10/01/98      Actual / 360
    190          1,282,547  Fixed      7.5000%     7.4470%     01/21/99    03/01/99      Actual / 360
    191          1,267,409  Fixed      7.3100%     7.2570%     02/02/99    03/01/99      Actual / 360
    192          1,187,071  Fixed      7.0000%     6.9470%     09/19/98    11/01/98      Actual / 360
    193          1,178,455  Fixed      7.8700%     7.8170%     04/21/99    06/01/99      30 / 360
    194          1,174,680  Fixed      7.9000%     7.8470%     01/26/99    03/01/99      30 / 360
    195          1,154,300  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
    196          1,150,115  Fixed      7.7500%     7.6970%     10/30/98    12/01/98      Actual / 360
    197          1,144,761  Fixed      7.5700%     7.5170%     02/24/99    04/01/99      Actual / 360
    198          1,129,992  Fixed      7.1250%     7.0720%     09/23/98    11/01/98      Actual / 360
    199          1,125,933  Fixed      8.8600%     8.8070%     04/01/99    06/01/99      30 / 360
    200          1,088,148  Fixed      7.0000%     6.9470%     09/19/98    11/01/98      Actual / 360
    201          1,086,058  Fixed      8.0400%     7.9870%     03/11/99    05/01/99      Actual / 360
    202          1,081,461  Fixed      8.6300%     8.5770%     12/22/98    02/01/99      Actual / 360
    203          1,053,855  Fixed      7.5000%     7.4070%     03/24/99    05/01/99      Actual / 360
    204          1,048,401  Fixed      8.6750%     8.5420%     03/02/99    05/01/99      Actual / 360
    205          1,047,734  Fixed      7.2500%     7.1970%     08/05/98    10/01/98      Actual / 360
    206          1,024,168  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
    207            998,058  Fixed      7.6900%     7.6370%     03/16/99    05/01/99      Actual / 360
    208            994,123  Fixed      9.0700%     8.8170%     05/13/99    07/01/99      Actual / 360
    209            989,760  Fixed      7.9500%     7.8970%     08/17/98    10/01/98      Actual / 360
    210            985,367  Fixed      8.1900%     8.1370%     09/15/98    11/01/98      Actual / 360
    211            945,849  Fixed      7.7500%     7.4970%     12/11/98    02/01/99      Actual / 360
    212            941,875  Fixed      7.7500%     7.4970%     12/04/98    02/01/99      Actual / 360
    213            867,412  Fixed      9.2000%     9.1470%     12/08/98    02/01/99      Actual / 360
    214            860,261  Fixed      7.6000%     7.5470%     12/31/98    02/01/99      Actual / 360
    215            857,919  Fixed      8.2600%     8.2070%     03/26/99    05/01/99      Actual / 360
    216            748,607  Fixed      8.0800%     7.8270%     04/22/99    06/01/99      Actual / 360
    217            747,575  Fixed      8.8000%     8.5470%     02/18/99    04/01/99      Actual / 360
    218            745,154  Fixed      7.7500%     7.4970%     12/31/98    02/01/99      Actual / 360
    219            744,311  Fixed      7.5900%     7.3370%     11/24/98    01/01/99      Actual / 360
    220            693,304  Fixed      8.4500%     8.1970%     12/10/98    02/01/99      Actual / 360
    221            673,819  Fixed      8.3800%     8.1270%     04/12/99    06/01/99      Actual / 360
    222            628,783  Fixed      9.3750%     9.3220%     05/18/98    07/01/98      Actual / 360
    223            621,602  Fixed      8.3100%     8.0770%     11/04/97    01/01/98      Actual / 360
    224            606,036  Fixed      8.2200%     8.1670%     09/08/98    11/01/98      Actual / 360
    225            597,831  Fixed      8.2500%     7.9970%     02/02/99    04/01/99      Actual / 360
    226            594,311  Fixed      7.7300%     7.6770%     09/23/98    11/01/98      Actual / 360
    227            523,136  Fixed      8.3400%     8.2870%     02/05/99    04/01/99      Actual / 360
    228            492,386  Fixed      7.8900%     7.8370%     09/11/98    11/01/98      Actual / 360
    229            490,092  Fixed      8.4700%     8.4170%     11/04/98    01/01/99      30 / 360
    230            374,353  Fixed      8.4500%     8.1970%     04/20/99    06/01/99      Actual / 360
    231            349,619  Fixed      8.5000%     8.2470%     05/14/99    07/01/99      Actual / 360
    232            309,238  Fixed      8.1100%     8.0570%     09/23/98    11/01/98      Actual / 360
    233            300,944  Fixed      7.4000%     7.3470%     09/16/98    11/01/98      Actual / 360
    234            295,304  Fixed      7.6800%     7.6270%     09/10/98    11/01/98      Actual / 360

-----------------------------------------------------------------------------------------------------------------------------------
                    GRACE
  CONTROL    DUE    PERIOD    PAYMENT        MONTHLY DEBT
   NUMBER   DATE    (DAYS)   FREQUENCY         SERVICE          CROSS COLLATERALIZED / CROSS DEFAULTED            SEASONING    LO
-----------------------------------------------------------------------------------------------------------------------------------

     1        1       5         12           $539,712.13                                                               2        0
   1.10       1       5         12            107,530.61                                                               2        0
   1.20       1       5         12             27,912.20                                                               2        0
   1.30       1       5         12             55,366.82                                                               2        0
   1.40       1       5         12             18,531.87                                                               2        0
   1.50       1       5         12             56,281.98                                                               2        0
   1.60       1       5         12             59,485.02                                                               2        0
   1.70       1       5         12             27,454.62                                                               2        0
   1.80       1       5         12             50,562.26                                                               2        0
   1.90       1       5         12             22,878.85                                                               2        0
   1.91       1       5         12              8,693.96                                                               2        0
   1.92       1       5         12             11,439.43                                                               2        0
   1.93       1       5         12              6,177.29                                                               2        0
   1.94       1       5         12             37,063.74                                                               2        0
   1.95       1       5         12             34,775.86                                                               2        0
   1.96       1       5         12             15,557.62                                                               2        0
     2        1       5         12            273,227.96                                                               3        27
     3        1       10        12            195,069.07                                                               3        48
     4        1       5         12            130,274.13                                                               1        25
     5        1       10        12             90,361.75                                                               1        60
     6        1       5         12             88,527.15   215990053, 215990028                                        2        36
   6.10       1       5         12             35,925.38   215990053                                                   2        36
   6.20       1       5         12             52,601.77   215990028                                                   2        36

     7        1       5         12             81,268.73   6098, 5201                                                  5        29
   7.10       1       5         12             64,569.68   6098                                                        5        29
   7.20       1       5         12             16,699.05   5201                                                        5        29
     8        1       5         12             95,174.22                                                               1        25
     9        1       5         12             78,539.35                                                               3        27
    10        1       10        12             73,701.13                                                               11       59
    11        1       5         12             67,420.31                                                               8        32
    12        1       5         12             80,879.53                                                               3        0
    13        1       5         12             75,461.04                                                               7        31
    14        1       10        12             67,840.25                                                               15       60
    15        1       5         12             73,049.59                                                               7        31
    16        1       5         12             56,765.71                                                               9        48
    17        1       10        12             62,549.46                                                               10      156
    18        1       5         12             62,435.13   4164695, 4164709, 4164733, 4164814, 4164831, GL991009       2        26
   18.10      1       5         12              4,821.67   4164709, 4164733, 4164814, 4164831, GL991009                2        26
   18.20      1       5         12             12,054.17   4164695, 4164733, 4164814, 4164831, GL991009                2        26
   18.30      1       5         12             12,054.17   4164695, 4164709, 4164814, 4164831, GL991009                2        26
   18.40      1       5         12             10,355.63   4164695, 4164709, 4164733, 4164831, GL991009                2        26
   18.50      1       5         12             10,465.21   4164695, 4164709, 4164733, 4164814, GL991009                2        26
   18.60      1       5         12             12,684.28   4164695, 4164709, 4164733, 4164814, 4164831                 2        26
    19        1       5         12             61,306.72                                                               3        27
    20        1       5         12             62,445.46                                                               1        25
    21        1       10        12             56,521.60                                                               11       60
    22        1       5         12             51,156.76   6218, 6219, 6220, 6221, 6223                                6        30
   22.10      1       5         12              6,836.31   6219, 6220, 6221, 6223                                      6        30
   22.20      1       5         12              7,059.96   6218, 6220, 6221, 6223                                      6        30
   22.30      1       5         12              7,402.89   6218, 6219, 6221, 6223                                      6        30
   22.40      1       5         12             14,067.74   6218, 6219, 6220, 6223                                      6        30
   22.50      1       5         12             15,789.86   6218, 6219, 6220, 6221                                      6        30
    23        1       10        12             52,321.37                                                               8        60
    24        1       5         12             48,955.06                                                               2        26
    25        1       10        12             52,638.28                                                               44       24
    26        1       5         12             52,474.56                                                               3       120
    27        1       10        12             52,562.46                                                               11       60
    28        1       5         12             46,184.22   6029, 6033, 6034                                            6        30
   28.10      1       5         12             16,348.99   6033, 6034                                                  6        30
   28.20      1       5         12             13,284.95   6029, 6034                                                  6        30
   28.30      1       5         12             16,550.28   6029, 6033                                                  6        30
    29        1       5         12             43,439.00                                                               5        29
    30        1       5         12             43,421.42                                                               6        30
    31        1       10        12             43,341.83                                                               10       36
    32        1       5         12             47,988.44                                                               1        25
    33        1       5         12             40,112.52                                                               2        48
   33.10      1       5         12              7,814.13                                                               2        48
   33.20      1       5         12             19,274.85                                                               2        48
   33.30      1       5         12             13,023.55                                                               2        48
    34        1       5         12             45,536.48                                                               8        48
    35        1       10        12             38,067.09                                                               10       36
    36        1       5         12             41,328.96                                                               2        36
    37        1       5         12             41,046.04                                                               7        31
    38        1       10        12             45,538.69                                                               11      114
    39        1       5         12             40,646.05                                                               5        29
    40        1       10        12             39,205.69                                                               8        36
    41        1       10        12             36,048.16                                                               11       60
    42        1       10        12             36,785.70                                                               10       34
    43        1       10        12             36,920.65                                                               10       36
    44        1       5         12             36,140.34                                                               4        28
    45        1       10        12             34,243.86                                                               13       60
    46        1       10        12             35,766.51                                                               18       96
    47        1       10        12             33,587.39                                                               3        27
    48        1       10        12             34,405.67                                                               6        30
    49        1       10        12             32,401.66                                                               10       60
   49.10      1       10        12             16,200.83                                                               10       60
   49.20      1       10        12              3,699.40                                                               10       60
   49.30      1       10        12             12,501.43                                                               10       60
    50        1       5         12             37,720.85                                                               4        28
    51        1       10        12             31,807.98                                                               9        60
    52        1       10        12             33,925.40                                                               9        33
    53        1       10        12             33,218.62                                                               8        32
    54        1       10        12             30,290.09                                                               9        60
    55        1       10        12             28,131.60                                                               9        0
    56        1       10        12             36,901.78                                                               10       34
    57        1       5         12             30,886.04                                                               3        27
    58        1       5         12             34,438.02                                                               13       0
    59        1       10        12             30,693.91                                                               11       0
    60        1       10        12             33,941.73                                                               10       36
    61        1       10        12             38,554.06                                                               9        96
    62        1       5         12             30,176.43                                                               3        27
    63        1       5         12             32,890.69                                                               4        28
    64        1       10        12             30,901.16                                                               8        90
    65        1       10        12             28,592.34                                                               8        60
    66        1       10        12             30,425.60                                                               10       60
    67        1       5         12             29,608.67                                                               2        26
    68        1       5         12             27,968.58                                                               3        27
    69        1       10        12             29,196.35                                                               7        48
    70        1       10        12             35,348.43                                                               8        60
    71        1       5         12             32,249.61                                                               3        27
    72        1       10        12             28,376.07                                                               10       34
    73        1       10        12             28,723.62                                                               10       60
    74        1       10        12             28,036.62                                                               10       60
    75        1       10        12             27,584.46                                                               12       36
    76        1       10        12             26,888.42                                                               7        48
    77        1       5         12             26,811.74   5623, 5624,5625, (CROSS DEFAULTED ONLY)                     4        28
   77.10      1       5         12             10,642.40   5624,5625 (Cross-Defaulted Only)                            4        28
   77.20      1       5         12              8,831.39   5623,5624 (Cross-Defaulted Only)                            4        28
   77.30      1       5         12              7,337.95   5623,5625 (Cross-Defaulted Only)                            4        28
    78        1       10        12             26,635.21                                                               10       36
    79        1       5         12             29,915.09                                                               5        60
    80        1       10        12             27,763.25                                                               13       60
    81        1       10        12             25,575.87                                                               12       36
    82        1       10        12             25,602.26                                                               10       34
    83        1       5         12             26,990.39                                                               5        29
    84        1       10        12             24,913.77                                                               10      156
    85        1       10        12             25,580.79                                                               6        30
    86        1       5         12             23,406.88                                                               9        36
    87        1       10        12             23,865.93                                                               12       60
    88        1       5         12             26,925.57   5434, 5435                                                  1        0
   88.10      1       5         12             15,887.27   5434                                                        1        0
   88.20      1       5         12             11,038.30   5435                                                        1        0
    89        1       5         12             23,539.64                                                               3        27
    90        1       10        12             23,953.53                                                               11       36
    100       1       5         12             23,803.51                                                               3        27
    101       1       5         12             28,429.89                                                               3        0
  101.10      1       5         12              4,035.79                                                               3        0
  101.20      1       5         12              3,273.47                                                               3        0
  101.30      1       5         12              3,318.32                                                               3        0
  101.40      1       5         12              8,520.00                                                               3        0
  101.50      1       5         12              5,224.10                                                               3        0
  101.60      1       5         12              4,058.21                                                               3        0
    102       1       10        12             22,165.93                                                               17       0
    103       1       10        12             21,613.02                                                               10       60
    104       1       10        12             22,616.08                                                               11       60
    105       1       5         12             24,893.64                                                               3        36
    106       1       5         12             27,257.61                                                               5        0
  106.10      1       5         12             12,958.54                                                               5        0
  106.20      1       5         12             14,299.07                                                               5        0
    107       1       5         12             21,892.74                                                               1        25
    108       1       5         12             23,759.65                                                               7        48
    109       1       5         12             22,784.93                                                               3        27
    110       1       10        12             24,944.95                                                               14       60
    111       1       5         12             20,670.58                                                               2        26
    112       1       5         12             24,962.67                                                               4        28
    113       1       10        12             21,887.50                                                               10       36
    114       1       5         12             20,208.63                                                               3        0
    115       1       5         12             19,791.51                                                               3        27
    116       1       10        12             20,965.75                                                               1        25
    117       1       5         12             22,301.59                                                               3        27
    118       1       5         12             20,464.63                                                               6        72
    119       1       10        12             19,970.73                                                               8        84
    120       1       5         12             19,623.75                                                               3        27
    121       1       5         12             20,171.51                                                               2        48
    122       1       0         12             21,072.09                                                               7        48
    123       1       10        12             31,523.92                                                               15       60
    124       1       5         12             20,929.36                                                               6        48
    125       1       5         12             18,044.77                                                               3        36
    126       1       10        12             22,334.39                                                               10      120
    127       1       5         12             19,477.93                                                               5        0
    128       1       5         12             22,039.56                                                               3        60
  128.10      1       5         12             16,700.40                                                               3        60
  128.20      1       5         12              5,339.16                                                               3        60

    129       1       5         12             26,380.67                                                               5        72
  129.10      1       5         12             14,724.09                                                               5        72
  129.20      1       5         12             11,656.58                                                               5        72
    130       1       10        12             18,049.24                                                               11       36
    131       1       5         12             17,670.32                                                               2        26
    132       1       5         12             20,101.61                                                               1        0
    133       1       10        12             16,476.67                                                               8        60
    134       1       10        12             14,818.50                                                               11       60
    135       1       5         12             17,548.79                                                               4        28
    136       1       5         12             18,072.22                                                               3        27
    137       1       10        12             17,669.28                                                               10       34
    138       1       10        12             18,349.55                                                               24       0
    139       1       5         12             17,363.80                                                               3        27
    140       1       10        12             15,549.20                                                               7        31
    141       1       5         12             17,513.00                                                               3        60
    142       1       5         12             15,176.34                                                               7        60
    143       1       10        12             15,518.81                                                               7        31
    144       1       10        12             15,433.43                                                               11       60
    145       1       5         12             15,575.66                                                               1        25
    146       1       5         12             13,711.42                                                               2        48
    147       1       5         12             17,304.40                                                               3        0
  147.10      1       5         12              5,989.98                                                               3        0
  147.20      1       5         12              3,549.62                                                               3        0
  147.30      1       5         12              7,764.79                                                               3        0
    148       1       5         12             15,198.61                                                               4        60
    149       1       5         12             13,440.64                                                               12       60
    150       1       5         12             14,698.90                                                               1        25
    151       1       10        12             14,595.08                                                               19       36
    152       1       5         12             14,929.80                                                               3        60
    153       1       5         12             13,733.33                                                               10       60
    154       1       5         12             12,758.87                                                               4        28
    155       1       10        12             13,773.66                                                               5        48
    156       1       5         12             13,888.60                                                               1        25
    157       1       5         12             12,497.71                                                               3        0
    158       1       10        12             11,602.71                                                               13       60
    159       1       5         12             11,426.45                                                               8        32
    160       1       5         12             13,580.44                                                               3        27
    161       1       5         12             12,293.43                                                               6        30
    162       1       10        12             13,273.79                                                               10      120
    163       1       10        12             11,308.47                                                               9        33
    164       1       5         12             10,907.75                                                               3        36
    165       1       5         12             11,809.54                                                               2        26
    166       1       10        12             11,203.51                                                               8        48
    167       1       5         12             10,958.34                                                               2        26
    168       1       5         12             11,567.31                                                               4        28
    169       1       5         12             11,329.93                                                               5        29
    170       1       10        12             10,938.93                                                               9        60
    171       1       10        12             10,793.83                                                               10       60
    172       1       5         12             11,855.64                                                               7        31
    173       1       5         12             10,819.94                                                               4        28
    174       1       10        12             11,580.19                                                               3        36
    175       1       10        12             12,183.57                                                               10       36
    176       1       10        12             10,248.55                                                               4        28
    177       1       5         12             10,952.27                                                               4        60
    178       1       5         12             10,810.89                                                               6        60
    179       1       5         12             12,390.60                                                               3        27
    180       1       10        12             11,396.09                                                               5        0
    181       1       10        12              9,951.45                                                               9        33
    182       1       10        12             10,916.95                                                               7        0
    183       1       5         12             11,065.26                                                               5        60
    184       1       10        12             11,019.60                                                               19       0
    185       1       5         12             10,870.57                                                               1        60
    186       1       10        12             10,147.71                                                               11       35
    187       1       5         12              9,657.68                                                               2        26
    188       1       5         12              9,089.79                                                               5        60
    189       1       10        12              9,673.06                                                               10       60
    190       1       5         12              9,532.99                                                               5        29
    191       1       5         12              9,265.13                                                               5        29
    192       1       10        12              8,481.35                                                               9        33
    193       1       5         12              9,013.68                                                               2        26
    194       1       5         12              9,838.19                                                               5        0
    195       1       5         12              8,662.80                                                               6        30
    196       1       10        12              8,761.81                                                               8        0
    197       1       5         12              8,165.10                                                               4        28
    198       1       10        12              9,074.82                                                               9        60
    199       1       5         12              9,358.23                                                               2        26
    200       1       10        12              7,774.57                                                               9        33
    201       1       5         12              8,013.72                                                               3        27
    202       1       10        12              8,852.32                                                               6        60
    203       1       5         12              7,383.71                                                               3        36
    204       1       5         12              8,204.17                                                               3        36
    205       1       10        12              7,661.75                                                               10       60
    206       1       5         12              7,686.19                                                               6        30
    207       1       5         12              7,122.71                                                               3        27
    208       1       10        12              8,397.75                                                               1        60
    209       1       10        12              7,685.07                                                               10       0
    210       1       10        12              8,483.03                                                               9        0
    211       1       5         12              7,190.73                                                               6        60
    212       1       5         12              7,160.52                                                               6        60
    213       1       10        12              7,985.50                                                               6        0
    214       1       5         12              6,456.10                                                               6        30
    215       1       10        12              7,350.22                                                               3        0
    216       1       10        12              5,828.43                                                               2        60
    217       1       10        12              6,191.58                                                               4        60
    218       1       5         12              5,664.97                                                               6        30
    219       1       10        12              5,586.41                                                               7        60
    220       1       10        12              6,052.66                                                               6        60
    221       1       10        12              5,380.81                                                               2        60
    222       1       10        12              5,562.39                                                               13       59
    223       1       10        12              5,959.34                                                               19       48
    224       1       10        12              5,228.63                                                               9        0
    225       1       10        12              4,730.70                                                               4        60
    226       1       10        12              4,524.10                                                               9        0
    227       1       10        12              4,170.99                                                               4        0
    228       1       10        12              4,148.04                                                               9        0
    229       1       10        12              4,914.91                                                               7        0
    230       1       10        12              3,006.98                                                               2        60
    231       1       10        12              2,859.87                                                               1        60
    232       1       10        12              2,430.85                                                               9        0
    233       1       10        12              2,226.80                                                               9        0
    234       1       10        12              2,449.91                                                               9        0

-------------------------------------------------------------------------------------------------------
                                                                                            YIELD
  CONTROL                                                                                MAINTENANCE
  NUMBER     DEF   YM5    YM4   YM3    YM2    YM1   YM    5%  4%   3%   2%  1%   OPEN    DESCRIPTION
-------------------------------------------------------------------------------------------------------
     1        0     0      0     0      0     60     0    0   0    0    0   12    13    TREASURY FLAT
   1.10       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.20       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.30       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.40       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.50       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.60       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.70       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.80       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.90       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.91       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.92       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.93       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.94       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.95       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
   1.96       0     0      0     0      0     60     0    0   0    0    0   12    13    Treasury Flat
     2       90     0      0     0      0      0     0    0   0    0    0   0     3
     3       66     0      0     0      0      0     0    0   0    0    0   0     6
     4      116     0      0     0      0      0     0    0   0    0    0   0     3
     5        0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
     6        0     0      0     0      0     82     0    0   0    0    0   0     3
   6.10       0     0      0     0      0     82     0    0   0    0    0   0     3
   6.20       0     0      0     0      0     82     0    0   0    0    0   0     3

     7       88     0      0     0      0      0     0    0   0    0    0   0     3
   7.10      88     0      0     0      0      0     0    0   0    0    0   0     3
   7.20      88     0      0     0      0      0     0    0   0    0    0   0     3
     8       92     0      0     0      0      0     0    0   0    0    0   0     3
     9       90     0      0     0      0      0     0    0   0    0    0   0     3
    10        0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    11       85     0      0     0      0      0     0    0   0    0    0   0     3
    12       90     0      0     0      0     27     0    0   0    0    0   0     3     Treasury Flat
    13       86     0      0     0      0      0     0    0   0    0    0   0     3
    14        0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    15       86     0      0     0      0      0     0    0   0    0    0   0     3
    16       69     0      0     0      0      0     0    0   0    0    0   0     3
    17      141     0      0     0      0      0     0    0   0    0    0   0     3
    18       91     0      0     0      0      0     0    0   0    0    0   0     3
   18.10     91     0      0     0      0      0     0    0   0    0    0   0     3
   18.20     91     0      0     0      0      0     0    0   0    0    0   0     3
   18.30     91     0      0     0      0      0     0    0   0    0    0   0     3
   18.40     91     0      0     0      0      0     0    0   0    0    0   0     3
   18.50     91     0      0     0      0      0     0    0   0    0    0   0     3
   18.60     91     0      0     0      0      0     0    0   0    0    0   0     3
    19       89     0      0     0      0      0     0    0   0    0    0   0     3
    20       92     0      0     0      0      0     0    0   0    0    0   0     3
    21       54     0      0     0      0      0     0    0   0    0    0   0     6
    22       87     0      0     0      0      0     0    0   0    0    0   0     3
   22.10     87     0      0     0      0      0     0    0   0    0    0   0     3
   22.20     87     0      0     0      0      0     0    0   0    0    0   0     3
   22.30     87     0      0     0      0      0     0    0   0    0    0   0     3
   22.40     87     0      0     0      0      0     0    0   0    0    0   0     3
   22.50     87     0      0     0      0      0     0    0   0    0    0   0     3
    23       54     0      0     0      0      0     0    0   0    0    0   0     6
    24       91     0      0     0      0      0     0    0   0    0    0   0     3
    25        0     0      0     0      0      0    54    0   0    0    0   0     6
    26        0     0      0     0      0     127    0    0   0    0    0   0     3
    27        0     0      0     0      0     120    0    0   0    0    0   0     60    Treasury Flat
    28       87     0      0     0      0      0     0    0   0    0    0   0     3
   28.10     87     0      0     0      0      0     0    0   0    0    0   0     3
   28.20     87     0      0     0      0      0     0    0   0    0    0   0     3
   28.30     87     0      0     0      0      0     0    0   0    0    0   0     3
    29       88     0      0     0      0      0     0    0   0    0    0   0     3
    30       87     0      0     0      0      0     0    0   0    0    0   0     3
    31        0     0      0     0      0     78     0    0   0    0    0   0     6     Treasury Flat
    32       92     0      0     0      0      0     0    0   0    0    0   0     3
    33        0     0      0     36     0     33     0    0   0    0    0   0     3     TREASURY FLAT
   33.10      0     0      0     36     0     33     0    0   0    0    0   0     3     Treasury Flat
   33.20      0     0      0     36     0     33     0    0   0    0    0   0     3     Treasury Flat
   33.30      0     0      0     36     0     33     0    0   0    0    0   0     3     Treasury Flat
    34       69     0      0     0      0      0     0    0   0    0    0   0     3
    35       78     0      0     0      0      0     0    0   0    0    0   0     6
    36       81     0      0     0      0      0     0    0   0    0    0   0     3
    37       89     0      0     0      0      0     0    0   0    0    0   0     0
    38        0     0      0     0      0      0     0    0   0    0    0   0     6
    39       88     0      0     0      0      0     0    0   0    0    0   0     3
    40       81     0      0     0      0      0     0    0   0    0    0   0     3
    41       54     0      0     0      0      0     0    0   0    0    0   0     6
    42       83     0      0     0      0      0     0    0   0    0    0   0     3
    43       78     0      0     0      0      0     0    0   0    0    0   0     6
    44       89     0      0     0      0      0     0    0   0    0    0   0     3
    45        0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    46        0     0      0     0      0     60     0    0   0    0    0   0     24    Treasury Flat
    47       90     0      0     0      0      0     0    0   0    0    0   0     3
    48       87     0      0     0      0      0     0    0   0    0    0   0     3
    49        0     0      0     0      0     56     0    0   0    0    0   0     4     TREASURY FLAT
   49.10      0     0      0     0      0     56     0    0   0    0    0   0     4     Treasury Flat
   49.20      0     0      0     0      0     56     0    0   0    0    0   0     4     Treasury Flat
   49.30      0     0      0     0      0     56     0    0   0    0    0   0     4     Treasury Flat
    50      113     0      0     0      0      0     0    0   0    0    0   0     3
    51      114     0      0     0      0      0     0    0   0    0    0   0     6
    52       84     0      0     0      0      0     0    0   0    0    0   0     3
    53       88     0      0     0      0      0     0    0   0    0    0   0     0
    54      114     0      0     0      0      0     0    0   0    0    0   0     6
    55        0     0      0     0      96     0     0    0   0    0   12   0     12    Treasury Flat
    56      203     0      0     0      0      0     0    0   0    0    0   0     3
    57       90     0      0     0      0      0     0    0   0    0    0   0     3
    58        0    180     0     0      0      0     0   12   12   0    0   0     20    Treasury Flat
    59        0     0      0     96     0      0     0    0   0    12   0   0     12    Treasury Flat
    60      223     0      0     0      0      0     0    0   0    0    0   0     5
    61       81     0      0     0      0      0     0    0   0    0    0   0     3
    62       90     0      0     0      0      0     0    0   0    0    0   0     3
    63      113     0      0     0      0      0     0    0   0    0    0   0     3
    64       84     0      0     0      0      0     0    0   0    0    0   0     6
    65       54     0      0     0      0      0     0    0   0    0    0   0     6
    66       54     0      0     0      0      0     0    0   0    0    0   0     6
    67       91     0      0     0      0      0     0    0   0    0    0   0     3
    68       90     0      0     0      0      0     0    0   0    0    0   0     3
    69       69     0      0     0      0      0     0    0   0    0    0   0     3
    70       57     0      0     0      0      0     0    0   0    0    0   0     3
    71       90     0      0     0      0      0     0    0   0    0    0   0     3
    72       83     0      0     0      0      0     0    0   0    0    0   0     3
    73       57     0      0     0      0      0     0    0   0    0    0   0     3
    74       54     0      0     0      0      0     0    0   0    0    0   0     6
    75       78     0      0     0      0      0     0    0   0    0    0   0     6
    76       69     0      0     0      0      0     0    0   0    0    0   0     3
    77       89     0      0     0      0      0     0    0   0    0    0   0     3
   77.10     89     0      0     0      0      0     0    0   0    0    0   0     3
   77.20     89     0      0     0      0      0     0    0   0    0    0   0     3
   77.30     89     0      0     0      0      0     0    0   0    0    0   0     3
    78       78     0      0     0      0      0     0    0   0    0    0   0     6
    79        0     0      0     0      0     177    0    0   0    0    0   0     3     Treasury Flat
    80       54     0      0     0      0      0     0    0   0    0    0   0     6
    81      138     0      0     0      0      0     0    0   0    0    0   0     6
    82       80     0      0     0      0      0     0    0   0    0    0   0     6
    83       88     0      0     0      0      0     0    0   0    0    0   0     3
    84      141     0      0     0      0      0     0    0   0    0    0   0     3
    85       87     0      0     0      0      0     0    0   0    0    0   0     3
    86       78     0      0     0      0      0     0    0   0    0    0   0     6
    87       54     0      0     0      0      0     0    0   0    0    0   0     6
    88        0     0     180    12     12    12     0    0   0    0    0   0     24    TREASURY FLAT
   88.10      0     0     180    12     12    12     0    0   0    0    0   0     24    Treasury Flat
   88.20      0     0     180    12     12    12     0    0   0    0    0   0     24    Treasury Flat
    89      210     0      0     0      0      0     0    0   0    0    0   0     3
    90        0     0      0     0      0      0     0    0   0    12  12   21    3
    100      90     0      0     0      0      0     0    0   0    0    0   0     3
    101      90     27     0     0      0      0     0    0   0    0    0   0     3     TREASURY FLAT
  101.10     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
  101.20     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
  101.30     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
  101.40     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
  101.50     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
  101.60     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
    102       0     0      0     0      0     84     0    0   0    12  12   6     6     Treasury Flat
    103       0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    104      54     0      0     0      0      0     0    0   0    0    0   0     6
    105       0     0      0     0      0     24     0   12   12   12  12   9     3
    106       0     0      0     0      0     117    0    0   0    0    0   0     3     TREASURY FLAT
  106.10      0     0      0     0      0     117    0    0   0    0    0   0     3     Treasury Flat
  106.20      0     0      0     0      0     117    0    0   0    0    0   0     3     Treasury Flat
    107      92     0      0     0      0      0     0    0   0    0    0   0     3
    108      69     0      0     0      0      0     0    0   0    0    0   0     3
    109      90     0      0     0      0      0     0    0   0    0    0   0     3
    110       0     0      0     0      0     108    0    0   0    0    0   0     72    Treasury Flat
    111     115     0      0     0      0      0     0    0   0    0    0   0     3
    112      89     0      0     0      0      0     0    0   0    0    0   0     3
    113       0     0      0     0      0     78     0    0   0    0    0   0     6     Treasury Flat
    114      90     0      0     0      0     27     0    0   0    0    0   0     3     Treasury Flat
    115     210     0      0     0      0      0     0    0   0    0    0   0     3
    116      56     0      0     0      0      0     0    0   0    0    0   0     3
    117      90     0      0     0      0      0     0    0   0    0    0   0     3
    118       0     0      0     0      0     45     0    0   0    0    0   0     3
    119       0     0      0     0      0      0     0   36   12   12  12   78    6
    120      90     0      0     0      0      0     0    0   0    0    0   0     3
    121       0     0      0     0      0     69     0    0   0    0    0   0     3
    122      69     0      0     0      0      0     0    0   0    0    0   0     3
    123       0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    124      69     0      0     0      0      0     0    0   0    0    0   0     3
    125      81     0      0     0      0      0     0    0   0    0    0   0     3
    126      90     0      0     0      0      0     0    0   0    0    0   0     6
    127       0    117     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
    128       0     0      0     0      0     57     0    0   0    0    0   0     3
  128.10      0     0      0     0      0     57     0    0   0    0    0   0     3
  128.20      0     0      0     0      0     57     0    0   0    0    0   0     3

    129       0     0      0     0      0     69     0    0   0    0    0   0     3     TREASURY FLAT
  129.10      0     0      0     0      0     69     0    0   0    0    0   0     3     Treasury Flat
  129.20      0     0      0     0      0     69     0    0   0    0    0   0     3     Treasury Flat
    130      81     0      0     0      0      0     0    0   0    0    0   0     3
    131      91     0      0     0      0      0     0    0   0    0    0   0     3
    132       0    117     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
    133      54     0      0     0      0      0     0    0   0    0    0   0     6
    134       0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    135      89     0      0     0      0      0     0    0   0    0    0   0     3
    136      90     0      0     0      0      0     0    0   0    0    0   0     3
    137      81     0      0     0      0      0     0    0   0    0    0   0     6
    138       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat
    139      93     0      0     0      0      0     0    0   0    0    0   0     0
    140      86     0      0     0      0      0     0    0   0    0    0   0     3
    141       0     0      0     48     0     33     0    0   0    0    0   0     3     Treasury Flat
    142       0     0      0     0      0     57     0    0   0    0    0   0     3
    143      86     0      0     0      0      0     0    0   0    0    0   0     3
    144      54     0      0     0      0      0     0    0   0    0    0   0     6
    145      92     0      0     0      0      0     0    0   0    0    0   0     3
    146       0     0      0     0      0     69     0    0   0    0    0   0     3
    147      90     27     0     0      0      0     0    0   0    0    0   0     3     TREASURY FLAT
  147.10     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
  147.20     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
  147.30     90     27     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
    148       0     0      0     0      0     58     0    0   0    0    0   0     3     Treasury Flat
    149       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    150      92     0      0     0      0      0     0    0   0    0    0   0     3
    151       0     0      0     0      0     78     0    0   0    0    0   0     6     Treasury Flat
    152       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    153       0     0      0     0      0     57     0    0   0    0    0   0     3
    154      89     0      0     0      0      0     0    0   0    0    0   0     3
    155      66     0      0     0      0      0     0    0   0    0    0   0     6
    156     116     0      0     0      0      0     0    0   0    0    0   0     3
    157       0     0     141    0      0      0     0    0   0    0    0   0     3     Treasury Flat
    158       0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    159     145     0      0     0      0      0     0    0   0    0    0   0     3
    160      90     0      0     0      0      0     0    0   0    0    0   0     3
    161      87     0      0     0      0      0     0    0   0    0    0   0     3
    162     114     0      0     0      0      0     0    0   0    0    0   0     6
    163      84     0      0     0      0      0     0    0   0    0    0   0     3
    164      81     0      0     0      0      0     0    0   0    0    0   0     3
    165      91     0      0     0      0      0     0    0   0    0    0   0     3
    166      69     0      0     0      0      0     0    0   0    0    0   0     3
    167      91     0      0     0      0      0     0    0   0    0    0   0     3
    168      89     0      0     0      0      0     0    0   0    0    0   0     3
    169      88     0      0     0      0      0     0    0   0    0    0   0     3
    170      54     0      0     0      0      0     0    0   0    0    0   0     6
    171      54     0      0     0      0      0     0    0   0    0    0   0     6
    172     128     0      0     0      0      0     0    0   0    0    0   0     3
    173      89     0      0     0      0      0     0    0   0    0    0   0     3
    174       0     0      0     0      0     81     0    0   0    0    0   0     3
    175      18     0      0     0      0      0     0    0   0    0    0   0     6
    176      89     0      0     0      0      0     0    0   0    0    0   0     3
    177       0     0      0     0      0     57     0    0   0    0    0   0     3
    178       0     0      0     0      0     57     0    0   0    0    0   0     3
    179      90     0      0     0      0      0     0    0   0    0    0   0     3
    180       0     0      0     0      0     180    0   12   12   12  12   9     3     Treasury Flat
    181      84     0      0     0      0      0     0    0   0    0    0   0     3
    182       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat
    183       0     0      0     0      0     57     0    0   0    0    0   0     3
    184       0     96     0     0      0      0     0   12   0    0    0   0     12    Treasury Flat
    185       0     0      0     0      0     57     0    0   0    0    0   0     3
    186      79     0      0     0      0      0     0    0   0    0    0   0     6
    187      91     0      0     0      0      0     0    0   0    0    0   0     3
    188       0     0      0     0      0     57     0    0   0    0    0   0     3
    189       0     0      0     0      0     54     0    0   0    0    0   0     6     Treasury Flat
    190      88     0      0     0      0      0     0    0   0    0    0   0     3
    191      89     0      0     0      0      0     0    0   0    0    0   0     3
    192      84     0      0     0      0      0     0    0   0    0    0   0     3
    193      91     0      0     0      0      0     0    0   0    0    0   0     3
    194       0    141     0     0      0      0     0    0   0    0    0   0     3     Treasury Flat
    195      87     0      0     0      0      0     0    0   0    0    0   0     3
    196       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat
    197      89     0      0     0      0      0     0    0   0    0    0   0     3
    198     120     0      0     0      0      0     0    0   0    0    0   0     60
    199      91     0      0     0      0      0     0    0   0    0    0   0     3
    200      84     0      0     0      0      0     0    0   0    0    0   0     3
    201      93     0      0     0      0      0     0    0   0    0    0   0     0
    202       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    203      81     0      0     0      0      0     0    0   0    0    0   0     3
    204       0     0      0     0      0     24     0   12   12   12  12   9     3
    205      54     0      0     0      0      0     0    0   0    0    0   0     6
    206      87     0      0     0      0      0     0    0   0    0    0   0     3
    207      90     0      0     0      0      0     0    0   0    0    0   0     3
    208       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    209       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat
    210       0     0      0     0      0     120    0   12   12   12  12   6     6     Treasury Flat
    211       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    212       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    213       0     0      0     0      0     120    0   12   12   12  12   12    60    Treasury Flat
    214      87     0      0     0      0      0     0    0   0    0    0   0     3
    215       0     0      0     0      0     180    0   12   12   12  12   6     6     Treasury Flat
    216       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    217       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    218      87     0      0     0      0      0     0    0   0    0    0   0     3
    219       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    220       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    221       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    222       0     0      0     0      0      0     0   13   12   12  12   6     6
    223       0     60     0     72     0      0     0    0   0    0    0   0     24    Treasury Flat
    224       0     0      0     0      0     120    0   12   12   12  12   12    60    Treasury Flat
    225       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    226       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat
    227       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat
    228       0     0      0     0      0     120    0   12   12   12  12   12    60    Treasury Flat
    229       0     0      0     0      0     120    0   12   12   12  12   6     6     Treasury Flat
    230       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    231       0     0      0     0      0     57     0    0   0    0    0   0     3     Treasury Flat
    232       0     0      0     0      0     120    0   12   12   12  12   12    60    Treasury Flat
    233       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat
    234       0     0      0     0      0     114    0    0   0    0    0   0     6     Treasury Flat

-----------------------------------------------------------------------------------------------------------------------------------
                YIELD                           ORIGINAL                                REMAINING                   BALLOON,
             MAINTENANCE       ORIGINAL         TERM TO       MATURITY    REMAINING      TERM TO                     FULLY
  CONTROL    CALCULATION     AMORTIZATION     MATURITY OR       DATE     AMORTIZATION  MATURITY OR                AMORTIZING
  NUMBER        METHOD           TERM             ARD          OR ARD       TERM           ARD                       OR ARD
-----------------------------------------------------------------------------------------------------------------------------------
     1            4              300              85          05/31/06       298            83                      BALLOON
   1.10                          300              85          05/31/06       298            83                      Balloon
   1.20                          300              85          05/31/06       298            83                      Balloon
   1.30                          300              85          05/31/06       298            83                      Balloon
   1.40                          300              85          05/31/06       298            83                      Balloon
   1.50                          300              85          05/31/06       298            83                      Balloon
   1.60                          300              85          05/31/06       298            83                      Balloon
   1.70                          300              85          05/31/06       298            83                      Balloon
   1.80                          300              85          05/31/06       298            83                      Balloon
   1.90                          300              85          05/31/06       298            83                      Balloon
   1.91                          300              85          05/31/06       298            83                      Balloon
   1.92                          300              85          05/31/06       298            83                      Balloon
   1.93                          300              85          05/31/06       298            83                      Balloon
   1.94                          300              85          05/31/06       298            83                      Balloon
   1.95                          300              85          05/31/06       298            83                      Balloon
   1.96                          300              85          05/31/06       298            83                      Balloon
     2                           360             120          04/01/09       357            117                     Balloon
     3                           360             120          04/01/09       357            117                     Balloon
     4                           344             144          06/01/11       343            143                     Balloon
     5            1              360             120          06/01/09       359            119                     Balloon
     6            3              300             121          06/01/09       298            119                     BALLOON
   6.10                          300             121          06/01/09       298            119                     Balloon
   6.20                          300             121          06/01/09       298            119                     Balloon

     7                           360             120          02/01/09       355            115                     BALLOON
   7.10                          360             120          02/01/09       355            115                     Balloon
   7.20                          360             120          02/01/09       355            115                     Balloon
     8                           235             120          06/01/09       234            119                     Balloon
     9                           360             120          04/01/09       357            117                     Balloon
    10            5              360             119          07/01/08       349            108                     Balloon
    11                           360             120          11/01/08       352            112                     Balloon
    12            1              291             120          04/01/09       288            117                     Balloon
    13                           300             120          12/01/08       293            113                     Balloon
    14            4              360             120          04/01/08       345            105                     HyperAm
    15                           300             120          12/01/08       293            113                     Balloon
    16                           360             120          10/01/08       351            111                     Balloon
    17                           300             300          09/01/23       290            290                Fully Amortizing
    18                           300             120          05/01/09       298            118                     BALLOON
   18.10                         300             120          05/01/09       298            118                     Balloon
   18.20                         300             120          05/01/09       298            118                     Balloon
   18.30                         300             120          05/01/09       298            118                     Balloon
   18.40                         300             120          05/01/09       298            118                     Balloon
   18.50                         300             120          05/01/09       298            118                     Balloon
   18.60                         300             120          05/01/09       298            118                     Balloon
    19                           360             119          03/01/09       357            116                     Balloon
    20                           360             120          06/01/09       359            119                     Balloon
    21                           360             120          08/01/08       349            109                     HyperAm
    22                           300             120          01/01/09       294            114                     BALLOON
   22.10                         300             120          01/01/09       294            114                     Balloon
   22.20                         300             120          01/01/09       294            114                     Balloon
   22.30                         300             120          01/01/09       294            114                     Balloon
   22.40                         300             120          01/01/09       294            114                     Balloon
   22.50                         300             120          01/01/09       294            114                     Balloon
    23                           300             120          11/01/08       292            112                     Balloon
    24                           324             120          05/01/09       322            118                     Balloon
    25            3              344              84          10/02/02       300            40                      Balloon
    26            3              250             250          02/01/20       247            247                     Balloon
    27            5              240             240          08/01/18       229            229                Fully Amortizing
    28                           300             120          01/01/09       294            114                     BALLOON
   28.10                         300             120          01/01/09       294            114                     Balloon
   28.20                         300             120          01/01/09       294            114                     Balloon
   28.30                         300             120          01/01/09       294            114                     Balloon
    29                           300             120          02/01/09       295            115                     Balloon
    30                           300             120          01/01/09       294            114                     Balloon
    31            5              300             120          09/01/08       290            110                     Balloon
    32                           264             120          06/01/09       263            119                     Balloon
    33            1              360             120          05/01/09       358            118                     BALLOON
   33.10                         360             120          05/01/09       358            118                     Balloon
   33.20                         360             120          05/01/09       358            118                     Balloon
   33.30                         360             120          05/01/09       358            118                     Balloon
    34                           300             120          11/01/08       292            112                     Balloon
    35                           360             120          09/01/08       350            110                     HyperAm
    36                           360             120          05/01/09       358            118                     Balloon
    37                           360             120          12/01/08       353            113                     Balloon
    38                           240             120          08/01/08       229            109                     HyperAm
    39                           300             120          02/01/09       295            115                     Balloon
    40                           300             120          11/01/08       292            112                     Balloon
    41                           360             120          08/01/08       349            109                     Balloon
    42                           300             120          09/01/08       290            110                     Balloon
    43                           300             120          09/01/08       290            110                     Balloon
    44                           300             120          03/01/09       296            116                     Balloon
    45            4              360             120          06/01/08       347            107                     Balloon
    46            5              360             180          01/01/13       342            162                     Balloon
    47                           360             120          04/01/09       357            117                     Balloon
    48                           300             120          01/01/09       294            114                     Balloon
    49            5              360             120          09/01/08       350            110                     BALLOON
   49.10                         360             120          09/01/08       350            110                     Balloon
   49.20                         360             120          09/01/08       350            110                     Balloon
   49.30                         360             120          09/01/08       350            110                     Balloon
    50                           300             144          03/01/11       296            140                     Balloon
    51                           360             180          10/01/13       351            171                     Balloon
    52                           300             120          10/01/08       291            111                     Balloon
    53                           300             120          11/01/08       292            112                     Balloon
    54                           360             180          10/01/13       351            171                     Balloon
    55            1              360             120          10/01/08       351            111                     Balloon
    56                           240             240          09/01/18       230            230                Fully Amortizing
    57                           360             120          04/01/09       357            117                     Balloon
    58            1              217             224          02/01/17       211            211                Fully Amortizing
    59            1              300             120          08/01/08       289            109                     Balloon
    60                           264             264          09/01/20       254            254                Fully Amortizing
    61                           180             180          10/01/13       171            171                Fully Amortizing
    62                           360             120          04/01/09       357            117                     Balloon
    63                           300             144          03/01/11       296            140                     Balloon
    64                           300             180          11/01/13       292            172                     Balloon
    65                           360             120          11/01/08       352            112                     Balloon
    66                           300             120          09/01/08       290            110                     Balloon
    67                           300             120          05/01/09       298            118                     Balloon
    68                           360             120          03/31/09       357            117                     Balloon
    69                           300             120          12/01/08       293            113                     Balloon
    70                           240             120          11/01/08       232            112                     Balloon
    71                           240             120          04/01/09       237            117                     Balloon
    72                           300             120          09/01/08       290            110                     Balloon
    73                           300             120          09/01/08       290            110                     Balloon
    74                           300             120          09/01/08       290            110                     Balloon
    75                           300             120          07/01/08       288            108                     Balloon
    76                           300             120          12/01/08       293            113                     Balloon
    77                           300             120          03/01/09       296            116                     BALLOON
   77.10                         300             120          03/01/09       296            116                     Balloon
   77.20                         300             120          03/01/09       296            116                     Balloon
   77.30                         300             120          03/01/09       296            116                     Balloon
    78                           360             120          09/01/08       350            110                     HyperAm
    79            1              240             240          02/01/19       235            235                Fully Amortizing
    80                           300             120          06/01/08       287            107                     HyperAm
    81                           300             180          07/01/13       288            168                     HyperAm
    82                           300             120          09/01/08       290            110                     HyperAm
    83                           300             120          02/01/09       295            115                     Balloon
    84                           300             300          09/01/23       290            290                Fully Amortizing
    85                           300             120          01/01/09       294            114                     Balloon
    86                           360             120          10/01/08       351            111                     Balloon
    87                           360             120          07/01/08       348            108                     HyperAm
    88            1              300             240          06/01/19       299            239                     BALLOON
   88.10                         300             240          06/01/19       299            239                     Balloon
   88.20                         300             240          06/01/19       299            239                     Balloon
    89                           360             240          04/01/19       357            237                     Balloon
    90                           360              84          08/01/05       349            73                      Balloon
    100                          360             120          04/01/09       357            117                     Balloon
    101           1              240             120          04/01/09       240            117                     BALLOON
  101.10                         240             120          04/01/09       240            117                     Balloon
  101.20                         240             120          04/01/09       240            117                     Balloon
  101.30                         240             120          04/01/09       240            117                     Balloon
  101.40                         240             120          04/01/09       240            117                     Balloon
  101.50                         240             120          04/01/09       240            117                     Balloon
  101.60                         240             120          04/01/09       240            117                     Balloon
    102           5              360             120          02/01/08       343            103                     Balloon
    103           5              360             120          09/01/08       350            110                     Balloon
    104                          360             120          08/01/08       349            109                     HyperAm
    105           3              300             120          04/01/09       297            117                     Balloon
    106           1              240             120          02/01/09       235            115                     BALLOON
  106.10                         240             120          02/01/09       235            115                     Balloon
  106.20                         240             120          02/01/09       235            115                     Balloon
    107                          360             120          06/01/09       359            119                     HyperAm
    108                          300             120          12/01/08       293            113                     Balloon
    109                          300             120          04/01/09       297            117                     Balloon
    110           4              240             240          05/01/18       226            226                Fully Amortizing
    111                          360             144          05/01/11       358            142                     Balloon
    112                          240             120          03/01/09       236            116                     Balloon
    113           4              300             120          09/01/08       290            110                     HyperAm
    114           1              360             120          04/01/09       357            117                     Balloon
    115                          360             240          04/01/19       357            237                     Balloon
    116                          300              84          06/01/06       299            83                      Balloon
    117                          300             120          04/01/09       297            117                     Balloon
    118           3              300             120          12/15/08       294            114                     Balloon
    119                          300             240          11/01/18       292            232                     Balloon
    120                          360             120          04/01/09       357            117                     Balloon
    121           3              360             120          05/01/09       358            118                     Balloon
    122                          300             120          12/01/08       293            113                     Balloon
    123           4              300             120          04/01/08       285            105                     Balloon
    124                          300             120          01/01/09       294            114                     Balloon
    125                          360             120          04/01/09       357            117                     Balloon
    126                          216             216          09/01/16       206            206                Fully Amortizing
    127           1              300             120          02/01/09       295            115                     Balloon
    128           3              240             120          04/01/09       237            117                     BALLOON
  128.10                         240             120          04/01/09       237            117                     Balloon
  128.20                         240             120          04/01/09       237            117                     Balloon

    129           1              144             144          02/01/11       139            139                FULLY AMORTIZING
  129.10                         144             144          02/01/11       139            139                Fully Amortizing
  129.20                         144             144          02/01/11       139            139                Fully Amortizing
    130                          300             120          08/01/08       289            109                     Balloon
    131                          300             120          05/01/09       298            118                     Balloon
    132           1              240             120          06/01/09       239            119                     Balloon
    133                          300             120          11/01/08       292            112                     Balloon
    134           5              360             120          08/01/08       349            109                     Balloon
    135                          300             120          03/01/09       296            116                     Balloon
    136                          300             120          04/01/09       297            117                     Balloon
    137                          240             121          10/01/08       230            111                     Balloon
    138           5              300             120          07/01/07       276            96                      Balloon
    139                          300             120          04/01/09       297            117                     Balloon
    140                          360             120          12/01/08       353            113                     Balloon
    141           1              240             144          04/01/11       237            141                     Balloon
    142           3              300             120          12/01/08       293            113                     Balloon
    143                          300             120          12/01/08       293            113                     Balloon
    144                          300             120          08/01/08       289            109                     HyperAm
    145                          300             120          06/01/09       299            119                     Balloon
    146           3              360             120          05/01/09       358            118                     Balloon
    147           1              240             120          04/01/09       240            117                     BALLOON
  147.10                         240             120          04/01/09       240            117                     Balloon
  147.20                         240             120          04/01/09       240            117                     Balloon
  147.30                         240             120          04/01/09       240            117                     Balloon
    148           5              300             121          03/31/09       296            117                     Balloon
    149           1              360             120          07/01/08       348            108                     Balloon
    150                          360             120          06/01/09       359            119                     Balloon
    151           4              300             120          12/01/07       281            101                     Balloon
    152           1              300             120          04/01/09       297            117                     Balloon
    153           3              300             120          09/01/08       290            110                     Balloon
    154                          360             120          03/01/09       356            116                     Balloon
    155                          300             120          02/01/09       295            115                     Balloon
    156                          300             144          06/01/11       299            143                     Balloon
    157           1              360             144          04/01/11       357            141                     Balloon
    158           4              360             120          06/01/08       347            107                     Balloon
    159                          360             180          11/01/13       352            172                     Balloon
    160                          240             120          04/01/09       237            117                     Balloon
    161                          300             120          01/01/09       294            114                     Balloon
    162                          240             240          09/01/18       230            230                Fully Amortizing
    163                          300             120          10/01/08       291            111                     Balloon
    164                          360             120          04/01/09       357            117                     Balloon
    165                          300             120          05/01/09       298            118                     Balloon
    166                          300             120          11/01/08       292            112                     Balloon
    167                          300             120          05/01/09       298            118                     Balloon
    168                          300             120          03/01/09       296            116                     Balloon
    169                          300             120          02/01/09       295            115                     Balloon
    170                          300             120          10/01/08       291            111                     HyperAm
    171                          300             120          09/01/08       290            110                     HyperAm
    172                          240             162          06/01/12       233            155                     Balloon
    173                          300             120          03/01/09       296            116                     Balloon
    174           3              300             120          04/01/09       297            117                     Balloon
    175                          240              60          09/01/03       230            50                      HyperAm
    176                          360             120          03/01/09       356            116                     Balloon
    177           3              300             120          03/01/09       296            116                     Balloon
    178           3              276             120          12/29/08       270            114                     Balloon
    179                          240             120          04/01/09       237            117                     Balloon
    180           5              300             240          02/01/19       295            235                     Balloon
    181                          300             120          10/01/08       291            111                     Balloon
    182           5              300             120          12/01/08       293            113                     Balloon
    183           3              240             120          02/01/09       235            115                     Balloon
    184           4              300             120          12/01/07       281            101                     Balloon
    185           3              300             120          05/03/09       299            119                     Balloon
    186                          300             120          08/01/08       289            109                     HyperAm
    187                          300             120          05/01/09       298            118                     Balloon
    188           3              360             120          02/01/09       355            115                     Balloon
    189           4              300             120          09/01/08       290            110                     Balloon
    190                          300             120          02/01/09       295            115                     Balloon
    191                          300             121          03/01/09       295            116                     Balloon
    192                          300             120          10/01/08       291            111                     Balloon
    193                          300             120          05/01/09       298            118                     Balloon
    194           1              240             144          02/01/11       235            139                     Balloon
    195                          300             120          01/01/09       294            114                     Balloon
    196           5              300             120          11/01/08       292            112                     Balloon
    197                          360             120          03/01/09       356            116                     Balloon
    198                          240             240          10/01/18       231            231                Fully Amortizing
    199                          300             120          05/01/09       298            118                     Balloon
    200                          300             120          10/01/08       291            111                     Balloon
    201                          360             120          04/01/09       357            117                     Balloon
    202           1              300             120          01/01/09       294            114                     Balloon
    203                          360             120          04/01/09       357            117                     Balloon
    204           3              360             120          04/01/09       357            117                     Balloon
    205                          300             120          09/01/08       290            110                     Balloon
    206                          300             120          01/01/09       294            114                     Balloon
    207                          360             120          04/01/09       357            117                     Balloon
    208           2              300             120          06/01/09       299            119                     Balloon
    209           5              300             120          09/01/08       290            110                     Balloon
    210           5              240             180          10/01/13       231            171                     Balloon
    211           1              300             120          01/01/09       294            114                     Balloon
    212           1              300             120          01/01/09       294            114                     Balloon
    213           5              240             240          01/01/19       234            234                Fully Amortizing
    214                          300             120          01/01/09       294            114                     Balloon
    215           5              240             240          04/01/19       237            237                Fully Amortizing
    216           2              300             120          05/01/09       298            118                     Balloon
    217           2              300             120          03/01/09       296            116                     Balloon
    218                          300             120          01/01/09       294            114                     Balloon
    219           2              300             120          12/01/08       293            113                     Balloon
    220           2              240             120          01/01/09       234            114                     Balloon
    221           2              300             120          05/01/09       298            118                     Balloon
    222                          300             120          06/01/08       287            107                     Balloon
    223           4              204             204          12/01/14       185            185                Fully Amortizing
    224           5              240             240          10/01/18       231            231                Fully Amortizing
    225           2              300             120          03/01/09       296            116                     Balloon
    226           5              300             120          10/01/08       291            111                     Balloon
    227           5              300             120          03/01/09       296            116                     Balloon
    228           5              240             240          10/01/18       231            231                Fully Amortizing
    229           5              180             180          12/01/13       173            173                Fully Amortizing
    230           2              300             120          05/01/09       298            118                     Balloon
    231           2              286             120          06/01/09       285            119                     Balloon
    232           5              300             240          10/01/18       291            231                     Balloon
    233           5              300             120          10/01/08       291            111                     Balloon
    234           5              240             120          10/01/08       231            111                     Balloon

---------------------------------------------------------------------------------------------------------------------------------
                                                               CURRENT OR
                                      DUE                        FUTURE                                 APPRAISAL         CURRENT
  CONTROL   BALLOON/ARD   BALLOON/ARD  ON        DUE ON        SUBORDINATE          APPRAISAL           VALUE "AS           LTV
  NUMBER      BALANCE      LTV RATIO  SALE     ENCUMBRANCE      FINANCING             VALUE             OF" DATE           RATIO
---------------------------------------------------------------------------------------------------------------------------------
     1      $62,043,338      52.6%    YES          YES             YES            $117,950,000            Various          58.7%
   1.10      12,361,326      52.6%    Yes          Yes             Yes              23,500,000           03/30/99          58.7%
   1.20       3,208,685      52.6%    Yes          Yes             Yes               6,100,000           03/31/99          58.7%
   1.30       6,364,768      52.6%    Yes          Yes             Yes              12,100,000           03/31/99          58.7%
   1.40       2,130,356      52.6%    Yes          Yes             Yes               4,050,000           03/30/99          58.7%
   1.50       6,469,971      52.6%    Yes          Yes             Yes              12,300,000           04/07/99          58.7%
   1.60       6,838,181      52.6%    Yes          Yes             Yes              13,000,000           03/25/99          58.7%
   1.70       3,156,083      52.6%    Yes          Yes             Yes               6,000,000           04/04/99          58.7%
   1.80       5,812,453      52.6%    Yes          Yes             Yes              11,050,000           04/01/99          58.7%
   1.90       2,630,069      52.6%    Yes          Yes             Yes               5,000,000           03/26/99          58.7%
   1.91         999,426      52.6%    Yes          Yes             Yes               1,900,000           03/26/99          58.7%
   1.92       1,315,035      52.6%    Yes          Yes             Yes               2,500,000           04/01/99          58.7%
   1.93         710,119      52.6%    Yes          Yes             Yes               1,350,000           04/01/99          58.7%
   1.94       4,260,712      52.6%    Yes          Yes             Yes               8,100,000           03/25/99          58.7%
   1.95       3,997,706      52.6%    Yes          Yes             Yes               7,600,000           03/29/99          58.7%
   1.96       1,788,447      52.6%    Yes          Yes             Yes               3,400,000           03/24/99          58.7%
     2       34,532,966      69.8%    Yes          Yes              No              49,500,000           02/15/99          78.6%
     3       24,194,111      63.7%    Yes          Yes              No              38,000,000           03/01/99          71.3%
     4       14,391,789      62.6%    Yes          Yes              No              23,000,000           04/06/99          76.3%
     5       11,055,257      70.0%    Yes          Yes              No              15,800,000           01/18/99          78.1%
     6        9,584,889      56.9%    YES          YES              NO              16,850,000           03/26/99          69.3%
   6.10       3,889,662      56.8%    Yes          Yes              No               6,850,000           03/26/99          69.2%
   6.20       5,695,227      57.0%    Yes          Yes              No              10,000,000           03/26/99          69.4%

     7       10,144,745      67.8%    YES          YES              NO              15,000,000           12/03/98          77.8%
   7.10       8,060,207      69.5%    Yes          Yes              No              11,600,000           12/03/98          79.7%
   7.20       2,084,537      61.3%    Yes          Yes              No               3,400,000           12/03/98          70.3%
     8        7,946,828      44.2%    Yes          Yes              No              18,000,000           02/26/99          63.8%
     9       10,036,071      68.5%    Yes          Yes              No              14,650,000           03/05/99          77.5%
    10        9,490,525      61.6%    Yes          Yes              No              15,400,000           03/20/98          70.8%
    11        9,082,659      57.9%    Yes          Yes              No              15,700,000           08/27/98          67.7%
    12        8,466,889      53.9%    Yes          Yes              No              15,700,000           11/20/98          66.2%
    13        8,441,262      59.0%    Yes          Yes              No              14,300,000           10/09/98          72.4%
    14        8,635,778      66.9%    Yes          Yes              No              12,900,000           11/17/97          76.6%
    15        7,787,417      53.7%    Yes          Yes              No              14,490,000           06/16/98          64.4%
    16        7,880,237      68.5%    Yes          Yes              No              11,500,000           05/25/98          79.4%
    17                -       0.0%    Yes          Yes              No              11,800,000           04/02/98          74.0%
    18        6,937,816      60.9%    YES     PRIOR CONSENT         NO              11,390,000            Various          74.9%
   18.10        535,785      60.9%    Yes     Prior Consent         No                 880,000           03/17/99          74.8%
   18.20      1,339,465      62.3%    Yes     Prior Consent         No               2,150,000           03/17/99          76.6%
   18.30      1,339,465      60.9%    Yes     Prior Consent         No               2,200,000           03/16/99          74.8%
   18.40      1,150,721      60.6%    Yes     Prior Consent         No               1,900,000           03/18/99          74.5%
   18.50      1,162,899      60.9%    Yes     Prior Consent         No               1,910,000           03/23/99          74.8%
   18.60      1,409,481      60.0%    Yes     Prior Consent         No               2,350,000           03/16/99          73.7%
    19        7,597,004      70.3%    Yes          Yes              No              10,815,000           11/10/98          78.5%
    20        7,444,850      65.0%    Yes          Yes              No              11,450,000           04/07/99          73.9%
    21        7,133,818      64.9%    Yes          Yes              No              11,000,000           02/16/98          74.2%
    22        5,604,287      60.3%    YES          YES              NO               9,370,000            Various          73.3%
   22.10        748,926      57.2%    Yes          Yes              No               1,310,000           12/09/98          69.5%
   22.20        773,428      49.6%    Yes          Yes              No               1,560,000           12/08/98          60.3%
   22.30        810,997      59.2%    Yes          Yes              No               1,370,000           12/09/98          72.0%
   22.40      1,541,137      63.4%    Yes          Yes              No               2,430,000           12/08/98          77.1%
   22.50      1,729,799      64.1%    Yes          Yes              No               2,700,000           12/08/98          77.9%
    23        5,585,092      63.3%    Yes          Yes              No               8,825,000           06/27/98          75.9%
    24        5,685,101      63.9%    Yes     Prior Consent         No               8,900,000           08/07/98          74.9%
    25        6,354,434      72.4%    Yes          Yes              No               8,780,000           08/03/95          75.2%
    26          344,013       5.1%    Yes          Yes              No               6,700,000           12/17/98          96.6%
    27                -       0.0%    Yes          Yes              No               8,800,000           05/13/98          72.4%
    28        5,059,539      44.1%    YES          YES              NO              11,650,000            Various          53.6%
   28.10      1,791,053      45.5%    Yes          Yes              No               3,940,000           12/10/98          55.3%
   28.20      1,455,384      50.4%    Yes          Yes              No               2,890,000           12/11/98          61.3%
   28.30      1,813,103      37.6%    Yes          Yes              No               4,820,000           12/11/98          45.8%
    29        4,811,000      61.5%    Yes          Yes              No               7,820,000           11/16/98          75.3%
    30        4,770,750      52.4%    Yes          Yes              No               9,100,000           12/14/98          63.9%
    31        4,689,465      59.9%    Yes          Yes              No               7,825,000           04/03/98          74.1%
    32        4,377,694      43.8%    Yes          Yes             Yes              10,000,000           04/01/99          57.9%
    33        5,007,231      65.0%    YES          YES              NO               7,700,000           01/26/99          74.8%
   33.10        975,435      65.0%    Yes          Yes              No               1,500,000           01/26/99          74.8%
   33.20      2,406,072      65.0%    Yes          Yes              No               3,700,000           01/26/99          74.8%
   33.30      1,625,724      65.0%    Yes          Yes              No               2,500,000           01/26/99          74.8%
    34        4,819,362      49.2%    Yes          Yes              No               9,800,000           07/01/98          58.7%
    35        5,035,687      69.0%    Yes          Yes              No               7,300,000           05/05/98          78.6%
    36        5,092,896      61.0%    Yes          Yes              No               8,350,000           03/12/99          68.2%
    37        5,068,804      66.7%    Yes          Yes              No               7,600,000           09/21/98          74.4%
    38        3,796,242      48.1%    Yes          Yes              No               7,900,000           06/11/98          68.2%
    39        4,423,574      56.7%    Yes          Yes              No               7,805,000           11/03/98          68.8%
    40        4,371,277      58.3%    Yes          Yes              No               7,500,000           06/09/98          71.3%
    41        4,546,243      66.9%    Yes          Yes              No               6,800,000           05/20/98          76.5%
    42        4,172,533      60.0%    Yes          Yes              No               6,950,000           07/24/98          73.9%
    43        4,107,534      62.5%    Yes          Yes              No               6,575,000           06/19/98          78.1%
    44        4,046,044      64.7%    Yes          Yes              No               6,250,000           07/28/98          79.7%
    45        4,347,295      60.2%    Yes          Yes              No               7,220,000           12/04/97          68.9%
    46        3,814,583      56.9%    Yes          Yes             Yes               6,700,000           09/15/97          73.6%
    47        4,224,868      64.5%    Yes          Yes              No               6,550,000           03/11/99          74.3%
    48        3,916,248      55.2%    Yes     Prior Consent         No               7,100,000           10/01/98          68.4%
    49        4,263,809      67.2%    YES          YES              NO               6,350,000           05/02/98          76.3%
   49.10      2,131,905      67.2%    Yes          Yes              No               3,175,000           05/02/98          76.3%
   49.20        486,813      67.2%    Yes          Yes              No                 725,000                             76.3%
   49.30      1,645,092      67.2%    Yes          Yes              No               2,450,000                             76.3%
    50        3,634,940      54.1%    Yes          Yes              No               6,725,000           01/06/99          71.5%
    51        3,568,216      57.6%    Yes          Yes              No               6,200,000           06/15/98          77.1%
    52        3,851,628      64.2%    Yes          Yes              No               6,000,000           08/13/98          79.1%
    53        3,770,032      50.3%    Yes          Yes              No               7,490,000           07/14/98          62.1%
    54        3,397,974      58.1%    Yes          Yes              No               5,850,000           06/15/98          77.9%
    55        3,786,799      67.7%    Yes          Yes              No               5,590,000           05/05/99          79.1%
    56                -       0.0%    Yes          Yes              No               6,000,000           06/03/98          73.6%
    57        3,829,164      67.8%    Yes          Yes              No               5,650,000           01/25/99          77.7%
    58                -       0.0%    Yes          Yes              No               8,300,000           05/12/99          51.9%
    59        3,402,168      58.9%    Yes     Prior Consent         No               5,780,000           06/22/98          73.4%
    60                -       0.0%    Yes          Yes              No               6,200,000           07/20/98          68.3%
    61                -       0.0%    Yes          Yes              No               8,250,000           07/01/98          50.9%
    62        3,742,736      61.4%    Yes          Yes              No               6,100,000           11/19/98          68.7%
    63        3,166,059      33.3%    Yes          Yes              No               9,500,000           12/15/98          44.0%
    64        2,732,841      43.7%    Yes          Yes              No               6,250,000           06/11/98          66.6%
    65        3,657,785      61.0%    Yes          Yes              No               6,000,000           03/26/98          68.8%
    66        3,370,630      61.3%    Yes          Yes              No               5,500,000           02/12/98          74.6%
    67        3,255,467      55.2%    Yes          Yes              No               5,900,000           03/30/99          69.3%
    68        3,540,079      66.2%    Yes          Yes              No               5,350,000           02/01/99          74.6%
    69        3,244,941      60.8%    Yes          Yes              No               5,340,000           08/18/98          74.3%
    70        2,906,747      42.1%    Yes          Yes              No               6,900,000           06/30/98          57.3%
    71        2,777,303      48.7%    Yes          Yes              No               5,700,000           03/01/99          69.3%
    72        3,132,560      67.4%    Yes          Yes              No               4,650,000           04/28/98          81.9%
    73        3,087,149      52.3%    Yes          Yes              No               5,900,000           04/21/98          64.5%
    74        3,036,898      34.1%    Yes          Yes              No               8,900,000           02/18/98          42.2%
    75        3,011,319      55.8%    Yes          Yes              No               5,400,000           04/01/98          69.0%
    76        3,007,805      55.7%    Yes          Yes              No               5,400,000           08/31/98          68.3%
    77        2,940,340      57.4%    YES          YES              NO               5,125,000           09/02/98          71.8%
   77.10      1,170,857      57.1%    Yes          Yes              No               2,050,000           09/02/98          71.6%
   77.20        971,612      58.0%    Yes          Yes              No               1,675,000           09/02/98          72.7%
   77.30        797,871      57.0%    Yes          Yes              No               1,400,000           09/02/98          71.1%
    78        3,297,645      67.3%    Yes          Yes              No               4,900,000           05/01/98          75.0%
    79                -       0.0%    Yes     Prior Consent         No               5,700,000           10/29/98          62.6%
    80        2,915,016      60.7%    Yes          Yes              No               4,800,000           02/23/98          73.9%
    81        2,205,292      36.2%    Yes          Yes              No               6,100,000           12/22/97          57.9%
    82        2,803,784      59.7%    Yes          Yes              No               4,700,000           05/27/98          74.1%
    83        2,890,290      56.7%    Yes          Yes              No               5,100,000           12/16/98          68.3%
    84                -       0.0%    Yes          Yes              No               9,380,000           07/06/98          37.1%
    85        2,839,503      51.6%    Yes          Yes              No               5,500,000           07/02/98          63.2%
    86        3,013,286      56.0%    Yes          Yes              No               5,380,000           09/01/98          64.6%
    87        3,026,598      56.1%    Yes          Yes              No               5,400,000           04/20/98          64.2%
    88        1,337,853      25.5%    YES          YES              NO               5,260,000           04/08/99          65.1%
   88.10        789,391      26.7%    Yes          Yes              No               2,960,000           04/08/99          68.0%
   88.20        548,462      23.9%    Yes          Yes              No               2,300,000           04/08/99          60.8%
    89        1,992,402      45.0%    Yes          Yes              No               4,425,000           02/15/99          75.8%
    90        3,123,945      72.7%    Yes     Prior Consent         No               4,300,000           02/25/98          77.4%
    100       2,900,185      65.6%    Yes          Yes              No               4,422,000           01/21/99          74.8%
    101       2,571,339      40.6%    YES          YES              NO               6,340,000            Various          51.7%
  101.10        365,017      40.6%    Yes          Yes              No                 900,000           02/02/99          51.7%
  101.20        296,069      40.6%    Yes          Yes              No                 730,000           02/15/99          51.7%
  101.30        300,125      40.6%    Yes          Yes              No                 740,000           02/15/99          51.7%
  101.40        770,591      40.6%    Yes          Yes              No               1,900,000           02/05/99          51.7%
  101.50        472,494      40.6%    Yes          Yes              No               1,165,000           02/20/99          51.7%
  101.60        367,044      40.6%    Yes          Yes              No                 905,000           02/04/99          51.7%
    102       2,843,459      58.0%    Yes          Yes              No               4,900,000           12/04/97          66.4%
    103       2,760,771      69.0%    Yes          Yes              No               4,000,000           02/23/98          79.4%
    104       2,788,969      67.2%    Yes          Yes              No               4,150,000           02/13/98          76.5%
    105       2,873,549      68.4%    Yes          Yes              No               4,200,000           11/05/98          74.9%
    106       2,184,350      28.7%    YES     PRIOR CONSENT         NO               7,625,000           01/11/99          40.1%
  106.10      1,038,462      28.7%    Yes     Prior Consent         No               3,625,000           01/11/99          40.1%
  106.20      1,145,889      28.7%    Yes     Prior Consent         No               4,000,000           01/11/99          40.1%
    107       2,667,380      60.6%    Yes          Yes              No               4,400,000           03/31/99          69.3%
    108       2,534,334      55.1%    Yes          Yes              No               4,600,000           09/24/98          66.1%
    109       2,438,168      59.8%    Yes          Yes              No               4,075,000           01/26/99          74.2%
    110               -       0.0%    Yes          Yes              No               4,100,000           12/22/97          73.6%
    111       2,481,717      56.6%    Yes          Yes              No               4,385,000           04/14/99          68.3%
    112       2,074,996      50.6%    Yes          Yes              No               4,100,000           09/04/98          72.7%
    113       2,389,456      51.9%    Yes          Yes              No               4,600,000           04/01/98          64.4%
    114       2,531,947      70.3%    Yes          Yes              No               3,600,000           01/07/99          79.0%
    115       1,675,161      45.3%    Yes          Yes              No               3,700,000           02/12/99          76.2%
    116       2,487,740      63.8%    Yes     Prior Consent         No               3,900,000           02/04/99          71.7%
    117       2,288,685      44.9%    Yes          Yes              No               5,100,000           12/02/98          54.7%
    118       2,271,603      50.5%    Yes          Yes              No               4,500,000           12/02/98          61.8%
    119       1,020,036      29.1%    Yes          Yes              No               3,500,000           06/25/98          79.2%
    120       2,412,997      65.6%    Yes          Yes              No               3,680,000           10/10/98          73.2%
    121       2,420,313      64.5%    Yes          Yes             Yes               3,750,000           08/03/98          71.5%
    122       2,239,976      48.7%    Yes          Yes              No               4,600,000           08/20/98          58.3%
    123       1,213,974      22.1%    Yes          Yes              No               5,500,000           10/09/97          48.7%
    124       2,206,147      56.6%    Yes          Yes              No               3,900,000           12/03/98          67.6%
    125       2,278,927      70.8%    Yes          Yes              No               3,220,000           02/11/99          79.8%
    126               -       0.0%    Yes          Yes              No               4,800,000           04/02/98          53.0%
    127       2,030,461      54.9%    Yes          Yes              No               3,700,000           12/07/98          67.2%
    128       1,810,004      51.0%    YES          YES              NO               3,550,000           07/21/98          69.7%
  128.10      1,371,524      51.0%    Yes          Yes              No               2,690,000           07/21/98          69.7%
  128.20        438,480      51.0%    Yes          Yes              No                 860,000           07/21/98          69.7%

    129          59,192       1.4%    YES     PRIOR CONSENT         NO               4,300,000           10/01/98          56.9%
  129.10         33,037       1.4%    Yes     Prior Consent         No               2,400,000           10/01/98          56.9%
  129.20         26,155       1.4%    Yes     Prior Consent         No               1,900,000           10/01/98          56.9%
    130       2,006,953      60.5%    Yes          Yes              No               3,320,000           05/19/98          73.6%
    131       1,963,533      61.4%    Yes     Prior Consent         No               3,200,000           03/23/99          75.4%
    132       1,670,194      55.2%    Yes          Yes              No               3,025,000           04/12/99          79.7%
    133       1,853,406      62.7%    Yes          Yes              No               2,956,000           05/12/98          77.1%
    134       1,960,533      67.0%    Yes          Yes              No               2,925,000           01/02/98          76.3%
    135       1,821,640      51.3%    Yes          Yes              No               3,550,000           01/11/99          62.8%
    136       1,856,285      45.3%    Yes          Yes              No               4,100,000           11/01/98          53.5%
    137       1,522,432      51.7%    Yes          Yes              No               2,945,000           06/09/98          73.4%
    138       1,825,138      57.0%    Yes          Yes              No               3,200,000           02/13/97          67.4%
    139       1,809,683      53.2%    Yes          Yes              No               3,400,000           12/10/98          63.4%
    140       1,925,719      71.3%    Yes          Yes              No               2,700,000           08/05/98          79.6%
    141       1,249,840      40.3%    Yes          Yes              No               3,100,000           02/26/99          67.4%
    142       1,697,026      43.0%    Yes          Yes              No               3,950,000           09/22/98          52.8%
    143       1,710,726      57.0%    Yes          Yes              No               3,000,000           06/02/98          69.5%
    144       1,676,252      54.1%    Yes          Yes              No               3,100,000           05/15/98          66.9%
    145       1,638,498      54.6%    Yes          Yes              No               3,000,000           02/10/99          67.4%
    146       1,761,716      58.7%    Yes          Yes              No               3,000,000           02/22/99          66.6%
    147       1,565,094      40.1%    YES          YES              NO               3,900,000            Various          51.1%
  147.10        541,763      40.1%    Yes          Yes              No               1,350,000           02/15/99          51.1%
  147.20        321,045      40.1%    Yes          Yes              No                 800,000           02/15/99          51.1%
  147.30        702,286      40.1%    Yes          Yes              No               1,750,000           02/05/99          51.1%
    148       1,640,915      47.2%    Yes          Yes              No               3,480,000           10/12/98          57.2%
    149       1,752,465      67.4%    Yes     Prior Consent         No               2,600,000           04/06/98          76.2%
    150       1,740,747      59.5%    Yes          Yes              No               2,925,000           04/05/99          67.5%
    151       1,608,418      57.4%    Yes          Yes              No               2,800,000           10/14/97          69.0%
    152       1,579,951      46.5%    Yes     Prior Consent         No               3,400,000           12/23/98          55.7%
    153       1,535,784      51.6%    Yes          Yes              No               2,975,000           07/01/98          63.1%
    154       1,599,843      71.1%    Yes          Yes              No               2,250,000           10/31/98          79.8%
    155       1,482,626      59.3%    Yes          Yes              No               2,500,000           08/06/98          71.6%
    156       1,331,871      44.4%    Yes          Yes              No               3,000,000           04/17/99          58.7%
    157       1,429,342      38.4%    Yes          Yes              No               3,725,000           03/03/99          45.6%
    158       1,470,107      52.9%    Yes          Yes              No               2,780,000           12/04/97          60.5%
    159       1,299,073      59.1%    Yes          Yes              No               2,200,000           08/10/98          75.7%
    160       1,143,371      45.7%    Yes          Yes              No               2,500,000           01/20/99          66.4%
    161       1,346,760      54.3%    Yes          Yes              No               2,480,000           12/08/98          66.1%
    162               -       0.0%    Yes          Yes              No               2,300,000           06/01/98          70.4%
    163       1,283,875      64.2%    Yes          Yes              No               2,000,000           08/12/98          79.1%
    164       1,380,630      70.8%    Yes          Yes              No               1,950,000           02/11/99          79.8%
    165       1,250,660      58.2%    Yes          Yes              No               2,150,000           01/22/99          71.9%
    166       1,252,828      57.0%    Yes          Yes              No               2,200,000           08/06/98          69.8%
    167       1,217,694      60.9%    Yes     Prior Consent         No               2,000,000           03/17/99          74.8%
    168       1,240,658      66.2%    Yes          Yes              No               1,875,000           12/01/98          79.7%
    169       1,230,198      61.5%    Yes     Prior Consent         No               2,000,000           09/13/98          74.6%
    170       1,216,535      60.8%    Yes          Yes              No               2,000,000           06/01/98          74.2%
    171       1,210,627      46.6%    Yes          Yes              No               2,600,000           03/26/98          57.0%
    172         772,857      36.1%    Yes          Yes              No               2,140,000           10/04/98          69.2%
    173       1,204,958      62.8%    Yes          Yes              No               1,920,000           09/18/98          77.0%
    174       1,228,968      60.8%    Yes          Yes              No               2,020,000           12/07/98          73.1%
    175       1,309,258      49.4%    Yes          Yes              No               2,650,000           03/12/98          55.6%
    176       1,270,586      63.5%    Yes          Yes              No               2,000,000           01/15/99          72.8%
    177       1,190,989      51.1%    Yes          Yes              No               2,330,000           10/27/98          62.0%
    178       1,114,349      55.7%    Yes          Yes              No               2,000,000           11/04/98          71.9%
    179       1,006,816      47.5%    Yes          Yes              No               2,120,000           09/22/98          67.3%
    180         561,127      24.4%    Yes          Yes              No               2,300,000           10/28/98          60.6%
    181       1,129,811      64.2%    Yes          Yes              No               1,760,000           08/13/98          79.1%
    182       1,161,142      61.1%    Yes          Yes              No               1,900,000           07/24/98          73.2%
    183         966,286      40.3%    Yes          Yes              No               2,400,000           11/05/98          57.8%
    184       1,164,349      72.8%    Yes          Yes              No               1,600,000           09/29/97          85.9%
    185       1,131,621      44.4%    Yes          Yes              No               2,550,000           01/11/99          52.9%
    186       1,090,526      59.4%    Yes          Yes              No               1,835,000           03/26/98          73.2%
    187       1,041,084      53.0%    Yes          Yes              No               1,965,000           03/22/99          66.0%
    188       1,149,892      65.7%    Yes          Yes              No               1,750,000           12/10/98          74.0%
    189       1,041,583      41.2%    Yes          Yes              No               2,530,000           03/05/98          50.8%
    190       1,050,259      51.9%    Yes     Prior Consent         No               2,025,000           09/15/98          63.3%
    191       1,029,423      60.6%    Yes     Prior Consent         No               1,700,000           10/30/98          74.6%
    192         962,907      64.2%    Yes          Yes              No               1,500,000           08/18/98          79.1%
    193         953,408      63.6%    Yes          Yes              No               1,500,000           02/10/99          78.6%
    194         703,649      40.2%    Yes          Yes              No               1,750,000           11/16/98          67.1%
    195         949,022      52.7%    Yes          Yes             Yes               1,800,000           12/12/98          64.1%
    196         951,587      61.4%    Yes          Yes              No               1,550,000           06/04/98          74.2%
    197       1,003,828      66.9%    Yes          Yes              No               1,500,000           01/20/99          76.3%
    198               -       0.0%    Yes          Yes              No               1,750,000           08/03/98          64.6%
    199         932,754      58.3%    Yes          Yes              No               1,600,000           01/19/99          70.4%
    200         882,665      64.2%    Yes          Yes              No               1,375,000           08/13/98          79.1%
    201         975,584      65.0%    Yes          Yes              No               1,500,000           01/15/99          72.4%
    202         914,339      63.1%    Yes         Silent            No               1,450,000           11/17/98          74.6%
    203         934,580      70.8%    Yes          Yes              No               1,320,000           02/11/99          79.8%
    204         955,232      58.8%    Yes          Yes              No               1,625,000           11/03/98          64.5%
    205         856,806      57.1%    Yes          Yes              No               1,500,000           06/23/98          69.9%
    206         842,031      59.3%    Yes          Yes             Yes               1,420,000           12/08/98          72.1%
    207         889,178      62.2%    Yes          Yes              No               1,430,000           12/02/98          69.8%
    208         846,905      62.7%    Yes         Silent            No               1,350,000           03/11/99          73.6%
    209         825,108      51.9%    Yes          Yes              No               1,590,000           04/15/98          62.3%
    210         451,166      27.2%    Yes          Yes              No               1,660,000           03/31/98          59.4%
    211         780,923      59.6%    Yes     Prior Consent         No               1,310,000           05/13/98          72.2%
    212         777,641      61.0%    Yes     Prior Consent         No               1,275,000           05/22/98          73.9%
    213          59,732       4.4%    Yes          Yes              No               1,350,000           08/06/98          64.3%
    214         707,274      49.1%    Yes          Yes             Yes               1,440,000           12/11/98          59.7%
    215          48,110       4.0%    Yes          Yes              No               1,200,000           12/31/98          71.5%
    216         621,625      54.1%    Yes         Silent          Silent             1,150,000           04/02/99          65.1%
    217         634,466      31.7%    Yes         Silent          Silent             2,000,000           12/12/98          37.4%
    218         615,222      58.6%    Yes     Prior Consent         No               1,050,000           08/17/98          71.0%
    219         612,602      47.9%    Yes         Silent          Silent             1,280,000           10/01/98          58.2%
    220         503,623      42.0%    Yes         Silent          Silent             1,200,000           08/17/98          57.8%
    221         564,201      56.4%    Yes         Silent          Silent             1,000,000           01/12/99          67.4%
    222         533,590      67.1%    Yes          Yes              No                 795,000           03/26/98          79.1%
    223          27,039       3.0%    Yes          Yes              No                 889,800           08/08/97          69.9%
    224          33,539       3.1%    Yes          Yes              No               1,100,000           05/20/98          55.1%
    225         499,944      57.1%    Yes          Yes            Silent               875,000           01/07/99          68.3%
    226         492,116      56.8%    Yes          Yes              No                 866,000           08/07/98          68.6%
    227         438,555      58.5%    Yes          Yes              No                 750,000           08/05/98          69.8%
    228          25,101       2.3%    Yes          Yes              No               1,100,000           03/20/98          44.8%
    229               -       0.0%    Yes          Yes              No               1,300,000           07/08/98          37.7%
    230         314,053      62.6%    Yes         Silent          Silent               501,600           08/27/98          74.6%
    231         285,606      51.9%    Yes         Silent          Silent               550,000           04/26/99          63.6%
    232         136,887      33.6%    Yes          Yes              No                 408,000           07/13/98          75.8%
    233         246,920      63.3%    Yes          Yes              No                 390,000           06/22/98          77.2%
    234         210,370      32.4%    Yes          Yes              No                 650,000           06/23/98          45.4%

-----------------------------------------------------------------------------------------------------------------------------------
  CONTROL                                 YEAR               OWNERSHIP               NET RENTABLE
   NUMBER        YEAR BUILT            RENOVATED              INTEREST                SF / UNITS       LARGEST TENANT NAME
-----------------------------------------------------------------------------------------------------------------------------------
     1             VARIOUS              VARIOUS                VARIOUS                    2,318     NAP
   1.10              1985              1998-1999             Fee Simple                     260     NAP
   1.20              1971              1996/1997             Fee Simple                     130     NAP
   1.30              1979                 1998               Fee Simple                     155     NAP
   1.40              1989                                    Fee Simple                     125     NAP
   1.50              1989                 1998               Fee Simple                     175     NAP
   1.60              1989                                    Fee Simple                     174     NAP
   1.70           1966-1969               1996               Fee Simple                     156     NAP
   1.80              1988                                    Fee Simple                     167     NAP
   1.90              1990                                     Leasehold                     115     NAP
   1.91              1987               1997/98               Leasehold                     167     NAP
   1.92              1973                 1996               Fee Simple                     159     NAP
   1.93              1987                 1996                Leasehold                     108     NAP
   1.94              1989                                    Fee Simple                     121     NAP
   1.95              1982                 1998               Fee Simple                     181     NAP
   1.96              1975                 1998               Fee Simple                     125     NAP
     2            1997-1999                                  Fee Simple                 265,846     Sportmart
     3               1903                 1983               Fee Simple                 198,000     Barnes & Noble
     4               1998                                     Leasehold                 262,269     Kohl's Department Store
     5               1979                 1997               Fee Simple                 317,500     Emery Worldwide Airlines, Inc.
     6             VARIOUS              VARIOUS              FEE SIMPLE                  76,820     VARIOUS
   6.10              1980                 1998               Fee Simple                  31,173     TRW, Inc
   6.20              1979                 1998               Fee Simple                  45,647     BOCA Global, Inc

     7             VARIOUS                                   FEE SIMPLE                 240,407     VARIOUS
   7.10              1987                                    Fee Simple                 209,143     BJ's Wholesale Club
   7.20              1986                                    Fee Simple                  31,264     Party City
     8           1976 - 1980              1996                Leasehold                 406,359     Waremart foods
     9            1985-1987                                  Fee Simple                     250
    10               1998                                    Fee Simple                  46,887     Litchfield's Toys
    11               1988                                    Fee Simple                     212
    12               1984              1996-1998             Fee Simple                 148,512     BankBoston
    13            1955-1979                                  Fee Simple                 100,644     Grand Union
    14               1920              1994-1998             Fee Simple                     218
    15               1998                                    Fee Simple                  66,650     Brenden Theatres Corporation
    16         circa 1987 or 88                              Fee Simple                 128,065     Trendsetter Furniture
    17               1983                                    Fee Simple                     437
    18             VARIOUS              VARIOUS              FEE SIMPLE                     389
   18.10             1982                                    Fee Simple                      40
   18.20             1985               ON-GOING             Fee Simple                      87
   18.30             1987                                    Fee Simple                      63
   18.40             1986                                    Fee Simple                      66
   18.50             1985                                    Fee Simple                      70
   18.60             1987               ON-GOING             Fee Simple                      63
    19               1993                                     Leasehold                  81,332     Mercy Integrated Health
    20               1970                 1986               Fee Simple                 134,067     Periphonics
    21               1988                                    Fee Simple                  92,305     Office Depot
    22             VARIOUS                                   FEE SIMPLE                     377
   22.10             1985                                    Fee Simple                      63
   22.20             1987                                    Fee Simple                      53
   22.30             1984                                    Fee Simple                      65
   22.40             1986                                    Fee Simple                      97
   22.50             1985                                    Fee Simple                      99
    23               1986                                    Fee Simple                  50,423     Sabloff & Carlini M.D.
    24               1988                                    Fee Simple                 252,680     Hamilton Fixtures Company
    25               1978                                    Fee Simple                     240
    26               1995                                    Fee Simple                 121,890     Kmart
    27               1956              1989-1990             Fee Simple                 199,938     Iowa DOT
    28             VARIOUS              VARIOUS              FEE SIMPLE                     415
   28.10             1983                 1995               Fee Simple                     148
   28.20             1976            1992/1995/1998          Fee Simple                     106
   28.30             1983                 1998               Fee Simple                     161
    29            1955-1986               1985               Fee Simple                  46,324     Jeanne Body Tech
    30            1988-1989                                  Fee Simple                  93,763     Athletic Club
    31               1984                                    Fee Simple                     142
    32               1984                 1990               Fee Simple                  85,716     BeautiControl Inc.
    33             VARIOUS              VARIOUS                VARIOUS                      554     VARIOUS
   33.10          1986/1991                                  Fee Simple                     120
   33.20             1978                                                                   288
   33.30             1996                                                                   146
    34               1988                                    Fee Simple                     130
    35            1975-1978                                  Fee Simple                     118
    36               1991                                    Fee Simple                  70,076     UT Starcom, Inc.
    37          1903-1913-1897            1988               Fee Simple                     143
    38               1984                 1994               Fee Simple                     134
    39            1995-1996                                  Fee Simple                  39,958     Destination Salon and Spa
    40               1983                                    Fee Simple                     120
    41               1997                                     Leasehold                  30,587     Border's Books
    42               1978                 1989        Fee Simple and Leasehold           35,673     D.L. Ryan Companies
    43               1974                 1997               Fee Simple                  99,556     ABCO
    44               1991                                    Fee Simple                 127,691     K-Mart Corp. Store #3934
    45            circa 1972           1995-1997             Fee Simple                     148
    46               1989            1995 New pads           Fee Simple                  56,435     Drug Emporium, Inc.
    47               1986                                    Fee Simple                     145
    48            1996/1997                                  Fee Simple                  51,808     Office Max, Inc.
    49             VARIOUS              VARIOUS                VARIOUS                      563     VARIOUS
   49.10             1988                                    Fee Simple                     215
   49.20             1988                                    Fee Simple                     186
   49.30             1976                                    Fee Simple                     162
    50               1975                 1994               Fee Simple                  89,977     GSA - Department of Justice
    51               1990                                    Fee Simple                     148
    52               1984                                    Fee Simple                  32,600     Coldwell Banker
    53            1967-1970            1985-1998             Fee Simple                     307
    54               1991                                    Fee Simple                     138
    55               1972                 1998               Fee Simple                     164
    56               1947                 1986               Fee Simple                  50,148     Hawaii Super Market
    57               1984                                    Fee Simple                     272
    58            1994/1998                                   Leasehold                 136,413     Iron Mountain
    59       1947/61/74/94/96/98          1986               Fee Simple                  83,660     Revco Discount Drug (CVS)
    60               1988                                    Fee Simple                      96
    61            1993-1994                                  Fee Simple                  33,222     Norwest Bank
    62               1986                                    Fee Simple                  11,322     Laura Ashley, Inc.
    63               1917                 1990               Fee Simple                 253,045     Cisco Systems
    64            1920-1940               1984               Fee Simple                  46,267     C. Raimondo & Sons Construction
    65            1958-1977               1977               Fee Simple                     127
    66               1990                                    Fee Simple                  22,395     Staples
    67            1990-1991                                  Fee Simple                     120
    68               1998                                    Fee Simple                 152,200     Essex Group, Inc
    69            1976-1977                                  Fee Simple                 193,859     Freeman Decorating Company
    70               1980                                    Fee Simple                      51
    71               1972                                    Fee Simple                 213,600     Dow
    72               1990                                    Fee Simple                     585
    73               1996                                    Fee Simple                     120
    74               1988                                    Fee Simple                     152
    75               1879                 1985               Fee Simple                  12,000     Fletcher Asset Management
    76               1968                                    Fee Simple                     112
    77             VARIOUS                                   FEE SIMPLE                     246
   77.10         1965 - 1974                                 Fee Simple                     120
   77.20             1976                                    Fee Simple                      66
   77.30             1976                                    Fee Simple                      60
    78               1997                                    Fee Simple                      60
    79            1995-1996                                  Fee Simple                      78
    80               1987                                    Fee Simple                     100
    81               1964                 1981               Fee Simple                     177
    82               1991                                    Fee Simple                  40,526     GSA
    83            1984-1985                                  Fee Simple                 102,624     Penrose
    84            1980-1982                                  Fee Simple                     483
    85               1989                 1995               Fee Simple                  62,758     HUD
    86               1988                                    Fee Simple                  49,308     Comfort Shoppe, Inc.
    87               1990                                    Fee Simple                  29,855     Ultimate Video
    88             VARIOUS              VARIOUS              FEE SIMPLE                     284
   88.10             1974                 1998               Fee Simple                     168
   88.20             1976                                    Fee Simple                     116
    89               1998                                    Fee Simple                  30,450     Office Depot, Inc.
    90               1965                 1996               Fee Simple                      79
    100          1977 & 1995              1996               Fee Simple                  52,221     Scolaris Food & Drug
    101            VARIOUS              VARIOUS                VARIOUS                   19,223     VARIOUS
  101.10             1998                                    Fee Simple                   2,950     Arby's Restaurant
  101.20             1992                                    Fee Simple                   2,252     Taco Bell Restaurant
  101.30             1994                                    Fee Simple                   2,269     Taco Bell (Unit # 16393)
  101.40             1998                                    Fee Simple                   6,385     Tony Roma's (Romacorp, Inc.)
  101.50             1998                                    Fee Simple                   2,164     Del Taco Restaurant
  101.60             1998                                    Fee Simple                   3,203     Winger's USA
    102              1992                                    Fee Simple                      80
    103              1987                                    Fee Simple                  51,164     Gold's Gym
    104              1973                 1997               Fee Simple                  26,804     Fidelity
    105           1957-1968                                  Fee Simple                     206
    106            VARIOUS              VARIOUS                VARIOUS                      150
  106.10             1958                 1991               Fee Simple                      83
  106.20             1962                 1991               Fee Simple                      67
    107              1998                                    Fee Simple                  13,905     Walgreens
    108           1973-1974                                  Fee Simple                  62,850     Louapre and Kokemor
    109              1974                 1998               Fee Simple                     134
    110              1983                                    Fee Simple                  82,120
    111         1964, 1968-69           1996-97              Fee Simple                      66
    112           1970-1973                                  Fee Simple                     104
    113              1941                                    Fee Simple                  25,000     Mount Fuji Properties
    114              1988                                    Fee Simple                      46
    115              1998                                    Fee Simple                  29,951     Office Depot, Inc.
    116              1973                                    Fee Simple                     295
    117              1982                 1985               Fee Simple                  42,259     Pike Place Brewing
    118              1974                                    Fee Simple                 202,191     Bike Athletic Company
    119              1998                                    Fee Simple                      72
    120              1990                                    Fee Simple                  22,626     Cort Furniture Rental Co
    121              1970                                    Fee Simple                      76
    122              1979                                    Fee Simple                  77,632     Raymour & Flanigan Furniture
    123              1987                                    Fee Simple                  94,085     Pharmhouse
    124              1963                 1996               Fee Simple                     110
    125              1965                                    Fee Simple                      97
    126              1967                 1975               Fee Simple                  46,165     Sanders Furniture
    127              1972                                    Fee Simple                 105,600     K.V.R. Investment Group, Inc.
    128            VARIOUS              VARIOUS                VARIOUS                      132
  128.10             1990                 1994               Fee Simple                      82
  128.20             1982                 1987               Fee Simple                      50

    129            VARIOUS              VARIOUS                VARIOUS                   38,921     VARIOUS
  129.10         1976 & 1984              1996               Fee Simple                  27,100     Sears Roebuck & Co. (Hardware)
  129.20     1978-CVS, 1998-TBELL       1995-CVS             Fee Simple                  11,821     CVS Pharmacy
    130              1987                 1991               Fee Simple                  31,983     Chamness Relocation
    131              1978                                    Fee Simple                     127
    132              1969                 1998               Fee Simple                     160
    133           1930-1938                                  Fee Simple                  23,600     CVS Drugs
    134           circa 1987                                 Fee Simple                      86
    135              1980                                    Fee Simple                  57,282     Thrift Land
    136              1974                 1986               Fee Simple                  38,000     Youngstown Area Comm Actn Cncl
    137              1960                 1997               Fee Simple                     192
    138              1985                                    Fee Simple                  27,126     DeDomenico Pizza & Restaurant
    139              1973                                    Fee Simple                     124     Wendy's International, Inc.
    140              1987                 1986               Fee Simple                      41
    141              1997                                    Fee Simple                  52,145     Somers Convention Furniture
    142              1983                                    Fee Simple                  28,787     County of Marin
    143           1974-1986               1985               Fee Simple                  41,000     Walgreens
    144           1978-1979                                  Fee Simple                  76,500     Stylecraft
    145          1965 - 1968              1997               Fee Simple                  80,982     Logan's Grocery
    146              1971              1996-1998             Fee Simple                     120
    147            VARIOUS              VARIOUS                VARIOUS                   11,321     VARIOUS
  147.10             1998                                    Fee Simple                   2,669     Jack-in-the-Box
  147.20             1990                                    Fee Simple                   2,355     Taco Bell Restaurant
  147.30             1998                                    Fee Simple                   6,297     Tony Roma's Restaurant
    148              1990                                    Fee Simple                     131
    149           1964,1965                                  Fee Simple                      63
    150              1984                                    Fee Simple                  35,915     Sports Arenas
    151           1979-1996                                  Fee Simple                      60
    152              1996                                    Fee Simple                  70,250
    153              1936                1980s               Fee Simple                  15,183     Presage Software
    154              1998                                    Fee Simple                  14,932     Dollar Tree
    155              1924                 1986               Fee Simple                  32,398     Ansaphone, Inc.
    156              1991                                    Fee Simple                  27,747     Winan's Furniture
    157              1965                                    Fee Simple                      52
    158           circa 1970              1994               Fee Simple                      60
    159           circa 1903           1995-1996             Fee Simple                   7,000     D'Agostino's Supermarket
    160              1998                                    Fee Simple                  16,500     Advance Auto Parts
    161              1986                                    Fee Simple                      80
    162              1997                                    Fee Simple                  21,450     Sounds Easy Video
    163              1994                                    Fee Simple                  13,160     Coldwell Banker
    164              1964                                    Fee Simple                      66
    165              1984                                    Fee Simple                  36,138     Stony Brook Family Medical
    166              1982                                    Fee Simple                  11,250     L'Orience Nails and Skin
    167              1985               ON-GOING             Fee Simple                      77
    168            mid-70's               1996               Fee Simple                  14,156     American Auto Parts
    169              1968                 1997               Fee Simple                     127
    170              1975                 1998               Fee Simple                  27,206     Veterans Administration
    171              1956                 1986               Fee Simple                  49,913     American Archives
    172           1996-1997                                  Fee Simple                  10,125     Smyrna CVS, Inc.
    173              1988                                    Fee Simple                     404
    174              1968                 1998               Fee Simple                     136
    175              1920                 1998               Fee Simple                   7,280     Mark Rubinoff (Barber)
    176           1986-1988                                  Fee Simple                      72
    177              1982                 1988               Fee Simple                  32,295     Merry X Ray Chemical
    178              1991                                    Fee Simple                  90,000     Thomson Consumer Electronics
    179              1865             1989 & 1998            Fee Simple                      45
    180           circa 1989       over past 70+ yrs         Fee Simple                  16,891     Windemere RE
    181              1995                                    Fee Simple                  10,500     Coldwell Banker
    182              1972                 1976               Fee Simple                      48
    183              1903                 1989               Fee Simple                  24,409     Bullock, Smith & Partners
    184           1994-1996                                  Fee Simple                  17,879     Kinkos
    185           1957/1968               1986               Fee Simple                  53,059     Nationwide Furniture Warehouse
    186              1989                                    Fee Simple                  33,507     Piggly Wiggly
    187              1972                                    Fee Simple                     112
    188              1997                                    Fee Simple                      52
    189           1900-1920             1997-99              Fee Simple                  14,715     Lok Sing Restaurant
    190            1995-96                                   Fee Simple                  23,314     Zetec, Inc.
    191              1978                                    Fee Simple                  40,258     Continental Divide
    192              1983                                    Fee Simple                  10,500     Coldwell Banker
    193          1995 & 1998                                 Fee Simple                     122
    194          1986 - 1987                                 Fee Simple                  20,251     Chang's Garden Chinese Rest.
    195              1986                                    Fee Simple                      87
    196              1975                                    Fee Simple                      46
    197              1954                 1991               Fee Simple                      42
    198              1987                                    Fee Simple                  21,293
    199              1920             1997 & 1999            Fee Simple                  37,455     Landmark America LLC
    200              1986                                    Fee Simple                  11,100     Coldwell Banker
    201           1997-1997                                  Fee Simple                  10,978     Hollywood Video
    202              1964                 1978               Fee Simple                  47,696     M & R Flexible Packaging
    203              1962                                    Fee Simple                      46
    204              1984                                    Fee Simple                      71
    205              1977                                    Fee Simple                      24
    206              1984                                    Fee Simple                      61
    207              1916                 1996               Fee Simple                      30
    208          1982 & 1984                                 Fee Simple                  55,110     Otterbacher Manufacturing,Inc.
    209              1960                 1996               Fee Simple                      87
    210           1961-1965                                  Fee Simple                      61
    211              1997                                    Fee Simple                  10,000     Big 5 Sporting Goods
    212              1997                                    Fee Simple                  10,000     Big 5 Sporting Goods
    213              1975                 1991               Fee Simple                      42
    214              1986              1996-1997             Fee Simple                      44
    215           circa 1936              1996               Fee Simple                   5,000     Trade Fair Supermarket
    216              1974                                    Fee Simple                  32,539     Family Dollar Stores of Ohio
    217              1984                 1992               Fee Simple                  22,140     John Pappas Furs Inc.
    218              1962                                    Fee Simple                  33,231     CVS/Revco Drug Store
    219           1992/1994                                  Fee Simple                   9,334     Renaissance Development Corp.
    220              1981                                    Fee Simple                   8,166     Supercuts
    221           1958/1974               1983               Fee Simple                  22,207     Unistrut Western
    222             1900's                1997               Fee Simple                      17
    223              1974                                    Fee Simple                      50
    224           circa 1982                                 Fee Simple                   8,746     Robert G. Dinmore
    225              1965                                    Fee Simple                      49
    226              1977                                    Fee Simple                  33,770     Kinetic Concepts Inc.
    227              1975                                    Fee Simple                      99
    228              1965                                    Fee Simple                      32
    229              1986                                    Fee Simple                  17,858     Brandley's Cantina
    230              1964                 1994               Fee Simple                   6,565     West Coast Entertainment Corp.
    231              1958                                    Fee Simple                      29
    232              1973                                    Fee Simple                      12
    233              1970                 1995               Fee Simple                      14
    234              1997                                    Fee Simple                   9,646     Colotex Electrical Supply

----------------------------------------------------------------------------------------------------------------------------------
                           LARGEST
                            TENANT                    OCCUPANCY        ORIGINAL
  CONTROL      LARGEST    SF AS A %       PHYSICAL     AS OF             LTV                                    UNDERWRITTEN
  NUMBER      TENANT SF   OF TOTAL       OCCUPANCY %    DATE            RATIO      1997 NOI       1998 NOI           NOI
----------------------------------------------------------------------------------------------------------------------------------
     1                                                                  58.9%    $12,107,690    $13,116,819      $10,765,635
   1.10                                     60.6%     01/31/99          58.9%      1,964,369      2,086,240        1,838,964
   1.20                                     72.8%     01/31/99          58.9%        620,142        635,525          493,504
   1.30                                     81.6%     01/31/99          58.9%      1,187,268      1,658,051        1,310,533
   1.40                                     82.3%     01/31/99          58.9%        734,607        699,497          521,163
   1.50                                     67.2%     01/31/99          58.9%      1,575,647      1,349,983        1,113,187
   1.60                                     71.7%     01/31/99          58.9%      1,439,100      1,441,918        1,196,328
   1.70                                     70.4%     01/31/99          58.9%        619,761        789,915          632,685
   1.80                                     70.2%     01/31/99          58.9%      1,040,279      1,097,561          918,118
   1.90                                     76.9%     01/31/99          58.9%        585,231        649,421          516,342
   1.91                                     73.8%     01/31/99          58.9%        142,934        247,389          126,629
   1.92                                     54.9%     01/31/99          58.9%        240,394        320,024          165,843
   1.93                                     54.5%     01/31/99          58.9%        146,921        159,339           94,020
   1.94                                     72.5%     01/31/99          58.9%        856,572      1,010,484          880,429
   1.95                                     67.1%     01/31/99          58.9%        954,465        971,472          755,886
   1.96                                     60.2%     01/31/99          58.9%              0              0          202,003
     2           42,400     16.0%          100.0%     03/19/99          78.8%              0              0        4,222,747
     3          144,000     72.7%          100.0%     04/29/99          71.5%      3,260,820      3,195,173        3,218,939
     4           86,584     33.0%           88.9%     05/13/99          76.3%              0      2,067,893        2,083,701
     5          317,500    100.0%          100.0%     04/30/99          78.2%              0              0        1,529,563
     6          VARIOUS   VARIOUS          100.0%     03/26/99          69.4%              0              0        1,526,287
   6.10          31,173    100.0%          100.0%     03/26/99          69.3%              0              0          619,357
   6.20          45,647    100.0%          100.0%     03/26/99          69.5%              0              0          906,930

     7          VARIOUS   VARIOUS           96.5%     01/28/99          78.1%      1,305,953      1,416,475        1,490,381
   7.10         119,330     57.1%           99.3%     01/28/99          80.0%      1,305,953      1,416,475        1,145,111
   7.20           6,899     22.1%           85.9%     01/28/99          70.6%              0              0          345,270
     8           52,759     13.0%           93.0%     05/17/99          63.9%      1,719,939      1,753,436        1,712,575
     9                                      94.0%     03/30/99          77.7%        956,135      1,110,127        1,178,138
    10            3,244      6.9%           90.0%     03/08/99          71.4%              0      1,093,872        1,244,132
    11                                      93.9%     04/01/99          68.2%      1,014,855              0        1,120,185
    12           73,656     49.6%           95.0%     04/01/99          66.4%        710,405        789,230        1,477,054
    13           40,920     40.7%           97.0%     05/27/99          73.0%      1,155,447      1,128,981        1,197,098
    14                                      96.4%     12/31/98          77.5%      1,158,380        787,733        1,017,197
    15           66,650    100.0%          100.0%     07/01/98          64.9%              0              0        1,312,699
    16           15,000     11.7%           91.0%     05/19/99          80.0%        884,908      1,140,607        1,171,239
    17                                      93.0%     03/01/99          75.0%      1,194,813      1,146,198        1,058,090
    18                                      94.7%      Various          75.0%      1,093,396      1,330,846        1,205,556
   18.10                                    92.5%     02/22/99          75.0%         68,103        101,234           93,050
   18.20                                    89.7%     04/22/99          76.7%        200,893        242,342          219,854
   18.30                                   100.0%     04/23/99          75.0%        214,156        279,454          246,622
   18.40                                    92.4%     04/22/99          74.6%        183,927        210,752          194,235
   18.50                                    97.1%     04/23/99          75.0%        197,295        212,913          192,874
   18.60                                    95.2%     04/22/99          73.9%        229,022        284,151          258,921
    19           11,586     14.3%           96.3%     02/07/99          78.6%      1,002,292        876,576        1,000,060
    20           54,820     40.9%           99.0%     03/18/99          73.9%         97,623      1,004,422        1,177,950
    21           25,000     27.1%           97.0%     03/26/99          74.9%        290,956        532,995        1,024,493
    22                                      92.9%     03/25/99          73.8%        969,052      1,061,071          978,287
   22.10                                    96.8%     03/25/99          70.0%        146,925        151,771          137,353
   22.20                                    94.3%     03/25/99          60.7%        145,073        141,138          134,095
   22.30                                    92.3%     03/25/99          72.5%        125,716        161,271          144,643
   22.40                                    93.8%     03/25/99          77.7%        241,063        287,471          261,899
   22.50                                    89.9%     03/25/99          78.4%        310,275        319,420          300,297
    23            8,856     17.6%          100.0%     07/01/98          76.5%        520,864        597,650          772,040
    24          252,680    100.0%          100.0%     12/01/98          75.0%        534,948        587,140          800,281
    25                                      95.4%     04/01/99          78.0%        771,391        781,639          777,740
    26          121,890    100.0%          100.0%     12/17/98          97.0%        655,977        655,977          636,364
    27           49,038     24.5%          100.0%     06/01/99          73.9%        984,292      1,033,009          942,013
    28                                      95.2%      VARIOUS          54.0%        921,445        996,227          890,620
   28.10                                    88.5%     02/26/99          55.7%        346,039        373,422          330,490
   28.20                                    99.1%     03/25/99          61.7%        259,099        302,490          264,552
   28.30                                    98.8%     03/25/99          46.1%        316,307        320,315          295,578
    29           20,770     44.8%          100.0%     03/25/99          75.8%        753,991        775,952          698,495
    30           15,435     16.5%           94.0%     03/01/99          64.3%        305,896        973,441          829,734
    31                                      82.5%     04/30/98          75.0%              0      1,156,000          792,085
    32           85,716    100.0%          100.0%     05/14/99          58.0%              0              0          943,107
    33                                                                  74.9%        674,337        709,012          705,563
   33.10                                    99.2%     03/10/99          74.9%        110,343         73,134          131,372
   33.20                                   100.0%     04/01/99          74.9%        402,975        411,192          355,801
   33.30                                   100.0%     03/10/99          74.9%        161,019        224,686          218,390
    34                                      76.2%     07/31/98          59.2%      1,171,143      1,187,069          878,772
    35                                      99.0%     04/30/99          79.2%              0              0          585,849
    36           25,576     36.5%          100.0%     03/12/99          68.3%        870,336        854,586          780,168
    37                                      99.0%     12/01/98          74.7%        621,713        721,903          633,131
    38                                      68.9%     06/30/98          69.6%        963,766        812,878          753,024
    39            5,230     13.1%           94.5%     12/01/98          69.2%        795,555        710,463          655,888
    40                                      94.0%     06/30/98          72.0%        797,877        961,000          832,055
    41           15,648     51.2%          100.0%     03/25/99          77.2%              0        458,847          569,122
    42           35,673    100.0%          100.0%     09/01/98          74.8%              0              0          586,013
    43           26,620     26.7%           93.0%     12/31/98          79.1%        724,438        597,590          670,149
    44           86,479     67.7%          100.0%     12/31/98          80.0%        650,801        639,238          613,773
    45                                      95.0%     10/09/98          69.7%        579,451        687,573          552,827
    46           25,000     44.3%          100.0%     12/31/98          74.6%        614,045        665,333          574,134
    47                                      98.0%     03/01/99          74.4%        612,173        605,648          602,061
    48           23,315     45.0%          100.0%     05/01/99          68.9%        209,921        508,061          615,266
    49                                                                  76.9%        660,109              0          577,659
   49.10                                   100.0%     08/01/98          76.9%        660,109              0          577,659
   49.20                                   100.0%                       76.9%              0              0                0
   49.30                                     0.0%                       76.9%              0              0                0
    50           30,626     34.0%           92.7%     02/28/99          71.8%        679,741        727,671          717,751
    51                                      97.0%     12/31/98          77.7%        468,668        485,678          436,354
    52           32,000     98.2%          100.0%     09/18/98          80.0%        337,201        694,677          591,520
    53                                      94.0%     07/07/98          62.8%        348,607        723,642          585,235
    54                                     100.0%     12/31/98          78.5%        456,892        478,348          426,381
    55                                      85.4%     03/01/99          79.8%        458,211              0          554,474
    56           43,384     86.5%          100.0%     08/01/98          75.0%       -190,435              0          568,215
    57                                      92.3%     02/04/99          77.9%        543,168        563,781          575,676
    58          136,413    100.0%          100.0%     04/13/99          52.6%              0              0          530,501
    59           13,832     16.5%           97.1%     01/04/99          74.4%        535,400        593,495          565,049
    60                                      76.0%     04/30/98          69.4%        764,000        764,782          619,687
    61            3,550     10.7%           96.0%     06/03/99          52.5%        787,426        839,316          734,896
    62            1,733     15.3%          100.0%     11/30/98          68.9%        570,579        628,534          478,926
    63           70,554     27.9%           86.3%     02/03/99          44.2%        655,625        817,357          783,837
    64           12,425     26.9%          100.0%     05/31/99          67.2%        531,454        590,660          535,377
    65                                      88.1%     12/31/98          69.2%        806,285      1,082,527          830,819
    66           18,851     84.2%          100.0%     04/28/98          75.5%        572,536        610,878          536,075
    67                                     100.0%     03/29/99          69.5%        570,823        570,631          503,402
    68          152,200    100.0%          100.0%     01/22/99          74.8%              0              0          438,321
    69          193,859    100.0%          100.0%     08/24/98          74.9%        475,148              0          475,190
    70                                      50.0%     07/01/98          58.0%        901,825      1,554,907        1,594,392
    71          160,200     75.0%          100.0%     11/24/98          69.7%        471,518        522,800          570,092
    72                                     100.0%     05/01/99          82.8%        485,541        456,915          456,254
    73                                      86.0%     06/30/98          65.3%        262,796        559,312          540,492
    74                                      96.0%     12/31/98          42.7%      1,215,157      1,471,055          671,339
    75           12,000    100.0%          100.0%     06/19/98          70.0%              0              0          432,080
    76                                      94.0%     02/11/99          68.9%        612,200        650,447          565,932
    77                                      98.7%      VARIOUS          72.2%        538,984        601,054          513,119
   77.10                                    99.2%     03/17/99          72.0%        215,948        270,257          212,538
   77.20                                    98.5%     03/17/99          73.1%        175,366        168,873          161,876
   77.30                                    98.3%     01/13/99          71.4%        147,670        161,924          138,705
    78                                     100.0%     01/15/99          75.5%              0        486,259          427,785
    79                                      84.6%     04/21/99          63.2%        459,275        556,778          562,027
    80                                      99.0%     03/04/98          75.0%        494,975        566,792          514,073
    81                                      97.0%     05/01/98          58.8%        444,528              0          439,690
    82           40,526    100.0%          100.0%     07/08/98          75.0%        420,408        439,747          414,091
    83           11,700     11.4%          100.0%     03/01/99          68.6%        547,063        677,327          638,801
    84                                      97.0%     02/01/99          37.6%        881,662        847,376          738,358
    85            5,847      9.3%           91.0%     06/01/98          63.6%        194,560        263,672          511,979
    86           17,365     35.2%          100.0%     02/28/99          65.1%        461,401        503,918          449,009
    87            6,750     22.6%           96.0%     05/01/99          64.8%        542,234        648,602          510,404
    88                                      93.6%     04/30/99          65.1%        409,834        462,962          473,354
   88.10                                    94.6%     04/30/99          68.1%        249,871        267,502          273,870
   88.20                                    92.0%     04/30/99          60.9%        159,963        195,460          199,484
    89           30,450    100.0%          100.0%     03/05/99          75.9%              0              0          369,537
    90                                      98.7%     05/01/99          77.9%        419,038        433,165          438,013
    100          41,370     79.2%          100.0%     03/03/99          75.0%        353,833        427,404          433,609
    101                                                                 51.7%              0              0          579,323
  101.10          2,950    100.0%          100.0%     02/01/99          51.7%              0              0           71,359
  101.20          2,252    100.0%          100.0%     04/19/99          51.7%              0              0           68,959
  101.30          2,269    100.0%          100.0%     04/19/99          51.7%              0              0           62,195
  101.40          6,385    100.0%          100.0%     01/04/99          51.7%              0              0          170,452
  101.50          2,164    100.0%          100.0%     01/11/99          51.7%              0              0          116,896
  101.60          3,203    100.0%          100.0%     01/11/99          51.7%              0              0           89,462
    102                                    100.0%     12/19/97          67.4%        478,065        367,920          432,980
    103          16,267     31.8%           97.7%     04/01/99          80.0%        381,362        438,621          453,124
    104           3,430     12.8%           95.0%     04/01/99          77.1%        256,995        324,809          385,010
    105                                     96.0%     02/01/99          75.0%        395,460        364,044          372,403
    106                                                                 40.4%      1,128,143              0          509,650
  106.10                                    89.0%     02/01/99          40.4%        697,190              0          339,830
  106.20                                    97.7%     01/31/99          40.4%        430,953              0          169,820
    107          13,905    100.0%          100.0%     04/27/99          69.3%              0              0          352,441
    108           8,914     14.2%           93.4%     09/30/98          66.5%        416,290        473,393          421,135
    109                                     96.3%     03/01/99          74.5%        373,457        473,028          408,946
    110                                    100.0%     04/30/99          75.6%        552,368        530,339          415,296
    111                                    100.0%     02/25/99          68.4%        439,943        448,156          420,732
    112                                     89.4%     01/31/99          73.2%        495,797        468,603          412,523
    113          18,600     74.4%           80.1%     03/01/99          65.2%        481,523        537,201          442,997
    114                                     93.5%     02/01/99          79.2%        324,376        366,123          326,981
    115          29,951    100.0%          100.0%     03/05/99          76.4%              0              0          310,808
    116                                     95.9%     02/09/99          71.8%        251,854        295,475          333,111
    117          20,017     47.4%          100.0%     02/01/99          54.9%        427,037        470,423          416,802
    118         202,191    100.0%          100.0%     12/02/98          62.2%              0              0          394,029
    119                                     96.0%     12/31/98          80.0%              0              0          295,873
    120           5,000     22.1%          100.0%     02/26/99          73.4%              0              0          322,530
    121                                     97.4%     03/01/99          71.6%        263,717        281,613          283,874
    122          75,000     96.6%          100.0%     11/17/98          58.7%              0              0          382,066
    123          28,500     30.3%           93.2%     05/04/99          52.7%        562,829        682,782          613,248
    124                                     60.0%     10/31/98          68.0%        379,385        599,539          553,440
    125                                     93.0%     03/31/99          80.0%        224,115        318,739          285,696
    126           9,067     19.6%          100.0%     04/21/99          54.2%        501,855        522,810          404,257
    127          19,200     18.2%          100.0%     03/23/99          67.6%              0        329,005          358,372
    128                                                                 70.0%        421,536        531,689          455,073
  128.10                                    60.9%     12/31/98          70.0%        352,462        409,990                0
  128.20                                    63.0%     12/31/98          70.0%        150,372        158,815                0

    129                                                                 58.1%        435,233        368,931          402,933
  129.10         21,000     77.5%          100.0%     12/08/98          58.1%        253,334        257,498          227,766
  129.20          9,700     82.1%          100.0%     12/07/98          58.1%        181,899        111,433          175,167
    130           5,363     16.8%           97.0%     08/31/98          74.6%        332,903        299,076          303,743
    131                                     96.8%     04/23/99          75.6%        332,314        359,855          335,196
    132                                     98.1%     04/26/99          79.8%        226,748              0          362,945
    133          11,500     48.7%          100.0%     03/25/99          77.8%        286,107        366,771          272,315
    134                                     91.0%     07/14/98          76.9%        327,499        500,524          230,113
    135          20,232     35.3%           84.5%     03/30/99          63.1%        136,699        295,463          326,193
    136          13,414     35.3%           93.7%     03/28/99          53.7%        210,648        332,614          389,639
    137                                     97.0%     05/01/99          74.7%              0        150,155          335,602
    138           2,744     10.1%           84.0%     10/01/98          59.4%        204,216        318,646          326,734
    139           2,517      6.0%           52.9%     11/01/97          63.5%        444,573        495,357          332,692
    140                                    100.0%     04/19/99          80.0%        264,181        273,382          248,275
    141          52,145    100.0%          100.0%     03/15/99          67.7%              0              0          292,652
    142           7,743     26.9%          100.0%     05/13/99          55.7%        293,911        246,983          332,482
    143          15,500     37.8%          100.0%     06/30/98          70.0%        324,328        345,708          280,677
    144           7,650     10.0%          100.0%     05/12/99          67.7%        270,418        245,010          273,128
    145          26,218     32.4%          100.0%     05/03/99          67.5%        286,406        316,192          288,803
    146                                    100.0%     04/01/99          66.7%        181,594        228,417          240,013
    147                                                                 51.1%              0              0          348,477
  147.10          2,669    100.0%          100.0%     01/11/99          51.1%              0              0          112,891
  147.20          2,355    100.0%          100.0%     01/11/99          51.1%              0              0           65,103
  147.30          6,297    100.0%          100.0%     01/11/99          51.1%              0              0          170,483
    148                                     89.0%     06/30/98          57.5%        265,788        274,498          295,242
    149                                     98.4%     05/01/99          76.9%        194,433        218,042          227,914
    150           4,924     13.7%           97.0%     04/29/99          67.5%        243,387        225,502          264,897
    151                                     93.0%     12/31/98          70.5%              0        179,518          202,911
    152                                     90.0%     03/23/99          55.9%        145,676        301,476          291,231
    153           8,536     56.2%          100.0%     03/31/99          63.9%        223,702        248,748          234,931
    154           4,800     32.2%          100.0%     01/06/99          80.0%              0         23,189          207,018
    155           4,552     14.1%          100.0%     03/01/99          72.0%        213,081        215,161          252,429
    156          18,440     66.5%          100.0%     04/22/99          58.8%        252,213        267,734          238,584
    157                                    100.0%     03/30/99          45.6%        206,387        264,799          221,682
    158                                    100.0%     04/19/99          61.2%        142,781        217,124          185,758
    159           7,000    100.0%          100.0%     07/20/98          76.1%              0              0          179,498
    160           7,000     42.4%          100.0%     03/08/99          66.7%              0         90,928          223,175
    161                                     96.3%     03/25/99          66.5%        186,915        247,524          230,347
    162           4,850     22.6%          100.0%     04/08/99          71.7%              0        141,764          234,067
    163           9,790     74.4%          100.0%     12/31/98          80.0%        206,005        251,016          208,908
    164                                     95.0%     03/31/99          80.0%        138,664        228,459          192,903
    165           4,250     11.8%           90.2%     04/28/99          72.1%        164,267        218,969          245,096
    166           2,000     17.8%          100.0%     04/21/99          70.5%        158,044        235,792          191,761
    167                                     97.4%     04/22/99          75.0%        197,418        229,587          209,140
    168           2,000     14.1%          100.0%     05/11/99          80.0%        139,001        145,901          187,200
    169                                     96.9%     03/31/99          75.0%        172,451        189,931          188,851
    170           9,999     36.8%           95.0%     01/28/99          75.0%        155,166        197,446          188,653
    171          13,475     27.0%          100.0%     04/28/98          57.7%        205,262        361,830          192,407
    172          10,125    100.0%          100.0%     02/12/99          70.1%              0        189,009          170,407
    173                                    100.0%     01/25/99          77.3%        197,770        198,087          176,118
    174                                     79.4%     03/31/99          73.3%        180,222        178,813          188,391
    175           2,400     33.0%          100.0%     03/30/99          56.6%        170,053        246,585          301,125
    176                                     98.6%     01/12/99          73.0%        185,952        206,847          206,427
    177           4,295     13.3%          100.0%     09/10/98          62.2%        212,897        200,011          193,819
    178          90,000    100.0%          100.0%     03/31/99          72.5%        194,990        204,285          188,222
    179                                    100.0%     03/16/99          67.6%        114,256        183,836          204,716
    180           4,971     29.4%          100.0%     03/31/99          60.9%        229,713        229,514          184,561
    181          10,500    100.0%          100.0%     09/18/98          80.0%        171,289        211,516          176,801
    182                                     96.0%     03/01/98          73.7%        193,849        234,738          193,441
    183           9,440     38.7%          100.0%     03/31/99          58.3%        294,305        296,936          193,972
    184           6,048     33.8%          100.0%     03/31/99          87.5%        147,689        190,308          193,530
    185          13,154     24.8%          100.0%     04/20/99          52.9%        268,124        276,197          288,570
    186          18,356     54.8%          100.0%     05/28/99          74.1%        187,462        194,472          160,236
    187                                     99.1%     03/15/99          66.2%        152,835       -270,682          182,697
    188                                    100.0%     12/31/98          74.3%              0         94,833          132,071
    189           4,376     29.7%          100.0%     10/31/98          51.4%              0        190,399          208,583
    190          23,314    100.0%          100.0%     03/31/99          63.7%        179,860        190,462          187,775
    191          15,576     38.7%          100.0%     05/01/99          75.0%        199,115        198,574          210,217
    192           8,750     83.3%          100.0%     09/18/98          80.0%        108,422        179,822          141,411
    193                                     95.1%     04/12/99          78.7%              0        123,228          154,114
    194           4,700     23.2%          100.0%     01/14/99          67.7%        173,218        169,115          170,089
    195                                     90.8%     03/25/99          64.6%        182,319        195,127          177,377
    196                                     95.0%     06/26/98          74.8%        138,406        219,872          165,748
    197                                     92.9%     02/05/99          76.5%        142,817        149,700          144,415
    198                                    100.0%     02/28/99          65.7%        163,666        146,510          138,323
    199          10,702     28.6%           96.3%     03/22/99          70.5%         66,102         82,122          180,370
    200          11,100    100.0%          100.0%     09/18/98          80.0%         98,072        165,625          138,277
    201           6,950     63.3%          100.0%     12/31/98          72.5%              0        178,836          132,338
    202          20,554     43.1%           89.8%     12/01/98          75.0%        115,306         92,478          180,556
    203                                     91.0%     03/31/99          80.0%        103,486        140,839          126,067
    204                                     95.8%     04/01/99          64.6%        113,823        126,839          123,037
    205                                     92.0%     03/31/99          70.7%        135,782        136,207          117,056
    206                                     83.6%     02/26/99          72.6%        148,850        156,002          146,374
    207                                    100.0%     02/01/99          69.9%        126,413        126,096          124,275
    208          55,110    100.0%          100.0%     05/01/99          73.7%        117,556              0          165,047
    209                                     99.0%     12/31/98          62.9%        107,409        158,691          133,388
    210                                     72.0%     05/01/98          60.2%        234,308        246,973          230,315
    211          10,000    100.0%          100.0%     04/01/99          72.7%              0        117,448          116,073
    212          10,000    100.0%          100.0%     04/01/99          74.4%              0        113,891          115,706
    213                                     80.0%     07/01/98          64.8%        237,681        292,311          148,901
    214                                     97.7%     03/25/99          60.1%        119,462        158,594          119,149
    215           5,000    100.0%          100.0%                       71.8%        126,320        126,000          112,864
    216           8,300     25.5%           89.4%     03/01/99          65.2%        160,913        160,221          113,345
    217           7,800     35.2%           87.0%     11/01/98          37.5%         83,906         98,873          174,226
    218          13,000     39.1%           88.4%     04/29/99          71.4%        118,439        116,451          115,605
    219           6,000     64.3%          100.0%     10/08/98          58.6%        125,113        139,932           99,698
    220           1,455     17.8%          100.0%     05/01/99          58.3%        108,513        108,303           99,698
    221          16,227     73.1%          100.0%     03/15/99          67.5%         98,178        100,830           94,313
    222                                    100.0%     03/25/98          80.0%              0        138,071           90,230
    223                                     90.0%     07/31/98          73.1%        128,239        108,577           94,802
    224           3,978     45.5%          100.0%     07/16/98          55.9%         85,525        102,292           86,383
    225                                     95.9%     04/27/99          68.6%         66,215        105,570           91,421
    226           4,320     12.8%           92.0%     12/01/98          69.3%         80,471         92,400           92,550
    227                                     98.0%     11/16/98          70.0%        106,640        102,623           68,800
    228                                    100.0%     04/12/99          45.5%         84,870        153,024           85,753
    229           5,363     30.0%          100.0%     12/31/98          38.5%        145,588        195,407          130,495
    230           6,565    100.0%          100.0%     03/31/99          74.8%         59,085         62,368           59,464
    231                                     93.1%     01/01/99          63.6%         69,232         70,307           62,309
    232                                    100.0%     06/18/98          76.5%         39,970         48,906           37,685
    233                                    100.0%     07/27/98          78.0%         45,882         51,754           38,406
    234           6,431     66.7%          100.0%     04/21/98          46.2%              0         55,228           49,872

---------------------------------------------------------------------------------------------------------------------------------
                                                     ANNUAL
                                    ANNUAL        UNDERWRITTEN
                UNDERWRITTEN     UNDERWRITTEN      REPLACEMENT                     U/W NET          ORIGINAL         CUT-OFF DATE
  CONTROL           NET          REPLACEMENT      RESERVES PER    U/W NOI         CASH FLOW         LOAN PER           LOAN PER
   NUMBER        CASH FLOW         RESERVES         UNIT/SF        DSCR             DSCR            UNIT/SF             UNIT/SF
---------------------------------------------------------------------------------------------------------------------------------
    1           $10,765,635    $2,685,185.00       $1,158.48       1.66             1.66          $29,961.17          $29,892.00
   1.10           1,838,964       327,301.00        1,258.85       1.66             1.66           53,219.26           53,096.39
   1.20             493,504       156,711.00        1,205.47       1.66             1.66           27,628.72           27,564.93
   1.30           1,310,533       280,399.00        1,809.03       1.66             1.66           45,965.08           45,858.95
   1.40             521,163        95,517.00          764.14       1.66             1.66           19,077.41           19,033.36
   1.50           1,113,187       203,795.00        1,164.54       1.66             1.66           41,384.85           41,289.30
   1.60           1,196,328       224,908.00        1,292.57       1.66             1.66           43,991.46           43,889.90
   1.70             632,685       198,534.00        1,272.65       1.66             1.66           22,646.49           22,594.21
   1.80             918,118       198,743.00        1,190.08       1.66             1.66           38,960.10           38,870.16
   1.90             516,342       103,352.00          898.71       1.66             1.66           25,600.38           25,541.28
   1.91             126,629       168,728.00        1,010.35       1.66             1.66            6,699.02            6,683.56
   1.92             165,843       178,140.00        1,120.38       1.66             1.66            9,258.00            9,236.63
   1.93              94,020        54,747.00          506.92       1.66             1.66            7,360.11            7,343.12
   1.94             880,429       113,904.00          941.36       1.66             1.66           39,416.13           39,325.13
   1.95             755,886       258,894.00        1,430.35       1.66             1.66           24,723.46           24,666.38
   1.96             202,003       121,512.00          972.10       1.66             1.66           16,015.60           15,978.62
    2             4,129,843        26,544.00            0.10       1.29             1.26              146.70              146.40
    3             3,009,796        38,007.00            0.19       1.38             1.29              137.12              136.86
    4             1,970,030        26,227.00            0.10       1.33             1.26               66.92               66.87
    5             1,417,803        31,750.00            0.10       1.41             1.31               38.90               38.87
    6             1,400,712        11,523.00            0.15       1.44             1.32              152.30              152.00
   6.10             568,725         4,676.00            0.15       1.44             1.32              152.31              152.01
   6.20             831,987         6,847.00            0.15       1.44             1.32              152.30              152.00

    7             1,356,970        48,070.00            0.20       1.53             1.39               51.03               50.83
   7.10           1,039,848        41,817.00            0.20       1.48             1.34               44.37               44.20
   7.20             317,122         6,253.00            0.20       1.72             1.58               76.77               76.47
    8             1,546,406        60,954.00            0.15       1.50             1.35               28.30               28.25
    9             1,178,138        85,716.00          342.86       1.25             1.25           45,508.00           45,412.74
    10            1,179,983         4,713.00            0.10       1.41             1.33              234.61              232.46
    11            1,077,785        42,400.00          200.00       1.38             1.33           50,471.70           50,097.54
    12            1,268,796        37,327.00            0.25       1.52             1.31               70.20               69.97
    13            1,148,472        16,463.00            0.16       1.32             1.27              103.73              102.90
    14            1,017,197        43,600.00          200.00       1.25             1.25           45,871.56           45,300.07
    15            1,312,699        27,606.00            0.41       1.50             1.50              141.04              140.05
    16            1,026,526        12,807.00            0.10       1.72             1.51               71.84               71.25
    17            1,058,090       143,375.00          328.09       1.41             1.41           20,251.72           19,989.76
    18            1,094,767       110,789.00          279.03       1.61             1.46           22,541.61           22,493.62
  18.10              76,571        16,479.00          411.98       1.61             1.32           16,500.00           16,464.87
  18.20             192,713        27,141.00          311.97       1.52             1.33           18,965.52           18,925.14
  18.30             230,872        15,750.00          250.00       1.70             1.60           26,190.48           26,134.72
  18.40             176,066        18,169.00          275.29       1.56             1.42           21,477.27           21,431.55
  18.50             175,374        17,500.00          250.00       1.54             1.40           20,464.29           20,420.72
  18.60             243,171        15,750.00          250.00       1.70             1.60           27,559.52           27,500.85
    19              921,373        12,200.00            0.15       1.36             1.25              104.51              104.31
    20              968,160        33,517.00            0.25       1.57             1.29               63.12               63.08
    21              936,632        16,620.00            0.18       1.51             1.38               89.27               88.47
    22              879,237        99,050.00          261.71       1.59             1.43           18,611.63           18,488.30
  22.10             118,753        18,600.00          295.24       1.67             1.45           14,555.56           14,459.10
  22.20             119,520        14,575.00          275.00       1.58             1.41           17,867.92           17,749.52
  22.30             128,643        16,000.00          246.15       1.63             1.45           15,276.92           15,175.69
  22.40             238,149        23,750.00          244.85       1.55             1.41           19,453.61           19,324.70
  22.50             274,172        26,125.00          263.89       1.58             1.45           21,393.94           21,252.17
    23              772,040        53,757.00            1.07       1.23             1.23              133.87              132.78
    24              729,078        25,268.00            0.10       1.36             1.24               26.42               26.37
    25              777,740        18,000.00           75.00       1.23             1.23           28,541.67           27,524.70
    26              636,364             0.00            0.00       1.01             1.01               53.33               53.08
    27              845,358        43,711.00            0.22       1.49             1.34               32.51               31.85
    28              776,495       114,125.00          275.00       1.61             1.40           15,022.42           14,922.87
  28.10             289,790        40,700.00          275.00       1.68             1.48           14,817.57           14,719.38
  28.20             235,402        29,150.00          275.00       1.66             1.48           16,811.32           16,699.92
  28.30             251,303        44,275.00          275.00       1.49             1.27           13,788.82           13,697.45
    29              652,347         4,632.00            0.10       1.34             1.25              127.90              127.15
    30              650,464         9,376.00            0.10       1.59             1.25               62.39               61.97
    31              792,085       118,445.00          834.12       1.52             1.52           41,302.82           40,818.54
    32              788,942        21,540.00            0.25       1.64             1.37               67.67               67.58
    33              649,995                           100.30       1.47             1.35           10,406.14           10,390.49
  33.10             113,598        17,774.00          148.12       1.47             1.35            9,358.77            9,344.69
  33.20             330,507        25,294.00           87.83       1.47             1.35            9,618.73            9,604.27
  33.30             205,890        12,500.00           85.62       1.47             1.35           12,820.23           12,800.95
    34              878,772       132,613.00        1,020.10       1.61             1.61           44,615.38           44,264.05
    35              585,849        37,101.00          314.42       1.28             1.28           48,983.05           48,591.68
    36              688,177        13,314.00            0.19       1.57             1.39               81.34               81.25
    37              633,131        62,205.00          435.00       1.29             1.29           39,720.28           39,541.42
    38              753,024       112,848.00          842.15       1.38             1.38           41,044.78           40,231.90
    39              622,163         7,824.00            0.20       1.34             1.28              135.14              134.39
    40              832,055        30,000.00          250.00       1.77             1.77           45,000.00           44,585.72
    41              538,836         4,588.00            0.15       1.32             1.25              171.64              170.11
    42              571,930        13,912.00            0.39       1.33             1.30              145.77              144.01
    43              588,660        19,911.00            0.20       1.51             1.33               52.23               51.56
    44              584,404        29,369.00            0.23       1.42             1.35               39.16               38.99
    45              552,827        41,182.00          278.26       1.35             1.35           33,986.49           33,622.88
    46              545,916        11,287.00            0.20       1.34             1.27               88.60               87.37
    47              565,811        36,250.00          250.00       1.49             1.40           33,620.69           33,543.08
    48              579,222         5,181.00            0.10       1.49             1.40               94.39               93.69
    49              577,659                            32.99       1.49             1.49            8,676.73            8,608.46
  49.10             577,659        18,573.00           86.39       1.49             1.49           11,360.47           11,271.08
  49.20                   0             0.00            0.00       1.49             1.49            2,998.58            2,974.99
  49.30                   0             0.00            0.00       1.49             1.49           11,634.34           11,542.80
    50              576,153        22,499.00            0.25       1.59             1.27               53.62               53.40
    51              436,354        47,689.00          322.22       1.14             1.14           32,567.57           32,311.94
    52              553,556         4,890.00            0.15       1.45             1.36              147.24              145.65
    53              585,235        69,271.00          225.64       1.47             1.47           15,309.45           15,161.18
    54              426,381        40,831.00          295.88       1.17             1.17           33,260.87           32,999.80
    55              517,574        36,900.00          225.00       1.64             1.53           27,195.12           26,968.14
    56              536,769        10,012.00            0.20       1.28             1.21               89.73               88.09
    57              514,476        61,200.00          225.00       1.55             1.39           16,176.47           16,140.52
    58              516,754        13,747.00            0.10       1.28             1.25               32.03               31.55
    59              488,982        19,898.00            0.24       1.53             1.33               51.40               50.69
    60              619,687        89,142.00          928.56       1.52             1.52           44,791.67           44,111.36
    61              692,610         7,406.00            0.22       1.59             1.50              130.34              126.48
    62              459,301         1,132.00            0.10       1.32             1.27              370.96              370.25
    63              607,692        63,261.00            0.25       1.99             1.54               16.60               16.53
    64              493,597         6,940.00            0.15       1.44             1.33               90.78               89.96
    65              830,819        31,750.00          250.00       2.42             2.42           32,677.17           32,486.51
    66              513,680         3,359.00            0.15       1.47             1.41              185.31              183.22
    67              473,402        30,000.00          250.00       1.42             1.33           34,166.67           34,085.22
    68              427,474        15,220.00            0.10       1.31             1.27               26.28               26.23
    69              443,584        19,462.00            0.10       1.36             1.27               20.63               20.47
    70            1,594,392        34,425.00          675.00       3.76             3.76           78,431.37           77,475.47
    71              495,092        21,360.00            0.10       1.47             1.28               18.59               18.49
    72              456,254         8,343.00           14.26       1.34             1.34            6,581.20            6,507.88
    73              540,492        36,000.00          300.00       1.57             1.57           32,083.33           31,704.39
    74              671,339        48,567.00          319.52       2.00             2.00           25,000.00           24,699.05
    75              411,800         3,809.00            0.32       1.31             1.24              315.00              310.42
    76              565,932        28,000.00          250.00       1.75             1.75           33,214.29           32,947.02
    77              451,619        61,500.00          250.00       1.60             1.40           15,036.59           14,964.93
  77.10             182,538        30,000.00          250.00       1.66             1.43           12,291.67           12,232.62
  77.20             145,376        16,500.00          250.00       1.53             1.37           18,545.45           18,456.36
  77.30             123,705        15,000.00          250.00       1.58             1.40           16,666.67           16,588.98
    78              427,785        18,000.00          300.00       1.34             1.34           61,666.67           61,264.27
    79              541,903        20,124.00          258.00       1.57             1.51           46,153.85           45,730.40
    80              514,073        30,000.00          300.00       1.54             1.54           36,000.00           35,481.40
    81              439,690        44,250.00          250.00       1.43             1.43           20,254.24           19,948.18
    82              373,565        27,786.00            0.69       1.35             1.22               86.98               85.91
    83              572,176        17,381.00            0.17       1.97             1.77               34.11               33.92
    84              738,358       171,383.00          354.83       2.47             2.47            7,298.14            7,203.74
    85              438,473        15,500.00            0.25       1.67             1.43               55.77               55.39
    86              413,470        14,792.00            0.30       1.60             1.47               70.98               70.44
    87              459,265         4,478.00            0.15       1.78             1.60              117.23              116.08
    88              402,194        71,160.00          250.56       1.47             1.25           12,024.65           12,012.51
  88.10             231,710        42,160.00          250.95       1.44             1.22           11,994.05           11,981.94
  88.20             170,484        29,000.00          250.00       1.51             1.29           12,068.97           12,056.78
    89              365,883         3,654.00            0.12       1.31             1.30              110.34              110.10
    90              418,263        19,750.00          250.00       1.52             1.46           42,405.06           42,101.49
   100              420,046         7,833.00            0.15       1.52             1.47               63.50               63.37
   101              550,691                             0.25       1.70             1.61              170.42              170.42
  101.10             67,977           443.00            0.15       1.70             1.61              157.64              157.64
  101.20             65,021         1,172.00            0.52       1.70             1.61              167.50              167.50
  101.30             58,457           970.00            0.43       1.70             1.61              168.52              168.52
  101.40            162,293           958.00            0.15       1.70             1.61              153.76              153.76
  101.50            111,605           806.00            0.37       1.70             1.61              278.18              278.18
  101.60             85,338           500.00            0.16       1.70             1.61              146.00              146.00
   102              432,980        16,000.00          200.00       1.63             1.63           41,250.00           40,658.39
   103              425,461         7,379.00            0.14       1.75             1.64               62.54               62.03
   104              357,571         5,360.00            0.20       1.42             1.32              119.39              118.38
   105              372,403        10,300.00           50.00       1.25             1.25           15,291.26           15,268.71
   106              450,495                           394.37       1.56             1.38           20,533.33           20,372.74
  106.10            304,630        35,200.00          424.10       1.56             1.38           17,641.71           17,503.74
  106.20            145,865        23,955.00          357.54       1.56             1.38           24,115.49           23,926.88
   107              350,355         2,086.00            0.15       1.34             1.33              219.35              219.19
   108              362,031        12,570.00            0.20       1.48             1.27               48.69               48.35
   109              368,746        40,200.00          300.00       1.50             1.35           22,649.25           22,573.53
   110              415,296        33,104.00            0.40       1.39             1.39               37.75               36.75
   111              376,182        44,550.00          675.00       1.70             1.52           45,454.55           45,386.38
   112              380,387        32,136.00          309.00       1.38             1.27           28,846.15           28,646.58
   113              421,889         6,000.00            0.24       1.69             1.61              120.00              118.53
   114              314,193        12,788.00          278.00       1.35             1.30           61,978.26           61,856.46
   115              307,214         3,594.00            0.12       1.31             1.29               94.32               94.11
   116              318,361        14,750.00           50.00       1.32             1.27            9,491.53            9,480.96
   117              360,647         6,339.00            0.15       1.56             1.35               66.26               66.06
   118              339,900        48,526.00            0.24       1.60             1.38               13.85               13.75
   119              295,873        18,000.00          250.00       1.23             1.23           38,888.89           38,491.75
   120              310,645         3,244.00            0.14       1.37             1.32              119.33              119.11
   121              283,874         3,800.00           50.00       1.17             1.17           35,328.95           35,291.89
   122              356,104        11,645.00            0.15       1.51             1.41               34.78               34.54
   123              528,248        18,817.00            0.20       1.62             1.40               30.82               28.48
   124              553,440        68,744.00          624.95       2.20             2.20           24,090.91           23,948.48
   125              285,696        24,250.00          250.00       1.32             1.32           26,546.39           26,492.48
   126              347,518         6,850.00            0.15       1.51             1.30               56.32               55.06
   127              303,729        11,880.00            0.11       1.53             1.30               23.67               23.55
   128              455,073        52,460.00          397.42       1.72             1.72           18,825.76           18,743.02
  128.10                  0                             0.00       1.72             1.72           22,963.41           22,862.49
  128.20                  0                             0.00       1.72             1.72           12,040.00           11,987.08

   129              384,828         3,422.00            0.09       1.27             1.22               64.23               62.83
  129.10            211,036             0.00            0.00       1.27             1.22               51.49               50.37
  129.20            173,792             0.00            0.00       1.27             1.22               93.45               91.41
   130              268,712         6,397.00            0.20       1.40             1.24               77.38               76.43
   131              303,446        31,750.00          250.00       1.58             1.43           19,045.28           19,004.73
   132              314,945        48,000.00          300.00       1.50             1.31           15,087.50           15,061.69
   133              260,219         3,563.00            0.15       1.38             1.32               97.46               96.54
   134              230,113        28,847.00          335.43       1.29             1.29           26,162.79           25,935.89
   135              272,413        12,915.00            0.23       1.55             1.29               39.09               38.93
   136              345,404         7,563.00            0.20       1.80             1.59               57.89               57.75
   137              335,602        38,400.00          200.00       1.58             1.58           11,458.33           11,251.77
   138              308,455         8,160.00            0.30       1.48             1.40               70.04               79.46
   139              332,692        54,458.00          439.18       1.60             1.60           17,419.35           17,372.32
   140              248,275        11,644.00          284.00       1.33             1.33           52,682.93           52,443.49
   141              287,437         5,215.00            0.10       1.39             1.37               40.27               40.06
   142              280,731         6,621.00            0.23       1.83             1.54               76.42               72.42
   143              239,021         9,430.00            0.23       1.51             1.28               51.22               50.82
   144              254,003        15,300.00            0.20       1.47             1.37               27.45               27.09
   145              243,844        14,440.00            0.18       1.55             1.30               25.01               24.98
   146              240,013         6,000.00           50.00       1.46             1.46           16,666.67           16,644.24
   147              331,656                             0.23       1.68             1.60              176.13              176.13
  147.10            107,833           655.00            0.25       1.68             1.60              258.61              258.61
  147.20             61,473           990.00            0.42       1.68             1.60              173.68              173.68
  147.30            162,350           945.00            0.15       1.68             1.60              142.09              142.09
   148              295,242         6,833.00           52.16       1.62             1.62           15,267.18           15,207.12
   149              209,293        18,621.00          295.57       1.41             1.30           31,746.03           31,462.30
   150              224,369         8,979.00            0.25       1.50             1.27               54.99               54.96
   151              202,911        15,000.00          250.00       1.16             1.16           32,916.67           32,212.69
   152              280,693        10,538.00            0.15       1.63             1.57               27.05               26.97
   153              215,775         3,188.00            0.21       1.43             1.31              125.14              123.69
   154              199,552         2,240.00            0.15       1.35             1.30              120.55              120.25
   155              212,962         6,480.00            0.20       1.53             1.29               55.56               55.26
   156              216,770         4,162.00            0.15       1.43             1.30               63.54               63.47
   157              207,382        14,300.00          275.00       1.48             1.38           32,692.31           32,626.33
   158              185,758        15,000.00          250.00       1.33             1.33           28,333.33           28,031.66
   159              172,540         1,050.00            0.15       1.31             1.26              239.29              237.86
   160              211,063         2,475.00            0.15       1.37             1.30              101.09              100.55
   161              208,347        22,000.00          275.00       1.56             1.41           20,612.50           20,475.91
   162              218,554         4,290.00            0.20       1.47             1.37               76.92               75.47
   163              192,867         1,975.00            0.15       1.54             1.42              121.58              120.27
   164              192,903        16,500.00          250.00       1.47             1.47           23,636.36           23,588.36
   165              184,453         9,413.00            0.26       1.73             1.30               42.89               42.80
   166              180,244         1,688.00            0.15       1.43             1.34              137.78              136.50
   167              189,890        19,250.00          250.00       1.59             1.44           19,480.52           19,439.05
   168              176,746         3,256.00            0.23       1.35             1.27              105.96              105.56
   169              181,935         6,916.00           54.46       1.39             1.34           11,811.02           11,745.44
   170              160,643         4,560.00            0.17       1.44             1.22               55.13               54.58
   171              164,495         7,487.00            0.15       1.49             1.27               30.05               29.70
   172              170,407         1,519.00            0.15       1.20             1.20              148.15              146.24
   173              176,118         4,830.00           11.96       1.36             1.36            3,675.74            3,659.90
   174              188,391         3,400.00           25.00       1.36             1.36           10,882.35           10,851.16
   175              280,991         1,456.00            0.20       2.06             1.92              206.04              202.21
   176              183,757        22,670.00          314.86       1.68             1.49           20,277.78           20,217.50
   177              175,625         3,230.00            0.10       1.47             1.34               44.90               44.72
   178              172,812         9,000.00            0.10       1.45             1.33               16.11               15.98
   179              193,466        11,250.00          250.00       1.38             1.30           31,844.44           31,690.04
   180              176,637         2,534.00            0.15       1.35             1.29               82.88               82.49
   181              171,551         1,575.00            0.15       1.48             1.44              134.10              132.65
   182              193,441        12,000.00          250.00       1.48             1.48           29,166.67           28,965.25
   183              172,974        11,472.00            0.47       1.46             1.30               57.36               56.82
   184              179,837         2,698.00            0.15       1.46             1.36               78.30               76.83
   185              249,019        11,142.00            0.21       2.21             1.91               25.44               25.42
   186              150,879         9,000.00            0.27       1.32             1.24               40.59               40.07
   187              154,697        28,000.00          250.00       1.58             1.33           11,607.14           11,580.85
   188              132,071         1,300.00           25.00       1.21             1.21           25,000.00           24,905.91
   189              194,573         3,666.00            0.25       1.80             1.68               88.35               87.30
   190              176,669         2,257.00            0.10       1.64             1.54               55.33               55.01
   191              179,065        12,480.00            0.31       1.89             1.61               31.67               31.48
   192              128,865         1,575.00            0.15       1.39             1.27              114.29              113.05
   193              148,014         6,100.00           50.00       1.42             1.37            9,680.33            9,659.47
   194              145,454         5,318.00            0.26       1.44             1.23               58.52               58.01
   195              153,452        23,925.00          275.00       1.71             1.48           13,356.32           13,267.82
   196              165,748        11,500.00          250.00       1.58             1.58           25,217.39           25,002.50
   197              132,865        11,550.00          275.00       1.47             1.36           27,333.33           27,256.21
   198              138,323         3,194.00            0.15       1.27             1.27               54.01               53.07
   199              140,388         9,084.00            0.24       1.61             1.25               30.12               30.06
   200              124,125         1,665.00            0.15       1.48             1.33               99.10               98.03
   201              123,555         1,647.00            0.15       1.38             1.28               99.11               98.93
   202              151,116         7,988.00            0.17       1.70             1.42               22.80               22.67
   203              126,067        11,500.00          250.00       1.42             1.42           22,956.52           22,909.90
   204              123,037         3,550.00           50.00       1.25             1.25           14,788.73           14,766.21
   205              117,056         6,600.00          275.00       1.27             1.27           44,166.67           43,655.57
   206              130,149        16,225.00          265.98       1.59             1.41           16,901.64           16,789.64
   207              116,775         7,500.00          250.00       1.45             1.37           33,333.33           33,268.60
   208              151,107         5,511.00            0.10       1.64             1.50               18.05               18.04
   209              133,388         5,350.00           61.49       1.45             1.45           11,494.25           11,376.55
   210              230,315        32,400.00          531.15       2.26             2.26           16,393.44           16,153.55
   211              110,443         1,000.00            0.10       1.35             1.28               95.20               94.58
   212              110,113           980.00            0.10       1.35             1.28               94.80               94.19
   213              148,901        22,083.00          525.79       1.55             1.55           20,833.33           20,652.68
   214              105,949        13,200.00          300.00       1.54             1.37           19,681.82           19,551.39
   215              110,306           750.00            0.15       1.28             1.25              172.40              171.58
   216               94,087         4,881.00            0.15       1.62             1.35               23.05               23.01
   217              147,431         6,127.00            0.28       2.34             1.98               33.88               33.77
   218               91,559         6,183.00            0.19       1.70             1.35               22.57               22.42
   219               84,440         1,400.00            0.15       1.49             1.26               80.35               79.74
   220               91,182         1,225.00            0.15       1.37             1.26               85.72               84.90
   221               84,765         2,665.00            0.12       1.46             1.31               30.40               30.34
   222               90,230         5,100.00          300.00       1.35             1.35           37,411.76           36,987.23
   223               94,802        12,500.00          250.00       1.33             1.33           13,000.00           12,432.03
   224               83,568         1,312.00            0.15       1.38             1.33               70.32               69.29
   225               79,171        12,250.00          250.00       1.61             1.39           12,244.90           12,200.63
   226               80,094         5,066.00            0.15       1.70             1.48               17.77               17.60
   227               68,800         4,950.00           50.00       1.37             1.37            5,303.03            5,284.20
   228               85,753         8,000.00          250.00       1.72             1.72           15,625.00           15,387.07
   229              117,461         3,572.00            0.20       2.21             1.99               28.00               27.44
   230               51,671         3,540.00            0.54       1.65             1.43               57.12               57.02
   231               60,859         1,450.00           50.00       1.82             1.77           12,068.97           12,055.84
   232               37,685         3,000.00          250.00       1.29             1.29           26,000.00           25,769.80
   233               38,406         3,500.00          250.00       1.44             1.44           21,714.29           21,496.01
   234               44,136         1,447.00            0.15       1.70             1.50               31.10               30.61

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        MONTHLY         CURRENT
                                                                              MONTHLY  ECONOMIC         REPAIR &         CURRENT
                          MONTHLY                     MONTHLY    MONTHLY        P&I     RESERVE       REMEDIATION      REPLACEMENT
  CONTROL      PAID     REPLACEMENT      MONTHLY     INSURANCE    TI/LC       RESERVE  (& OTHER)        RESERVE          RESERVE
  NUMBER     TO DATE      RESERVES      TAX ESCROW     ESCROW    PAYMENT      PAYMENT   PAYMENT         BALANCE          BALANCE
---------------------------------------------------------------------------------------------------------------------------------
    1        07/01/99     186,030        149,610      31,900          -          -      118,750        1,011,764          79,263
   1.10      07/01/99
   1.20      07/01/99
   1.30      07/01/99
   1.40      07/01/99
   1.50      07/01/99
   1.60      07/01/99
   1.70      07/01/99
   1.80      07/01/99
   1.90      07/01/99
   1.91      07/01/99
   1.92      07/01/99
   1.93      07/01/99
   1.94      07/01/99
   1.95      07/01/99
   1.96      07/01/99
    2        07/01/99       2,215         29,132      11,399      7,754          -            -                -           6,660
    3        07/01/99           -              -           -          -          -            -                -               -
    4        07/01/99           -            734       1,357          -          -            -                -               -
    5        07/01/99       2,395              -           -      2,083          -            -           20,570           9,582
    6        07/01/99         961         15,446       2,307          -          -            -            1,250             961
   6.10      07/01/99         390          6,268         936          -          -            -              507             779
   6.20      07/01/99         571          9,178       1,371          -          -            -              743           1,141

    7        07/01/99           -         11,174       1,990          -          -            -                -               -
   7.10      07/01/99           -          9,721       1,728          -          -            -                -               -
   7.20      07/01/99           -          1,453         262          -          -            -                -               -
    8        07/01/99           -         25,691       2,853          -          -          461                -               -
    9        07/01/99       7,146         12,132       1,351          -          -            -                -          55,982
    10       07/01/99           -              -           -          -          -            -                -               -
    11       07/01/99           -         12,442       1,428          -          -            -                -               -
    12       07/01/99           -         27,652         987          -          -        4,000                -               -
    13       07/01/99           -         28,187           -          -          -            -                -               -
    14       07/01/99       3,533          2,425       2,359          -          -            -                -           4,467
    15       07/01/99       1,972         15,093       2,962          -          -            -                -          13,902
    16       07/01/99       1,611         18,687       2,275          -          -            -                -          16,258
    17       07/01/99       9,105          9,032           -          -          -            -                -          39,576
    18       07/01/99           -         11,970           -          -          -            -          155,450               -
  18.10      07/01/99           -          1,021           -          -          -            -                -               -
  18.20      07/01/99           -          2,716           -          -          -            -           41,125               -
  18.30      07/01/99           -          2,352           -          -          -            -           24,750               -
  18.40      07/01/99           -          2,389           -          -          -            -           68,325               -
  18.50      07/01/99           -          1,171           -          -          -            -              500               -
  18.60      07/01/99           -          2,321           -          -          -            -           21,250               -
    19       07/01/99       1,017         14,993         681      6,778          -            -                -           3,053
    20       07/01/99           -         26,190       1,591    128,048          -            -                -               -
    21       07/01/99       1,385          6,290         782          -          -            -                -          15,235
    22       07/01/99           -         13,256           -          -          -            -           29,313               -
  22.10      07/01/99           -          2,463           -          -          -            -           16,375               -
  22.20      07/01/99           -          1,545           -          -          -            -                -               -
  22.30      07/01/99           -          1,551           -          -          -            -                -               -
  22.40      07/01/99           -          2,850           -          -          -            -                -               -
  22.50      07/01/99           -          4,847           -          -          -            -           12,938               -
    23       07/01/99           -          7,186         427      3,572          -            -            2,875               -
    24       07/01/99         521          6,559       2,028          -          -            -                -           1,042
    25       07/01/99           -          2,400           -          -          -            -                -               -
    26       07/01/99           -              -           -          -          -            -                -               -
    27       07/01/99           -         18,439       1,332          -          -            -                -               -
    28       07/01/99           -         10,088           -          -          -            -          213,013               -
  28.10      07/01/99           -          2,808           -          -          -            -           61,700               -
  28.20      07/01/99           -          3,350           -          -          -            -              438               -
  28.30      07/01/99           -          3,930           -          -          -            -          150,875               -
    29       07/01/99         386          6,712         588      3,846          -            -           90,706           1,549
    30       07/01/99         781         18,829       1,852     14,221          -            -            2,915           4,723
    31       07/01/99       9,870          6,258       2,917          -          -            -                -          80,486
    32       07/01/99           -          8,270         831          -          -            -                -               -
    33       07/01/99       2,146          5,583       1,026          -          -            -                -           4,306
  33.10      07/01/99
  33.20      07/01/99
  33.30      07/01/99
    34       07/01/99       9,357          7,418       1,700          -          -            -                -           8,879
    35       07/01/99       2,757          9,057       1,542          -          -            -           49,466          30,922
    36       07/01/99       1,085         11,619         555      6,000          -            -                -           2,170
    37       07/01/99       5,184         12,068       1,641          -          -       10,594                -          36,429
    38       07/01/99      10,350          4,845       1,711          -          -            -              138         115,297
    39       07/01/99         652          2,356       1,059      2,810          -            -           19,308          10,515
    40       07/01/99       2,100          2,908       2,749          -          -            -                -           2,600
    41       07/01/99         510          3,977       2,680      1,081          -            -                -           5,098
    42       07/01/99       1,174              -           -          -          -            -           36,781          11,874
    43       07/01/99       9,043          5,406         553          -          -            -                -          29,860
    44       07/01/99       2,403              -           -          -          -            -           20,356           9,669
    45       07/01/99           -          9,974       4,723          -          -            -                -               -
    46       07/01/99           -          6,550           -      2,083          -            -                -               -
    47       07/01/99           -          7,916       1,288          -          -            -           18,288               -
    48       07/01/99         233          3,795         375          -          -            -                -           1,400
    49       07/01/99       1,553          4,727         953          -          -            -            6,676          33,255
  49.10      07/01/99
  49.20      07/01/99
  49.30      07/01/99
    50       07/01/99           -          9,575         620          -          -            -                -               -
    51       07/01/99       3,157          4,014           -          -          -            -                -          32,536
    52       07/01/99           -              -           -      1,358          -            -                -               -
    53       07/01/99           -          8,293       2,565          -          -            -           45,648               -
    54       07/01/99       2,875          3,901           -          -          -            -                -          18,934
    55       07/01/99           -         11,168         946          -          -            -                -               -
    56       07/01/99         861          7,895         895          -          -            -                -           7,749
    57       07/01/99           -         11,749       2,412          -          -            -                -               -
    58       07/01/99           -              -           -          -          -            -                -               -
    59       07/01/99           -          4,611         479          -          -            -           40,842               -
    60       07/01/99           -          6,366       1,354          -          -            -                -          20,266
    61       07/01/99           -              -           -          -          -            -                -               -
    62       07/01/99           -          7,652         625      1,635          -            -                -               -
    63       07/01/99           -         16,395         725      3,333          -            -                -               -
    64       07/01/99         578          7,599         771          -          -            -            4,215           3,470
    65       07/01/99           -          4,870         919          -          -            -                -               -
    66       07/01/99         280              -         568      1,870          -            -                -           2,240
    67       07/01/99           -         12,145       1,095          -          -            -                -               -
    68       07/01/99           -              -           -        578          -            -                -               -
    69       07/01/99       1,622          4,833         433      2,625          -            -           43,750           8,109
    70       07/01/99       2,857          5,898         586          -     25,000            -           26,722          19,999
    71       07/01/99       1,780          4,919         753      6,250          -            -           47,738           5,342
    72       07/01/99         695          1,962         689          -          -            -                -           7,351
    73       07/01/99       2,500          7,715       2,982          -          -            -                -          22,500
    74       07/01/99           -          4,425           -          -          -            -                -               -
    75       07/01/99         260          8,921       1,250          -          -            -                -           3,120
    76       07/01/99       2,333          9,648           -          -          -            -                -          11,667
    77       07/01/99       5,125          3,027       1,902          -          -            -           95,982          15,462
  77.10      07/01/99       2,500          1,220         881          -          -            -           22,188           7,558
  77.20      07/01/99       1,375            843         557          -          -            -           73,794           4,125
  77.30      07/01/99       1,250            964         464          -          -            -                -           3,779
    78       07/01/99       1,250          2,800         971          -          -            -                -          11,250
    79       07/01/99       1,656          6,661       1,336          -          -            -                -           8,307
    80       07/01/99       2,083          1,659       1,659          -          -            -                -          15,780
    81       07/01/99       3,688         22,506         778          -          -            -                -          44,635
    82       07/01/99       2,431          2,167         420          -          -            -           12,020          21,879
    83       07/01/99       1,500          5,368         617      5,200          -            -           12,632           6,016
    84       07/01/99      12,075         14,323           -          -          -            -            1,800          25,353
    85       07/01/99       1,084          4,856         353      4,167          -            -                -           5,441
    86       07/01/99           -          6,468         352          -          -            -           31,148               -
    87       07/01/99         373          4,725         469          -          -            -                -           3,732
    88       07/01/99           -          3,731       1,406          -          -            -           97,125               -
  88.10      07/01/99           -          2,733         822          -          -            -           54,000               -
  88.20      07/01/99           -            998         584          -          -            -           43,125               -
    89       07/01/99           -              -       1,468          -          -            -                -               -
    90       07/01/99         322          2,471       2,527          -          -            -                -           3,559
   100       07/01/99           -          2,981           -          -          -            -                -               -
   101       07/01/99           -          3,725           -          -          -            -                -               -
  101.10     07/01/99
  101.20     07/01/99
  101.30     07/01/99
  101.40     07/01/99
  101.50     07/01/99
  101.60     07/01/99
   102       07/01/99           -          3,834         621          -          -            -                -               -
   103       07/01/99           -          4,936       1,855      1,245          -            -           12,722               -
   104       07/01/99         583          3,560         491      2,165          -            -                -           5,833
   105       07/01/99           -          3,101         540          -          -            -            7,879               -
   106       07/01/99           -          3,449       2,836          -          -            -           45,242               -
  106.10     07/01/99
  106.20     07/01/99
   107       07/01/99           -              -         444          -          -            -                -               -
   108       07/01/99       1,048          5,063       1,136      4,925          -        1,743                -           7,118
   109       07/01/99           -          1,933       1,824          -          -            -                -               -
   110       07/01/99           -          2,944         730          -          -            -                -               -
   111       07/01/99       1,375          6,254         804          -          -            -                -           2,755
   112       07/01/99           -          5,127       1,924          -          -            -           16,637               -
   113       07/01/99         389         12,728         835      1,417      2,500            -           53,381           3,501
   114       07/01/99           -          2,938         332          -          -            -           21,990               -
   115       07/01/99           -              -       1,503          -          -            -                -               -
   116       07/01/99         631            728         458          -          -            -           19,375             631
   117       07/01/99           -          2,789           -          -          -            -                -               -
   118       07/01/99       4,820              -           -          -          -            -          395,600               -
   119       07/01/99       1,200          3,192         476          -          -            -                -           8,449
   120       07/01/99         270          5,093         314        967          -            -              752             812
   121       07/01/99         317          3,963         449          -          -            -           72,000          85,634
   122       07/01/99         971          4,156       1,227      2,165          -            -            3,189           1,373
   123       07/01/99       1,568          5,241       1,028          -          -            -                -          25,311
   124       07/01/99       4,583          2,115         789          -          -            -           20,921          27,606
   125       07/01/99       2,021          4,168         809          -          -            -                -           6,063
   126       07/01/99         385          3,690       1,600      4,250          -            -                -             395
   127       07/01/99           -          5,019       2,789          -          -            -          160,942               -
   128       07/01/99       3,289          7,466       3,852          -          -            -           88,840          13,175
  128.10     07/01/99
  128.20     07/01/99

   129       07/01/99         400          2,792         250          -          -            -            1,255           2,102
  129.10     07/01/99
  129.20     07/01/99
   130       07/01/99         533          2,773         464      2,093          -            -                -           5,864
   131       07/01/99           -          4,400           -          -          -            -           25,626               -
   132       07/01/99       3,334          2,278       1,223          -          -            -          105,586           3,334
   133       07/01/99         295          3,580         846          -          -            -            1,875           1,770
   134       07/01/99       2,400          2,887         440          -          -            -           54,694          21,851
   135       07/01/99           -          3,879           -      3,400          -            -           50,639               -
   136       07/01/99         630          2,623         552          -          -            -           10,573           1,892
   137       07/01/99       3,200          3,395       1,768          -          -            -                -          25,600
   138       07/01/99         340         11,748         930          -          -            -                -           7,471
   139       07/01/99       4,538          5,053       1,468          -          -            -              450          13,615
   140       07/01/99           -          3,625         409          -          -            -            7,762               -
   141       07/01/99           -          1,659       1,191          -          -            -                -               -
   142       07/01/99           -          3,667         665          -          -            -            7,700           6,439
   143       07/01/99         786          2,836         747      1,042          -            -           49,999           3,929
   144       07/01/99       1,658          3,708         367          -          -            -                -          18,233
   145       07/01/99           -          3,072         769          -          -            -                -               -
   146       07/01/99           -          1,187         264          -          -            -                -               -
   147       07/01/99           -          4,995           -          -          -            -                -               -
  147.10     07/01/99
  147.20     07/01/99
  147.30     07/01/99
   148       07/01/99         569          1,887         462          -          -            -                -           1,142
   149       07/01/99       1,537          3,717         351          -          -            -                -          18,665
   150       07/01/99           -          1,590       1,212          -          -            -                -               -
   151       07/01/99           -            669         635          -          -            -                -               -
   152       07/01/99         182          4,059         475          -          -            -                -             546
   153       07/01/99           -          2,022         323          -          -            -                -           4,963
   154       07/01/99         187          2,788         387        585          -            -            3,762             748
   155       07/01/99         540          6,284         519      3,209          -            -            3,206           2,160
   156       07/01/99           -          1,641         424          -          -            -                -               -
   157       07/01/99           -          1,445         455          -          -            -                -               -
   158       07/01/99       1,250          3,218       1,494          -          -            -                -           4,109
   159       07/01/99           -              -           -          -          -            -                -               -
   160       07/01/99           -            646         709          -          -            -                -               -
   161       07/01/99           -          2,561           -          -          -            -                -               -
   162       07/01/99         304          1,336         253      1,257          -            -                -           2,757
   163       07/01/99         548              -           -          -          -            -                -               -
   164       07/01/99       1,375          2,646         552          -          -            -                -           4,125
   165       07/01/99           -          6,177         596          -          -            -                -               -
   166       07/01/99         141          2,468         344        960          -            -              938             985
   167       07/01/99           -          1,189           -          -          -            -           34,313               -
   168       07/01/99         271          4,160         286        871          -            -           21,574           1,362
   169       07/01/99         576          1,062         142          -          -            -                -           2,889
   170       07/01/99         380          1,386         236      2,335          -            -                -           2,460
   171       07/01/99         417          3,852       1,022          -          -            -                -           4,215
   172       07/01/99           -              -           -          -          -            -                -               -
   173       07/01/99         118          3,047         324          -          -            -            4,025             474
   174       07/01/99           -          2,734         378          -          -            -                -               -
   175       07/01/99         118          5,257       2,500          -          -            -              757           1,180
   176       07/01/99           -          2,602         953          -          -            -                -               -
   177       07/01/99         287          1,835         911      1,526          -            -                -               -
   178       07/01/99         750          2,216         206      1,289        386            -                -               -
   179       07/01/99           -          2,949         700      1,350          -            -                -               -
   180       07/01/99           -          2,054         668          -          -            -                -               -
   181       07/01/99         131              -           -        438          -            -                -             925
   182       07/01/99       1,000          1,380         672          -          -            -           11,434          11,707
   183       07/01/99       1,008          2,960         841          -          -            -            4,025           4,032
   184       07/01/99           -          2,564         384          -          -            -                -         350,000
   185       07/01/99       1,115          2,391         405          -          -            -                -           1,115
   186       07/01/99         750          1,476         355        945          -            -                -           7,500
   187       07/01/99           -          1,498       1,165          -          -            -           26,400               -
   188       07/01/99           -          1,186          64          -          -            -                -               -
   189       07/01/99         313          6,720       1,503          -          -            -                -           2,813
   190       07/01/99          62          1,324         188        800          -            -                -             309
   191       07/01/99       1,034          3,038         158          -          -            -            3,771           5,187
   192       07/01/99           -              -           -        415          -            -            2,940               -
   193       07/01/99           -          1,831         100          -          -            -                -               -
   194       07/01/99           -          5,120         557          -          -            -                -               -
   195       07/01/99           -          2,646           -          -          -            -           25,175               -
   196       07/01/99           -          1,161         485          -          -            -              122               -
   197       07/01/99           -          3,547         335          -          -            -           26,666               -
   198       07/01/99           -          1,437         253          -          -            -                -               -
   199       07/01/99           -          1,884         143      2,500          -            -                -               -
   200       07/01/99         139              -           -        463          -            -                -             981
   201       07/01/99         138            260         170        732          -            -                -             276
   202       07/01/99           -          1,541         130          -          -            -                -               -
   203       07/01/99         958          1,957         379          -          -            -                -           2,874
   204       07/01/99           -          1,505         415          -          -            -              940               -
   205       07/01/99         550            541         237          -          -            -                -           4,400
   206       07/01/99           -          2,039           -          -          -            -                -               -
   207       07/01/99         650          1,646         198          -          -            -            6,488           1,302
   208       07/01/99           -          1,316         306          -          -            -                -               -
   209       07/01/99           -            545         189          -          -            -                -               -
   210       07/01/99           -          1,437         542          -          -            -                -               -
   211       07/01/99          67              -           -          -          -            -                -             473
   212       07/01/99          61              -           -          -          -            -                -             426
   213       07/01/99           -          1,019         268          -          -            -                -           4,140
   214       07/01/99           -          1,108           -          -          -            -                -               -
   215       07/01/99           -          2,534         232          -          -            -                -               -
   216       07/01/99           -          1,696         188          -          -            -           40,404               -
   217       07/01/99           -          4,176         714          -          -            -                -               -
   218       07/01/99         515            479         433          -          -            -           19,575           3,102
   219       07/01/99           -            986          57          -          -            -                -               -
   220       07/01/99           -            972         121          -          -            -                -               -
   221       07/01/99           -          1,010          83          -          -            -                -               -
   222       07/01/99           -          1,071         388          -          -            -                -               -
   223       07/01/99           -          1,464       2,183          -          -            -                -               -
   224       07/01/99           -            947         286          -          -            -                -               -
   225       07/01/99           -            849         400          -          -            -                -               -
   226       07/01/99         422          1,808         128          -          -            -                -           3,405
   227       07/01/99           -            466       3,700          -          -            -                -               -
   228       07/01/99           -          2,749         580          -          -            -            4,249               -
   229       07/01/99           -          2,180         250          -          -            -                -               -
   230       07/01/99           -            516         191          -          -            -            9,711               -
   231       07/01/99           -          1,483         148          -          -            -              781               -
   232       07/01/99           -            743         348          -          -            -                -               -
   233       07/01/99           -            824         587          -          -            -                -               -
   234       07/01/99           -          1,056         102        410          -            -                -               -

-----------------------------------------------------------------------------------------------------------------------
                                                                                 CURRENT
                         CURRENT    CURRENT          CURRENT     CURRENT         ECONOMIC
          CURRENT TAX   INSURANCE    TI/LC             P&I    ENVIRONMENTAL      RESERVE       FINANCIAL     FINANCIAL
  CONTROL   RESERVE      RESERVE    RESERVE          RESERVE     RESERVE        (& OTHER)      STATEMENT     STATEMENT
  NUMBER    BALANCE      BALANCE    BALANCE          BALANCE     BALANCE         BALANCE        PAYMENT       BALANCE
-----------------------------------------------------------------------------------------------------------------------
    1      1,109,780     186,785          -              -        9,924         2,649,500            -           -
   1.10
   1.20
   1.30
   1.40
   1.50
   1.60
   1.70
   1.80
   1.90
   1.91
   1.92
   1.93
   1.94
   1.95
   1.96
    2         45,022      56,995     23,314              -            -           396,943            -           -
    3              -           -          -              -            -                 -            -           -
    4          7,341       6,784          -              -            -                 -            -           -
    5              -           -     12,500              -            -                 -            -           -
    6        108,121      16,145          -              -            -                 -            -           -
   6.10       50,144       7,487          -              -            -                 -            -           -
   6.20       73,423      10,965          -              -            -                 -            -           -

    7        122,913      27,856          -              -            -                 -          487       2,920
   7.10      106,935      24,190          -              -            -                 -          387       2,320
   7.20       15,978       3,666          -              -            -                 -          100         600
    8         25,691       8,560  2,900,000              -            -               923            -           -
    9         36,396       6,755          -              -            -                 -            -           -
    10             -           -          -              -            -                 -            -           -
    11        29,233      10,588          -              -            -                 -          446       3,567
    12        55,304       1,974          -              -        2,500         1,018,493            -           -
    13        82,296           -          5              -            -               129            -           -
    14        47,508      26,895          -              -            -            15,000            -           -
    15       117,074      53,321          -              -            -         1,114,480            -           -
    16        50,113      15,034          -              -            -                 -            -           -
    17        25,031           -          -              -            -            14,199            -           -
    18        83,795           -          -              -            -                 -            -           -
  18.10        8,170           -          -              -            -                 -            -           -
  18.20       21,277           -          -              -            -                 -            -           -
  18.30       18,818           -          -              -            -                 -            -           -
  18.40       19,115           -          -              -            -                 -            -           -
  18.50        9,366           -          -              -            -                 -            -           -
  18.60       18,570           -          -              -            -                 -            -           -
    19        44,979       8,172     20,355              -            -                 -            -           -
    20        61,809       3,754          -              -      100,000                 -            -           -
    21        25,190       2,913          -              -            -                 -            -           -
    22        40,787           -          -              -            -                 -            -           -
  22.10        8,008           -          -              -            -                 -            -           -
  22.20        4,707           -          -              -            -                 -            -           -
  22.30        4,907           -          -              -            -                 -            -           -
  22.40        8,319           -          -              -            -                 -            -           -
  22.50       14,846           -          -              -            -                 -            -           -
    23        79,047       3,414     21,430              -            -                 -            -           -
    24        35,535      10,977          -              -            -                 -            -           -
    25         9,176           -          -              -            -                 -            -           -
    26             -           -          -              -            -                 -            -           -
    27        78,454      17,296    154,579              -            -                 -            -           -
    28        80,698           -          -              -            -                 -            -           -
  28.10       22,460           -          -              -            -                 -            -           -
  28.20       26,802           -          -              -            -                 -            -           -
  28.30       31,436           -          -              -            -                 -            -           -
    29        73,836       8,819     15,430              -            -            77,270            -           -
    30       175,530      16,672     61,345              -            -            22,266            -           -
    31        12,757      26,579          -              -            -                 -            -           -
    32        49,620       4,989          -              -            -           850,000            -           -
    33        37,030       3,077          -         91,982            -                 -          217         650
  33.10
  33.20
  33.30
    34       (23,442)     22,103          -              -            -                 -            -           -
    35        12,475       7,589          -              -            -                 -            -           -
    36        46,475       1,666     12,000              -            -                 -            -           -
    37        96,543      26,255          -              -            -           180,132            -           -
    38        14,767      12,551          -              -            -                 -            -           -
    39        13,164       6,815     11,276              -            -            70,463            -           -
    40        23,195      32,983          -              -            -                 -            -           -
    41        10,541       2,083     10,812              -            -                 6            -           -
    42             -           -    205,234              -            -                 -            -           -
    43        12,775           -     38,738              -            -                 -            -           -
    44             -           -          -              -            -                 -            -           -
    45        10,262       3,865          -              -            -                 -            -           -
    46        31,686           -     38,092              -            -                 -            -           -
    47        31,563       6,442          -              -            -                 -          203         609
    48           407          40          -              -            -                 -            -           -
    49             -       5,849          -              -            -                 -            -           -
  49.10
  49.20
  49.30
    50        76,603       4,961    262,751              -            -                 -            -       2,000
    51         8,140           -          -              -            -                 -            -           -
    52             -           -     10,981              -            -                 -            -           -
    53        51,218      36,727          -              -            -                 -            -           -
    54         7,887           -          -              -            -                 -            -           -
    55        57,818          33          -              -        1,027           126,396            -       2,230
    56        13,483       9,842          -              -            -                 -            -           -
    57        70,492      19,293          -              -            -                 -          125         500
    58             -           -          -              -            -                 -            -       1,125
    59        27,663       5,366          -              -        1,168            26,985          179       2,150
    60        16,353      11,779          -              -            -                 -            -           -
    61             -           -          -              -            -                 -            -           -
    62        38,260       1,875      6,560              -            -                 -            -           -
    63       114,762       5,076    238,521              -       31,125            50,000          175         875
    64        22,798       7,724          -              -        1,875                 -            -           -
    65         9,335       9,193          -              -            -                 -            -           -
    66             -       4,355     15,125              -            -            18,494            -           -
    67        24,289       2,190          -              -            -                 -          171         512
    68             -           -      1,157              -            -                 -            -           -
    69        38,667       6,067     13,125              -            -             1,300            -           -
    70        57,847       6,447          -        176,183            -                 -            -           -
    71        29,514       3,010     87,579        300,316            -                 -            -           -
    72         3,096       6,690          -              -            -                 -            -           -
    73        19,538      28,558          -              -            -                 -            -           -
    74        13,230           -          -              -            -                 -            -           -
    75        64,483      18,750          -              -            -                 -            -           -
    76        28,943       3,538          -              -            -                 -            -           -
    77        24,218       4,783          -              -            -                 -          154         617
  77.10        9,760        (201)         -              -            -                 -           61         246
  77.20        6,745         804          -              -            -                 -           51         204
  77.30        7,713       4,180          -              -            -                 -           42         167
    78        10,870       4,544          -              -            -                 -            -           -
    79        18,366       3,682          -              -            -                 -            -           -
    80         5,647      14,927          -              -            -                 -            -           -
    81       221,297      11,674          -              -            -                 -            -           -
    82        19,500       3,235    514,945              -            -                 -            -           -
    83        22,125       4,317    143,136              -            -                 -            -           -
    84        28,846           -          -              -            -            16,388            -           -
    85        24,661       2,230     20,916              -            -                 -            -           -
    86        43,111       1,925          -              -            -                 -            -           -
    87        14,644       6,095          -              -            -                 -            -           -
    88             -       9,950          -              -        1,125                 -           58         117
  88.10            -       4,108          -              -        1,125                 -            -           -
  88.20            -       5,842          -              -            -                 -           58         117
    89             -       5,873          -              -            -                 -            -       1,680
    90        15,079      15,445          -              -            -                 -            -           -
   100         5,961           -          -              -        1,136                 -          142         425
   101        18,976       9,221    660,159              -            -                 -          138         553
  101.10
  101.20
  101.30
  101.40
  101.50
  101.60
   102        18,581       3,805          -              -            -                 -            -           -
   103        39,509      19,153     13,874              -            -                 -            -           -
   104        10,194       2,452     21,647              -            -            90,157            -           -
   105        27,909       3,238          -              -            -                 -            -           -
   106        23,992      28,359          -              -        1,262                 -          129         775
  106.10
  106.20
   107             -       3,997          -              -            -                 -          125         250
   108        29,534      10,222     18,106              -            -             2,490            -           -
   109        14,229      12,802          -              -        1,125                 -          126         506
   110        13,483      11,013          -              -            -                 -            -           -
   111        43,775       3,214          -              -          627                 -          121         362
   112        35,889      17,313          -              -        1,139                 -          125         625
   113        76,377       6,126     12,753         22,551            -                 -            -           -
   114         2,938         667          -              -            -                 -            -           -
   115             -       6,010          -              -            -                 -            -       1,416
   116         5,663       3,560          -              -            -                 -            -           -
   117         5,578           -    260,000              -            -                 -          117         350
   118             -           -          -              -            -                 -            -           -
   119        24,573       5,239          -              -            -                 -            -           -
   120        20,372       3,764      2,903              -            -                 -            -           -
   121        15,852       4,488          -              -            -                 -            -           -
   122        39,875       4,909     15,234              -            -             7,654            -           -
   123        49,662         303          -              -            -                 -            -           -
   124        21,154      11,041          -              -            -                 -            -           -
   125        25,028       5,661          -              -            -                 -            -           -
   126        31,773      12,798     44,526              -            -                 -            -           -
   127        20,076      25,098          -              -        2,092                 -          104         625
   128        67,197      27,662          -              -            -                 -            -           -
  128.10
  128.20

   129        13,002       1,161          -              -            -                 -            -           -
  129.10
  129.20
   130        27,628       6,034     23,023              -            -                 -            -           -
   131        26,398           -          -              -          350                 -            -           -
   132         9,114       6,115          -              -        1,125                 -            -           -
   133        15,044      11,993          -              -            -                 -            -           -
   134         6,398       4,814          -              -            -                 -            -           -
   135        15,514           -     10,278              -            -                 -           94         375
   136        13,570       2,859          -              -            -                 -            -           -
   137           785      11,589          -              -            -                 -            -           -
   138        30,457       5,742          -              -            -                 -            -           -
   139        35,371      11,743          -              -            -                 -            -           -
   140        13,641       1,228          -              -            -                 -            -           -
   141         6,637       4,765          -              -            -                 -           94         375
   142        32,075       5,115          -              -            -                 -            -           -
   143        15,040       5,231      5,210              -            -                 -            -           -
   144        15,490       4,394          -              -            -                 -            -           -
   145         3,072       4,614    125,370              -        1,128            42,542           84         169
   146        11,865       3,701          -              -            -                 -            -           -
   147        40,255           -          -              -            -             1,844           85         340
  147.10
  147.20
  147.30
   148         5,743       6,376          -              -            -                 -            -           -
   149         3,718         350          -              -            -                 -            -           -
   150         7,950      10,907     50,000              -        1,125                 -            -           -
   151         1,473       6,015          -              -        1,067                 -            -           -
   152        17,131       2,010          -              -            -                 -            -           -
   153        36,004       3,806          -              -            -                 -            -           -
   154        22,304       3,092      1,760              -            -           138,440            -           -
   155        18,851       5,191     12,836              -            -                 -            -           -
   156         6,562         848          -              -            -                 -           75         150
   157         4,335       2,732          -              -        1,125                 -           71         283
   158          (264)      1,469          -              -            -                 -            -           -
   159             -           -          -              -            -                 -            -           -
   160           646       5,443          -              -            -                 -           71         212
   161         6,437           -          -              -            -                 -            -           -
   162        14,691         435     11,399              -            -                 -            -           -
   163             -           -      4,431              -            -                 -            -           -
   164        15,878       3,862          -              -            -                 -            -           -
   165        12,353       1,787          -              -            -                 -           65         194
   166        21,991       3,096     21,718              -            -                 -            -           -
   167         9,512           -          -              -            -                 -            -           -
   168        29,119       1,719      4,371              -            -             5,000            -           -
   169         8,313       1,112          -              -            -                 -            -           -
   170         2,803       1,870     44,365              -            -                 -            -           -
   171        23,112       8,178          -              -            -                 -            -           -
   172             -           -          -              -            -                 -            -           -
   173        22,301       1,621          -              -            -                 -            -           -
   174        19,139       1,891          -              -            -                 -            -           -
   175        31,541      28,674          -              -            -             2,000            -           -
   176        18,217       8,579          -              -       20,237                 -           61         243
   177        14,676       5,466     22,772              -            -                 -            -           -
   178         4,868         699      6,445          1,930            -                 -            -           -
   179        24,842       2,799      4,050              -        1,336             2,800           60         239
   180         9,920       3,187          -              -            -                 -            -           -
   181             -           -      3,541              -            -                 -            -           -
   182         6,788      13,778          -              -            -                 -            -           -
   183        18,249       4,767          -              -            -                 -            -           -
   184        19,624       1,939      6,480              -            -                 -            -           -
   185         2,391         405          -              -            -                 -            -           -
   186        14,522       3,513      9,453              -            -                 -            -           -
   187        10,487       6,990          -              -            -                 -           52         156
   188         4,742         256    100,000              -            -                 -            -           -
   189        46,472      12,288          -              -            -                 -            -           -
   190         4,461         637      4,011              -            -                 -            -           -
   191         9,209         474          -              -            -                 -            -           -
   192             -           -      3,356              -            -                 -            -           -
   193         8,515         500          -              -            -                 -           49         148
   194        25,601       3,427          -              -            -                 -           50         297
   195        21,166           -          -              -            -                 -            -           -
   196         8,542           -          -              -            -                 -            -           -
   197        21,284       1,673          -              -        1,137                 -           48         239
   198         5,567       2,778          -              -            -                 -            -           -
   199         3,767       1,434      2,500              -        1,125                 -           50         100
   200             -           -      3,744              -            -                 -            -           -
   201         1,298       1,696      1,465              -            -                 -            -           -
   202         9,752         825          -              -            -                 -            -           -
   203        11,744       2,656          -              -            -                 -            -           -
   204        13,546       2,489          -              -            -                 -            -           -
   205         2,100       2,843          -              -            -                 -            -           -
   206         6,328           -          -              -            -                 -            -           -
   207         3,293       2,534          -              -            -                 -            -           -
   208         2,557         592          -              -            -                 -            -           -
   209         1,750       1,887          -              -            -                 -            -           -
   210         7,255       2,154          -              -            -                 -            -           -
   211             -           -          -              -            -                 -            -           -
   212             -           -          -              -            -                 -            -           -
   213         6,364       4,559          -              -            -                 -            -           -
   214         8,868           -          -              -            -                 -            -           -
   215        17,738       1,853          -              -            -             5,000            -           -
   216        11,190       1,243          -              -            -                 -            -           -
   217         7,988       1,366          -              -            -                 -            -           -
   218         3,124       2,827          -              -            -                 -            -           -
   219         7,999         466          -              -            -                 -            -           -
   220             -           -          -              -            -                 -            -           -
   221         2,586         213          -              -            -                 -            -           -
   222         1,499       1,344          -              -            -                 -            -           -
   223        11,709       1,928          -              -        1,068                 -            -           -
   224         6,629       3,332          -              -            -                 -            -           -
   225         6,489       3,054          -              -            -                 -            -           -
   226        18,172       1,534          -              -            -                 -            -           -
   227         3,730       3,700          -         27,822            -                 -            -           -
   228         9,244       1,739          -              -            -                 -            -           -
   229        15,474         925          -              -            -                 -            -           -
   230         1,547         572          -              -            -                 -            -           -
   231        14,630       1,333          -              -            -                 -            -           -
   232         6,683       3,832          -              -            -                 -            -           -
   233         5,770       5,152          -              -            -                 -            -           -
   234           935       1,019      3,308              -            -                 -            -           -

                                                                         ANNEX B


                              INTEREST ONLY LOANS






                                                     ORIGINAL INTEREST     REMAINING INTEREST
 CONTROL #     LOAN #          PROPERTY NAME            ONLY PERIOD           ONLY PERIOD
     58       2261       Iron Mountain Building               7                     0
    147       6347       Captec Franchise III                24                    21
    101       6348       Captec Franchise IV                 24                    21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX C


                            AFFILIATED BORROWERS(1)



                                               PERCENT OF
                                              CUT-OFF DATE     RELATIONSHIP OF
                LOAN NUMBERS                     BALANCE           BORROWER        CROSS-COLLATERALIZED AND CROSS-DEFAULTED
-------------------------------------------- -------------- --------------------- -----------------------------------------
        6218, 6219, 6620, 6621, 6223               0.78%    Affiliated Entities    Cross-collateralized and Cross-defaulted
              6029, 6033, 6034                     0.70%    Affiliated Entities    Cross-collateralized and Cross-defaulted
         4164695, 4164709, 4164733,
         4164814, 4164831, GL991009                0.98%    Affiliated Entities    Cross-collateralized and Cross-defaulted
  4164873, 4164954, 6031, 6032, 6217, 6222         0.98%    Affiliated Entities                       No
                                                   ----
                    TOTAL                          3.44%
--------------------------------------------       ----
           03-0221331, 03-0221428                  1.52%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
                  5410,5551                        1.51%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
           03-0221361, 03-0221362                  1.40%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
           03-0810081, 03-0810102                  1.35%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
            215990028, 215990053                   1.34%        Same Borrower      Cross-collateralized and Cross-defaulted
--------------------------------------------       ----     --------------------- -----------------------------------------
                  5201,6098                        1.33%        Same Borrower      Cross-collateralized and Cross-defaulted
--------------------------------------------       ----     --------------------- -----------------------------------------
                  5554,5655                        1.14%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
     03-0810083, 03-0810084, 03-0810086,
           03-0810087, 03-0810089                  1.14%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
           03-0221365, 03-0221366                  1.07%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
           03-0221336, 03-0221425                  0.76%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
                  1109,5942                        0.72%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
                  6415,6416                        0.71%    Same Borrower                             No
--------------------------------------------       ----     --------------------- -----------------------------------------
           03-0810090, 03-0810112                  0.67%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
              4163231, 4165039                     0.62%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
                  6347,6348                        0.60%    Same Borrower                             No
--------------------------------------------       ----     --------------------- -----------------------------------------
       410990035, 410990036, 410990037             0.59%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
            400980013, 400980014                   0.48%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
              5623, 5624, 5625                     0.42%    Affiliated Entities                Cross-defaulted
--------------------------------------------       ----     --------------------- -----------------------------------------
                  5434,5435                        0.39%    Same Borrower          Cross-collateralized and Cross-defaulted
--------------------------------------------       ----     --------------------- -----------------------------------------
              4162471, 4163281                     0.22%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------
              4161262, 4163176                     0.22%    Affiliated Entities                       No
--------------------------------------------       ----     --------------------- -----------------------------------------

--------
(1) Affiliated Borrower means that a principal of or person that has control of a borrower (through ownership of a controlling interest in its general partner or managing member or otherwise) also has control of another borrower (in any such manner).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX D
--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999        BOND PAYMENT SUMMARY                 PAGE # 1-1
RECORD DATE: 30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
                            Original Certificate       Beginning Certificate        Principal                 Interest
   Class       Cusip#             Balance                     Balance              Distribution              Distribution
-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  Prepayment Penalties        Collateral Support       Total Distribution       Ending Certificate
        (PP/YMC)                   Deficit                                           Balance
                              Allocation/(Reimb)
-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   Class     Cusip#     Original Notional        Beginning Notional        Interest Distribution       Prepayment Penalties
                             Amount                    Amount                                               (PP/YMC)
-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
   Total Distribution          Ending Notional
                                   Balance
------------------------------------------------------------










------------------------------------------------------------

------------------------------------------------------------


If there are any questions or comments, please contact the Administrator listed below.

--------------------------------------------------------------------------------
                                Nina Velastegui
                            The Chase Manhattan Bank
                         450 West 33rd Street, 15 Floor
                               New York, NY 10001
                                  212-946-7600
--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999        BOND PAYMENT SUMMARY                 PAGE # 1-2
RECORD DATE: 30-Jul-1999


Factor Information Per $1,000
-----------------------------------------------------------------------------------------------------------------
  Class     Cusip#    Principal Distribution   Interest Distribution     End Prin Balance      Pass Through Rate
-----------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------
Factor Information Per $1,000      Pass Through Rates
-----------------------------------------------------------------------------------------------------------------
  Class     Cusip#    Interest Distribution       Ending Notional     Current Pass Through     Next Pass Through
                                                     Balance                  Rate                  Rate
-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999        BOND PAYMENT SUMMARY                 PAGE # 2-1
RECORD DATE: 30-Jul-1999


Sec. 4.02(a)(iii)        P&I Advances

Sec. 4.02(a)(iv)         Servicing Compensation

Sec. 4.02(a)(iv)         Trustee Compensation

Sec. 4.02(a)(iv)         Special Servicing Compensation

Sec. 4.02(a)(v)          Aggregate Stated Principal Balance

Sec. 4.02(a)(vi)         Aggregate Number of Mortgage

                         Aggregate Mortgage Principal Balance

                         Weighted Average Remaining Term to Maturity

                         Weighted Average Mortgage Rate

Sec. 4.02(a)(vii)        Loans Delinquent


--------------------------------------------------------------------------------
     Period              Number              Aggregated Principal
                                                   Balance
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

Sec. 4.02(a)(viii)       Appraisal Value of REO Property

Sec. 4.02(a)(x)          Accrued Certificate Interest

--------------------------------------------------------------------------------
     Class         Accrued Cert Interest       Cert Deferred Interest
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999        BOND PAYMENT SUMMARY                 PAGE # 2-2
RECORD DATE: 30-Jul-1999

Sec. 4.02(a)(xvi)        Appraisal Redemption Amounts

--------------------------------------------------------------------------------
     Loan Number         Appraisal Reductions          Appraisal Reductions
                              Effected                      Amounts

--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

Sec. 4.02(a)(xviii)      Class Unpaid Interest Shortfall

--------------------------------------------------------------------------------
       Class                Current Unpaid             Cumulative Unpaid
                          Interest Shortfall           Interest Shortfall

--------------------------------------------------------------------------------










--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999                    DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS                        PAGE # 3-1
RECORD DATE: 30-Jul-1999

                                       STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
Ending Scheduled Balance Amount      Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
$1,000,000 or Less                     0                    0.00                0.00              0         0.000000       0.000000
$1,000,001 to $2,000,000               0                    0.00                0.00              0         0.000000       0.000000
$2,000,001 to $4,000,000               0                    0.00                0.00              0         0.000000       0.000000
$4,000,001 to $6,000,000               0                    0.00                0.00              0         0.000000       0.000000
$6,000,001 to $8,000,000               0                    0.00                0.00              0         0.000000       0.000000
$8,000,001 to $10,000,000              0                    0.00                0.00              0         0.000000       0.000000
$10,000,001 to $15,000,000             0                    0.00                0.00              0         0.000000       0.000000
$15,000,001 to $20,000,000             0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------
Average Principal Balance:                                  0.00


                                                 STRATIFICATION BY CURRENT NOTE RATE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
Current Note Rate                    Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
7.50000% or Less                       0                    0.00                0.00              0         0.000000       0.000000
7.51000% to 7.75000%                   0                    0.00                0.00              0         0.000000       0.000000
7.76000% to 8.00000%                   0                    0.00                0.00              0         0.000000       0.000000
8.01000% to 8.25000%                   0                    0.00                0.00              0         0.000000       0.000000
8.26000% to 8.50000%                   0                    0.00                0.00              0         0.000000       0.000000
8.51000% to 8.75000%                   0                    0.00                0.00              0         0.000000       0.000000
8.76000% to 9.00000%                   0                    0.00                0.00              0         0.000000       0.000000
9.01000% to 9.25000%                   0                    0.00                0.00              0         0.000000       0.000000
9.26000% to 9.50000%                   0                    0.00                0.00              0         0.000000       0.000000
9.51000% to 9.75000%                   0                    0.00                0.00              0         0.000000       0.000000
9.76000% to 10.00000%                  0                    0.00                0.00              0         0.000000       0.000000
10.01000% to 11.01000%                 0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999                    DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS                        PAGE # 3-2
RECORD DATE: 30-Jul-1999

                                       STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
   Remaining Stated Term             Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
70 months or Less                      0                    0.00                0.00              0         0.000000       0.000000
71 months to 90 months                 0                    0.00                0.00              0         0.000000       0.000000
91 months to 110 months                0                    0.00                0.00              0         0.000000       0.000000
111 months to 115 months               0                    0.00                0.00              0         0.000000       0.000000
116 months to 120 months               0                    0.00                0.00              0         0.000000       0.000000
121 months to 200 months               0                    0.00                0.00              0         0.000000       0.000000
201 months to 0 months                 0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------


                                  STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
   Remaining Stated Term             Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
70 months or Less                      0                    0.00                0.00              0         0.000000       0.000000
71 months to 90 months                 0                    0.00                0.00              0         0.000000       0.000000
91 months to 110 months                0                    0.00                0.00              0         0.000000       0.000000
111 months to 115 months               0                    0.00                0.00              0         0.000000       0.000000
116 months to 120 months               0                    0.00                0.00              0         0.000000       0.000000
121 months to 200 months               0                    0.00                0.00              0         0.000000       0.000000
201 months to 0 months               0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999                    DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS                        PAGE # 3-3
RECORD DATE: 30-Jul-1999

                                       STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
Debt Service Coverage Ratio          Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
1.000000 or Less                       0                    0.00                0.00              0         0.000000       0.000000
1.010000 to 1.200000                   0                    0.00                0.00              0         0.000000       0.000000
1.210000 to 1.240000                   0                    0.00                0.00              0         0.000000       0.000000
1.250000 to 1.300000                   0                    0.00                0.00              0         0.000000       0.000000
1.310000 to 1.400000                   0                    0.00                0.00              0         0.000000       0.000000
1.410000 to 1.500000                   0                    0.00                0.00              0         0.000000       0.000000
1.510000 to 1.600000                   0                    0.00                0.00              0         0.000000       0.000000
1.610000 to 1.700000                   0                    0.00                0.00              0         0.000000       0.000000
1.710000 to 1.800000                   0                    0.00                0.00              0         0.000000       0.000000
1.810000 to 1.900000                   0                    0.00                0.00              0         0.000000       0.000000
1.910000 to 2.000000                   0                    0.00                0.00              0         0.000000       0.000000
2.010000 to 2.300000                   0                    0.00                0.00              0         0.000000       0.000000
2.310000 to 2.400000                   0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------


                                                    STRATIFICATION BY SEASONING
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
       Seasoning                     Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
12 months or Less                      0                    0.00                0.00              0         0.000000       0.000000
13 months to 24 months                 0                    0.00                0.00              0         0.000000       0.000000
25 months to 36 months                 0                    0.00                0.00              0         0.000000       0.000000
37 months to 48 months                 0                    0.00                0.00              0         0.000000       0.000000
49 months to 60 months                 0                    0.00                0.00              0         0.000000       0.000000
61 months to 72 months                 0                    0.00                0.00              0         0.000000       0.000000
73 months to 84 months                 0                    0.00                0.00              0         0.000000       0.000000
85 months to 96 months                 0                    0.00                0.00              0         0.000000       0.000000
97 months to 108 months                0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999                    DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS                        PAGE # 3-4
RECORD DATE: 30-Jul-1999

                                                STRATIFICATION BY STATE CODE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
      State Code                     Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
ARIZONA                                0                    0.00                0.00              0         0.000000       0.000000
CALIFORNIA                             0                    0.00                0.00              0         0.000000       0.000000
COLORADO                               0                    0.00                0.00              0         0.000000       0.000000
CONNECTICUT                            0                    0.00                0.00              0         0.000000       0.000000
FLORIDA                                0                    0.00                0.00              0         0.000000       0.000000
GEORGIA                                0                    0.00                0.00              0         0.000000       0.000000
ILLINOIS                               0                    0.00                0.00              0         0.000000       0.000000
INDIANA                                0                    0.00                0.00              0         0.000000       0.000000
MASSACHUSETTS                          0                    0.00                0.00              0         0.000000       0.000000
MARYLAND                               0                    0.00                0.00              0         0.000000       0.000000
MICHIGAN                               0                    0.00                0.00              0         0.000000       0.000000
MISSOURI                               0                    0.00                0.00              0         0.000000       0.000000
NEW JERSEY                             0                    0.00                0.00              0         0.000000       0.000000
NEW YORK                               0                    0.00                0.00              0         0.000000       0.000000
OHIO                                   0                    0.00                0.00              0         0.000000       0.000000
OREGON                                 0                    0.00                0.00              0         0.000000       0.000000
PENNSYLVANIA                           0                    0.00                0.00              0         0.000000       0.000000
SOUTH CAROLINA                         0                    0.00                0.00              0         0.000000       0.000000
TENNESSEE                              0                    0.00                0.00              0         0.000000       0.000000
TEXAS                                  0                    0.00                0.00              0         0.000000       0.000000
VIRGINIA                               0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------


                                              STRATIFICATION BY PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Weighted Average
                                     # of        Principal Balance          % of Agg.          ------------------------------------
    Property Type                    Loans              ($)                 Prin. Bal.          WAM        Note Rate(%)     DSCR
-----------------------------------------------------------------------------------------------------------------------------------
Office                                 0                    0.00                0.00              0         0.000000       0.000000
Industrial                             0                    0.00                0.00              0         0.000000       0.000000
Multi-Family                           0                    0.00                0.00              0         0.000000       0.000000
Retail, Anchored                       0                    0.00                0.00              0         0.000000       0.000000
Detail, Unanchored                     0                    0.00                0.00              0         0.000000       0.000000
Ministorage                            0                    0.00                0.00              0         0.000000       0.000000
Multiple                               0                    0.00                0.00              0         0.000000       0.000000






-----------------------------------------------------------------------------------------------------------------------------------
  Totals                               0                    0.00                0.00              0         0.000000       0.000000
-----------------------------------------------------------------------------------------------------------------------------------


Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation.
--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999        DELINQUENCY DETAIL                    PAGE # 4-1
RECORD DATE: 30-Jul-1999


-----------------------------------------------------------------------------------------------------------------------------------
                 Offering         # of            Paid            Current           Current       Outstanding           Advance
   Loan         Memo Cross       Months         Through            Loan               P&I            P&I               Description
  Number         Reference     Delinquent         Date            Balance           Advances       Advances**             (I)
-----------------------------------------------------------------------------------------------------------------------------------








                                                 NO DELINQUENT LOAN REPORTED THIS PERIOD







-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                          Outstanding         Outstanding
 Loan         Special                            Current Property           Property            Property
Status        Servicer        Foreclosure           Protection             Protection          Bankruptcy
 (II)        Start Date          Date                Advances               Advances              Date              REO Date
-----------------------------------------------------------------------------------------------------------------------------------



















-----------------------------------------------------------------------------------------------------------------------------------
(I) Advance Description:   A. In grace period                       (II) Loan Status Code:
                           B. Late but (less than) 1 month               1. Specially Serviced      6. Discounted Payoff
                           1. 1 month delinquent                         2. Foreclosure             7. Foreclosure Sale
                           2. 2 months delinquent                        3. Bankruptcy              8. Bankruptcy Sale
                           3. 3+ months delinquent                       4. REO                     9. REO Disposal
                                                                         5. Prepayment in Full      10. Modification/Workout
                                                                                                    11. Rehabilitation
**Outstanding P&I advances include current period
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999      HISTORICAL INFORMATION                  PAGE # 5-1
RECORD DATE: 30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                Delinquencies
Distrib. --------------------------------------------------------------------------------------------------------------------------
 Date        1 Month            2 Months            3 Months(+)         Foreclosures             REO            Modifications
         --------------------------------------------------------------------------------------------------------------------------
           #     Balance      #     Balance        #     Balance       #     Balance        #     Balance      #     Balance
-----------------------------------------------------------------------------------------------------------------------------------
8/17/99    0     $0.00        0     $0.00          0     $0.00         0     $0.00          0     $0.00        0     $0.00










*** Note: Foreclosures and REO Totals are excluded from the Delinquent Aging Categories
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          Prepayments                             Rates & Maturities
--------------------------------------------------------------------------------
 Curtailment            Payoffs                  Next Weighted Avg.
--------------------------------------------------------------------
 #      Balance      #     Balance               Coupon        Remit     WAM
--------------------------------------------------------------------------------
 0       $0.00       0      $0.00                0.000000    0.000000     0













--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999        LOAN STATUS DETAIL                    PAGE # 6-1
RECORD DATE: 30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
 Loan      Offering        Property         Standard         State       Principal & Interest      Gross      Maturity        Neg
Number       Memo            Type         Metropolitan                          Payment            Coupon       Date          Amt
            Cross            (I)          Statistical                                                                         Flag
          Reference                           Area
-----------------------------------------------------------------------------------------------------------------------------------
EXAMPLE      N/A             N/A              N/A             N/A               $0.00              00000         N/A           N/A















-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
   Beginning             Ending Scheduled         Paid           Appraisal      Appraisal      Has Loan        Loan
Scheduled Balance             Balance            Through         Reduction      Reduction      Ever Been      Status
                                                  Date              Date         Amount        Specially       Code
                                                                                               Serviced?       (II)
                                                                                                (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
       $0.00                     $0.00            N/A              N/A            $0.00          N              N/A










-----------------------------------------------------------------------------------------------------------------------------------
(I) Property Type Code:      6. Non-Exempt      12. Hotel                 (II) Loan Status Code:          6. Discounted Payoff
1. Single Family             7. Church          13. Industrial                 1. Specially Serviced      7. Foreclosure Sale
2. Multi-Family              8. School, HCF, WF 14. Industrial/Flex            2. Foreclosure             8. Bankruptcy Sale
3. Condo, Co-op or TH        9. Retail          15. Multiple properties        3. Bankruptcy              9. REO Disposal
4. Mobile Home               10. Office         16. MiniStorage                4. REO                     10. Modification/Workout
5. Plan Unit Development     11. Retail/Office  32. Warehouse                  5. Prepayment in Full      11. Rehabilitation
-----------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999       MODIFIED LOAN DETAIL                   PAGE # 7-1
RECORD DATE: 30-Jul-1999

-------------------------------------------------------------------------------
 Loan      Offering        Modification           Modification Description
Number       Memo             Date
            Cross
          Reference
-------------------------------------------------------------------------------






                   NO MODIFIED LOANS REPORTED THIS PERIOD






--------------------------------------------------------------------------------

[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999         ADVANCE SUMMARY                      PAGE # 8-1
RECORD DATE: 30-Jul-1999
-------------------------------------------------------------------------------

     Master Servicer P&I Advances Made

     Master Servicer Unembursed P&I Advanced Outstanding

     Interest Accrued & Payable to Master Servicer in Respect of Advances Made

                             SERVICING FEE BREAKDOWN

     Current Period Accrued Servicing

     Less Delinquent Servicing Fees

     Plus Additional Servicing Fees

     Less Reductions to Servicing Fees

     Plus Servicing Fees for Delinquent Payments Received

     Plus Adjustment for Prior Servicing Calculations

     Total Servicing Fees Collected

                   ALLOCATION OF INTEREST SHORTFALLS LOSSES & EXPENSES

-----------------------------------------------------------------------------------------------------------------------------------
 Class     Accrued Certificate      Prepayment Interest      Beginning Unpaid    Interest Loss   Expenses    Total Interest Payable
                Interest                Shortfall                Interest
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Certificate Interest              Ending Unpaid
   Distributable                     Interest
-------------------------------------------------------------------------------











--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999        PREPAYMENT DETAIL                     PAGE # 9-1
RECORD DATE: 30-Jul-1999
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                Offering                                                  Net                  Net              Mortgage
 Loan          Memo Cross         Curtailment          Payoff          Liquidation           Insurance          Repurchase
Number          Reference            Amount            Amount           Proceeds             Proceeds             Price
-----------------------------------------------------------------------------------------------------------------------------------






                                              NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD








-----------------------------------------------------------------------------------------------------------------------------------


[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999     SPECIALLY SERVICED LOANS                PAGE # 10-1
RECORD DATE: 30-Jul-1999
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                         SS                       Current      Balance                                        Net
Distribution     Loan                 Transfer     Spec Serv     Scheduled     Transfer     Prop               Interest    Operating
   Date         Number      OMCR        Date       Code (II)      Balance        Date      Type (I)     St      Rate        Income
-----------------------------------------------------------------------------------------------------------------------------------






                                          NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                            Debt Service
Distribution       NOI        Coverage        Maturity      Rem       Inspection     Appraisal       Appraisal
   Date            Date         Ratio           Date        Term         Date          Date            Value
-----------------------------------------------------------------------------------------------------------------------------------





                                          NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD






-----------------------------------------------------------------------------------------------------------------------------------

(I) Property Type Code:       6. Non-Exempt          12. Hotel
 1. Single Family             7. Church              13. Industrial
 2. Multi-Family              8. School, HCF, WF     14. Industrial/Flex
 3. Condo, Co-op or TH        9. Retail              15. Multiple properties
 4. Mobile Home              10. Office              16. MiniStorage
 5. Plan Unit Development    11. Retail/Office       32. Warehouse

(II) Special Service Code:
(1) Request to waive prepayment penalty        (5) In Foreclosure
(2) Payment default                            (6) Now REO
(3) Request to modify or workout               (7) Paid Off
(4) Borrower Bankruptcy                        (8) Returned to Master Servicer


[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C2
                        STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
DIST DATE:   17-Aug-1999       REALIZED LOSS DETAIL                  PAGE # 11-1
RECORD DATE: 30-Jul-1999
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
          Offering                                                     Gross                                     Net
           Memo                             Beginning                Proceeds %                     Net       Proceeds %
 Loan      Cross     Appraisal  Appraisal   Scheduled     Gross      Scheduled    Liquidation   Liquidation   Scheduled    Realized
Number   Reference     Date       Value      Balance     Proceeds    Principal     Expenses       Proceeds      Balance      Loss
-----------------------------------------------------------------------------------------------------------------------------------






                                          NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







-----------------------------------------------------------------------------------------------------------------------------------

[CHASE LOGO]             NATIONAL REALTY FUNDING L.C.
                                 MASTER SERVICER

                                         (Copyright) 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

                                                                        ANNEX E


           EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES




GREENWICH LOANS



 CONTROL                                         REP
  NUMBER                 NAME                  NUMBER                   EXCEPTION
---------   ------------------------------   ----------   ------------------------------------
 2          Bridgepointe                         (3)      Has the benefit of a
----        Shopping Center                      ---      non-consolidation opinion but the
            ------------------------------                borrower does not have an
                                                          independent director.
                                                          ------------------------------------
 38         Best Western Cascadia Inn           (44)      Does not contain provisions
 78         Shrewsbury Crossing Assisted        -----     providing for a lockbox at or
            Living Facility                               before the ARD date.
                                                          ------------------------------------
 82         6845 Deerpath Building
----        ------------------------------
 41         1000 Henry Street                   (38)      The Mortgaged Property has not
 45         Bayside Willows Apartments                    been inspected by the originator of
 80         Gillette Nursing Home                         the Mortgage Loan or the Seller
 126        Graham Center                                 within the 12 months preceding
 162        Tooele Main Street Shops                      the Closing Date.

BRIDGER FINANCE LOANS



 CONTROL                                     REP
  NUMBER                NAME               NUMBER                 EXCEPTION
---------   ---------------------------   --------   ----------------------------------
 105        Heritage Estates/Flamingo        (24)    A small portion of the site along
            Shores                                   the shoreline of Lake Jessie is
                                                     located in Flood Zone A-2, a
                                                     100-year flood zone. According to
                                                     the surveyor, no more than 10
                                                     pads (out of 205) are located
                                                     within this flood zone. The only
                                                     borrower-owned structure located
                                                     in the flood zone area is a small
                                                     maintenance facility. The
                                                     remaining portion of the site is
                                                     located in Flood Zone C. Flood
                                                     insurance was not required by the
                                                     Lender.
 121        Royal View Gardens               (39)    The related Mortgaged Property
                                                     also secures a subordinate lien.

NRFINANCE LOANS



 CONTROL                          REP
  NUMBER          NAME          NUMBER                  EXCEPTION
---------   ----------------   --------   -------------------------------------
 101        Captec IVa            (10)    The Mortgaged Properties
 147        Captec IIIa           ---     constituting the security consist of
----        ----------------              separate parcels leased to
                                          restaurant owners or operators as
                                          tenants. One of the tenants of the
                                          related Captec IIIa borrower and
                                          four of the tenants of the related
                                          Captec IVa borrower have been
                                          granted purchase options under
                                          their respective leases which
                                          entitle such tenants to acquire
                                          such parcels. In each case, the
                                          purchase price for such parcel is
                                          equal to a specific amount stated
                                          in the applicable tenant's lease.
                                          The related borrower may obtain
                                          a release of the Mortgage from
                                          each such parcel provided the
                                          entire amount payable by such
                                          tenant under its purchase option is
                                          paid directly to the Seller and the
                                          related borrower otherwise
                                          complies with all the requirements
                                          of the promissory note evidencing
                                          such Mortgage Loan with respect
                                          to the exercise of such purchase
                                          option.
                                          -------------------------------------
 157        Pacific Breeze        (10)    A small unimproved portion of the
            Apartments                    Mortgaged Property constituting
                                          the security is the subject of a
                                          potential adverse possession claim.
                                          The Seller has determined that
                                          releasing the disputed parcel will
                                          not have an adverse impact on the
                                          value of the Mortgaged Property.
                                          The Seller has agreed to consider
                                          releasing the disputed parcel from
                                          the lien of the related Mortgage
                                          provided certain conditions set
                                          forth in such Mortgage are
                                          satisfied.

 CONTROL                     REP
 NUMBER        NAME        NUMBER                  EXCEPTION
--------   ------------   --------   -------------------------------------
 24        Laguna            (10)    An agreement between the lender
           Properties                and the related borrower requires
           Building                  an unimproved portion of the
                                     Mortgaged Property
                                     (approximately 4.3 acres of the
                                     original 15.46 acre parcel) to be
                                     released provided certain
                                     conditions set forth in the
                                     agreement are satisfied. The
                                     related borrower is not required to
                                     pay any fee or premium in
                                     consideration for the release but is
                                     required to pay all costs and
                                     expenses incurred by the
                                     mortgagee in connection with the
                                     review and approval of the
                                     requested release and is required
                                     to provide any easement or similar
                                     agreements for the benefit of the
                                     mortgagee covering such matters
                                     as parking and access,
                                     maintenance, utilities, water and
                                     drainage, and restrictions on any
                                     construction or improvements to
                                     the released portion of the
                                     Mortgaged Property.

  CONTROL                                       REP
  NUMBER                  NAME                NUMBER                 EXCEPTION
----------   -----------------------------   --------   -----------------------------------
   231       Mt. Orange Mobile Home Park     (14)       The related Mortgage Loan
                                                        Documents, do not specifically
                                                        require the related borrower to
                                                        maintain business interruption or
                                                        rental continuation coverage.
                                                        However, the related Mortgage
                                                        permits the mortgagee to require
                                                        the related borrower to obtain and
                                                        maintain any insurance which the
                                                        mortgagee may reasonably require.


  216        Fulton East Shopping Center        (36)    The related Mortgage Loan
                                                        Documents for the referenced
  217        The Fur Plaza                              loans (collectively the "KeyBank
                                                        Small Loans") provide for full
  219        Renaissance Plaza                          recourse against the related
                                                        borrower (and in certain cases
  220        Freeway VIII Center                        against a principal of such
                                                        borrower).
  221        Jason Commercial Building
                                                        None of the related Mortgaged
  225        Lantern Arms Apartments                    Properties securing the KeyBank
                                              (38)      Small Loans were inspected by the
  230        Millville Retail Building                  originator prior to the Closing
                                                        Date, but each Mortgaged
  231        Mt. Orange Mobile Home Park                Property was reviewed in
                                                        connection with an appraisal of
                                                        each such Mortgaged Property
                                                        prior to the origination of the
                                                        related Mortgage Loan.

                                              (39)      The KeyBank Small Loans are
                                                        secured by Mortgages that do not
                                                        provide for acceleration of the
                                                        payment of the unpaid balance of
                                                        the Mortgage Loan if the related
                                                        borrower further encumbers the
                                                        related Mortgaged Property.

                                              (41)      With respect to the KeyBank
                                                        Small Loans, the related Mortgage
                                                        Loan Documents do not require
                                                        unsolicited annual operating
                                                        statements with respect to the
                                                        related Mortgaged Property but
                                                        require the related borrower, upon
                                                        request of the mortgagee, to
                                                        provide such operating statements
                                                        on a quarterly basis.

 CONTROL                         REP
 NUMBER          NAME          NUMBER                   EXCEPTION
--------   ----------------   --------   --------------------------------------
                                 (46)    With respect to each KeyBank
                                         Small Loan, the Mortgage Loan
                                         substantially complied with all of
                                         the terms, conditions, and
                                         requirements of the Seller's
                                         underwriting standards at the time
                                         of the Seller's purchase of such
                                         Mortgage Loan, subject to the
                                         following exceptions approved by
                                         the Seller upon its purchase of the
                                         Mortgage Loan: (a) all third party
                                         reports made on the related
                                         Mortgaged Property were
                                         abbreviated and contained less
                                         information than the third party
                                         reports on which the Seller relies
                                         for Mortgage Loans it originates;
                                         (b) other than an appraisal of the
                                         related Mortgage Property, no site
                                         inspection or independent market
                                         study was conducted prior to
                                         origination or purchase; (c) review
                                         and analysis of environmental
                                         conditions of the related
                                         Mortgaged Property was based on
                                         transaction screen assessments,
                                         rather than Phase I ESAs,
                                         performed on the Mortgaged
                                         Property; and (d) all loan
                                         write-ups for the Mortgage Loan
                                         were abbreviated and contained
                                         less information than the loan
                                         write-ups on which the Seller
                                         relies for Mortgage Loans it
                                         originates.
                                         --------------------------------------
 8         Palouse Empire        (29)    Lessor of the property is not
           Mall                          specifically required to enter into a
                                         new ground lease upon
                                         termination of such Ground Lease
                                         as a result of the rejection of such
                                         Ground Lease in a bankruptcy
                                         proceeding or otherwise.

 CONTROL                    REP
 NUMBER        NAME       NUMBER                  EXCEPTION
--------   -----------   --------   ------------------------------------
                            (40)    Annex A identifies several
                                    Mortgage Loans secured by
                                    Mortgaged Properties under
                                    common ownership. In addition,
                                    Annex C to this Prospectus
                                    Supplement identifies Mortgage
                                    Loans to affiliated borrowers and
                                    identifies in which instances the
                                    Mortgage Loans to such borrowers
                                    are cross-collateralized or
                                    cross-defaulted with other
                                    Mortgage Loans to the same or
                                    related borrowers.
                                    ------------------------------------
 107       Walgreens        (44)    Provides that after the Anticipated
                                    Prepayment Date, interest will
                                    accrue at a rate equal to the
                                    greater of (i) the interest rate in
                                    effect prior to the Anticipated
                                    Repayment Date plus two
                                    percentage points per annum, or
                                    (ii) the treasury rate plus two
                                    percentage points per annum.

                                                                        ANNEX F

-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR)
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C2
                           $776,136,000 (APPROXIMATE)
-------------------------------------------------------------------------------


The information included herein is provided solely by Prudential Securities Incorporated and Greenwich NatWest Limited, as agent for National Westminster Bank, Plc (collectively known as the "Underwriters") for the Prudential Securities Secured Financing Corporation, Series 1999-C2 transaction. The analysis in this report is based on information provided by Greenwich Capital Financial Products, Inc. ("Greenwich"), National Realty Finance L.C. ("NRF"), KeyBank National Association ("Key") and Bridger Commercial Realty Finance LLC ("Bridger"), collectively known as the "Loan Contributors." The Underwriters make no representations as to the accuracy of such information. All opinions and conclusions in this report are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments or commercial mortgage loans. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, the Underwriters do not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. The Underwriters (or any of their affiliates) or their officers, directors, analysts or employees may have positions in securities, or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, or derivative instruments. In addition, the Underwriters may make a market in the securities referred to herein, but are not obligated to do so. Finally, the Underwriters have not addressed the legal, accounting and tax implications of the analysis with respect to you and the Underwriters strongly urge you to seek advice from your counsel, accountant and tax advisor.

Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, or derivative instruments mentioned herein.


GREENWICH NATWEST
-----------------
---------



                                    NATIONAL
                                    REALTY
                                    FUNDING L.C.




                                                             BRIDGER
                                                             COMMERCIAL FUNDING



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR)
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C2
-------------------------------------------------------------------------------
                           $776,136,000 (APPROXIMATE)



APPROXIMATE SECURITIES STRUCTURE:

                                             APPROX.                                  WEIGHTED
                                          FACE/NOTIONAL       EXPECTED CREDIT         AVERAGE        PRINCIPAL
                    EXPECTED RATING          AMOUNT               SUPPORT               LIFE          PAYMENT
     CLASS            MOODY'S/S&P             ($MM)              (% OF UPB)          (YEARS)(A)      WINDOW (A)
----------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED
A-1                     Aaa/AAA          $230,000,000              28.00%               5.692       8/99 -  6/08
A-2                     Aaa/AAA           399,650,000              28.00                9.379       6/08 -  4/09
B                       Aa2/AA+            41,540,000              23.25                9.711       4/09 -  4/09
C                         A2/A             45,913,000              18.00                9.775       4/09 -  5/09
D                        A3/A-             13,118,000              16.50                9.850       5/09 -  6/09
E                       Baa2/BBB           30,610,000              13.00                9.878       6/09 -  6/09
F                      Baa3/BBB-           15,305,000              11.25                9.988       6/09 -  4/10
A-EC               Privately Offered      874,522,722                N/A                9.063       N/A
G                     Not Offered          15,307,000               9.50               11.482       4/10 -  4/11
H                     Not Offered          19,674,000               7.25               11.861       4/11 -  7/11
J                     Not Offered           6,559,000               6.50               12.616       7/11 - 10/12
K                     Not Offered           6,559,000               5.75               13.475      10/12 -  5/13
L                     Not Offered          17,491,000               3.75               14.197       5/13 -  3/14
M                     Not Offered           4,373,000               3.25               15.216       3/14 -  4/15
N                     Not Offered           8,746,000               2.25               16.757       4/15 -  5/17
O                     Not Offered          19,677,722               0.00               19.812       5/17 -  9/23
----------------------------------------------------------------------------------------------------------------
Total                                    $874,522,722
(a)       Calculated at 0% CPR and no balloon or ARD extensions.

COLLATERAL FACTS:
Cut-off Date Balance:                                                                                $874,522,722
Number of Mortgage Loans:                                                                                     241
Number of Mortgaged Properties:                                                                               269
Average Cut-off Date Balance:                                                                          $3,628,725
Weighted Average Gross Coupon:                                                                             7.611%
Weighted Average Remaining Amortization Term (months):                                                        309
Weighted Average Cut-off Date DSCR:                                                                         1.41x
Weighted Average Cut-off Date LTV:                                                                         69.67%
Weighted Average Balloon/ARD LTV Ratio:                                                                    54.22%
Weighted Average Remaining Term to Maturity/ARD (months):                                                     124


SIGNIFICANT PROPERTY TYPE CONCENTRATIONS:
                                        CUT-OFF DATE               # OF                             WTD. AVG.    WTD. AVG.
              PROPERTY TYPE                BALANCE              PROPERTIES        % OF POOL         DSCR (X)      COUPON
-----------------------------------------------------------------------------------------------------------------------------------
Retail-Anchored                         $145,393,293                 20             16.63              1.31       7.4939
Retail-Unanchored                         87,932,996                 34             10.05              1.40       7.5418
Retail-Single Tenant                      34,565,101                 17              3.95              1.32       7.8456
Shadow Anchored                            7,667,288                  2              0.88              1.55       6.9263
                                           ---------                  -              ----              ----       ------
   Total Retail Related                  275,558,677                 73             31.51              1.35       7.5375
Multifamily                              194,496,435                 76             22.24              1.38       7.2976
Manufac. Housing                          31,864,914                 16              3.64              1.34       7.9558
                                          ----------                 --              ----              ----       ------
   Total Housing Related                 226,361,349                 92             25.88              1.37       7.3903
Office                                   124,104,613                 28             14.19              1.32       7.8098
Hotel - Full Service                      71,923,991                 16              8.22              1.68       8.0870
Industrial                                63,535,082                 19              7.27              1.31       7.6752
Other                                    113,039,010                 41             12.92              1.59       7.6715
-----------------------------------------------------------------------------------------------------------------------------------
   Total                                $874,522,722                269            100.00%             1.41x      7.6105%

LOAN CONTRIBUTORS:

   LOAN CONTRIBUTORS       CUT-OFF DATE BALANCE       # OF MORTGAGE LOANS         % OF POOL     WTD. AVG. DSCR    WTD. AVG. COUPON
-----------------------------------------------------------------------------------------------------------------------------------
GREENWICH                     $532,378,772                   120                     60.88%          1.44x             7.5335%
NRF                            189,228,790                    52                     21.64           1.35              7.7066
KEY                             90,809,416                    47                     10.38           1.39              7.6793
BRIDGER                         62,105,743                    22                      7.10           1.32              7.8782
                            --------------                    --                      ----           ----              ------
         TOTAL                $874,522,722                   241                    100.00%          1.41x             7.6105%
===================================================================================================================================

IMPORTANT CHARACTERISTICS:
Lead Manager & Placement Agent:             Prudential Securities Incorporated
Co-Manager & Placement Agent:               Greenwich NatWest Limited, as Agent for National Westminster Bank, Plc.
Loan Contributors:                          Greenwich Capital Financial Products, Inc. ("Greenwich")
                                            National Realty Finance L.C. ("NRF")
                                            KeyBank National Association ("Key")
                                            Bridger Commercial Realty Finance LLC ("Bridger")
Transferor for NRF, Key and Bridger:        Prudential Securities Credit Corporation ("PSCC")
Master Servicer:                            National Realty Funding L.C., a Missouri limited liability company.
Special Servicer:                           National Realty Funding L.C.
Trustee:                                    The Chase Manhattan Bank, a New York
                                            Banking Corporation with its
                                            principal offices in New York. The
                                            Trustee will be obligated to make
                                            any principal and interest advances
                                            required to be made in the event
                                            that the Master Servicer or Special
                                            Servicer defaults in its performance
                                            of its obligation to make such
                                            advances.
Pricing Date:                               On or about July 16, 1999
Settlement Date:                            On or about July 22, 1999
Cut-off Date:                               July 1, 1999
Determination Date:                         The 11th  of each month, or if such a day is not a Business Day, the next Business Day.
First Determination Date:                   August 11, 1999
Distribution Date:                          The  15th of each  month,  or if that  day is not a  Business  Day,  the  Business  Day immediately  following the 15th day. The  Distribution  Date will be no fewer than four business days after the related Determination Date
First Distribution Date:                    August 17, 1999
ERISA Eligible:                             A-1, A-2, & A-EC
SMMEA:                                      Not eligible
Structure:                                  Sequential.  See "Structural Overview" herein.
Interest Accrual Period:                    Calendar month before the month in which such Distribution Date occurs
Day Count:                                  30/360
Tax Treatment:                              REMIC
Rated Final
  Distribution Date:                        June 16, 2031
Clean-up Call:                              1%
Minimum                                     Denominations: The Class A-1 and
                                            Class A-2 Certificates will be
                                            issued in minimum denominations of
                                            $25,000. The Class B Certificates
                                            will be offered in minimum
                                            denominations of $50,000. The
                                            remaining Offered Certificates will
                                            be offered in minimum denominations
                                            of $100,000. Investments in excess
                                            of minimum denominations may be made
                                            in multiples of $1.
Pricing Assumption:                         The loans are assumed to pay as scheduled to their  respective  maturity or Anticipated
                                            Repayment Dates.

SIGNIFICANT STATE CONCENTRATIONS:

          STATE                  CUT-OFF DATE  BALANCE          # OF PROPERTIES   % OF POOL            WTD. AVG. DSCR
--------------------------  ---------------------------  -----------------------  -------------  ---------------------
CALIFORNIA                                  $175,543,355                   34        20.07 %            1.38 x
NEW YORK                                      81,923,831                   20         9.37              1.33
ARIZONA                                       63,555,147                   12         7.27              1.42
FLORIDA                                       49,151,322                   25         5.62              1.46
PENNSYLVANIA                                  46,595,319                   17         5.33              1.53
OTHER                                        457,753,749                  161        52.33              1.41
                                             -----------                  ---        -----              ----
      TOTAL                                 $874,522,722                  269       100.00 %            1.41 x

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             TRANSACTION HIGHLIGHTS
-------------------------------------------------------------------------------

o        Diversification:

         --       241 loans secured by 269 properties Top 5 loans
         --       equal 18.89% of pool; Top 10 equal 25.41%
         --       40 states in total plus one property in the District of
                  Columbia, including California 20.07%, New York 9.37%, Arizona
                  7.27%, Florida 5.62%, Pennsylvania 5.33%, Ohio 4.02%, Maryland
                  4.00%; no other state > 4.00%;
         --       Maturity/ARD distribution equals 43.03% and 31.15% in 2009 and
                  2008, respectively, and no other year more than 8.24%

o        Underwriting:

         --       1.41x Weighted Average Cut-off Date DSCR
         --       69.67% Weighted Average Cut-off Date LTV
         --       54.22% Weighted Average Balloon/ARD LTV
         --       309 Month Weighted Average Remaining Amortization Term


-------------------------------------------------------------------------------
                          GENERAL POOL CHARACTERISTICS
-------------------------------------------------------------------------------

Number of Loans:                                                      241
Number of Properties:                                                 269

Aggregate Cut-off Date Principal Balance:                    $874,522,722
Aggregate Original Principal Balance:                        $880,326,700

Weighted Average Gross Coupon:                                     7.611%
Gross Coupon Range:                                       6.200% - 9.375%

Weighted Average Net Coupon:                                       7.546%
Net Coupon Range:                                         6.217% - 9.322%

Average Cut-off Date Principal Balance:                        $3,628,725
Average Original Principal Balance:                            $3,652,808

Maximum Cut-off Date Principal Balance:                       $69,289,658
Minimum Cut-off Date Principal Balance:                          $295,304

Maximum Original Principal Balance:                           $69,450,000
Minimum Original Principal Balance:                              $300,000

Weighted Average Cut-off Date DSCR:                                 1.41x
Cut-off Date DSCR Range:                                    1.01x - 3.76x



Weighted Average Cut-off Date LTV:                                 69.67%
Cut-off Date LTV Range:                                    37.09 - 96.56%

Weighted Average Original LTV:                                     70.12%
Original LTV Range:                                        37.50 - 97.00%

Weighted Average Balloon/ARD LTV:                                  54.22%
Balloon/ARD LTV Range:                                      5.13 - 72.77%

Weighted Average Age (First Pay through Last Pay):           6.152 months
Age Range:                                                  1 - 44 months

Weighted Avg. Remaining Amortization Term:                     309 months
Remaining Amortization Term Range:                       139 - 359 months

Weighted Average Original Amortization Term:                   315 months
Original Amortization Term Range:                        144 - 360 months

Weighted Avg. Rem. Term to Maturity/ARD:                       124 months
Remaining Term Range:                                     40 - 290 months

Weighted Average Original Term to Maturity/ARD:                130 months
Original Term Range:                                      60 - 300 months


-------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

o The Mortgage Pool will be comprised of 241 mortgage loans with an approximate Cut-off Date Balance of $874,522,722.

         -- The regularly scheduled monthly principal payments from the loans will be paid on a straight sequential basis (i.e., A-1, A-2, etc.).

         -- All other principal collections from the loans will be distributed on a straight sequential basis.


         -- If all Classes other than Classes A-1 and A-2 have been reduced to zero, principal will be allocated to Class A-1 and A-2 on a pro-rata basis.

o Each of the Classes (other than Classes A-1, A-2 and A-EC) will be subordinate to earlier alphabetically lettered classes. Realized Losses and Appraisal Reductions will be allocated in reverse alphabetical order to such Classes with certificate balances, and then pro-rata to Classes A-1 and A-2.

o        All Classes will pay interest on a 30/360 basis.

o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances.

o The Master Servicer will be National Realty Funding L.C. National Realty Funding is rated Average by Standard & Poor's, and is an approved Master Servicer by Moody's.

o The Special Servicer will be National Realty Funding L.C. National Realty Funding is rated Average by Standard & Poor's, and is an approved Special Servicer by Moody's.

o The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default, and for administering REO properties. The Special Servicer may modify such loans, if among other things, such modifications, in the sole good faith of the Special Servicer, increase the recovery to Certificateholders on an estimated net present value basis. The Special Servicer, as agent for the trust and all Certificateholders is responsible for all collections, modifications and extensions for defaulted loans or REO properties.

THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              CALL PROTECTION TABLE
-------------------------------------------------------------------------------

                              7/99    7/00     7/01   7/02   7/03    7/04    7/05    7/06    7/07    7/08
                            ------- ------- ------- ------- ------ ------- ------- ------- ------- -------
Lockout / Defeasance         86.1%   86.2%   85.9%   82.5%  79.2%   70.7%   70.3%   75.8%   73.7%   65.3%

Greater of Yield Maintenance or Percentage Premium of:
          5.00% or greater     1.3     1.3     1.3    1.4     1.4     1.3     1.3     1.2     1.8     1.9
            4.00% to 4.99%     0.6     0.6     0.6    0.6     0.6     0.6     0.6     0.7     0.7     0.7
            3.00% to 3.99%     0.5     0.5     0.5    0.5     1.2     1.4     1.4     0.8     0.3     0.1
            2.00% to 2.99%     0.5     0.5     0.5    0.5     0.5     0.5     0.5     0.6     0.0     0.0
            1.00% to 1.99%    10.2    10.2    10.4   13.4    16.5    16.4    16.5    19.4    20.6    14.3
            0.00% to 0.99%     0.8     0.8     0.8    0.0     0.0     0.0     0.0     0.0     0.0     0.0

Total Yield Maintenance       13.9    13.8    14.1   16.3    20.2    20.2    20.3    22.6    23.4    16.9

Total of Yield Maintenance
  and Lockout / Defeasance   100.0   100.0   100.0   98.9    99.4    91.0    90.6    98.4    97.1    82.2

Percentage Premium:
          5.00% or greater     0.0     0.0     0.0    0.0     0.1     0.5     0.0     0.5     0.3     0.4
            4.00% to 4.99%     0.0     0.0     0.0    0.0     0.0     0.1     0.5     0.0     0.0     0.0
            3.00% to 3.99%     0.0     0.0     0.0    0.4     0.0     0.0     0.5     0.6     0.5     0.0
            2.00% to 2.99%     0.0     0.0     0.0    0.0     0.4     0.0     0.0     0.5     1.2     0.0
            1.00% to 1.99%     0.0     0.0     0.0    0.0     0.0     8.4     0.0     0.0     0.5     0.6
Total Percentage Premium       0.0     0.0     0.0    0.4     0.5     9.0     1.0     1.6     2.5     1.0
Open (no Call Protection)      0.0     0.0     0.0    0.8     0.2     0.0     8.5     0.0     0.4    16.8
                               ---     ---     ---    ---     ---     ---     ---     ---     ---    ----
Total All Categories         100.0   100.0   100.0  100.0   100.0   100.0   100.0   100.0   100.0   100.0

Current Pool Balance ($MM)   874.5   863.2   850.8  837.3   816.4   799.7   782.9   697.4   677.6   617.4
Pool Factor (%)              100.0    98.7    97.3    95.7   93.4    91.4    89.5    79.7    77.5    70.6

================================================================================

                              7/09    7/10    7/11   7/12    7/13    7/14    7/15    7/16    7/17    7/18
                            ------- ------- ------- ------ ------- ------- ------- ------- ------- -------
Lockout / Defeasance         67.1%   67.8%   59.6%  59.5%   42.2%   52.0%   53.6%   55.8%   59.5%   64.0%

Greater of Yield Maintenance or Percentage Premium of:
          5.00% or greater     3.2     3.0     3.0    2.8     0.0     0.0     0.0     0.0     0.0     0.0
            4.00% to 4.99%     4.2     4.3     4.1    4.2     4.9     0.0     0.0     0.0     0.0     0.0
            3.00% to 3.99%     0.3     0.3     0.4    0.3     0.0     6.9     0.0     0.0     0.0     0.0
            2.00% to 2.99%     0.0     0.0     0.0    0.0     0.0     0.0     7.4     0.0     0.0     0.0
            1.00% to 1.99%    20.6    20.1    20.2   17.5    19.2    14.0    13.7    21.3    12.0     9.7
            0.00% to 0.99%     0.0     0.0     0.0    0.0     0.0     0.0     0.0     0.0     0.0     0.0

Total Yield Maintenance       28.3    27.7    27.6   24.8    24.2    20.9    21.1    21.3    12.0     9.7

Total of Yield Maintenance
  and Lockout / Defeasance    95.4    95.5    87.2   84.4    66.4    72.9    74.7    77.0    71.5    73.7

Percentage Premium:
          5.00% or greater     2.5     0.0     0.0    0.0     2.7     4.0     0.0     0.0     0.0     0.0
            4.00% to 4.99%     2.1     2.4     0.0    0.0     0.0     3.0     4.2     0.0     0.0     0.0
            3.00% to 3.99%     0.0     2.1     3.4    0.0     0.0     0.0     0.0     4.4     0.0     0.0
            2.00% to 2.99%     0.0     0.0     3.1    3.3     0.0     0.0     0.0     0.0     4.6     0.0
            1.00% to 1.99%     0.0     0.0     0.0    3.2     6.2     5.2     5.5     6.0     6.5     4.9
Total Percentage Premium       4.6     4.5     6.5    6.5     8.9    12.2     9.7    10.3    11.2     4.9
Open (no Call Protection)      0.0     0.0     6.3    9.1    24.7    14.8    15.6    12.6    17.3    21.3
                               ---     ---     ---    ---    ----    ----    ----    ----    ----    ----
Total All Categories         100.0   100.0   100.0  100.0   100.0   100.0   100.0   100.0   100.0   100.0

Current Pool Balance ($MM)   101.9    96.7    63.1   57.8    47.0    31.5    27.4    23.0    18.7    14.3
Pool Factor (%)               11.6    11.1     7.2    6.6     5.4     3.6     3.1     2.6     2.1     1.6



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES
--------------------------------------------------------------------------------

All collected Prepayment Premiums and Yield Maintenance Charges associated with principal prepayments will be allocated between the Offered Certificates and the Class A-EC Certificates as follows:

        Yield Maintenance Charges:

        o The Yield Maintenance Charges will be allocated between Classes of Certificates based on the product of (a) the principal distributed to each such Class as a percentage of the principal distributed to all Classes and (b) the Base Interest Fraction, with the remainder being distributed to the Class A-EC Certificates.

                       Base           (Pass-Through Rate - Discount Rate)
                     Interest  =   --------------------------------------------
                     Fraction           (Mortgage Rate - Discount Rate)


        o In general, this formula provides for an increase in the allocation of yield maintenance charges to the Offered Certificates then entitled to principal distribution relative to the Class A-EC Certificates as interest rates decrease, and a decrease in the allocation to such Classes as interest rates rise.

        Fixed Percentage Prepayment Premiums:

        o 75% of all Fixed Percentage Prepayment Premiums will be allocated to the Class A-EC Certificates. The remaining 25% of the Fixed Percentage Prepayment Premiums will be allocated to the Offered Certificates then entitled to principal distributions.



--------------------------------------------------------------------------------
            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------


             WA   2.21%     OK   0.42%     IN   2.65%     NC   2.03%
             OR   0.67%     TX   3.18%     KY   0.17%     SC   0.22%
             ID   2.20%     HI   0.59%     TN   1.32%     FL   5.62%
             WY   0.32%     IA   0.73%     AL   0.51%     NH   2.70%
             CA  20.07%     MO   1.03%     OH   4.02%     ME   0.30%
             NV   2.70%     AR   0.74%     WV   2.01%     MA   3.07%
             UT   0.41%     LA   1.60%     GA   3.41%     CT   1.33%
             CO   1.72%     WI   0.55%     NY   9.37%     NJ   2.65%
             AZ   7.27%     IL   0.12%     PA   5.33%     DE   0.13%
             KS   1.10%     MI   1.06%     VA   0.21%     MD   4.00%
                                                          DC   0.26%




THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                                          WEIGHTED
                                                           AVERAGE     WEIGHTED
                   NUMBER OF    PERCENT OF    WEIGHTED    REMAINING     AVERAGE       WEIGHTED
                   MORTGAGED   CUT-OFF DATE   AVERAGE       TERM     CUT-OFF DATE     AVERAGE    CUT-OFF DATE
STATES             PROPERTIES    BALANCE    INTEREST RATE (MONTHS)        LTV           DSCR        BALANCE
------             ----------    -------    ------------- --------   ------------       ----        -------
CALIFORNIA            34          20.07 %      7.4916 %    123.81        70.46 %        1.38 x   $175,543,355
NEW YORK              20           9.37        7.6730      117.53        70.22          1.33       81,923,831
ARIZONA               12           7.27        7.1652      156.33        73.59          1.42       63,555,147
FLORIDA               25           5.62        7.7276      130.67        70.61          1.46       49,151,322
PENNSYLVANIA          17           5.33        7.9371      101.28        61.41          1.53       46,595,319
OHIO                  20           4.02        7.5612      123.32        72.31          1.44       35,187,894
MARYLAND               7           4.00        7.7918      104.19        70.52          1.48       35,022,379
GEORGIA                8           3.41        7.5447      102.27        69.37          1.46       29,841,213
TEXAS                 12           3.18        7.8038      117.63        64.27          1.45       27,771,947
MASSACHUSETTS          7           3.07        7.6861      114.41        71.95          1.31       26,861,061
NEW HAMPSHIRE          4           2.70        7.9861      121.15        70.88          1.35       23,654,485
NEVADA                 8           2.70        7.5932      129.55        64.04          1.42       23,589,552
NEW JERSEY             6           2.65        7.3472      125.65        70.56          1.39       23,178,390
INDIANA               13           2.65        7.6094      136.47        66.70          1.40       23,135,155
WASHINGTON             8           2.21        8.0561      121.42        61.97          1.44       19,291,481
IDAHO                  5           2.20        7.6824      118.70        67.44          1.34       19,258,284
NORTH CAROLINA         3           2.03        8.0800       83.00        58.74          1.66       17,758,904
WEST VIRGINIA          1           2.01        8.0000      143.00        76.25          1.26       17,536,726
COLORADO               8           1.72        7.4306      112.27        69.13          1.44       15,037,019
LOUISIANA              4           1.60        7.6542      115.00        71.08          1.29       13,981,438
CONNECTICUT            4           1.33        6.8959      116.67        72.76          1.39       11,648,615
TENNESSEE              5           1.32        7.5312      116.37        67.23          1.44       11,558,426
KANSAS                 4           1.10        7.7616      155.13        67.85          1.38        9,643,469
MICHIGAN               6           1.06        7.5959      123.94        66.18          1.44        9,284,172
MISSOURI               2           1.03        7.3613      116.45        77.41          1.31        8,969,969
ARKANSAS               1           0.74        7.7500      247.00        96.56          1.01        6,469,716
IOWA                   1           0.73        7.5500      229.00        72.36          1.34        6,367,553
OREGON                 3           0.67        7.4458      112.45        67.96          2.09        5,815,946
HAWAII                 1           0.59        7.2100      109.00        76.52          1.25        5,203,290
WISCONSIN              2           0.55        7.1033      110.44        66.96          1.41        4,815,665
ALABAMA                4           0.51        7.3603      115.66        71.69          1.39        4,426,527
OKLAHOMA               2           0.42        7.8070      118.65        74.89          1.32        3,706,926
UTAH                   2           0.41        7.3336      168.14        68.28          1.42        3,616,134
WYOMING                1           0.32        7.6500       83.00        71.71          1.27        2,796,884
MAINE                  3           0.30        9.0960      153.74        70.44          1.37        2,622,128
DISTRICT OF            1           0.26        7.1500      112.00        77.07          1.32        2,278,281
COLUMBIA
SOUTH CAROLINA         1           0.22        8.0800       83.00        58.74          1.66        1,895,613
VIRGINIA               1           0.21        7.6400      116.00        79.80          1.30        1,795,528
KENTUCKY               1           0.17        7.3700      118.00        74.84          1.44        1,496,807
DELAWARE               1           0.13        7.7500      112.00        74.20          1.58        1,150,115
ILLINOIS               1           0.12        8.0400      117.00        72.40          1.28        1,086,058
                     ---           ----        ------      ------        -----          ----     ------------

TOTAL                269         100.00 %      7.6105 %    123.69        69.67 %        1.41 x   $874,522,722

================================================================================


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        DISTRIBUTION OF PROPERTY TYPES BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                WEIGHTED
                                                                 AVERAGE     WEIGHTED
                         NUMBER OF    PERCENT OF    WEIGHTED    REMAINING     AVERAGE       WEIGHTED
                         MORTGAGED   CUT-OFF DATE   AVERAGE       TERM     CUT-OFF DATE     AVERAGE    CUT-OFF DATE
PROPERTY TYPES           PROPERTIES    BALANCE    INTEREST RATE (MONTHS)        LTV           DSCR        BALANCE
--------------           ----------    -------    ------------- --------   ------------       ----        -------
RETAIL-ANCHORED              20         16.63 %      7.4939 %    124.85        74.30 %        1.31 x   $145,393,293
RETAIL-UNANCHORED            34         10.05        7.5418      124.89        68.56          1.40       87,932,996
RETAIL-SINGLE TENANT         17          3.95        7.8456      168.96        73.22          1.32       34,565,101
RETAIL-SHADOW ANCHORED        2          0.88        6.9263      142.52        56.92          1.55        7,667,288
                              -          ----        ------      ------        -----          ----        ---------
RETAIL SUBTOTAL              73         31.51        7.5375      130.89        71.85          1.35      275,558,678

MULTIFAMILY                  76         22.24        7.2976      133.56        71.56          1.38      194,496,435
MANUFACTURED HOUSING         16          3.64        7.9558       96.91        72.03          1.34       31,864,914
                             --          ----        ------       -----        -----          ----       ----------
HOUSING SUBTOTAL             92         25.88        7.3903      128.40        71.63          1.38      226,361,349

OFFICE                       28         14.19        7.8098      117.70        68.93          1.32      124,104,613
HOTEL - FULL SERVICE         16          8.22        8.0870       84.14        59.06          1.68       71,923,991
INDUSTRIAL                   19          7.27        7.6752      124.13        70.31          1.31       63,535,082
MIXED USE                    15          4.04        7.3633      120.73        70.56          1.34       35,340,917
HOTEL - LIMITED SERVICE       9          3.16        7.9840      139.50        66.80          1.56       27,657,348
NURSING HOME                  8          3.15        7.7897      111.14        60.89          2.08       27,590,154
SELF-STORAGE                  6          1.36        7.4916      152.84        73.09          1.39       11,881,746
ASSISTED LIVING               2          0.80        7.7667       92.42        76.13          1.40        7,001,874
FACILITY
CONGREGATE CARE               1          0.41        7.8000      235.00        62.58          1.51        3,566,971
                              -          ----        ------      ------        -----          ----        ---------

TOTAL                       269        100.00 %      7.6105 %    123.69        69.67 %        1.41 x   $874,522,722

================================================================================
* The Weighted Average Interest Rate on each stratification table listed herein indicates the Gross Mortgage Rate.


--------------------------------------------------------------------------------
                            LTV RANGE AT CUT-OFF DATE
--------------------------------------------------------------------------------

                                                               WEIGHTED
                                                  WEIGHTED     AVERAGE      WEIGHTED
                      NUMBER OF    PERCENT OF     AVERAGE     REMAINING     AVERAGE     WEIGHTED
                      MORTGAGE    CUT-OFF DATE    INTEREST       TERM     CUT-OFF DATE  AVERAGE   CUT-OFF DATE
LOAN-TO-VALUE RATIO     LOANS       BALANCE         RATE       (MONTHS)       LTV         DSCR      BALANCE
-------------------   ---------   ------------    --------    ---------   ------------  --------  ------------
35.01 - 40.00             3           0.54 %      7.3642 %      250.27       37.20 %      2.34 x    $4,717,071
40.01 - 45.00             4           1.31        8.0578        127.44       42.41        1.66      11,485,194
45.01 - 50.00             4           0.79        7.5220        117.03       46.84        1.36       6,876,945
50.01 - 55.00            10           2.98        7.6614        149.40       52.26        1.49      26,022,148
55.01 - 60.00            19          12.52        8.0345         97.57       58.32        1.67     109,502,306
60.01 - 65.00            27           8.75        7.6523        126.92       63.35        1.43      76,522,003
65.01 - 70.00            50          17.13        7.6023        123.07       68.08        1.41     149,822,006
70.01 - 75.00            67          26.12        7.5669        130.33       73.08        1.35     228,405,401
75.01 - 80.00            54          28.53        7.4329        120.54       77.76        1.31     249,519,121
80.01 - 85.00             1           0.44        7.4700        110.00       81.87        1.34       3,807,107
85.01 - 95.00             1           0.16        8.2300        101.00       85.86        1.36       1,373,704
95.01 - 96.56             1(1)        0.74        7.7500        247.00       96.56        1.01       6,469,716
                       ----         ------        ------        ------       -----        ----    ------------
TOTAL                   241         100.00 %      7.6105 %      123.69       69.67 %      1.41 x  $874,522,722

================================================================================

(1) Mortgage Loan Control #26, which has a 96.56% LTV, is a credit tenant loan that is secured by net lease obligations of a rated tenant or guarantor.


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        LTV RANGE AT MATURITY DATE OR ARD
-------------------------------------------------------------------------------

                                                              WEIGHTED
                                                WEIGHTED      AVERAGE      WEIGHTED
                     NUMBER OF   PERCENT OF     AVERAGE      REMAINING      AVERAGE    WEIGHTED
                      MORTGAGE  CUT-OFF DATE    INTEREST        TERM    CUT-OFF DATE   AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIO    LOANS      BALANCE*        RATE        (MONTHS)       LTV         DSCR        BALANCE
-------------------  ---------  ------------    --------     ---------  ------------   --------   ------------
 5.13 - 15.00             1         0.74 %       7.7500 %      247.00       96.56 %      1.01 x     $6,469,716
15.01 - 35.00            12         2.70         7.9176        160.11       52.77        1.52       23,586,296
35.01 - 40.00             4         1.02         7.3841        147.34       54.41        1.34        8,913,389
40.01 - 45.00            15         5.18         8.0289        124.64       59.31        1.62       45,269,892
45.01 - 50.00            17         4.66         7.8416        130.09       63.39        1.44       40,792,000
50.01 - 55.00            29        17.17         7.9066        100.50       62.32        1.52      150,124,528
55.01 - 60.00            52        17.20         7.4020        119.51       70.53        1.39      150,392,591
60.01 - 65.00            53        21.85         7.5490        116.04       73.81        1.36      191,057,719
65.01 - 70.00            29        19.69         7.4435        114.35       77.36        1.32      172,157,897
70.01 - 75.00            10         3.63         7.8643         95.09       78.42        1.31       31,761,210
                        ---         ----         ------         -----       -----        ----     ------------

TOTAL                   222        93.83 %(1)    7.6289 %      116.48       70.08 %      1.40 x   $820,525,238

================================================================================
* Includes only balloon/ARD loans.

---------------
(1) The Percent of Cut-off Date Balance does not add up to 100% because this table does not include fully amortizing Mortgage Loans.


-------------------------------------------------------------------------------
                                  PAYMENT TYPES
-------------------------------------------------------------------------------

                                                              WEIGHTED
                                                   WEIGHTED    AVERAGE    WEIGHTED
                           NUMBER OF  PERCENT OF   AVERAGE    REMAINING    AVERAGE     WEIGHTED
                            MORTGAGE CUT-OFF DATE  INTEREST     TERM    CUT-OFF DATE   AVERAGE    CUT-OFF DATE
PAYMENT TYPES                LOANS     BALANCE       RATE     (MONTHS)      LTV          DSCR        BALANCE
-------------                -----   ------------    ----     --------  ------------   ---------  ------------
AMORTIZING BALLOON            220       93.22 %     7.6233 %    116.48      70.20 %      1.40 x   $815,255,238
FULLY AMORTIZING               19        6.17       7.3308      233.27      63.49        1.45       53,997,484
INTEREST ONLY,
THEN       AMORTIZING           2        0.60       8.5000      117.00      51.47        1.61        5,270,000
                                -        ----       ------      ------      -----        ----        ---------
BALLOON
TOTAL                         241      100.00 %     7.6105 %    123.69      69.67 %      1.41 x   $874,522,722



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------

                                                      WEIGHTED
                                         WEIGHTED     AVERAGE     WEIGHTED
               NUMBER OF   PERCENT OF    AVERAGE     REMAINING     AVERAGE     WEIGHTED
               MORTGAGE   CUT-OFF DATE   INTEREST       TERM    CUT-OFF DATE   AVERAGE  CUT-OFF DATE
DSCR(X)          LOANS      BALANCE        RATE       (MONTHS)       LTV        DSCR       BALANCE
-------          -----      -------        ----       --------       ---        ----       -------
1.01 - 1.15         2        1.29 %      7.3547 %      214.70      88.30 %      1.07 x   $11,251,884
1.16 - 1.20         4        1.22        7.3634        142.72      73.45        1.17      10,649,622
1.21 - 1.25        25       11.85        7.5781        124.90      73.16        1.24     103,659,607
1.26 - 1.30        51       24.54        7.6678        126.50      72.75        1.28     214,574,392
1.31 - 1.35        43       19.00        7.4991        121.19      71.83        1.33     166,165,846
1.36 - 1.40        29        8.96        7.6209        121.24      68.35        1.38      78,339,561
1.41 - 1.45        23        5.21        7.3737        151.83      70.93        1.42      45,574,476
1.46 - 1.50        17        5.32        7.4978        115.74      66.59        1.48      46,532,655
1.51 - 1.55        11        4.81        7.2673        143.25      69.20        1.52      42,106,779
1.56 - 1.60        11        2.81        7.7670        113.83      64.75        1.59      24,587,532
1.61 - 1.65         7        2.48        7.7090        111.53      63.39        1.62      21,679,577
1.66 - 1.70         2        8.07        8.0689         83.49      58.59        1.66      70,574,233
1.71 - 1.75         3        0.76        7.8734        123.22      67.09        1.74       6,656,531
1.76 - 1.80         3        1.05        7.6073        113.40      69.88        1.77       9,181,202
1.91 - 1.95         2        0.32        7.9781         82.99      54.28        1.92       2,820,763
1.96 - 2.00         3        0.57        7.6959        117.08      41.02        2.00       4,991,922
2.01 - 2.50         4        1.28        7.5002        172.82      57.83        2.37      11,224,891
2.51 - 3.76         1        0.45        8.7500        112.00      57.26        3.76       3,951,249
                  ---      ------        ------        ------      -----        ----    ------------

TOTAL             241      100.00 %      7.6105 %      123.69      69.67 %      1.41 x  $874,522,722

================================================================================

(1) Mortgage Loan Control #26, which has a 1.01x DSCR, is a credit tenant loan that is secured by net lease obligations of a rated tenant or guarantor.


-------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------


                                                       WEIGHTED
                                           WEIGHTED    AVERAGE    WEIGHTED
                   NUMBER OF  PERCENT OF   AVERAGE    REMAINING   AVERAGE     WEIGHTED
RANGE OF GROSS     MORTGAGE  CUT-OFF DATE  INTEREST      TERM   CUT-OFF DATE  AVERAGE  CUT-OFF DATE
MORTGAGE RATES       LOANS     BALANCE       RATE      (MONTHS)     LTV        DSCR       BALANCE
--------------       -----     -------       ----      --------     ---        ----       -------
6.2501 - 6.5000%        3       2.76 %     6.3963 %    111.44      74.17 %     1.43 x   $24,168,433
6.5001 - 6.7500         2       0.97       6.6387      191.24      51.40       1.37       8,506,154
6.7501 - 7.0000        18       7.86       6.9343      158.72      71.98       1.41      68,778,088
7.0001 - 7.2500        34      13.85       7.1730      113.19      70.84       1.36     121,107,623
7.2501 - 7.5000        49      16.17       7.4148      119.10      72.03       1.44     141,388,986
7.5001 - 7.7500        47      18.69       7.6168      138.15      72.81       1.31     163,452,342
7.7501 - 8.0000        30      17.00       7.8698      123.44      72.17       1.33     148,703,383
8.0001 - 8.2500        27      16.12       8.1061      105.49      62.28       1.52     140,947,558
8.2501 - 8.5000        17       3.73       8.3946      106.87      62.37       1.49      32,606,916
8.5001 - 8.7500         5       1.11       8.7089      131.62      59.61       2.38       9,668,721
8.7501 - 9.0000         6       1.45       8.8108      112.99      61.62       1.44      12,704,199
9.0001 - 9.2500         2       0.21       9.1306      172.59      69.26       1.52       1,861,535
9.2501 - 9.5000         1       0.07       9.3750      107.00      79.09       1.35         628,783
                      ---     ------       ------      ------      -----       ----    ------------

TOTAL                 241     100.00 %     7.6105 %    123.69      69.67 %     1.41 x  $874,522,722

================================================================================


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
          TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                                          WEIGHTED     WEIGHTED
                                NUMBER OF   PERCENT OF     AVERAGE     AVERAGE     WEIGHTED
                                MORTGAGE   CUT-OFF DATE   INTEREST   CUT-OFF DATE   AVERAGE   CUT-OFF DATE
PROPERTY NAME                  PROPERTIES     BALANCE      RATE          LTV         DSCR        BALANCE
-------------                  ----------     -------     --------   ------------  --------   ------------
CROWN HOTELS                        15         7.92 %     8.0800 %     58.74 %       1.66 x   $69,289,658
BRIDGEPOINTE SHOPPING CENTER         1         4.45       7.5200       78.63         1.26      38,921,165
122 FIFTH AVENUE                     1         3.10       7.7800       71.31         1.29      27,098,390
DUDLEY FARMS PLAZA                   1         2.01       8.0000       76.25         1.26      17,536,726
EMERY/BUSCH INDUSTRIAL               1         1.41       7.9700       78.11         1.31      12,341,663
BUILDING
BORDEAUX PROPERTIES                  2         1.34       7.7700       69.30         1.32      11,676,920
FESTIVAL AT PASADENA                 2         1.33       7.4500       77.77         1.39      11,635,676
PALOUSE EMPIRE MALL                  1         1.31       7.7500       63.77         1.35      11,479,097
VENTANA VISTA APARTMENTS             1         1.30       7.3700       77.50         1.25      11,353,185
PARK PLAZA SHOPPING CENTER           1         1.25       7.0700       70.77         1.33      10,899,246
                                    --        -----       ------       -----         ----    ------------

TOTAL                               26        25.41 %     7.7808 %     69.57 %       1.41 x  $222,231,725

===============================================================================



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                   SUMMARIES OF THE TEN LARGEST MORTGAGE LOANS
-------------------------------------------------------------------------------

CONTROL #: 1.00 LOAN #: 03-0810828  - CROWN HOTELS
CONTROL #: 1.10 LOAN #: 03-0810828A - ATLANTA HOLIDAY INN - DOWNTOWN CONTROL #: 1.20 LOAN #: 03-0810828B - CUMBERLAND HOLIDAY INN
CONTROL #: 1.30 LOAN #: 03-0810828C - FREDERICK HOLIDAY INN HOLIDOME CONTROL #: 1.40 LOAN #: 03-0810828D - ASHEVILLE COMFORT SUITES
CONTROL #: 1.50 LOAN #: 03-0810828E - CHARLOTTE HOLIDAY INN EXECUTIVE PARK CONTROL #: 1.60 LOAN #: 03-0810828F - DURHAM WYNDHAM GARDEN
CONTROL #: 1.70 LOAN #: 03-0810828G - BEAVER FALLS HOLIDAY INN
CONTROL #: 1.80 LOAN #: 03-0810828H - BENSALEM COURTYARD BY MARRIOTT CONTROL #: 1.90 LOAN #: 03-0810828I - HARRISBURG EAST COMFORT INN
CONTROL #: 1.91 LOAN #: 03-0810828J - HARRISBURG WYNDHAM GARDEN
CONTROL #: 1.92 LOAN #: 03-0810828K - JOHNSTOWN HOLIDAY INN
CONTROL #: 1.93 LOAN #: 03-0810828L - JOHNSTOWN HOLIDAY INN EXPRESS CONTROL #: 1.94 LOAN #: 03-0810828M - POTTSTOWN COMFORT INN
CONTROL #: 1.95 LOAN #: 03-0810828N - YORK HOLIDAY INN HOLIDOME
CONTROL #: 1.95 LOAN #: 03-0810828O - ROCK HILL HOLIDAY INN

--------------------------------------------------------------------------------
Cut-off Date Balance:    $69,289,658        Property Type:         See Below

Loan Type:               Principal and
                          Interest Balloon  Location:              See Below

Origination Date:        5/3/1999           Year Built/Renovated:  See Below

Maturity Date:           5/31/2006          Number of Rooms:       2,318

Term:                    7 years            Cut-off Date
                                             Balance/rm:           $29,892

Mortgage Rate:           8.08%              Original Amortization: 25 years

Annual Debt Service:     $6,476,546         Appraised Value:       $117,950,000

Underwritten DSCR:       1.66x              Current LTV:           58.7%

Underwritten Cash Flow:  $10,765,635        Balance at Maturity
                                             LTV:                  52.6%

Balance at Maturity:     $62,043,338
--------------------------------------------------------------------------------

THE LOAN
The Crown Hotels Loan (the "Crown Hotels Loan") is secured by fifteen (15) first mortgages or deeds of trust on fifteen (15) hotel properties located in Georgia, Maryland, North Carolina, Pennsylvania, and South Carolina (the "Crown Hotels Properties"). The Crown Hotels Loan was originated on May 3, 1999 to refinance existing debt, pay the costs and expenses of the transaction, and fund the required reserves.

        BORROWER. The Borrower is Crown American Associates, a Pennsylvania business trust, and its wholly-owned subsidiary, Maryland Motel Management, Inc., a Maryland corporation (the "Crown Hotels Borrower"). The Crown Hotels Borrower is sponsored by Crown Hotel Holding Company, the holding company of the Borrower, and its parent, Crown Delaware Holding Company (the "Sponsors").

        SECURITY. The Crown Loan is evidenced by a Promissory Note (the "Note") secured by the fifteen (15) each of Mortgages (the "Mortgages"), Assignments of Leases and Rents, Security Agreements, UCC Financing Statements, and certain additional security documents, such as Assignments of Contracts, Agreements and Equipment Leases, Assignments of Licenses, Permits and Approvals, Assignments of Management Agreements, and Assignments of License Agreements. As to twelve (12) of the Crown Hotels Properties, the Mortgage is a first lien on a fee simple interest in the respective Crown Hotels Properties. As to three
        (3) of the Crown Hotels Properties, the Mortgage is a first lien on a leasehold interest in the respective Crown Hotels Properties.

        RECOURSE. The Crown Hotels Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of funds, and unauthorized transfers or encumbrances of the Crown Hotels Properties (the "Recourse Carveouts"). The obligations of the Crown Hotels Borrower under the Recourse Carveouts are guaranteed by the Sponsors pursuant to the terms of the Unsecured Guaranties of Non-Recourse Exceptions by Borrower Sponsors to Lender. In addition, under the terms of the Environmental Indemnity Agreement, the Crown Hotels Borrower and the Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Crown Hotels Properties.

        PAYMENT TERMS. The Mortgage Rate is fixed at 8.08% per annum until the Maturity Date of May 31, 2006 (the "Maturity Date"). The Crown Hotels Loan requires monthly payments of principal and interest of $539,712 through the Maturity Date. The Crown Hotels Loan accrues interest based on the actual number of days elapsed during any period for which interest is payable computed on the basis of a 360-day year. Upon an Event of Default, the Mortgage Rate increases to 13.08%.

        CASH MANAGEMENT/LOCKBOX. With respect to each of the Crown Hotels Properties, the Crown Hotels Borrower is required to deposit receipts daily into a local depository account. The depository accounts are to be swept at least three times per week into an operating account. Credit card receipts (and also rents if requested by Lender) must be deposited directly into such operating account. Each of the accounts is required to be in the name of the Crown Hotels Borrower and the Lender (or at the Lender's election, in the name of a collateral agent or trustee for the benefit of the Lender and the Junior Lender). Prior to an Event of Default or a Cash Restriction Condition, the Crown Hotels Borrower has free access to the funds in the accounts.

        A "Cash Restriction Condition" occurs if the debt service coverage ratio falls below 1.35 to 1.00, or if a cash restriction condition occurs under the Junior Loan. The Junior Loan imposes a cash restriction condition when the debt service coverage ratio, calculated on the aggregate of the Crown Hotels Loan and the Junior Loan, is below 1.25 to
        1.00. The Cash Restriction Condition continues until the Crown Hotels Borrower achieves the minimum ratios for three consecutive months.




THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

        When a Cash Restriction Condition is in effect, (i) the Crown Hotels Borrower is prohibited from making distributions and paying related party items, except that a management fee to the related party manager can be paid at a reduced rate of 3% of gross revenues; and (ii) the Crown Hotels Borrower is permitted to retain funds in an amount sufficient to pay two months' operating expenses, debt service, and the Lender's reserves, and one months' reduced management fee. Funds in excess of those amounts are paid to a special reserve account of the Lender. The funds in such account may be drawn by the Crown Hotels Borrower, on appropriate documentation and in the absence of an Event of Default, to pay shortfalls in operating expenses and debt service. If the debt service coverage ratios remain below the minimum for three consecutive months, the money in such account can be used to repay the indebtedness.

        PREPAYMENT. The Crown Hotels Borrower may not prepay the Crown Hotels Loan, in whole or in part, except as described below and under the description of the Renovation Reserve below. For any prepayment, the Crown Hotels Borrower must provide the lender with 30 days' prior written notice, and the Borrower must not be in default.

        Prepayment in Full
        The Crown Hotels Borrower may prepay the Crown Hotels Loan in full at any time upon payment of accrued and unpaid interest, fees, other amounts then outstanding, and the Prepayment Consideration.

        Prepayment in Part
        After the earlier to occur of two years after the date of the securitization of the Crown Hotels Loan and May 3, 2002, and upon the bona fide sale of a Crown Hotels Property to a third party, the Crown Hotels Borrower may prepay a portion of the Crown Hotels Loan equal to the release price for such Crown Hotels Property, provided that the Crown Hotels Borrower must pay the Prepayment Consideration for the amount prepaid, and that the Crown Hotels Borrower may not make such prepayment if either (a) the prepayment (together with any prior prepayment(s)) exceeds 25% of the original principal balance of the Crown Hotels Loan, or (b) the prepayment results in a decrease in the debt service coverage ratio from that which existed immediately prior to the prepayment.

        Prepayment Consideration
        The Prepayment Consideration is calculated as follows:

        a. if the prepayment is prior to the fifth anniversary of closing, then the greater of (i) 1% of the prepayment amount, or (ii) the Yield Maintenance Amount (equal to the then-present value (determined by discounting at the rate of U.S. Treasuries having a maturity corresponding to the remaining term of the Crown Hotels Loan) of the excess, if any, of (A) the amount of the monthly interest which would otherwise be payable on the principal balance being prepaid from the date of the prepayment to and including the maturity date, over (B) the amount of the monthly interest which the lender would earn if the principal balance being prepaid were reinvested for the period from the date of the prepayment to and including the Maturity Date at said rate of U.S. Treasuries);

        b. if the prepayment is after the fifth anniversary of closing but prior to the sixth anniversary of closing, then 1% of the prepayment amount; or

        c. if the prepayment is after the sixth anniversary of closing, then zero.

        DEFEASANCE. The Crown Hotels Borrower may defease the Crown Hotels Loan, in whole or in part, and obtain the release of any of the Crown Hotels Properties from the lien of the respective Mortgage at any time after the earlier to occur of two years after the REMIC "start-up date" and November 30, 2002 by providing the Lender with direct, non-callable U.S. Treasuries sufficient to amortize with interest the Allocated Loan Amount(s) of the Crown Hotels Property(ies).

        TRANSFER OF CROWN HOTELS PROPERTY(IES) OR INTEREST IN CROWN HOTELS BORROWER. The Lender shall have the option to declare the Crown Hotels Loan immediately due and payable upon the transfer of the Crown Hotels Property(ies) or any ownership interest in the Crown Hotels Borrower, except for the pledge to the holder of the Junior Loan.

        ESCROWS/RESERVES.
        Real Estate Taxes and Insurance
        Each month, the Crown Hotels Borrower is required to deposit 1/12th of the Lender's estimate of the annual charges for real estate taxes, environmental insurance premiums (if applicable), and all other insurance premiums (if requested by the Lender). So long as (i) no Event of Default exists, (ii) the Crown Hotels Borrower has provided the Lender with bills and other documents in a timely manner, and (iii) sufficient funds are held by the Lender for the payment of the real estate taxes and insurance premiums, the Lender will either pay these items or disburse to the Crown Hotels Borrower an amount sufficient to pay these items.

        Seasonality Reserve
        On the first day of each month from April through November, the Crown Hotels Borrower is required to deposit $118,750 into a Seasonality Reserve account held by the Lender. At closing, the Crown Hotels Borrower deposited $237,500 into the Seasonality Reserve for the months of April and May. During the months of December through March, to the extent that receipts are insufficient to pay all of the Crown Hotels Borrower's operating expenses and other required amounts, the Crown Hotels Borrower may draw upon the Seasonality Reserve to fund the deficiency, provided that no uncured Event of Default exists, and provided further that the Crown Hotels Borrower provides to the Lender documentation and certifications requested by the Lender to substantiate the need for the disbursement. The Crown Hotels Borrower may draw any remaining balance in the Seasonality Reserve on April 1 of each year.

        Deferred Maintenance Reserve
        At closing, the Crown Hotels Borrower deposited $1,011,764 into a Deferred Maintenance Reserve account held by the Lender, equal to 110% of the Lender's estimated cost of repair of deferred maintenance at the Crown Hotels Properties as indicated in the engineering reports. The funds must be applied solely to deferred maintenance, which must be corrected by November 2, 1999.



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

        Renovation Reserve
        At closing, the Crown Hotels Borrower deposited $2,412,000 into a Renovation Reserve account held by the Lender for work to be completed at two of the 15 properties in the pool. $300,000 of the funds is for core modernization work at the Charlotte Holiday Inn, which is estimated to be completed by the fall of 1999. The remaining $2,112,000 of funds are for the Property Improvement Plan that is anticipated to be necessary at the Beaver Falls Holiday Inn when the current Holiday Inn license expires in September, 1999. If the funds remaining in the Renovation Reserve upon completion of all renovation work (i) equal or exceed $250,000, they will be applied as a prepayment of the Crown Hotels Loan, or (ii) are less than $250,000, then, upon satisfaction of certain requirements, they will be released to the Crown Hotels Borrower.

        Capital Expenditure Reserve
        Each month, the Crown Hotels Borrower is required to deposit 1/12th of 4% of the gross revenues as budgeted for the then-current fiscal year in a Capital Expenditure Reserve account held by the Lender for the completion of capital improvement items and for furniture, fixtures and equipment for use at the Crown Hotels Properties. Where a Crown Hotels Property is currently being renovated or has recently undergone a renovation, the deposits into the Capital Expenditure Reserve may be suspended or decreased. The funds may be used by the Crown Hotels Borrower solely for capital improvements, furniture, fixtures and equipment in accordance with capital plans approved in advance by the Lender. In addition, such funds may be utilized for unbudgeted expenditures of the same kind incurred in emergencies, subject to the reasonable approval of the Lender.

        Environmental Reserve
        At closing, the Crown Hotels Borrower deposited $9,924 into an Environmental Reserve account held by the Lender, equal to 110% of the Lender's estimated cost to remediate the concerns at two of the Crown Hotels Properties.

        SUBORDINATE/OTHER DEBT. SFT II, Inc., a subsidiary of Starwood Financial Trust (the" Junior Lender"), made a loan (the "Junior Loan") to the Crown Hotels Borrower in the amount of $20,268,203. The interest rate of the Junior Loan equals that rate which would cause the blended interest rate for the aggregate of the Crown Hotels Loan and the Junior Loan to be 8.99%. As collateral for the Junior Loan, (i) the Crown Hotels Borrower granted to the Junior Lender a second priority security interest in all property in which the Crown Hotels Borrower granted to the Lender a first priority security interest, and (ii) Crown Hotel Holding Company pledged to the Junior Lender its interests in Crown Hotel Associates Corporation (the parent of the Borrower) and Crown Hospitality Holdings, Inc.

        Pursuant to the Subordination and Intercreditor Agreement, (a) the Junior Loan is subordinate to the Crown Hotels Loan, (b) the Junior Lender may not accelerate or foreclose the Junior Loan (except in connection with a UCC sale of the pledged entity interests) unless and until the commencement of foreclosure of the Crown Hotels Loan, (c) the Junior Lender has a right of first refusal to purchase the Crown Hotel Loan if sold by the securitization trustee, and (d) in the event that the Crown Hotels Borrower defaults on the Crown Hotels Loan, the Junior Lender has an option to purchase the Crown Hotels Loan for the outstanding indebtedness. If the Crown Hotels Loan is sold or transferred by the securitization trustee at a price equal to at least the outstanding indebtedness, then the Subordination and Intercreditor Agreement is no longer binding.

THE PROPERTIES

PROPERTY 1: CONTROL #: 1.10  LOAN #: 03-0810828A - ATLANTA HOLIDAY INN -
DOWNTOWN

--------------------------------------------------------------------------------
Location:                Atlanta, GA         Rooms:                 260
Construction:                                ADR:                   $94.17
Year Built/Renovated:    1985/1998-1999      Appraised Value:       $23,500,000
--------------------------------------------------------------------------------

OPERATING HISTORY

-----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)   UNDERWRITING
                           ----             ----              ------------------   ------------
Effective Gross Income     $6,899,979       $6,506,740        $6,546,019           $6,546,019

Net Operating Income       $2,105,066       $1,964,369        $2,086,240           $1,838,964

Net Cash Flow              $2,105,066       $1,964,369        $2,086,240           $1,838,964
-----------------------------------------------------------------------------------------------


PROPERTY 2: CONTROL #: 1.20  LOAN #: 03-0810828B - CUMBERLAND HOLIDAY INN

--------------------------------------------------------------------------------
Location:                Cumberland, MD       Rooms:                 130
Construction:                                 ADR:                   $61.45
Year Built/Renovated:    1972/1996-1997       Appraised Value:       $6,100,000
--------------------------------------------------------------------------------


OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $3,182,910       $3,207,484        $3,134,212          $3,134,212

Net Operating Income       $  592,116       $  620,142        $  635,252          $  493,504

Net Cash Flow              $  592,116       $  620,142        $  635,252          $  493,504
----------------------------------------------------------------------------------------------


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

PROPERTY 3: CONTROL #: 1.30  LOAN #: 03-0810828C -
FREDERICK HOLIDAY INN HOLIDOME

--------------------------------------------------------------------------------
Location:                Frederick, MD        Rooms:                 155
Construction:                                 ADR:                   $78.29
Year Built/Renovated:    1979/1998            Appraised Value:       $12,100,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $5,256,247       $5,379,069        $6,101,076          $5,607,983

Net Operating Income       $1,231,487       $1,187,268        $1,658,051          $1,310,533

Net Cash Flow              $1,231,487       $1,187,268        $1,658,051          $1,310,533
----------------------------------------------------------------------------------------------


PROPERTY 4: CONTROL #: 1.40  LOAN #: 03-0810828D -  ASHEVILLE COMFORT SUITES

--------------------------------------------------------------------------------
Location:                Asheville, NC        Rooms:                 125
Construction:                                 ADR:                   $53.71
Year Built/Renovated:    1989/NAP             Appraised Value:       $4,050,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $2,086,975       $2,107,028        $2,095,708          $1,910,334

Net Operating Income       $  702,220       $  734,607        $  699,497          $  521,163

Net Cash Flow              $  702,220       $  734,607        $  699,497          $  521,163
----------------------------------------------------------------------------------------------


PROPERTY 5: CONTROL #: 1.50  LOAN #: 03-0810828E -
CHARLOTTE HOLIDAY INN EXECUTIVE PARK

--------------------------------------------------------------------------------
Location:                Charlotte, NC        Rooms:                 175
Construction:                                 ADR:                   $82.39
Year Built/Renovated:    1989/1998            Appraised Value:       $12,300,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $4,107,834       $4,404,284        $4,075,906          $4,075,906

Net Operating Income       $1,472,906       $1,575,647        $1,349,983          $1,113,187

Net Cash Flow              $1,472,906       $1,575,647        $1,349,983          $1,113,187
----------------------------------------------------------------------------------------------


PROPERTY 6: CONTROL #: 1.60  LOAN #: 03-0810828F -  DURHAM WYNDHAM GARDEN

--------------------------------------------------------------------------------
Location:                Durham, NC          Rooms:                 174
Construction:                                ADR:                   $83.24
Year Built/Renovated:    1989/NAP            Appraised Value:       $13,000,000
--------------------------------------------------------------------------------




OPERATING HISTORY

-----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)   UNDERWRITING
                           ----             ----              ------------------   ------------
Effective Gross Income     $3,878,941       $4,339,716        $4,498,161           $4,498,161

Net Operating Income       $1,316,419       $1,439,100        $1,441,918           $1,196,328

Net Cash Flow              $1,316,419       $1,439,100        $1,441,918           $1,196,328
-----------------------------------------------------------------------------------------------


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

PROPERTY 7: CONTROL #: 1.70  LOAN #: 03-0810828G -  BEAVER FALLS HOLIDAY INN

--------------------------------------------------------------------------------
Location:                Beaver Falls, PA     Rooms:                 156
Construction:                                 ADR:                   $63.91
Year Built/Renovated:    1966/1996            Appraised Value:       $6,000,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $3,413,431       $3,671,109        $3,970,675           $3,970,675

Net Operating Income       $  517,349       $  619,761        $  789,915           $  632,685

Net Cash Flow              $  517,349       $  619,761        $  789,915           $  632,685
----------------------------------------------------------------------------------------------


PROPERTY 8: CONTROL #: 1.80 LOAN #: 03-0810828H - BENSALEM COURTYARD BY MARRIOTT

--------------------------------------------------------------------------------
Location:                Bensalem, PA         Rooms:                 167
Construction:                                 ADR:                   $81.89
Year Built/Renovated:    1988/NAP             Appraised Value:       $11,050,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $3,458,488       $3,833,438        $3,974,853          $3,974,853

Net Operating Income       $  829,723       $1,040,279        $1,097,561          $  918,118

Net Cash Flow              $  829,723       $1,040,279        $1,097,561          $  918,118
----------------------------------------------------------------------------------------------


PROPERTY 9: CONTROL #: 1.90  LOAN #: 03-0810828I -  HARRISBURG EAST COMFORT INN

--------------------------------------------------------------------------------
Location:                Harrisburg, PA       Rooms:                 115
Construction:                                 ADR:                   $62.79
Year Built/Renovated:    1990/NAP             Appraised Value:       $5,000,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $2,007,307       $2,062,845        $2,112,050          $2,070,633

Net Operating Income       $  503,527       $  585,231        $  649,421          $  516,342

Net Cash Flow              $  503,527       $  585,231        $  649,421          $  516,342
----------------------------------------------------------------------------------------------


PROPERTY 10: CONTROL #: 1.91  LOAN #: 03-0810828J - HARRISBURG WYNDHAM GARDEN

--------------------------------------------------------------------------------
Location:                Harrisburg, PA       Rooms:                 167
Construction:                                 ADR:                   $62.14
Year Built/Renovated:    1987/1997-1998       Appraised Value:       $1,900,000
--------------------------------------------------------------------------------




OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $3,251,713       $2,886,502        $3,374,564          $3,374,564

Net Operating Income       $  408,874       $  142,934        $  247,389          $  126,629

Net Cash Flow              $  408,874       $  142,934        $  247,389          $  126,629
----------------------------------------------------------------------------------------------

PROPERTY 11:  CONTROL #: 1.92  LOAN #: 03-0810828K -  JOHNSTOWN HOLIDAY INN

--------------------------------------------------------------------------------
Location:                Johnstown, PA         Rooms:                 159
Construction:                                  ADR:                   $62.11
Year Built/Renovated:    1973/1996             Appraised Value:       $2,500,000
--------------------------------------------------------------------------------



THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $3,501,574       $3,470,223        $3,562,799          $3,562,799

Net Operating Income       $  484,958       $  240,394        $  320,024          $  165,843

Net Cash Flow              $  484,958       $  240,394        $  320,024          $  165,843
----------------------------------------------------------------------------------------------


PROPERTY 12: CONTROL #: 1.93 LOAN #: 03-0810828L - JOHNSTOWN HOLIDAY INN EXPRESS

--------------------------------------------------------------------------------
Location:                Johnstown, PA        Rooms:                 108
Construction:                                 ADR:                   $49.12
Year Built/Renovated:    1987/1996            Appraised Value:       $1,350,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $1,193,793       $1,063,978        $1,094,948          $1,094,948

Net Operating Income       $  301,498       $  146,921        $  159,339          $   94,020

Net Cash Flow              $  301,498       $  146,921        $  159,339          $   94,020
----------------------------------------------------------------------------------------------


PROPERTY 13: CONTROL #: 1.94  LOAN #: 03-0810828M -  POTTSTOWN COMFORT INN

--------------------------------------------------------------------------------
Location:                Pottstown, PA        Rooms:                 121
Construction:                                 ADR:                   $67.49
Year Built/Renovated:    1989/NAP             Appraised Value:       $8,100,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $2,137,364       $2,150,292        $2,278,078          $2,278,078

Net Operating Income       $  857,706       $  856,572        $1,010,484          $  880,429

Net Cash Flow              $  857,706       $  856,572        $1,010,484          $  880,429
----------------------------------------------------------------------------------------------


PROPERTY 14: CONTROL #: 1.95  LOAN #: 03-0810828N - YORK HOLIDAY INN HOLIDOME

--------------------------------------------------------------------------------
Location:                York, PA             Rooms:                 181
Construction:                                 ADR:                   $67.37
Year Built/Renovated:    1982/1998            Appraised Value:       $7,600,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     $5,288,538       $5,246,352        $5,117,886          $5,177,886

Net Operating Income       $1,036,783       $  954,465        $  971,472          $  755,886

Net Cash Flow              $1,036,783       $  954,465        $  971,472          $  755,886
----------------------------------------------------------------------------------------------


PROPERTY 15: CONTROL #: 1.96  LOAN #: 03-0810828O -  ROCK HILL HOLIDAY INN

--------------------------------------------------------------------------------
Location:                Rock Hill, SC        Rooms:                 125
Construction:                                 ADR:                   $66.50
Year Built/Renovated:    1975/1998            Appraised Value:       $3,400,000
--------------------------------------------------------------------------------

OPERATING HISTORY

----------------------------------------------------------------------------------------------

                           1996             1997              1998 (TRAILING 12)  UNDERWRITING
                           ----             ----              ------------------  ------------
Effective Gross Income     NAP              NAP               NAP                 $2,430,241

Net Operating Income       NAP              NAP               NAP                 $  202,003

Net Cash Flow              NAP              NAP               NAP                 $  202,003
----------------------------------------------------------------------------------------------


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

THE MANAGEMENT
Each of the Crown Hotels Properties is managed by Crown American Hotels Company, a Pennsylvania corporation and an affiliate of the Crown Hotels Borrower (the "Manager"). The Crown Hotels Borrower assigned to the Lender its interest in the respective Management Agreements, and the rights of the Manager under the Management Agreements were subordinated to the Crown Hotels Loan. Upon an Event of Default or if the debt service coverage ratio, calculated on the aggregate of the Crown Hotels Loan and the Junior Loan, is less than 1.10x on any six calculation dates within a twelve month period, then the Lender may replace the Manager.















THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 2.00  LOAN #: 03-0810141 -  BRIDGEPOINTE SHOPPING CENTER


---------------------------------------------------------------------------------------
Cut-off Date Balance:    $38,921,165        Property Type:            Retail - Anchored
Loan Type:               Principal and
                          Interest Balloon  Location:                 San Mateo, CA
Origination Date:        3/26/1999          Year Built/Renovated:     1997 to 1999/NAP
Maturity Date:           4/01/2009          Net Rentable Square       265,846
Term:                    10 years           Cut-off Date Balance/sf:  $146.40
Anticipated Repay Date:  NAP                Appraised Value:          $49,500,000
Mortgage Rate:           7.52%              Current LTV:              78.6%
Annual Debt Service:     $3,278,736         Balance at Maturity
                                             LTV:                     69.8%
Underwritten DSCR:       1.26x              Percent Leased:           100%
Underwritten Cash Flow:  $4,129,843         Leasing Status Date:      03/19/1999
Balance at Maturity:     $34,532,966
---------------------------------------------------------------------------------------

THE LOAN
The Bridgepointe Shopping Center Loan (the "Bridgepointe Shopping Center Loan") is secured by a first mortgage on a 265,846 square foot anchored retail building located in San Mateo, California (the "Bridgepointe Shopping Center Property"). The Bridgepointe Shopping Center Loan was originated on March 26, 1999 to refinance existing debt.

        BORROWER. The Borrower is Bridgepointe, LLC, a single purpose, bankruptcy remote California limited liability company (the "Bridgepointe Shopping Center Borrower"). The Bridgepointe Shopping Center Borrower is sponsored by Peter Pau (the "Sponsor").

        SECURITY. The Bridgepointe Shopping Center Loan is evidenced by a Promissory Note (the "Note") secured by a Mortgage (the "Mortgage"), an Assignment of Leases and Rents, a Security Agreement, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee simple interest in the Bridgepointe Shopping Center Property.

        RECOURSE.  The Bridgepointe Shopping Center Loan is non-recourse.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.52% per annum until the Maturity Date of April 1, 2009 (the "Maturity Date"). The Bridgepointe Shopping Center Loan requires monthly payments of principal and interest of $273,227.96 through the Maturity Date. The Bridgepointe Shopping Center Loan accrues interest based on the actual number of days elapsed during any period for which interest is payable computed on the basis of a 360-day year. Upon an Event of Default, the Mortgage Rate increases to 12.52%.

        CASH MANAGEMENT/LOCKBOX.  None.

        PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events, The Bridgepointe Shopping Center Borrower is prohibited from prepaying the Bridgepointe Shopping Center Loan at any time before the date three (3) months prior to the Maturity Date. The Bridgepointe Shopping Center Loan may be prepaid at par any time thereafter. The Bridgepointe Shopping Center Borrower may defease the Bridgepointe Shopping Center Loan, in whole but not in part, at any time after the earlier to occur of two years after the REMIC "start-up date" or October 1, 2002, by providing the Lender with direct, non-callable U.S. Treasury obligations sufficient to pay its remaining obligations.

        TRANSFER OF BRIDGEPOINTE SHOPPING CENTER PROPERTY OR INTEREST IN BRIDGEPOINTE SHOPPING CENTER BORROWER. The Lender shall have the option to declare the Bridgepointe Shopping Center Loan immediately due and payable upon the transfer of the Bridgepointe Shopping Center Property or any ownership interest in the Bridgepointe Shopping Center Borrower. Notwithstanding the foregoing, the following shall not be deemed a transfer: a) any transfer of the shares of Nikko Capital Corp. ("Nikko"), b) any change of ownership or management of the Bridgepointe Shopping Center Borrower due to the death or disability of the Sponsor, so long as the Bridgepointe Shopping Center Borrower provides a replacement for Sponsor satisfactory to Lender, or c) any transfer of an interest in the Bridgepointe Shopping Center Borrower between Sponsor and Nikko.

        ESCROWS/RESERVES.
        Real Estate Taxes and Insurance.
        The Bridgepointe Shopping Center Borrower has established escrow accounts controlled by Lender for payment of real estate taxes and insurance premiums. The current balances of these accounts are $45,022 and $56,995, respectively, for a total of $102,017. In addition, the Bridgepointe Shopping Center Borrower is required to deposit $29,132 for real estate taxes (except for taxes allocable to Pier One, MiMi's, Cucina Cucina and Red Robin, and for portions of the Bridgepointe Shopping Center Property which are separately assessed tax parcels) and $11,399 for insurance premiums (except where a tenant pays its insurance premiums directly to the insurer) each month into the respective accounts.

        Replacement Reserve
        The Bridgepointe Shopping Center Borrower has established an escrow account controlled by Lender to cover the costs of scheduled replacements (the "Replacement Reserve"). The current balance of the Replacement Reserve is $6,660. In addition, the Ventana Vista Apartments Borrower is required to deposit $2,215 each month into the Replacement Reserve.

        Tenant Improvements Reserve
        The Bridgepointe Shopping Center Borrower has established an escrow account controlled by Lender to cover the costs of future tenant improvements associated with releasing space in the Bridgepointe Shopping Center Property (the "Tenant Improvements / Leasing Commission Reserve"). The current balance of this account is $23,314. In addition, the Bridgepointe Shopping Center Borrower is required to deposit $7,754 each month into the Tenant Improvements / Leasing Commission Reserve.

        Tenant Holdback
        The Bridgepointe Shopping Center Borrower was required to deposit $691,442 into an account (the "Holdback Account") controlled by Lender. The Bridgepointe Shopping Center Borrower signed a lease with T-Zone, Inc. (the "T-Zone Lease") for 30,757 square feet (the "T-Zone Premises"). T-Zone was not in occupancy of the T-Zone Premises at the time of the Bridgepointe Shopping Center Loan closing. Funds in the Holdback Account in


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------
        the amount of $355,000 will be disbursed to the Bridgepointe Shopping Center Borrower if either of the following should occur: (a) the T-Zone Premises is released on terms acceptable to Lender for a term to expire no earlier than the T-Zone Lease term, and such new tenant is then open for business, or (b) T-Zone has assigned or sublet the T-Zone Lease, and such new tenant is then open for business. The Bridgepointe Shopping Center Borrower also entered into leases with Red Robin Burger and Spirit Emporium ("Red Robin"), Ice Chalets, Inc. ("Ice Chalet"), and Scores Legendary Sports Restaurant ("Scores"). None of these tenants were open for business at the time of the Bridgepointe Shopping Center Loan closing. Lender agreed to disburse the following funds from the Holdback Account upon evidence from the Bridgepointe Shopping Center Borrower that the respective tenant is open for business: (a) $102,498 for Red Robin, (b) $39,451 for Ice Chalet, and (c) $194,493 for Scores. Red Robin and Scores have both opened for business. The current balance of the Holdback Account is $396,943.

        SUBORDINATE/OTHER DEBT. The Mortgage prohibits subordinate debt and encumbrances without Lender's prior consent.

THE PROPERTY
The Bridgepointe Shopping Center Property is an anchored retail building located in San Mateo, California containing 265,846 square feet of net rentable area. According to a rent roll (the "Rent Roll") provided by the Bridgepointe Shopping Center Borrower, the Bridgepointe Shopping Center Property is 100% leased as of March 19, 1999, and is anchored by Sportmart, Bed Bath & Beyond, and Staples.

The Bridgepointe Shopping Center Property is a one-story retail building that was constructed in 1997 to 1999.

MAJOR TENANTS:
--------------------------------------------------------------------------------

TENANT               SQUARE FEET        EXPIRATION DATE         RENEWAL OPTIONS
------               -----------        ---------------         ---------------
Sportmart            42,400             01/31/2014              Three 5-year
Bed Bath & Beyond    35,550             01/31/2014              Three 5-year
Staples              24,144             04/30/2013              Three 5-year
--------------------------------------------------------------------------------

OPERATING HISTORY:
--------------------------------------------------------------------------------

                           1996        1997         1998         UNDERWRITING
                           ----        ----         -----        ------------
Effective Gross Income     NAP         NAP          NAP          $5,929,647

Net Operating Income       NAP         NAP          NAP          $4,222,747

Net Cash Flow              NAP         NAP          NAP          $4,129,843
--------------------------------------------------------------------------------

THE MANAGEMENT
The Bridgepointe Shopping Center Property is managed by Nikko Capital Corp. Headquartered in Newport Beach, California, Nikko has 27 years of real estate experience, having developed and currently managing approximately 800,000 square feet of commercial space together with various land holdings valued at over $150 million. Leasing of the Bridgepointe Shopping Center Property is provided by Terranova Retail Services, the largest leasing company for retail properties in northern California.








THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 3.00  LOAN #: 03-0810618 -  122 FIFTH AVENUE

--------------------------------------------------------------------------------
Cut-off Date Balance:    $27,098,390         Property Type:         Office
Loan Type:               Principal and
                          Interest Balloon   Location:              New York, NY
Origination Date:        03/04/1999          Year Built/Renovated:  1903/1983
Maturity Date:           04/01/2009          Net Rentable Square    198,000
                                             Feet:
Anticipated Repay Date:  NAP                 Cut-off Date
                                              Balance/sf:           $136.86
Mortgage Rate:           7.78%               Appraised Value:       $38,000,000
Annual Debt Service:     $2,340,829          Current LTV:           71.3%
Underwritten DSCR:       1.29x               Balance at Maturity
                                              LTV:                  63.7%
Underwritten Cash Flow:  $3,009,796          Percent Leased:        100%
Balance at Maturity:     $24,194,111         Leasing Status Date:   04/29/1999
--------------------------------------------------------------------------------

THE LOAN
The 122 Fifth Avenue Loan (the "122 Fifth Avenue Loan") is secured by a first mortgage on a 198,000 square foot office building located in New York, New York (the "122 Fifth Avenue Property"). The 122 Fifth Avenue Loan was originated on March 4, 1999 as a consolidation and restatement of new and existing debt.

        THE BORROWER. The Borrower is 122 Fifth Associates LLC, a single purpose, bankruptcy remote New York limited liability company (the "122 Fifth Avenue Borrower"). The 122 Fifth Avenue Borrower is sponsored by William Haines (the "Sponsor").

        SECURITY. The 122 Fifth Avenue Loan is evidenced by an Amended, Restated and Consolidated Promissory Note (the "Note") secured by an Amended, Restated, Consolidated and Spread Mortgage (the "Mortgage"), an Assignment of Leases and Rents, a Security Agreement, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee simple interest in the 122 Fifth Avenue Property.

        RECOURSE. The 122 Fifth Avenue Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of funds, and unauthorized transfers or encumbrances of the 122 Fifth Avenue Property (the "Recourse Carveouts"). The obligations of the 122 Fifth Avenue Borrower under the Recourse Carveouts are guaranteed by the Sponsor pursuant to the terms of the Guaranty of Recourse Obligations of Borrower. In addition, under the terms of the Environmental Indemnity Agreement, the 122 Fifth Avenue Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the 122 Fifth Avenue Property. The 122 Fifth Avenue Borrower has also guaranteed the performance, within 90 days of closing, of certain punchlist items for the Barnes & Noble space totaling approximately $100,000.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.78% per annum until the Maturity Date of April 1, 2009 (the "Maturity Date"). The 122 Fifth Avenue Loan requires monthly payments of principal and interest of $195,069.07 through the Maturity Date. The 122 Fifth Avenue Loan accrues interest based on the actual number of days elapsed during any period for which interest is payable computed on the basis of a 360-day year. Upon an Event of Default, the Mortgage Rate increases to 18.00%.

        CASH MANAGEMENT/LOCKBOX.  None.

        PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events, The 122 Fifth Avenue Borrower is prohibited from prepaying the 122 Fifth Avenue Loan at any time before the date six (6) months prior to the Maturity Date. The 122 Fifth Avenue Loan may be prepaid at par any time thereafter. The 122 Fifth Avenue Borrower may defease the 122 Fifth Avenue Loan, in whole but not in part, at any time after the later to occur of two years after the REMIC "start-up date" or April 1, 2003, by providing the Lender with direct, non-callable U.S. Treasury obligations sufficient to pay its remaining obligations.

        TRANSFER OF 122 FIFTH AVENUE PROPERTY OR INTEREST IN 122 FIFTH AVENUE BORROWER. The Lender shall have the option to declare the 122 Fifth Avenue Loan immediately due and payable upon the transfer of the 122 Fifth Avenue Property or any ownership interest in the 122 Fifth Avenue Borrower, except that the 122 Fifth Avenue Borrower has the right, once during the term of the 122 Fifth Avenue Loan, to transfer the 122 Fifth Avenue Property upon satisfaction of certain conditions.

        ESCROWS/RESERVES.
        Real Estate Taxes and Insurance
        The 122 Fifth Avenue Borrower was required to deposit $300,000 at closing into an account (the "Reserve Fund") controlled by Lender to pay real estate taxes and insurance premiums. The 122 Fifth Avenue Borrower fulfilled this requirement by posting a $350,000 Letter of Credit (see Replacement Reserve below). The Reserve Fund must be maintained at a minimum level sufficient to cover one-third of the annual amount of all real estate taxes and insurance premiums. Lender may require monthly impounding following an Event of Default.

        Replacement Reserve
        The 122 Fifth Avenue Borrower was required to deposit $50,000 at closing into an account (the "Replacement Reserve") controlled by Lender to cover the costs of scheduled replacements. The 122 Fifth Avenue Borrower fulfilled this requirement by posting a $350,000 Letter of Credit (see Real Estate Taxes and Insurance above).

        Lease Allowance Reserve
        Commencing March 1, 2007, the 122 Fifth Avenue Borrower is required to deposit $15,000 each month into an account (the "Lease Allowance Reserve") controlled by Lender to cover the cost of future tenant improvements and leasing commissions associated with releasing space on the third floor of the building now occupied by The New York Times Company (the "New York Times Lease"). The 122 Fifth Avenue Borrower must make such deposits until the aggregate balance equals or exceeds $180,000. The 122 Fifth Avenue Borrower may instead elect to post a $180,000 Letter of Credit. The 122 Fifth Avenue Borrower may be relieved of its obligation to fund the Lease Allowance Reserve if, prior to March 1, 2007, the existing New York Times Lease is renewed on no less favorable terms than are contained in the present New York Times Lease for a minimum of


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------
        five years or replaced with a lease to Barnes & Noble on no less favorable terms than are contained in the present New York Times Lease. Upon releasing of the third floor space or portions thereof as required, the 122 Fifth Avenue Borrower may request Lender to reimburse the costs of tenant improvements and leasing commissions incurred with such releasing from the Lease Allowance Reserve.

        Letter of Credit
        At closing, the 122 Fifth Avenue Borrower was required to post two additional Letters of Credit, one in the amount of $612,000 representing four months of free rent granted to Barnes & Noble in year 1999 and the other in the amount of $918,000 representing three months of free rent granted to Barnes & Noble in year 2000, to insure that monthly loan payments due under the Note are made by the 122 Fifth Avenue Borrower. The $612,000 Letter of Credit for year 1999 was released once the monthly loan payments were made through and including the May 1, 1999 payment. The $918,000 Letter of Credit will be released upon payment by the 122 Fifth Avenue Borrower of all monthly loan payments due under the Note through and including the April 1, 2000 payment.

        SUBORDINATE/OTHER DEBT. The Mortgage prohibits subordinate debt and encumbrances without Lender's prior consent.

THE PROPERTY
The 122 Fifth Avenue Property is an office building located in New York, New York containing 198,000 square feet of net rentable area. According to a rent roll (the "Rent Roll") provided by the 122 Fifth Avenue Borrower, the 122 Fifth Avenue Property is 100% leased as of April 29, 1999, and is anchored by Barnes & Noble, The Gap, and The New York Times.

The 122 Fifth Avenue Property is a ten-story office building with ground floor retail space that was constructed in 1903 and renovated in 1983.

MAJOR TENANTS:
--------------------------------------------------------------------------------

TENANT                   SQUARE FEET       EXPIRATION DATE      RENEWAL OPTIONS
------                   -----------       ---------------      ---------------

Barnes & Noble           144,920           12/31/2014           None

The Gap                   27,000 *         12/31/2010           None

The New York Times        18,115           02/28/2008           None
--------------------------------------------------------------------------------
* The Gap occupies 12,000 square feet of retail space on the ground floor and 15,000 square feet of storage space in the basement.

OPERATING HISTORY:
--------------------------------------------------------------------------------

                         1996          1997          1998          UNDERWRITING
                         ----          ----          -----         ------------
Effective Gross Income   $4,756,858    $4,925,405    $4,677,749    $4,965,075

Net Operating Income     $3,074,910    $3,260,820    $3,195,173    $3,218,939

Net Cash Flow            $3,074,910    $3,260,820    $3,195,173    $3,009,796
--------------------------------------------------------------------------------

THE MANAGEMENT
The 122 Fifth Avenue Property is managed by Bromley Companies ("Bromley"), an affiliate of the 122 Fifth Avenue Borrower. Bromley has managed the 122 Fifth Avenue Property since its acquisition by the 122 Fifth Avenue Borrower. Bromley, which currently manages approximately 1 million square feet of commercial and residential space, is also a developer and operator of a diversified portfolio of office, industrial, retail, and multifamily properties.









THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 4.00  LOAN #: 6519 -  DUDLEY FARMS PLAZA

 -----------------------------------------------------------------------------------------------
 Cut-off  Date Balance:    $17,536,726             Property Type:          Retail - Anchored
 Loan Type:                Amortizing Balloon      Location:               South Charleston, WV
 Origination Date:         05/19/1999              Year Built/Renovated:   1998
 Maturity Date:            06/01/2011              Square Footage:         262,269
 Anticipated Repay Date:   NAP                     Cut-off  Date
                                                    Balance/sf:            $66.87
 Term:                     12 years                Original Amortization:  30 years
 Mortgage Rate:            8.00%                   Appraised Value:        $23,000,000
 Annual Debt Service:      $1,563,289              Current LTV:            76.3%
 Underwritten DSCR:        1.26x                   Balance at Maturity
                                                    LTV:                   62.6%
 Underwritten Cash Flow:   $1,970,030              Percent Occupied:       89%
 Balance at Maturity:      $14,391,789             Occupancy as of Date:   05/13/1999
 -----------------------------------------------------------------------------------------------

THE LOAN
The Dudley Farms Plaza (the "Dudley Farms Loan") is secured by a first mortgage on a 262,269 square foot shopping center located in the City of South Charleston, West Virginia (the " Dudley Farms Property"). The Dudley Farms Loan was originated by National Realty Funding L.C. on May 19, 1999 and subsequently acquired by National Realty Finance L.C.

        BORROWER. The borrowing entity, THF-D Charleston Development LLC, a West Virginia limited liability company (the "Dudley Farms Borrower"), is comprised of THF Charleston Company LLC, a Class A Member and Manager (80%) and Dudley Family, LP II, a Class B Member (20%). These entities are all affiliated with THF Realty, which provides brokerage, development, leasing and management services. THF Realty is headquartered in St. Louis, Missouri and specializes in shopping center development. The Dudley Family Limited Partnership, II is the land lessor of the subject. The two leading investors in the subject are E. Stanley Kroenke, and Michael Staenberg.

        SECURITY. The Dudley Farms Loan is secured by a Deed of Trust, Assignment of lease and Rents, Security Agreement, and Fixture Filing, UCC Financing Statements and certain additional security documents. The Deed of Trust is a fist lien on the leasehold interest in the Dudley Farms Property.

        RECOURSE. The Dudley Farms Loan is non-recourse, subject to certain limited exceptions. Michael H. Staenberg and E. Stanley Kroenke are the Key Principal's Limited Guarantors for the non-recourse carve out provisions.

        LOCKBOX.  The Dudley Farms Loan does not include a lockbox provision.

        TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Dudley Farms Loan allows (i) Dudley Family, LP II, to transfer its interests, and (ii) the Members of THF Charleston Company LLC shall be permitted to transfer their interests, both, without the consent of Lender to (a) another member in Manager, (b) a revocable trust of an individual member, (c) an estate, spouse or descendant of any of the individuals described in (a) or (b) above, or (d) any other entity as long as the combined ownership interests in the Borrower directly or indirectly through an entity owned or controlled by Michael J. Staenberg or E. Stanley Kroenke equals or exceeds 51%.

        ESCROWS/RESERVES. There is a tax and insurance escrow which requires monthly deposits in an amount sufficient to pay estimates taxes and insurance when due. However, the escrow fund for taxes is not required for those portions of the Property currently leased to Kohl's, Goody's, Arby's, Burger King, Eat N Park or any other tenant obligated under its lease to pay taxes directly to the taxing authority. An irrevocable letter of credit in the face amount of $2,147,130 has been established and will be reduced as certain leasing achievements are completed. The Borrower must have the following tenants in occupancy and paying rent on or before November 1, 1999; Hallmark Cards, Van Meter Law Office, Lilly's Jewelry and Nails and Tan. Additionally, Eat N Park as a ground lessor must also be paying rent in accordance to the terms of their lease on or before November 1, 1999.

        GROUND LEASE/MASTER LEASE/PURCHASE OPTION. The ownership interest is Leasehold. The current lessor is The Dudley Family Limited Partnership II and the lessee is THF-D Charleston Development Limited Liability Company. The lease terms include a commencement date of October 26, 1995 and a maturity date of October 26, 2094 with no options to extend and an annual lease payment of $236,000. The ground lease is not subordinate to the Deed of Trust. The ground lease requires the Fee Owner to give notice of each default under the ground lease to the Lender. In the event of Borrower default, the Lender is afforded the opportunity to cure. Additionally, the Lender could acquire the leasehold interest and the following the Lender's acquisition title to the leasehold estate it can be transferred to a third party, without the Fee Owner's consent. The Borrower cannot assign its interest without the Fee Owner's prior written consent, which is not to be unreasonably withheld.

THE PROPERTY
The Dudley Farms property is comprised of two strips of in-line and anchored retail space. The largest portion consists of approximately 206,579 square feet and contains both the anchor and big box tenants listed as follows: Kohl's, Office Max , Goodys, and Books a Million. In addition, the majority of the smaller in-line tenants are located in this structure, which forms the southern 81% gross leaseable area of the shopping center. The northern 8% of the center is comprised of approximately 20,392 square feet and contains Shoe Carnival, Mattress Warehouse, Wallpaper in Stock and GNC as tenants. The remaining 11% of gross leaseable area consists of six pad sites, three of which are leased to Eat 'N Park, Burger King, and Arbys.

OPERATING HISTORY

--------------------------------------------------------------------------------
                           1996     1997      1998 (TRAILING 12)   UNDERWRITING
                           ----     ----      ------------------  -------------
Effective Gross Income     NAP      NAP       $2,997,519           $3,018,123

Net Operating Income       NAP      NAP       $2,067,893           $2,083,701

Net Cash Flow              NAP      NAP       $2,067,893           $1,970,030
--------------------------------------------------------------------------------


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

  THE MANAGEMENT.
  THF Realty, Inc., an affiliate of the THF-D Charleston Borrower, is the property manager. At present, THF Realty, Inc. manages and is a part-owner of approximately 44 shopping centers with approximately 9.1 million square feet. Approximately 24 of these centers are anchored with a Wal-Mart store. THF Realty, Inc. also independently owns and operates six shopping centers with a total of approximately 388,479 square feet. The organization has six development projects under construction for a total of approximately 1.3 million square feet.

















THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 5.00 LOAN #: GL981131 - EMERY/BUSCH INDUSTRIAL BUILDING

--------------------------------------------------------------------------------------------------
Cut-off  Date Balance:    $12,341,663             Property Type:            Industrial
Loan Type:                Amortizing Balloon      Location:                 Nashua, New Hampshire
Origination Date:         5/13/1999               Year Built/Renovated:     1979/1997
Maturity Date:            6/01/2009               Square Footage:           317,500
Anticipated Repay Date:   NAP                     Cut-off  Date
                                                   Balance/sf:              $38.87
Term:                     120 months              Original Amortization:    30 years
Mortgage Rate:            7.97%                   Appraised Value:          $15,800,000
Annual Debt Service:      $1,084,341              Current LTV:              78.1%
Underwritten DSCR:        1.31x                   Balance at Maturity LTV:  70.0%
Underwritten Cash Flow:   $1,417,803              Percent Occupied:         100%
Balance at Maturity:      $11,055,257             Occupancy as of Date:     April 30, 1999
--------------------------------------------------------------------------------------------------


THE LOAN
The Emery/Busch Industrial Building loan (the "Emery/Busch Loan") is secured by a first mortgage on 24.26 acres site improved with a one-story slab-on-grade warehouse building containing 317,500 net rentable square feet. The property is located in an established industrial area along Celina Avenue in the northwest corner of the Town of Nashua, New Hampshire (the "Emery/Busch Property"). The Emery/Busch Loan was originated by Keybank National Association and subsequently assigned to National Realty Finance L.C.

    BORROWER. The borrower is Berkshire-Nashua, LLC, a Massachusetts limited liability company (the "Emery/Busch Borrower") which was formed in August 1997 for the sole purpose of acquiring, owning and operating the subject property.

    SECURITY. The Emery/Busch Loan is secured by a mortgage and security agreement, assignment of leases and rents, UCC financing statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Emery/Busch Property. The Emery/Busch Loan is non-recourse, subject to certain limited exceptions.

    ESCROWS/RESERVES. There is an escrow for taxes and insurance which requires monthly deposits in an amount sufficient to pay estimated taxes and insurance when due. A tenant improvements and leasing commissions escrow was established at closing, with a current balance of $ 12,500. The escrow requires biannual (each August & February) deposits for the first six years as follows: year 1 $12,500; year 2 $25,000; year 3 $37,500; year 4 $50,000;
    and years 5 and 6 $62,500, for a total of $500,000. A deferred maintenance reserve escrow with a current balance of $20,570 was established at closing to assure completion of identified necessary repairs. Additionally a replacement reserve escrow was established at closing, with a current balance of $ 9,582 and additional monthly installments of $2,395.

THE PROPERTY
The Emery/Busch Property is a one-story 317,500 square foot; slab-on-grade warehouse building built on a 24.26 acre site located in an established industrial area in the southwest corner of the Town of Nashua New Hampshire. The property is 100% occupied by Emery Worldwide Airlines, Inc., a publicly traded international freight and parcel delivery company. Lease Agreement as amended and Lease for Nashua Expansion expire 3/5/05 and 3/5/02 respectively. Each contains renewal options: A for two- (2) 36 month options or B for one (1) 12 month option. Annual Base Rent has established annual hard steps. Current Base Rent is $1,685,500.

OPERATING HISTORY
--------------------------------------------------------------------------------
                          1996          1997        1998         UNDERWRITING
                          ----          ----        -----        ------------
Effective Gross Income    NAP           NAP         NAP          $1,887,133

Net Operating Income      NAP           NAP         NAP          $1,529,563

Net Cash Flow             NAP           NAP         NAP          $1,417,803
--------------------------------------------------------------------------------

THE MANAGEMENT
Berkshire Development Corporation, established in 1990 and a 2% owner and managing partner of Emery/Busch Borrower, is the leasing and property manager. Berkshire Developments Corporation also manages it's own portfolio, including over 4.0 million square feet of industrial and retail properties. Oscar Plotkin, 70.25% owner of Emery/Busch Borrower, is one of Berkshire Development Corporation's top developers in the country.









THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 6.00 - VARIOUS
CONTROL #: 6.10 LOAN #: 215990028  -  1376 BORDEAUX
CONTROL #: 6.20 LOAN #: 215990053  -  1380 BORDEAUX

--------------------------------------------------------------------------------------
Cut-off  Date Balance:    $11,676,920            Property Type:          Industrial
Loan Type:                Amortizing Balloon     Location:               Sunnyvale, CA
Origination Date:         4/08/1999              Year Built/Renovated:   See Below
Maturity Date:            6/01/2009              Square Footage:         76,820
Anticipated Repay Date:   NAP                    Cut-off  Date
                                                  Balance/sf:            $152.00
Original Term:            121 months             Original Amortization:  25 years
Mortgage Rate:            7.77%                  Appraised Value:        $16,850,000
Annual Debt Service:      $1,062,326             Current LTV:            69.3%
Underwritten DSCR:        1.32x                  Balance at Maturity
                                                  LTV:                   56.9%
Underwritten Cash Flow:   $1,400,712             Percent Occupied:       100%
Balance at Maturity:      $9,584,889             Occupancy as of Date:   03/26/1999
--------------------------------------------------------------------------------------


THE LOAN
The two Bordeaux loans are secured by first mortgages on two (2) adjacent, fully occupied, single tenant industrial/R&D buildings in the Silicon Valley. The 1376 Bordeaux building is leased to TRW, Inc. through 1/1/2003 and the 1380 Bordeaux building is leased to Boca Research, Inc. through 9/1/2005. The two loans were originated on 4/8/99 in order to refinance the borrower's existing acquisition loan.

    BORROWER. The borrowing entity, Bordeaux Partners LLC, is a California Limited Liability Company formed for the sole purpose of acquiring, redeveloping, owning, and operating the subject property. Menlo Equities LLC (MELLC) is the managing member of Bordeaux Partners LLC. MELLC is a private commercial real estate investment firm formed in January of 1995. Menlo Equities, Inc. (MEI) is the managing member and majority owner of Menlo Equities LLC. MEI was formed in August of 1993. The Henry D. Bullock and Terri D. Bullock Living Trust is the sole shareholder of MEI and Henry Bullock serves as Trustee of the Trust. Richard J. Holmstrom owns the balance of MELLC and is its only other owner.

    Lender has been notified by Bordeaux Partners LLC that it has entered into a contract to sell both the 1376 and 1380 Bordeaux Drive properties. The contract price is $15,825,000 and the closing date is scheduled for 60 days from 6/21/99. The proposed buyer is California Bavarian Corporation, a California corporation. As provided for in the loan documents, Bordeaux Partners has requested from the lender: lender's consent to the assumption of both loans by the proposed buyer, release of the borrower and guarantor, and substitution of the proposed buyer as the borrower and guarantor. Per the Promissory Notes, the Lender has requested from Bordeaux Partners the requisite financial and other information concerning the proposed buyer which will allow it to make a reasonable determination as to the acceptability of the borrower requests.

    SECURITY. Each Bordeaux loan is secured by a deed of trust, absolute assignment of rents and leases, and a security agreement and fixture filing. Each of the mortgages is a first lien on the fee interest of the property. The Bordeaux loans are cross-collateralized and cross-defaulted

    RECOURSE. The indebtedness is non-recourse to the borrower, except for standard carve-outs, including, fraud, misrepresentation, waste of the property, misappropriation of funds, bankruptcy, and environmental non-compliance. Menlo Equities LLC has executed a Limited Guaranty whereby Guarantor assumes liability for and guarantees payment to Lender of any and all obligations for which borrower is personally liable, which includes the standard carve-out provisions.

    LOCKBOX. A lockbox has been established for each loan whereby all funds generated from property operations will be escrowed for that period beginning 9 months prior to the expiration of either of the single tenant leases. Those funds will be controlled by the lender and will be available to the borrower for the payment of TI's and LC's in the event either of the existing tenants does not elect to renew its lease.

    TRANSFER OF PROPERTY OR INTEREST IN BORROWER. To facilitate the sale of either of the Bordeaux properties with `in place' financing, the loan documents make provision for a partial release with conditions requiring a release price of 125% of the unpaid balance on the loan secured by the to-be-sold collateral property (excess funds are to be applied to the unpaid balance of the remaining loan). Additional conditions include lender's review and approval of the residual DSC and LTV ratios which would result from the partial release and that they not be below 1.30x and 73% respectively.

    ESCROWS/RESERVES. On the date of the closing of the Bordeaux Loans, the lender obtained from the borrower $92,675 and $13,838 to be held in escrow representing six months of taxes and insurance, respectively, due on the properties and since such date the lender has not obtained any additional amounts for taxes and insurance. Current escrow balances as of July 1, 1999 are $92,675 for taxes and $13,838 for insurance. In the event that there are no defaults or delinquencies under the Bordeaux Loans during the three years succeeding the Closing Date, the escrow balances referred to in the preceeding sentence will be released to the borrower. Additionally, a replacement reserve escrow was established at closing and requires the payment of monthly installments of $961. The current replacement reserve escrow balance is $1,920 as of July 1, 1999.

THE PROPERTIES

PROPERTY 1: CONTROL #: 6.10 LOAN #: 215990028 - 1376 BORDEAUX

--------------------------------------------------------------------------------
Location:              Sunnyvale, CA   Square Footage:     31,173
Construction:          Concrete        Percent Occupied:   100% as of 3/26/1999
Year Built/Renovated:  1980 / 1998     Appraised Value:    $6,850,000
--------------------------------------------------------------------------------

OPERATING HISTORY
The property was purchased in June 1997 as REO and was subsequently extensively renovated by the borrower and leased to TRW, Inc. for a five-year term commencing 1/1/98. Historic operating information for the property was unavailable from the previous owner and the underwriting has relied on revenue and expense information provided by the 3/26/99 appraisal.


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              1996        1997        1998       UNDERWRITING
                              ----        ----        -----      ------------
Effective Gross Income        NAP         NAP         NAP        $748,913

Net Operating Income          NAP         NAP         NAP        $619,357

Net Cash Flow                 NAP         NAP         NAP        $568,725
--------------------------------------------------------------------------------

THE MANAGEMENT
The property will be managed by Menlo Equities Management Company an affiliate of Menlo Equities LLC.

PROPERTY 2: CONTROL #: 6.20  LOAN #: 215990053 -  1380 BORDEAUX

--------------------------------------------------------------------------------
Location:               Sunnyvale, CA    Square Footage:     45,647
Construction:           Concrete         Percent Occupied:   100% as of 3/26/99
Year Built/Renovated:   1979 / 1998      Appraised Value:    $10,000,000
--------------------------------------------------------------------------------

OPERATING HISTORY
The property was purchased in June 1997 as REO and was subsequently extensively renovated by the borrower and leased to Boca Research Inc. for a seven-year term commencing 9/1/98. Historic operating information for the property was unavailable from the previous owner and the underwriting has relied on revenue and expense information provided by the 3/26/99 appraisal.


--------------------------------------------------------------------------------
                             1996        1997         1998         UNDERWRITING
                             ----        ----         -----        ------------
Effective Gross Income       NAP         NAP          NAP          $991,453

Net Operating Income         NAP         NAP          NAP          $906,930

Net Cash Flow                NAP         NAP          NAP          $831,987
--------------------------------------------------------------------------------

THE MANAGEMENT
The property will be managed by Menlo Equities Management Company an affiliate of Menlo Equities LLC.




THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 7.00 - VARIOUS
CONTROL #: 7.10 LOAN #: 5201 - FESTIVAL AT PASADENA
CONTROL #: 7.20 LOAN #: 6098 - FESTIVAL AT PASADENA PAD BUILDING

------------------------------------------------------------------------------------------------------
Cut-off  Date Balance:    $11,635,676                   Property Type:          Retail-Anchored/Office
Loan Type:                Amortizing Balloon            Location:               Pasadena, MD
Origination Date:         2/01/1999                     Year Built/Renovated:   See Below
Maturity Date:            2/01/2009                     Square Footage:         240,407
Anticipated Repay Date:   NAP                           Cut-off  Date
                                                         Balance/sf:            $50.83
Original Term:            10 years                      Original Amortization:  30 years
Mortgage Rate:            7.45%                         Appraised Value:        $15,000,000
Annual Debt Service:      $975,225                      Current LTV:            77.8%
Underwritten DSCR:        1.39x                         Balance at Maturity
                                                         LTV:                   67.8%
Underwritten Cash Flow:   $1,356,970                    Percent Occupied:       97%
Balance at Maturity:      $10,144,745                   Occupancy as of Date:   1/28/1999
------------------------------------------------------------------------------------------------------

THE LOAN
The two (2) Festival at Pasadena Loans (collectively the "Festival Loans") include Festival at Pasadena a 209,143 square community shopping center and Festival at Pasadena Pads a 31,264 square foot office/retail center, (collectively the "Festival Properties") both located in Pasadena, Maryland. The Festival Loans are secured by First Deeds of Trust. The Festival Loans were originated by National Realty Funding L.C. on February 1, 1999 and subsequently acquired by National Realty Finance L.C. The Festival Loans are cross-collateralized and cross-defaulted with each other. A partial release of the collateral under the Defeasance Option may be obtained.

    BORROWER. The Borrower consists of the following entities as tenants in common under the Co-Tenancy Agreement dated February 1, 1999: Festival Pasadena Associates, L.P., a Delaware limited partnership; HSG Pasadena, LLC, a Maryland limited liability company; LM Pasadena, LLC, a Maryland limited liability company; SFG Pasadena, LLC a Maryland limited liability company; and Garstat, Inc., a Maryland Corporation (collectively the Festival Borrower"). These entities are controlled by Joel Fedder, Harry Rodgers, and Herb Garten, Mr. Fedder's law partner. Mr. Fedder is Chief Executive Officer of The Fedder Company, which manages the subject property, and is a native of Baltimore who has served as a Tax and Corporate Law attorney for over 30 years.

    SECURITY. The Festival Loans are each secured by a fee simple First Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, UCC Financing Statements and certain additional security documents.

    RECOURSE. The Festival Loans are non-recourse, subject to certain limited exceptions. Mr. Joel Fedder is the Key Principal's Limited Guarantors for the non-recourse carve out provisions.

    LOCKBOX.  The Festival Loans do not include a lockbox provision.

    TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Festival Loans allow the transfer of interests in any Borrower by the current owners of such interests to or for the benefit of one or more family members subject to the following conditions (a) Joel Fedder, Herbert S. Garten and/or Harry W. Rodgers, III (the "Principals") shall continue to control the ownership of each Borrower and shall be responsible for the management of the Property, provided, however that, upon the death or incapacity of any of the Principals, one or more family member shall be substituted for such Principal and (b) no guarantor shall be released from any guaranty or indemnity agreement by virtue of such transfer. The loan secured by the Festival at Pasadena Building Pad further allows the Borrower to transfer its interest in the Festival Properties to Fischer Corporation (the "Transferee") providing the following requirements are satisfied in Lender's discretion: (a) each entity or person constituting Borrower shall simultaneously transfer 100% of its interests in the Property to transferee;
    (b) no event of default has occurred and is continuing; (c) Transferee meets all Lender's underwriting standards; (d) Borrower reimburses Lender all expenses incurred; (e) Transferee executes an assumption agreement and other documents required by Lender; (f) no guarantor or indemnitor in connection with the Loan shall be released; and (g) Lender's title policy shall be endorsed at expense of Borrower.

    ESCROWS/RESERVES. There are tax and insurance escrows which require monthly deposits in an amount sufficient to pay estimated taxes and insurance when due. These escrows were established at closing and require monthly payments of $11,174 and $1,990 for taxes and insurance respectively. Current escrow balances are $122,913 for taxes and $27,856 for insurance.

THE PROPERTIES
The subject property, known as Festival at Pasadena, consists of a 209,143 square foot, one-story class B community shopping center situated on 18.32 acres located in Pasadena, Anne Arundel County, Maryland. Built in 1986 and 1987, the structure consists of a steel frame with exterior walls consisting of brick veneer in the front and painted concrete masonry in the rear. Major tenants include B.J.'s Wholesale for 57.1% of the space with a lease expiration of November 2012 and Ollie's Bargain Mart for 14.8% of the shopping center space with a lease expiration of August 2004. BJ's is a wholesale club concept similar to Sam's and Price where consumers can purchase items, through membership, at sub-retail costs due to the bulk buying power of the tenant. The Ollie's chain has 16 stores predominately in the Baltimore metro (five) and Pennsylvania areas. The Ollie's store is a discounter of discontinued retail items and factory seconds.

The subject property, known as Festival at Pasadena Pad Building, consists of a 31,264 square foot, two-story class B Office/retail center situated on 3.09 acres located in Pasadena, Anne Arundel County, Maryland. The first floor includes retail space while the second floor is office space. Built in 1987, the structure consists of a steel frame with exterior walls consisting of brick veneer. The major tenants for the pad building include Party City, 6,899 square feet (22%) with a lease expiration of June 2002; Baltimore Sun 5,880 square feet (18.8%) with a lease expiration of August 2002; and Leslie's Pool Mart 5,430 square feet (17.3%) with a lease expiration of October 2001. The Leslie's Pool Marts lease has a kickout clause after Year 3 (10/28/99) if sales are less than $150 per square foot. However, sales are well above that rate to date.


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

PROPERTY 1: CONTROL #: 7.10  LOAN #: 5201 -  VARIOUS FESTIVAL AT PASADENA

------------------------------------------------------------------------------------------
Location:               Pasadena, Maryland      Square Footage:       209,143
Construction:           Steel Frame w/ Brick
                         Veneer                 Percent Occupied:     99% as of 01/28/1999
Year Built/Renovated:   1987/NAP                Appraised Value:      $11,600,000
------------------------------------------------------------------------------------------

OPERATING HISTORY

------------------------------------------------------------------------------------------------
                                1996 *           1997 *           1998 *           UNDERWRITING
                                ------           ------           -------          ------------
Effective Gross Income          $1,901,706       $1,731,097       $1,826,661       $1,501,621**

Net Operating Income            $1,458,421       $1,305,953       $1,416,475       $1,145,111

Net Cash Flow                   $1,458,421       $1,305,953       $1,416,475       $1,039,848
------------------------------------------------------------------------------------------------

* Operating history includes the Festival at Pasadena Pad Building.


PROPERTY 2: CONTROL #: 7.20 LOAN #: 6098 - VARIOUS FESTIVAL AT
PASADENA PAD BUILDING

--------------------------------------------------------------------------------
Location:               Pasadena, Maryland   Square Footage:     31,264
Construction:           Steel Frame w/
                         Brick Veneer        Percent Occupied:   86% 01/28/1999
Year Built/Renovated:   1986/NAP             Appraised Value:    $3,400,000
--------------------------------------------------------------------------------

OPERATING HISTORY

-----------------------------------------------------------------------------------------------
                               1996 *            1997 *            1998 *          UNDERWRITING
                               ------            ------            ------          ------------
Effective Gross Income                                                              $419,829**

Net Operating Income                                                                $345,270

Net Cash Flow                                                                       $317,122
-----------------------------------------------------------------------------------------------

 * Operating History is included in the Festival at Pasadena Loan.
** Stabilized EGI higher than 1998 due to a tenant taking 10,384 square feet at $9.55 per square foot under a ten year lease.

THE MANAGEMENT
The subject is leased and managed by The Fedder Company, an owner-affiliated company located in Glen Burnie, Maryland. The company has been in existence for over 25 years and has built, developed or acquired over $60,000,000 in income producing property including retail, warehouses, office, self-storage and apartments. Fedder manages nearly 1,500,000 square feet of commercial property in Baltimore County, Anne Arundel County, Northern Virginia and Martinsburg, West Virginia. The company developed several office buildings in the 1980s in Maryland. The Company purchased over 1,000,000 square feet of retail centers in 1997, selling 650,000-square feet to a REIT.









THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 8.00 LOAN #: 6423 - PALOUSE EMPIRE MALL

--------------------------------------------------------------------------------

Cut-off  Date Balance:    $11,479,097                   Property Type:          Retail - Anchored
Loan Type:                Amortizing Balloon            Location:               Moscow, Idaho
Origination Date:         5/18/1999                     Year Built/Renovated:   1976-1980
Maturity Date:            6/01/2009                     Square Footage:         406,359
Anticipated Repay Date:   NAP                           Cut-off  Date
                                                         Balance/sf:            $28.25
Original Term:            10 years                      Original Amortization:  20 years
Mortgage Rate:            7.75%                         Appraised Value:        $18,000,000
Annual Debt Service:      $1,142,091                    Current LTV:            63.8%
Underwritten DSCR:        1.34x                         Balance at Maturity
                                                         LTV:                   44.2%
Underwritten Cash Flow:   $1,546,406                    Percent Occupied:       93%
Balance at Maturity:      $7,946,828                    Occupancy as of Date:   5/17/1999
-------------------------------------------------------------------------------------------------

THE LOAN

The Palouse Empire Mall Loan (the "Palouse Mall Loan") is secured by a First Leasehold Deed of Trust on a 406,359 square foot shopping center located in Moscow, Idaho. (the "Palouse Mall Property"). The Palouse Loan was originated by National Realty Funding L.C. on May 18, 1999 and subsequently acquired by National Realty Finance L. C.

    BORROWER. The borrowing entity Palouse Empire Mall Associates, a Washington general partnership (the "Palouse Mall Borrower") is a single asset entity, which consists of three General Partners. The three general partners are Dr. Michael M. McCarthy (25%), G&ME Family Trust, a Revocable Living Trust formed by Gordon and Madeline Edgren (25%) and Patty McCarthy Trust, a Testamentary Trust formed from the Revocable Living Trust of Patty McCarthy, with Orville Barnes, Victor Stolle and Madeline McCarthy, Trustees (50%). Approximately 30 to 60 days after loan closing, the borrowing entity is expected to be transferred from a G.P. to an L.L.C. The ownership interests will remain the same under the new limited liability structure.

    SECURITY. The Palouse Mall Loan is secured by a First Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, UCC Financing Statements and certain additional security documents.

    RECOURSE. The Palouse Mall Loan is non-recourse, subject to certain limited exceptions. G &ME Family Trust and Dr. Michael McCarthy are the Key Principal's Limited Guarantors for the non-recourse carve out provisions.

    LOCKBOX.  The Palouse Mall Loan does not include a lockbox provision.

    TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Palouse Mall Loan allows an ownership transfer within 90 days of closing to a limited liability company owned by existing owners of Borrower in their current ownership percentages.

    ESCROWS/RESERVES. There is a tax and insurance escrow which requires monthly deposits in an amount sufficient to pay estimates taxes and insurance when due. An escrow was also established at closing in the original amount of $2,900,000 for tenant finish improvements, leasing commissions and capital improvements.

    GROUND LEASE/MASTER LEASE/PURCHASE OPTION. The ownership interest is Leasehold. The current lessor is The Regents of the University of Idaho and the lessee is Palouse Empire Mall Associates. The lease terms include a commencement date of July 23, 1973 and a termination date of March 1, 2026, with one ten-year option remaining. The ground lease requires the Fee Owner to give notice of each default under the ground lease to the Lender. In the event of Borrower defaults, the Lender is afforded the opportunity to cure. Additionally, the Lender could acquire the leasehold interest and following the Lender's acquisition of title to the leasehold estate it can subsequently be transferred to a third party, without the Fee Owner's consent. The Borrower cannot assign or sublet its interest without the Fee Owner's consent. Ground rent is calculated at $600 per acre per year or
    44.8159 acres X $600 = $26,889.54 per year. In addition, there is a fluctuating interest payment (equal to the annual rate of yield for domestic corporate bonds rated Aaa by Moody's) based on $300,000. Assuming an estimated average interest rate of 7.5%, the payment is $22,500 per year. Thus, the total minimum rent payment is approximately $49,390 ($4115.83/month). At the end of the year, 8% of gross rents (defined as minimum rents and percentage rents) is calculated. The amount already paid by the borrower (approximately $49,390) is subtracted from the 8% of gross sales and the balance is what is due from the borrower to the University of Idaho.

THE PROPERTY
The Palouse Mall Property is comprised of a 406,359 square foot anchored, retail center situated in six buildings located in Moscow, Idaho. The subject was built in two phases. The first phase was constructed in 1976, which is the portion of the mall that is not enclosed. In 1978 through 1980, the enclosed mall portion of the subject was constructed. The major tenants are Waremart grocery store 13%, Michaels 3.9%, JoAnn Fabrics 3.5%, Rite Aid 5.5%, Bon Marche 9.8%, Emporium Department Store 9.5%, and Office Depot 6.2%, which is to take occupancy by year end (not included in historical income).




OPERATING HISTORY

-------------------------------------------------------------------------------------------------
                                  1996               1997             1998          UNDERWRITING
                                  ----               ----             ----          ------------
Effective Gross Income            $2,931,988         $2,983,084       $3,092,726    $3,058,608

Net Operating Income              $1,763,298         $1,719,939       $1,753,436    $1,712,575

Net Cash Flow                     $1,463,235         $1,093,648       $1,421,177    $1,546,406
-------------------------------------------------------------------------------------------------





THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

THE MANAGEMENT.
Management for the subject from 1993 until September of 1997 had been Goodhale Barbeari. In 1997 the principals decided to bring management in-house and solicited Jim Bendickson, formerly the subject's assistant manager with Goodhale Barbeari, to manage the subject. Day to day operational decisions are made by Mr. Bendickson with larger, non-recurring expenditures (over $2,000 for any one item) calling for the approval of one of the principals. PEM consists of Jim Bendickson and his assistant/ accounting employee. Also, in the on-site management office is a maintenance supervisor (not an employee of PEM, but on a maintenance contract), and a marketing director and marketing assistant (not employees of PEM but paid out of the Merchant Association dues).
















THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 9.00  LOAN #: 03-0810140 -  VENTANA VISTA APARTMENTS

-------------------------------------------------------------------------------------
Cut-off Date Balance:    $11,353,185        Property Type:           Multifamily
Loan Type:               Principal and
                          Interest Balloon  Location:                Tucson, AZ
Origination Date:        3/29/1999          Year Built/Renovated:    1985 to 1987/NAP
Maturity Date:           4/01/2009          Number of Units:         250
Anticipated Repayment    NAP                Cut-off Date
Date                                         Balance/unit:           $45,413
Term:                    10 years           Original Amortization:   30 years
Mortgage Rate:           7.37%              Appraised Value:         $14,650,000
Annual Debt Service:     $942,472           Current LTV:             77.5%
Underwritten DSCR:       1.25x              Balance at Maturity
                                             LTV:                    68.5%
Underwritten Cash Flow:  $1,178,138         Percent Occupied:        94%
Balance at Maturity:     $10,036,071        Occupancy as of Date:    03/30/1999
-------------------------------------------------------------------------------------

THE LOAN
The Ventana Vista Apartments Loan (the "Ventana Vista Apartments Loan") is secured by a first Deed of Trust on a 250 unit apartment complex located in Tucson, Arizona (the "Ventana Vista Apartments Property"). The Ventana Vista Apartments Loan was originated on March 29, 1999 to refinance existing debt.

    BORROWER. The Borrower is Ventana Vista Investors Limited Partnership, a single asset Arizona limited partnership (the "Ventana Vista Apartments Borrower"). The Ventana Vista Apartments Borrower is sponsored by The Schomac Group, Inc., an Arizona corporation, and by Ventana Vista GP Corp., the managing general partner of the Borrower (the "Sponsors").

    SECURITY. The Ventana Vista Apartments Loan is evidenced by a Multifamily Note and Addendum to Multifamily Note (collectively, the "Note") secured by a Multifamily Deed of Trust (the "Mortgage"), an Assignment of Rents, a Security Agreement, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee simple interest in the Ventana Vista Apartments Property.

    RECOURSE. The Ventana Vista Apartments Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of funds, and unauthorized transfers or encumbrances of the Ventana Vista Apartments Property (the "Recourse Carveouts"). The obligations of the Ventana Vista Apartments Borrower under the Recourse Carveouts are guaranteed by the Sponsor pursuant to the terms of the Guaranty Agreement. In addition, under the terms of the Environmental Indemnity Agreement, the Ventana Vista Apartments Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Ventana Vista Apartments Property.

    PAYMENT TERMS. The Mortgage Rate is fixed at 7.37% per annum until the Maturity Date of April 1, 2009 (the "Maturity Date"). The Ventana Vista Apartments Loan requires monthly payments of principal and interest of $78,539.35 through the Maturity Date. The Ventana Vista Apartments Loan accrues interest based on the actual number of days elapsed during period for which interest is payable computed on the basis of a 360-day year. Upon an Event of Default, the Mortgage Rate increases to 12.37%.

    CASH MANAGEMENT/LOCKBOX. None.

    PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events, the Ventana Vista Apartments Borrower is prohibited from prepaying the Ventana Vista Apartments Loan at any time before the date three (3) months prior to the Maturity Date. The Ventana Vista Apartments Loan may be prepaid at par any time thereafter. The Ventana Vista Apartments Borrower may defease the Ventana Vista Apartments Loan, in whole but not in part, at any time after the earlier to occur of two years after the REMIC "start-up date" or October 1, 2002 by providing the Lender with direct, non-callable U.S. Treasury obligations sufficient to pay its remaining obligations.

    TRANSFER OF VENTANA VISTA APARTMENTS PROPERTY OR INTEREST IN VENTANA VISTA APARTMENTS BORROWER. The Mortgage is silent as to transfer.

    ESCROWS/RESERVES.
    Real Estate Taxes and Insurance
    The Ventana Vista Apartments Borrower has established escrow accounts controlled by Lender for payment of real estate taxes and insurance premiums. The current balance of these accounts is $36,396 and $6,755, respectively, for a total of $43,151. In addition, the Ventana Vista Apartments Borrower is required to deposit $12,132 for real estate taxes and $1,351 for insurance premiums each month into the respective accounts.

    Replacement Reserve
    The Ventana Vista Apartments Borrower has established an escrow account controlled by Lender to cover the costs of scheduled replacements (the "Replacement Reserve"). The current balance of the Replacement Reserve is $55,982. In addition, the Ventana Vista Apartments Borrower is required to deposit $7,146 each month into the Replacement Reserve.

    SUBORDINATE DEBT. The Mortgage prohibits subordinate debt and encumbrances without Lender's prior consent.

THE PROPERTY
The Ventana Vista Apartments Property is a 250 unit apartment project located in Tucson, Arizona. According to a rent roll (the "Rent Roll") provided by the Ventana Vista Apartments Borrower, the Ventana Vista Apartments Property is 94% leased as of March 30, 1999.

The Ventana Vista Apartments Property consists of 35 one- and two-story buildings that were constructed from 1985 to 1987.


THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

OPERATING HISTORY

-------------------------------------------------------------------------------------------
                           1996             1997              1998             UNDERWRITING
                           ----             ----              ----             ------------
Effective Gross Income     $1,749,359       $1,814,133        $1,991,108       $2,056,298

Net Operating Income       $855,213         $956,135          $1,110,127       $1,178,138

Net Cash Flow              $855,213         $956,135          $1,110,127       $1,178,138
-------------------------------------------------------------------------------------------

THE MANAGEMENT
The Ventana Vista Apartments Property is managed by Schomac Property Management, Inc. ("Schomac"), an affiliate of the Ventana Vista Apartments Borrower. Schomac is the residential and commercial property management subsidiary of The Schomac Group, Inc. ("SGI"), a privately held real estate investment and management company formed in 1974 and headquartered in Tucson, Arizona. SGI employs over 400 people nationwide and is the third largest real estate related employer in southern Arizona. SGI has developed over 4,000 apartment units in Tucson and Las Vegas, in addition to approximately 800,000 square feet of office and retail space as well as 4 million square feet of self storage space in 14 states with a combined value in excess of $400 million. SGI has sponsored over 100 limited partnerships and has acted as a joint venture partner with many institutional and private investors.





THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

CONTROL #: 10.00  LOAN #: 03-0810054 - PARK PLAZA SHOPPING CENTER

-----------------------------------------------------------------------------------------------
Cut-off Date Balance:    $10,899,246             Property Type:         Retail - Unanchored
Loan Type:               Principal and
                          Interest Balloon       Location:              Aliso Viejo, CA
Origination Date:        06/30/1998              Year Built/Renovated:  1998/NAP
Maturity Date:           07/01/2008              Net Rentable Square
                                                  Feet:                 46,887
Anticipated Repay Date:  NAP                     Cut-off Date
                                                  Balance/sf:           $232.46
Mortgage Rate:           7.07%                   Appraised Value:       $15,400,000
Annual Debt Service:     $884,414                Current LTV:           70.8%
Underwritten DSCR:       1.33x                   Balance at Maturity
                                                  LTV:                  61.6%
Underwritten Cash Flow:  $1,179,983              Percent Leased:        90%
Balance at Maturity:     $9,490,525              Leasing Status Date:   03/08/1999
-----------------------------------------------------------------------------------------------

THE LOAN
The Park Plaza Shopping Center Loan (the "Park Plaza Shopping Center Loan") is secured by a first mortgage on a 46,887 square foot unanchored retail building located in Aliso Viejo, California (the "Park Plaza Shopping Center Property"). The Park Plaza Shopping Center Loan was originated on June 30, 1998 to refinance existing debt.

        THE BORROWER. The Borrower is Leaseback of California II, LLC, a single asset California limited liability company (the "Park Plaza Shopping Center Borrower"). The Park Plaza Shopping Center Borrower is sponsored by Ronald M. Tate, James W. Wallace, David L. Lazares, and Daniel L. Allen (the "Sponsors").

        SECURITY. The Park Plaza Shopping Center Loan is evidenced by a Promissory Note (the "Note") secured by a Mortgage (the "Mortgage"), an Assignment of Leases and Rents, a Security Agreement, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee simple interest in the Park Plaza Shopping Center Property.

        RECOURSE. The Park Plaza Shopping Center Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of funds, and unauthorized transfers or encumbrances of the Park Plaza Shopping Center Property (the "Recourse Carveouts"). The obligations of the Park Plaza Shopping Center Borrower under the Recourse Carveouts are guaranteed by the Sponsor pursuant to the terms of the Exceptions to Non-Recourse Guaranty. In addition, under the terms of the Environmental Indemnity Agreement, the Park Plaza Shopping Center Borrower and the Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Park Plaza Shopping Center Property.

        PAYMENT TERMS. The Mortgage Rate is fixed at 7.07% per annum until the Maturity Date of July 1, 2008 (the "Maturity Date"). The Park Plaza Shopping Center Loan requires monthly payments of principal and interest of $73,701.13 through the Maturity Date. The Park Plaza Shopping Center Loan accrues interest based on a 30-day month computed on the basis of a 360-day year. Upon an Event of Default, the Mortgage Rate increases to 12.07%.

        CASH MANAGEMENT/LOCKBOX.   None.

        PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events, The Park Plaza Shopping Center Borrower is prohibited from prepaying the Park Plaza Shopping Center Loan at any time before the date six (6) months prior to the Maturity Date. The Park Plaza Shopping Center Loan may be prepaid at par any time thereafter. The Park Plaza Shopping Center Borrower may prepay the Park Plaza Shopping Center Loan, in whole but not in part, at any time after the July 1, 2003 by paying a prepayment penalty equal to the greater of 1% of the outstanding principal balance or a yield maintenance calculation.

        TRANSFER OF PARK PLAZA SHOPPING CENTER PROPERTY OR INTEREST IN PARK PLAZA SHOPPING CENTER BORROWER. The Lender shall have the option to declare the Park Plaza Shopping Center Loan immediately due and payable upon the transfer of the Park Plaza Shopping Center Property or any ownership interest in the Park Plaza Shopping Center Borrower. Notwithstanding the foregoing, the Park Plaza Shopping Center Borrower shall have a one time right to transfer the Park Plaza Shopping Center Property upon meeting certain conditions. Also notwithstanding the foregoing, the following shall not be deemed a transfer: any transfer in which each of David L. Lazares and Ronald M. Tate continue to hold, directly or through trusts, interests in the profits and losses of the Park Plaza Shopping Center Borrower, and the aggregate of the interests so held by both of said individuals shall constitute not less than 50% of the profits and losses of the Park Plaza Shopping Center Borrower.

        ESCROWS/RESERVES.
        Real Estate Taxes and Insurance
        None.

        Replacement Reserve
        None.

        Tenant Improvements and Leasing Commissions Reserve
        None.

        SUBORDINATE/OTHER DEBT. The Mortgage prohibits subordinate debt and encumbrances without Lender's prior consent.




THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

THE PROPERTY
The Park Plaza Shopping Center Property is an unanchored retail building located in Aliso Viejo, California containing 46,887 square feet of net rentable area. According to a rent roll (the "Rent Roll") provided by the Park Plaza Shopping Center Borrower, the Park Plaza Shopping Center Property is 90% leased as of March 8, 1999.

The Park Plaza Shopping Center Property is a one-story retail building that was constructed in 1998.

OPERATING HISTORY:
--------------------------------------------------------------------------------
                              1996       1997       1998       UNDERWRITING
                              ----       ----       -----      ------------
Effective Gross Income        NAP        NAP        NAP        $1,530,076

Net Operating Income          NAP        NAP        NAP        $1,244,132

Net Cash Flow                 NAP        NAP        NAP        $1,179,983
--------------------------------------------------------------------------------

THE MANAGEMENT
The Park Plaza Shopping Center Property is managed by America West Properties, Inc., a company with 15 years of real estate management experience.















THIS STRUCTURAL TERMSHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERMSHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERMSHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED OR GREENWICH NATWEST LIMITED, AS AGENT FOR NATIONAL WESTMINSTER BANK, PLC FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                         GREENWICH NATWEST
-------------------------------------------------------------------------------

PROSPECTUS
              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   Depositor

           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)
                                --------------
     Prudential Securities Secured Financing Corporation (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial/Multifamily Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates."

     The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes' which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

     Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates (including private mortgage-pass-through certificates, Certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA or mortgage pass-through certificates previously created by the Depositor). Such mortgage loans, participation interests, installment contracts and mortgage pass-through certificates are hereinafter referred to as the "Mortgage Loans."

     The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties, or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

     The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS DISCUSSED HEREIN UNDER "RISK FACTORS" AT PAGE 12 AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

     The Depositor, as specified in the related Prospectus Supplement, may elect to treat all of a specified portion of the collateral securing any Series of Certificates or the arrangement by which a Series of Certificates is issued as a "real estate mortgage investment conduit" (a "REMIC"). If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will provide the holders of Certificates with liquidity of investment or that it will continue.

     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE CERTIFICATES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                The date of this Prospectus is October 29, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates;
(ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.


                            ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292 attention, David Rodgers, (212) 214-1000.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention, David Rodgers, (212) 214-1000.


                                    REPORTS


     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Depositor's principal executive offices are located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

                               TABLE OF CONTENTS




                                                                                              PAGE
                                                                                             -----
PROSPECTUS SUPPLEMENT ....................................................................     2
ADDITIONAL INFORMATION ...................................................................     2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................     2
REPORTS ..................................................................................     3
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................    12
 Limited Liquidity .......................................................................    12
 Limited Assets ..........................................................................    12
 Average Life of Certificates; Prepayments; Yields .......................................    12
 Limited Nature of Ratings ...............................................................    13
 Risks Associated with Lending on Income Producing Properties ............................    13
 Material Federal Tax Considerations Regarding Residual Certificates .....................    14
 Material Federal Tax Considerations Regarding Original Issue Discount ...................    14
 Certain Tax Considerations of Variable Rate Certificates ................................    15
 Nonrecourse Mortgage Loans ..............................................................    15
 Delinquent Mortgage Loans ...............................................................    15
 Junior Mortgage Loans ...................................................................    15
 Balloon Payments ........................................................................    15
 Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees .....    15
 Risks Related to the Mortgagor's Form of Entity and Sophistication ......................    16
 Credit Enhancement Limitations ..........................................................    16
 Risks to Subordinated Certificateholders ................................................    17
 Taxable Income in Excess of Distributions Received ......................................    17
 Due-on-Sale Clauses and Assignments of Leases and Rents .................................    17
 Environmental Risks .....................................................................    18
 ERISA Considerations ....................................................................    18
 Control .................................................................................    18
 Book-Entry Registration .................................................................    18
THE DEPOSITOR ............................................................................    19
USE OF PROCEEDS ..........................................................................    19
DESCRIPTION OF THE CERTIFICATES ..........................................................    19
 General .................................................................................    19
 Distributions on Certificates ...........................................................    20
 Accounts ................................................................................    21
 Amendment ...............................................................................    23
 Termination .............................................................................    24
 Reports to Certificateholders ...........................................................    24
 The Trustee .............................................................................    24
THE MORTGAGE POOLS .......................................................................    25
 General .................................................................................    25
 Assignment of Mortgage Loans ............................................................    26
 Representations and Warranties ..........................................................    27
SERVICING OF THE MORTGAGE LOANS ..........................................................    29
 General .................................................................................    29
 Collections and Other Servicing Procedures ..............................................    29
 Insurance ...............................................................................    30
 Fidelity Bonds and Errors and Omissions .................................................    31
 Servicing Compensation and Payment of Expenses ..........................................    31

                                                                                              PAGE
                                                                                             -----
 Advances ................................................................................     32
 Modifications, Waivers and Amendments ...................................................     32
 Evidence of Compliance ..................................................................     32
 Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee
  and the Depositor ......................................................................     33
 Events of Default .......................................................................     34
 Rights upon Event of Default ............................................................     35
CREDIT ENHANCEMENT .......................................................................     36
 General .................................................................................     36
 Enhancement Limitations .................................................................     36
 Subordinate Certificates ................................................................     36
 Reserve Funds ...........................................................................     37
 Cross-Support Features ..................................................................     37
 Certificate Guarantee Insurance .........................................................     38
 Limited Guarantee .......................................................................     38
 Letter of Credit ........................................................................     38
 Pool Insurance Policies; Special Hazard Insurance Policies ..............................     38
 Surety Bonds ............................................................................     38
 Fraud Coverage ..........................................................................     38
 Mortgagor Bankruptcy Bond ...............................................................     39
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ..............................................     39
 General .................................................................................     39
 Types of Mortgage Instruments ...........................................................     39
 Personality .............................................................................     40
 Installment Contracts ...................................................................     40
 Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries ..........................     40
 Foreclosure .............................................................................     42
 Environmental Risks .....................................................................     47
 Enforceability of Certain Provisions ....................................................     50
 Soldiers' and Sailors' Relief Act .......................................................     51
 Applicability of Usury Laws .............................................................     52
 Alternative Mortgage Instruments ........................................................     52
 Leases and Rents ........................................................................     53
 Secondary Financing; Due-on-Encumbrance Provisions ......................................     53
 Certain Laws and Regulations ............................................................     53
 Type of Mortgaged Property ..............................................................     54
 Criminal Forfeitures ....................................................................     54
 Americans With Disabilities Act .........................................................     54
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................................     55
 Federal Income Tax Consequences for REMIC Certificates ..................................     55
 Taxation of Regular Certificates ........................................................     58
 Taxation of Residual Certificates .......................................................     64
 Taxes that may be Imposed on the REMIC Pool .............................................     71
 Liquidation of the REMIC Pool ...........................................................     71
 Administrative Matters ..................................................................     72
 Limitations on Deduction of Certain Expenses ............................................     72
 Taxation of Certain Foreign Investors ...................................................     72
 Backup Withholding ......................................................................     73
 Reporting Requirements ..................................................................     73

                                                                                       PAGE
                                                                                      -----
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election is
      Made.........................................................................     74
   Standard Certificates ..........................................................     74
   Stripped Certificates ..........................................................     77
 Federal Income Tax Consequences for FASIT Certificates ...........................     80
 Reporting Requirements and Backup Withholding ....................................     80
 Taxation of Certain Foreign Investors ............................................     80
STATE AND OTHER TAX CONSIDERATIONS ................................................     81
ERISA CONSIDERATIONS ..............................................................     81
 Prohibited Transactions ..........................................................     81
 Unrelated Business Taxable Income-Residual Interests .............................     83
LEGAL INVESTMENT ..................................................................     83
PLAN OF DISTRIBUTION ..............................................................     85
LEGAL MATTERS .....................................................................     86
FINANCIAL INFORMATION .............................................................     86
RATING ............................................................................     86

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Significant Definitions is included at the end of this Prospectus.


Title of Certificates.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in Series (the
                               "Certificates").


Depositor...................   Prudential Securities Secured Financing
                               Corporation, One New York Plaza, New York, New
                               York 10292. Its telephone number is (212)
                               214-1000.


Master Servicer.............   The Master Servicer for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "SERVICING OF THE
                               MORTGAGE LOANS--General."


Special Servicer............   The special servicer (the "Special Servicer"),
                               if any, for each Series of Certificates, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus
                               Supplement. See "SERVICING OF THE MORTGAGE
                               LOANS--General."


Trustee.....................   The trustee (the "Trustee") for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "DESCRIPTION OF THE
                               CERTIFICATES--The Trustee."


The Trust Fund..............   Each Series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:


 A. Mortgage Pool...........   The primary assets of each Trust Fund will
                               consist of a pool of mortgage loans (the
                               "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A
                               Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private-label mortgage pass-through or collateralized mortgaged obligations certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA. Each such mortgage loan, Installment Con-tract, participation interest or certificate or collateralized mortgage obligation is herein referred to as a "Mortgage Loan." The Mortgage
                               Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The
                               Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE
                               MORTGAGE POOLS" herein and "DESCRIPTION MORTGAGE
                               POOL" in the related Prospectus Supplement. All
                               Mortgage Loans will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                               All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and any other types of Mortgages described in the related Prospectus Supplement.

                               Certain Mortgage Loans may provide that
                               scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal. and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement.


 B. Accounts................   A Collection Account and a Distribution
                               Account. The Master Servicer generally will be required to establish and maintain an account
                               (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus
                               Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                               Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus
                               Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.


 C. Credit Enhancement......   If so provided in the related Prospectus
                               Supplement, credit enhancement with respect to one or more Classes of Certificates of a Series or the related Mortgage Loans ("Credit
                               Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit
                               Enhancement Limitations" and "CREDIT
                               ENHANCEMENT--General."


Description of
 Certificates................  The Certificates of each Series will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement"). If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying mortgage loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each Series.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets" and "DESCRIPTION OF THE CERTIFICATES."

Distributions on
 Certificates................  Distributions of principal and interest on the
                               Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment related Trust Fund.

                               With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


Advances....................   The related Prospectus Supplement will set
                               forth the obligations, if any, of the Master
                               Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "DESCRIPTION OF THE
                               CERTIFICATES--Advances."


Termination.................   The obligations of the parties to the Agreement
                               for each Series will terminate upon: (i) the purchase of all of the assets of the related
                               Trust Fund, as described in the related
                               Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus
                               Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE
                               CERTIFICATES--Termination."


Tax Status of
 the Certificates............  The Certificates of each Series will constitute either (i) "Regular Interests" ("Regular
                               Certificates") and "Residual Interests"
                               ("Residual Certificates") in a Trust Fund treated as a REMIC under

                               Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.


ERISA Considerations........   Fiduciaries of employee benefit plans or of
                               certain other retirement plans and arrangements that are subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code should carefully review with their legal advisors whether the purchase or holding of Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                               CONSIDERATIONS" herein and in the related
                               Prospectus Supplement.


Legal Investment............   The related Prospectus Supplement will indicate
                               whether the Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL
                               INVESTMENT" herein and in the related Prospectus
                               Supplement.


Rating......................   At the date of issuance, as to each Series,
                               each Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each a "Rating Agency"). See "RATING" herein and
                               "RATINGS" in the related Prospectus Supplement.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may, be set forth in "RISK FACTORS" in the related Prospectus Supplement.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."


LIMITED ASSETS

     A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates home by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each

Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment and, as a result, yields on other Classes of Certificates, including Classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase Prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series Of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "Credit Enhancement Limitations."


RISKS ASSOCIATED WITH LENDING ON INCOME PRODUCING PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income, as defined in the prospectus supplement, derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     Further, the concentration of default foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments, declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

     Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


MATERIAL FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

CERTAIN TAX CONSIDERATIONS OF VARIABLE RATE CERTIFICATES


     There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and Variable Rate Regular Interests are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method will be controlling.


NONRECOURSE MORTGAGE LOANS

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may he had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect. to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.


DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are delinquent; provided, however, that such delinquent Mortgage Loans may only constitute up to, but not including, 20% (by principal balance) of the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.


JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens.

     See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.


BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.


EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS; ADDITIONAL SERVICING FEES

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.


RISKS RELATED TO THE MORTGAGOR'S FORM OF ENTITY AND SOPHISTICATION

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-- Foreclosure--Bankruptcy Law." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.


CREDIT ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

     A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

     The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "Limited Nature of Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."


RISKS TO SUBORDINATED CERTIFICATEHOLDERS

     If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.


TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED

     A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Regular Interests--Treatment of Subordinate Certificates" herein.


DUE-ON-SALE CLAUSES AND ASSIGNMENTS OF LEASES AND RENTS

     Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the Tents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states. such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property. if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."


ERISA CONSIDERATIONS

     Generally, title I of ERISA and certain sections of the Code apply to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective benefit plan investors that are subject to ERISA or the Code are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."


CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."


BOOK-ENTRY REGISTRATION

     The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates, as defined in the Prospectus Supplement, are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                 THE DEPOSITOR

     Prudential Securities Financing Corp. was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

     The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     Unless otherwise specified in the applicable Prospectus Supplement, the assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates of each Series will he issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.


GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO property, as defined in the Prospectus Supplement; (iv) all revenue received in respect of REO Property;
(v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits and security agreements; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans;
(viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account;

(x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase and Sale Agreement; (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor); and (xiv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("Fannie Mae") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may he offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable,
(i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another deposition, identified in such Prospectus Supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain an account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any, and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor. the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be home by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

     It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

     "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);


     (iii) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term debt obligation from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or A+1, at least one of the Rating Agencies rating such Certificates, or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating such Certificates;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating such Certificates in its highest short-term unsecured rating category;

     (v) units of taxable money market funds or mutual funds, which funds seek to maintain a constant asset value and have been rated by each Rating Agency rating such Certificates as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment. as may be acceptable to each Rating Agency rating such Certificates as a permitted investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating such Certificates;

provided, however, that (a) if       S&P is rating such Certificates, none of
such obligations or securites listed above may have an "r" highlighter affixed
to its rating if rated by       S&P; (b) except with respect to units of money
market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and (d) if any of the obligations or securities listed in paragraphs (iii)-(vi) above are not rated by each Rating Agency rating such Certificates, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies rating such Certificates and one other nationally recognized statistical rating organization; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.


AMENDMENT

     Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

     Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee to make an advance without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

     Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.


     The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer (if any), any mortgagor, the Trustee, a manager or any of their respective affiliates will be deemed not to be outstanding; provided, however, that, Certificates beneficially owned by the Master Servicer, the Special Servicer (if any), or any affiliate thereof will be deemed to be outstanding in connection with any required consent to an amendment of the Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any Class while the Master Servicer, the Special Servicer (if any), or any such affiliate owns not less than a percentage specified in the related Agreement of such Class.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating Certificates of such Series.

TERMINATION


     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.


THE TRUSTEE


     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a Fiscal Agent to guarantee certain obligations of the Trustee. Such Fiscal Agent will be a party to the Agreement. In such event, the Fiscal Agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOAN--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property"). A Mortgage Pool may also include participation interests in such types of mortgage loans, private-label mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, Fannie Mae or GNMA, mortgage pass-through certificates, or collateralized mortgage obligations. Each such mortgage loan, Installment Contract, participation interest, certificate, or collateralized mortgage obligation is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

       1. Mortgage Loans with fixed interest rates;

       2. Mortgage Loans with adjustable interest rates;

       3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

       4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

       5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

       6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors; and

       7. Any other types of Mortgage Loans described in the applicable Prospectus Supplement.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to he applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

     If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder; provided, however, that the principal balance of the mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a Series. In addition, in the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of affiliated obligors representing 10% or more, but less than 45%, of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include, among others, Real Estate Investment Trusts ("REITs"), commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee: (i) the Note, endorsed to the order of the Trustee without recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.


REPRESENTATIONS AND WARRANTIES

     The seller of a Mortgage Loan to the Depositor (the "Mortgage Loan Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller, (ii) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each such Mortgage Loan, (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments. The Prospectus Supplement for a Series will specify the representations and warranties being made by the Mortgage Loan Seller.

     All of the representations and warranties of a Mortgage Loan Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholder of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

     Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series. Such Mortgage Loan Seller generally will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the interest rate for such Mortgage Loan, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan, together with interest thereon at the reimbursement rate. The Master Servicer will be required to enforce such obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by a Mortgage Loan Seller and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.


     If specified in the related Prospectus Supplement, the Mortgage Loan Seller may deliver to the Trustee within a specified number of days following the issuance of a Series of Certificates Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicer of the Mortgage Loans (the "Master Servicer") will be specified in the applicable Prospectus Supplement and may be an affiliate of the Depositor. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Regular Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement. The Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made to
(i) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments, (iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law, (vi) to remit to the related borrower the Financial Lease and Reporting Fee as and when required by the related Mortgage, and (vii) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

     The Agreement for each Series will require that the Master Servicer use its reasonable efforts to or require each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of (i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to require each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property.

     If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its reasonable efforts to require the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Master Servicer or the Special Servicer, if any, will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and (iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, if any, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not home by the related mortgagor, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

     In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the

Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.


FIDELITY BONDS AND ERRORS AND OMISSIONS

     The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.


     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

     The Master Servicer will generally pay the fees and expenses of the Trustee.

     The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and Agreement for the related Services.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.


ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.


EVIDENCE OF COMPLIANCE

     The Agreement for each Series will generally provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, if any, which includes an assertion that the Master Servicer or Special Servicer, if any, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report.

     In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-services, upon comparable reports of firms of independent public accountants rendered on the basis of examination conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.


CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR


The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any (or any general partner thereof), will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement) in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any (and any general partner thereof), will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement) in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.


     In addition, the Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.


     Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation and succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

     Generally, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus will describe any additional restrictions on such assignment.

     The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.


EVENTS OF DEFAULT

     Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.

RIGHTS UPON EVENT OF DEFAULT


     As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement.


     The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.


     On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies or if the Trustee is not approved as a servicer by the Rating Agencies, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and which is either Fannie Mae or FHLMC approved, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.


     No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.


     The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                              CREDIT ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."


ENHANCEMENT LIMITATIONS

     If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.


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

     The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things. to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are offered Certificates, the sensitivity of distributions on such Certificates based on certain default assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders" herein.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Servicer. The Reserve Fund, if any for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


LIMITED GUARANTEE

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.


LETTER OF CREDIT

     Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.


POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.


SURETY BONDS

     If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.


FRAUD COVERAGE

     If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or (iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


GENERAL

     All of the Mortgage Loans are loans evidenced by (or, in the case of mortgage pass-through certificates, supported by) a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "Mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property, Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express


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

provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.


PERSONALITY

     Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law. and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


INSTALLMENT CONTRACTS

     The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this Section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "mortgagor") for the payment of the purchase price plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the properly will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the Prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

     The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance Policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

     The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens. the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property.

     Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders. any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Limitations on Mortgagee's Rights. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if, (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisers') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     Courts may also apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor.

     Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

     Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

     In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale.

     Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC. The Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

     Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.


     Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

     Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor, the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder, the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

     Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of "substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding,
(ii) to the extent such rents or hotel revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may he impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessees poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

     A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy.

     Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.


ENVIRONMENTAL RISKS

     Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can he met only by significant capital expenditures.

     A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

     In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management". A number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

     Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to hazardous substances for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

     "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing. and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

     If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

     Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

     Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

     The United States Environmental Protection Agency (the "EPA") has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

     The Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act") requires federal agencies to promulgate regulations that will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and [are to take effect in December of 1996 for owners of one to four residential dwellings.] In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

     Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to a mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws."

     Due-on-Sale Provisions. The enforceability of due-on-sale provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default. It is expected that the Mortgage Loans will include a "Debt-Acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


SOLDIERS' AND SAILORS' RELIEF ACT

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act. to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into



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

default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the mortgagee from foreclosing.

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUN") with respect to origination of alternative mortgage instruments by federal credit unions; and (iii) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.


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

LEASES AND RENTS

     Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee, however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.



CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."


CRIMINAL FORFEITURES

     Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.


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

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, O'Melveny & Myers LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as either a financial asset securitization investment trust (a "FASIT") or as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for FASIT Certificates and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

     Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job

Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates
--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property securing the mortgage (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or underlying mortgage loan either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. A qualified mortgage also includes any regular interest in a FASIT transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates, or purchased by the REMIC Pool within three months after the Startup Day pursuant to a fixed price contract in effect on the Startup Day, provided that at least 95% of the value of the FASIT assets is at all times attributable to obligations principally secured by interests in real property and which are transferred to, or purchased by, a REMIC as provided in this sentence.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held beyond the close of the third calendar year following the acquisition of the property by REMIC Pool for not more than two years, with possible extensions granted by the Internal Revenue Service (the "Service") of up to an additional four years.


     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES


 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


 Original Issue Discount

     Certificates on which interest is not paid currently ("Compound Interest Certificates") will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage


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

Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.


 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".


 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified de minimis amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all such qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all such qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or


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

average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.


 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount


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

would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the


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

holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%), and still a lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must


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

continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES


 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue


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

discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.


 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Acquisition Premium."

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying mortgage backed securities ("MBS") that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool, if the Disqualified organization is required, pursuant to a binding contract, to sell such Residual Certificate, which sale occurs within seven days after the Startup Day, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


 Mark to Market Regulations

     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.


 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions of up to an additional four years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States


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withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates --Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals,


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estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES


 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income


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

over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.


 Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property which is residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).


 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of


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

an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with


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

respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income
(i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped


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Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped--Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further pursuant to these final regulations the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount unless either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Code
Section 1273(a)(3), or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.


 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated


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

or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.


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

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the Prospectus Supplement relating to a particular Series of Certificates, an election may be made to treat the related Trust Fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts ("FASITs") within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT Certificates, O'Melveny & Myers LLP, counsel to the Depositor, will advise the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the Regular Certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificate will be considered the "ownership interest" in the FASIT Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more FASIT elections will be made with respect to the related Trust Fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury Regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any Trust Fund or as to any segregated pool of assets therein, the related Prospectus Supplement will describe the Federal income tax consequences of such election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code) are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and disqualified persons with respect to the Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     Special caution should be exercised before assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets, including the purchasing or sale of securities or other property, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

     The U.S. Department of Labor (the "Department") has issued regulations (the "Plan Asset Regulations") concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

     Certain exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be applicable, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "Benefit Plan Investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans). This exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market. Absent any restricrtions on purchase or transfer, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.

     Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with the assets of a Plan could result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan--for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84- 14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

     There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

     ANY FIDUCIARY OR OTHER PLAN INVESTOR WHO PROPOSES TO INVEST "PLAN ASSETS" OF A PLAN IN CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF ANY SUCH ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.


UNRELATED BUSINESS TAXABLE INCOME-RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Holders of Residual Certificates" and "--Restrictions on Ownership and Transfer of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE APPLICABLE UNDERWRITER OR ANY OTHER SERVICE PROVIDER WITH RESPECT TO THE CERTIFICATES, SUCH AS THE TRUSTEE, THE MASTER SERVICER AND THE SPECIAL SERVICER, IF ANY, THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies, (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and (iii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on (a) a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or (b) one or more parcels of real estate upon which are located one or more commercial structures will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone.

     The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.


                                 LEGAL MATTERS


     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York, and for the Underwriters as specified in the related Prospectus Supplement.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is. in one of the four highest categories, by a Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates. the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition. holders of stripped interest certificates in extreme cases might fail to recoup the initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security, rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                               PAGE

1933 Act................................................................... 2
1986 Act.................................................................. 57
1997 Statement............................................................ 84
ACMs...................................................................... 49
ADA....................................................................... 54
adequate protection....................................................... 45
Agreement.............................................................. 9, 19
Anti-Deficiency Legislation............................................... 49
Bankruptcy Code........................................................... 43
CERCLA................................................................ 18, 48
Certificateholders........................................................ 20
Certificates............................................................... 7
Classes.................................................................... 1
Closing Date.............................................................. 26
Code.................................................................. 11, 55
Code Plans................................................................ 81
Collection Account..................................................... 8, 21
Commission................................................................. 2
Compound Interest Certificates............................................ 58
Credit Enhancement..................................................... 9, 36
Credit Enhancement Limitations............................................ 13
Cut-off Date.......................................................... 10, 21
Department................................................................ 82
Depositor.................................................................. 1
Disqualified Organization............................................. 68, 83
Disqualified Organizations................................................ 69
Distribution Account................................................... 8, 21
Distribution Date..................................................... 10, 20
EPA....................................................................... 50
ERISA................................................................. 11, 81
ERISA Plans............................................................... 81
Escrow Account............................................................ 29
Escrow Payments........................................................... 29
Event of Default.......................................................... 34
excess servicing.......................................................... 76
Fannie Mae................................................................ 20
FASIT..................................................................... 55
FASITs.................................................................... 80
FFIEC..................................................................... 84
FHLMC..................................................................... 20
Forfeiture Laws........................................................... 54
Form 8-K.................................................................. 26
Garn-St Germain Act....................................................... 50
GNMA...................................................................... 20
Hazardous Materials....................................................... 49
Installment Contracts..................................................... 25
Lead Paint Act............................................................ 50
Lender Liability Act...................................................... 48
Mark to Market Regulations................................................ 70
Master Servicer........................................................... 29
Master Servicer Remittance Date........................................... 21

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

MBS....................................................................... 66
Modifications, Waivers and Amendments..................................... 30
Mortgage.................................................................. 25
Mortgage Loan Groups...................................................... 26
Mortgage Loan Schedule.................................................... 26
Mortgage Loan Seller...................................................... 27
Mortgage Loans............................................................. 1
Mortgage Pool.............................................................. 1
Mortgaged Property..................................................... 7, 25
mortgagee................................................................. 40
mortgagor................................................................. 40
NCUN...................................................................... 52
Non-SMMEA Certificates.................................................... 83
Note...................................................................... 25
OCC....................................................................... 84
Offered Certificates....................................................... 1
OID Regulations........................................................... 58
Original Issue Discount................................................... 62
Pass-Through Rate.......................................................... 2
Permitted Investments..................................................... 22
Plan Asset Regulations.................................................... 82
Plans..................................................................... 81
Policy Statement.......................................................... 84
Prepayment Assumption..................................................... 59
Property Protection Expenses.............................................. 21
PTCE...................................................................... 82
Rating Agency......................................................... 11, 19
RATINGS................................................................... 11
reasonably equivalent value............................................... 43
Registration Statement..................................................... 2
Regular Certificateholder................................................. 58
Regular Certificates.............................................. 10, 55, 73
Regular Interests......................................................... 10
REITs..................................................................... 26
Relief Act................................................................ 51
REMIC...................................................................... 1
REMIC Regulations......................................................... 55
REO Account............................................................... 21
Reserve Account........................................................... 19
Reserve Fund.............................................................. 37
Residual Certificateholders............................................... 64
Residual Certificates..................................................... 10
Residual Interests........................................................ 10
Rights of Redemption...................................................... 43
SBJPA of 1996............................................................. 56
Senior Certificates....................................................... 36
Series..................................................................... 1
Service................................................................... 57
Servicing Fee............................................................. 31
SMMEA..................................................................... 83
S&P....................................................................... 22
Special Servicer........................................................... 7
Special Servicing Fee..................................................... 32
Specially Serviced Mortgage Loans......................................... 29

Standard Certificateholder................................................ 74
Standard Certificates..................................................... 74
Startup Day............................................................... 56
Stripped Certificateholder................................................ 78
Stripped Certificates......................................... 74, 75, 76, 77
Subordinate Certificates.................................................. 36
super-premium............................................................. 59
thrift institutions....................................................... 67
Title V................................................................... 52
Title VIII................................................................ 52
Treasury.................................................................. 55
Trust Fund................................................................. 1
Trustee................................................................ 7, 24
UCC....................................................................... 40
Underwriter's Exemption................................................... 82
USTs...................................................................... 50
Voting Rights............................................................. 18

                                       89

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     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY
INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE CERTIFICATES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                                TABLE OF CONTENTS

                              ---------------------

                                                         PAGE
               PROSPECTUS SUPPLEMENT

Important Notice about Information Presented in
   this Prospectus Supplement and the
   Accompanying Prospectus ..........................   S-3
Where You Can Find More Information .................   S-3
Summary .............................................   S-5
Risk Factors ........................................   S-19
Description of the Mortgage Pool ....................   S-36
Changes in Mortgage Pool Characteristics ............   S-48
Prudential Securities Secured Financing
   Corporation ......................................   S-57
Prudential Securities Credit Corp. ..................   S-57
Mortgage Loan Sellers ...............................   S-57
Description of the Certificates .....................   S-61
Yield and Maturity Considerations ...................   S-73
Master Servicer and Special Servicer ................   S-80
The Pooling and Servicing Agreement .................   S-80
Material Federal Income Tax Consequences ............   S-98
ERISA Considerations ................................   S-100
Legal Investment ....................................   S-103
Plan of Distribution ................................   S-103
Use of Proceeds .....................................   S-104
Legal Matters .......................................   S-104
Ratings .............................................   S-104
Index of Terms for Prospectus Supplement ............   S-105
Annex A--Mortgage Loan Characteristics ..............     A-1
Annex B--Additional Step Loan and Interest Only
   Loan Characteristics .............................     B-1
Annex C--Affiliated Borrowers .......................     C-1
Annex D--Form of Statement to
   Certificateholders ...............................     D-1
Annex E--Exceptions to Mortgage Loan
   Representations and Warranties ...................     E-1
Annex F--Structural and Collateral Term Sheet
   and Top Ten Loan Descriptions ....................     F-1

                     PROSPECTUS

Prospectus Supplement ...............................       2
Additional Information ..............................       2
Incorporation of Certain Information by Reference           2
Reports .............................................       3
Summary of Prospectus ...............................       7
Risk Factors ........................................      12
The Depositor .......................................      19
Use of Proceeds .....................................      19
Description of the Certificates .....................      19
The Mortgage Pools ..................................      25
Servicing of the Mortgage Loans .....................      29
Credit Enhancement ..................................      36
Certain Legal Aspects of the Mortgage Loans .........      39
Material Federal Income Tax Consequences ............      55
State and Other Tax Considerations ..................      81
ERISA Considerations ................................      81
Legal Investment ....................................      83
Plan of Distribution ................................      85
Legal Matters .......................................      86
Financial Information ...............................      86
Rating ..............................................      86
Index of Significant Definitions ....................      87

                                  $776,136,000


                                   COMMERCIAL
                                    MORTGAGE
                                  PASS-THROUGH
                                  CERTIFICATES,
                                 SERIES 1999-C2

                          PRUDENTIAL SECURITIES SECURED
                              FINANCING CORPORATION

                       -----------------------------------
                              PROSPECTUS SUPPLEMENT
                       -----------------------------------

                              PRUDENTIAL SECURITIES
                                GREENWICH NATWEST

                                 July   , 1999

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